Item 11(e).
Financial Statements meeting the requirements of S-X

ALLIANZ LIFE INSURANCE COMPANY
OF NORTH AMERICA AND SUBSIDIARIES
Consolidated Financial Statements
and Supplemental Schedules
December 31, 2017 and 2016
(With Report of Independent Registered Public Accounting Firm Thereon)

Report of Independent Registered Public Accounting Firm
To the Stockholder and Board of Directors
Allianz Life Insurance Company of North America:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Allianz Life Insurance Company of North America and subsidiaries (the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of operations, comprehensive income (loss), stockholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedules I, III, and IV (collectively, the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the three‑year period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP
We have served as the Company’s auditor since 1980.
Minneapolis, Minnesota
March 29, 2018

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2017 and 2016
(In thousands, except share data)

Assets	2017	2016
Investments:
Fixed-maturity securities:
Available-for-sale, at fair value (amortized cost of $92,615,161 and $84,029,645, respectively)	$98,805,288	87,546,971
Trading, at fair value (amortized cost of $35,982 and $36,504, respectively)	36,219	37,051
Held-to-maturity, at amortized cost (fair value of $0 and $3,630, respectively)	—	28
Mortgage loans on real estate (net allowance for loan loss of $37,000 and $48,400, respectively)	11,761,939	10,351,741
Derivative assets	1,388,190	1,059,031
Loans to affiliates	39,120	39,120
Policy loans	184,409	171,012
Equity securities:
Available-for-sale, at fair value (cost of $261,073 and $316,541, respectively)	271,909	320,166
Fair value option and trading, at fair value (cost of $289,217 and $312,592, respectively)	314,370	317,493
Other invested assets	382,154	357,210
Total investments	113,183,598	100,199,823
Cash and cash equivalents	1,507,360	1,219,984
Accrued investment income	1,096,862	1,095,038
Receivables (net allowance for uncollectible accounts of $4,363 and $4,959, respectively)	410,296	566,088
Reinsurance and investment contract recoverables	5,295,486	4,687,918
Deferred acquisition costs	3,850,840	5,246,343
Net deferred tax asset	—	388,009
Collateral held from securities lending agreements	2,657,046	2,561,219
Other assets	1,988,685	1,891,717
Assets, exclusive of separate account assets	129,990,173	117,856,139
Separate account assets	28,192,877	27,733,261
Total assets	$158,183,050	145,589,400

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Consolidated Balance Sheets (continued)
December 31, 2017 and 2016
(In thousands, except share data)

Liabilities and Stockholder’s Equity	2017	2016
Policyholder liabilities:
Account balances and future policy benefit reserves (includes $5,064,282 and $2,611,562 measured at fair value under the fair value option at December 31, 2017 and 2016, respectively)	$115,774,156	105,354,460
Policy and contract claims	696,697	620,743
Unearned premiums	98,272	145,335
Other policyholder funds	268,649	275,262
Total policyholder liabilities	116,837,774	106,395,800
Derivative liabilities	915,147	635,634
Mortgage notes payable	68,628	76,916
Net deferred tax liability	176,416	—
Other liabilities	4,032,502	3,673,122
Liabilities, exclusive of separate account liabilities	122,030,467	110,781,472
Separate account liabilities	28,192,877	27,733,261
Total liabilities	150,223,344	138,514,733
Stockholder’s equity:
Class A, Series A preferred stock, $1 par value. Authorized, issued, and outstanding, 8,909,195 shares; liquidation preference of $1,779 and $2,084 at December 31, 2017 and 2016, respectively	8,909	8,909
Class A, Series B preferred stock, $1 par value. Authorized, 10,000,000 shares; issued and outstanding, 9,994,289 shares; liquidation preference of $4,060 and $4,283 at December 31, 2017 and 2016, respectively	9,994	9,994
Common stock, $1 par value. Authorized, 40,000,000 shares; issued and outstanding, 20,000,001 shares at December 31, 2017 and 2016, respectively	20,000	20,000
Additional paid-in capital	4,053,371	4,053,371
Retained earnings	1,763,078	1,829,115
Accumulated other comprehensive income, net of tax	2,104,354	1,153,278
Total stockholder’s equity	7,959,706	7,074,667
Total liabilities and stockholder’s equity	$158,183,050	145,589,400

See accompanying Notes to the Consolidated Financial Statements

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Consolidated Statements of Operations
Years ended December 31, 2017, 2016, and 2015
(In thousands)

	2017	2016	2015
Revenue:
Premiums and policy fees, net	$1,605,227	1,407,279	1,449,591
Interest and similar income, net	4,522,219	4,325,737	4,175,469
Change in fair value of assets and liabilities	3,602,468	(178,238)	(532,720)
Realized investment gains (losses), net	83,622	(49,325)	94,413
Fee and commission revenue	266,602	274,562	293,333
Other revenue	58,128	35,292	10,066
Total revenue	10,138,266	5,815,307	5,490,152
Benefits and expenses:
Policyholder benefits, net of recoveries	361,285	472,611	531,615
Change in fair value of annuity and life embedded derivatives	4,962,770	275,808	588,595
Net interest credited to account values	1,805,184	1,634,759	1,482,884
Net benefits and expenses	7,129,239	2,383,178	2,603,094
Commissions and other agent compensation	1,084,430	1,333,439	1,167,109
General and administrative expenses	727,714	695,949	637,328
Change in deferred acquisition costs, net	274,363	259,407	239,259
Total benefits and expenses	9,215,746	4,671,973	4,646,790
Income (loss) from operations before income taxes	922,520	1,143,334	843,362
Income tax expense	208,557	355,156	243,066
Net income	$713,963	788,178	600,296

Supplemental disclosures:
Realized investment gains (losses), net:
Total credit-related other-than-temporary impairment losses on securities	$(48,574)	(174,823)	(58,975)
Other net realized gains	132,196	125,498	153,388
Realized investment gains (losses), net	$83,622	(49,325)	94,413

See accompanying Notes to the Consolidated Financial Statements

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income (Loss)
Years ended December 31, 2017, 2016, and 2015
(In thousands)

	2017	2016	2015
Net income	$713,963	788,178	600,296
Net unrealized gain (loss) on investments, net of shadow adjustments and deferred taxes	958,313	693,289	(1,293,230)
Net (loss) gain on cash flow hedging instruments	(8,090)	(29,614)	8,933
Unrealized (loss) gain on postretirement obligation, net of tax	(4)	(39)	111
Foreign currency translation adjustments, net of tax	857	692	(4,009)
Total other comprehensive income (loss)	951,076	664,328	(1,288,195)
Total comprehensive income (loss)	$1,665,039	1,452,506	(687,899)

See accompanying Notes to the Consolidated Financial Statements

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Consolidated Statements of Stockholder's Equity
Years ended December 31, 2017, 2016, and 2015
(In thousands)

	Preferred stock	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income	Total stockholder's equity
2015:
Balance, beginning of year	$18,903	20,000	4,053,371	1,906,931	1,777,145	7,776,350
Comprehensive loss:
Net income	—	—	—	600,296	—	600,296
Net unrealized loss on investments, net of shadow adjustments and deferred taxes	—	—	—	—	(1,293,230)	(1,293,230)
Net gain on cash flow hedging instruments	—	—	—	—	8,933	8,933
Net unrealized gain on postretirement obligation, net of deferred taxes	—	—	—	—	111	111
Foreign currency translation adjustment, net of deferred taxes	—	—	—	—	(4,009)	(4,009)
Total comprehensive loss						(687,899)
Dividend to parent	—	—	—	(572,125)	—	(572,125)
Balance, end of year	$18,903	20,000	4,053,371	1,935,102	488,950	6,516,326
2016:
Balance, beginning of year	$18,903	20,000	4,053,371	1,935,102	488,950	6,516,326
Comprehensive income:
Net income	—	—	—	788,178	—	788,178
Net unrealized gain on investments, net of shadow adjustments and deferred taxes	—	—	—	—	693,289	693,289
Net loss on cash flow hedging instruments	—	—	—	—	(29,614)	(29,614)
Net unrealized loss on postretirement obligation, net of deferred taxes	—	—	—	—	(39)	(39)
Foreign currency translation adjustment, net of deferred taxes	—	—	—	—	692	692
Total comprehensive income						1,452,506
Dividend to parent	—	—	—	(894,165)	—	(894,165)
Balance, end of year	$18,903	20,000	4,053,371	1,829,115	1,153,278	7,074,667
2017:
Balance, beginning of year	$18,903	20,000	4,053,371	1,829,115	1,153,278	7,074,667
Comprehensive income:
Net income	—	—	—	713,963	—	713,963
Net unrealized gain on investments, net of shadow adjustments and deferred taxes	—	—	—	—	958,313	958,313
Net loss on cash flow hedging instruments	—	—	—	—	(8,090)	(8,090)
Net unrealized loss on postretirement obligation, net of deferred taxes	—	—	—	—	(4)	(4)
Foreign currency translation adjustment, net of deferred taxes	—	—	—	—	857	857
Total comprehensive income						1,665,039
Dividend to parent	—	—	—	(780,000)	—	(780,000)
Balance, end of year	$18,903	20,000	4,053,371	1,763,078	2,104,354	7,959,706

See accompanying Notes to the Consolidated Financial Statements

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2017, 2016, and 2015
(In thousands)

	2017	2016	2015
Cash flows provided by operating activities:
Net income	$713,963	788,178	600,296
Adjustments to reconcile net income to net cash provided by operating activities:
Realized investment gains (losses), net	(85,171)	47,558	(80,225)
Purchase of trading fixed-maturity securities	(10,207)	(150)	(4,819)
Sale, maturity, and other redemptions of trading fixed-maturity securities	10,702	—	8,700
Purchase of fair value option and trading equity securities	(742,825)	(1,371,832)	(497,657)
Sale and other redemptions of fair value option and trading equity securities	774,632	1,355,529	503,912
Change in annuity-related options, derivatives, and gross reserves	4,360,198	172,780	109,763
Deferred income tax expense (benefit)	125,443	(202,860)	(307,986)
Charges to policy account balances	(274,975)	(222,131)	(187,637)
Gross interest credited to account balances	2,016,226	1,760,900	1,618,376
Amortization, depreciation, and change in fair value	(21,880)	115,328	60,857
Change in:
Accrued investment income	(1,824)	(51,730)	(124,230)
Receivables	155,792	(164,182)	(251,059)
Reinsurance and investment contract recoverables	(607,568)	(254,419)	(227,639)
Deferred acquisition costs	274,363	259,407	239,259
Future policy benefit reserves	26,260	328,295	1,218,582
Policy and contract claims	75,954	102,818	74,481
Other policyholder funds	(6,613)	(20,960)	(35,142)
Unearned premiums	(11,388)	21,540	(20,157)
Other assets and liabilities	14,587	(19,822)	(278,427)
Other, net	(1,045)	420	(5,924)
Net cash provided by operating activities	$6,784,624	2,644,667	2,413,324

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Consolidated Statements of Cash Flows (continued)
Years ended December 31, 2017, 2016, and 2015
(In thousands)

	2017	2016	2015
Cash flows used in investing activities:
Purchase of available-for-sale fixed-maturity securities	$(16,212,518)	(14,962,344)	(15,028,477)
Sale and other redemptions of available-for-sale and held-to-maturity fixed-maturity securities	6,469,905	8,405,110	7,224,211
Matured available-for-sale and held-to-maturity fixed-maturity securities	1,512,015	1,585,456	1,767,133
Funding of mortgage loans on real estate	(2,292,432)	(2,249,020)	(2,281,527)
Repayment/disposal of mortgage loans on real estate	893,634	674,296	673,278
Purchase of derivative securities	(202,269)	(423,397)	(512,523)
Sale of derivative securities	1,206,462	415,794	242,298
Purchase of available-for-sale equity securities	(77,209)	(376,145)	(143,684)
Sale of available-for-sale equity securities	136,911	152,821	58,858
Purchase of interest in equity method investments	(116,542)	(53,952)	(19,777)
Sale of real estate	—	—	5,929
Net change in short-term securities	(196,672)	4,454	43,443
Purchase of home office property and equipment	(1,040)	(1,794)	(7,486)
Goodwill and intangible acquisition	—	(7,801)	—
Change in loan to affiliate	—	(39,115)	817,110
Change in loan to non affiliate	—	(43,075)	19,343
Other, net	7,238	(7,636)	(2,958)
Net cash used in investing activities	$(8,872,517)	(6,926,348)	(7,144,829)
Cash flows provided by financing activities:
Cash (paid to) received from FHLB advance	$—	(500,000)	500,000
Policyholders’ deposits to account balances	10,426,708	12,299,879	10,035,234
Policyholders’ withdrawals from account balances	(7,113,663)	(6,601,844)	(6,485,558)
Policyholders’ net transfers between account balances	(119,732)	56,943	101,897
Change in amounts drawn in excess of bank balances	(29,756)	(11,650)	16,045
Dividend paid to parent company	(780,000)	(861,000)	(572,125)
Repayment of mortgage notes payable	(8,288)	(7,845)	(7,423)
Net cash provided by financing activities	$2,375,269	4,374,483	3,588,070
Net change in cash and cash equivalents	287,376	92,802	(1,143,435)
Cash and cash equivalents at beginning of year	1,219,984	1,127,182	2,270,617
Cash and cash equivalents at end of year	$1,507,360	1,219,984	1,127,182

Note: Supplemental disclosure of cash flow information for non-cash distribution - non-cash dividend payment to affiliate (see note 19 for further discussion)	$—	(33,165)	—

See accompanying Notes to the Consolidated Financial Statements

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(1)	Organization
Allianz Life Insurance Company of North America (the Company) is a wholly-owned subsidiary of Allianz of America, Inc. (AZOA or parent company), which is a wholly-owned subsidiary of Allianz Europe, B.V. Allianz Europe, B.V. is a wholly-owned subsidiary of Allianz SE. Allianz SE is a European company registered in Munich, Germany, and is the Company’s ultimate parent.
The Company is a life insurance company licensed to sell annuity, group and individual life, and group and individual accident and health policies in the United States, Canada, and several U.S. territories. Based on statutory net premium written, the Company's business is predominately annuity. The annuity business consists of fixed-indexed, variable, variable-indexed, and fixed annuities. The life business consists of both individual and group life. Life business includes products with guaranteed premiums and benefits and consists principally of universal life policies, fixed-indexed universal life policies, term insurance policies, and limited payment contracts. Accident and health business is primarily comprised of closed blocks of long-term care (LTC) insurance. The Company’s primary distribution channels are through independent agents, broker-dealers, banks, and third-party marketing organizations.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation
The Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP). The accounts of the Company’s primary subsidiary, Allianz Life Insurance Company of New York (AZNY), and all other subsidiaries have been consolidated. All intercompany balances and transactions have been eliminated in consolidation.

(b)	Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect reported amounts of assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of December 31, 2017 and 2016, and the reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used within the Consolidated Financial Statements. Such changes in estimates are recorded in the period they are determined.

(c)	Investment Products and Universal Life Business
Investment products consist primarily of fixed and variable annuity products. Premium receipts are reported as deposits to the contractholders’ accounts or an establishment of future policy benefit reserves. Premiums and policy fees, net in the Consolidated Statements of Operations represent asset fees, cost of insurance charges, administrative fees, charges for guarantees on investment products, and surrender charges for investment products and universal life insurance, all of which is net of reinsurance. These fees have been earned and assessed against contractholders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned. Amounts assessed that represent compensation to the Company for services to be provided in future periods are not earned in the period assessed. Such amounts are reported as unearned revenue, which include unearned revenue reserves (URR), and are recognized in operations over the period benefited using the same assumptions and factors used to amortize capitalized acquisition costs. Unearned revenue is reported in Unearned premiums on the Consolidated Balance Sheets. Surrender charges are recognized upon surrender of a contract in accordance with contractual terms. Derivatives embedded in fixed-indexed, variable, and certain life products are recorded at fair value and changes in value are included in Change in fair value of annuity and life embedded derivatives in the Consolidated Statements of Operations. Benefits consist of interest credited to contractholders’ accounts and claims incurred in excess of the contractholders’ account balance, net of reinsurance, and are included in Net interest credited to account values and Policyholder benefits, net of recoveries, respectively, within the Consolidated Statements of Operations.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The Company offers a variable-indexed annuity product that combines a separate account option with a general account option that is similar to a fixed-indexed annuity. The Company has elected the fair value option to account for the entire insurance contract liability and the variable investment option assets in the separate account. The insurance contracts’ reserves are reported in Account balances and future policy benefit reserves and the variable investment option assets within the separate account are reported in Equity securities, fair value option and trading on the Consolidated Balance Sheets. Assets backing the general account are primarily reported in Fixed-maturity securities, available-for-sale on the Consolidated Balance Sheets. Electing the fair value option for an insurance contract liability requires that the Company account for that liability as a financial instrument at fair value through profit and loss and also requires that acquisition costs be recognized immediately in expense. See note 6 for further details regarding the valuation methodology of the variable-indexed annuity product.

(d)	Life and Accident and Health Insurance
Premiums on traditional life products are recognized as revenue over the premium-paying periods of the contracts when due from contractholders. Premium revenue generally exceeds expected policy benefits in the early years of the contracts and a reserve liability is established for costs and benefits that are expected to be paid in the later years of the contracts.
Accident and health premiums are recognized as earned on a pro rata basis over the risk coverage periods. Benefits and expenses are recognized as incurred.

(e)	Investments
Fixed-Maturity Securities and Equity Securities
The Company has portfolios of fixed-maturity securities and equity securities classified as “available-for-sale.” Accordingly, these securities are carried at fair value, and related unrealized gains and losses are credited or charged directly to accumulated other comprehensive income (AOCI) in stockholder’s equity, net of tax and related shadow adjustments. The adjustments to deferred acquisition costs (DAC), value of business acquired (VOBA), and deferred sale inducements (DSI) represent the change in amortization that would have been required as a charge or credit to operations had such unrealized amounts been realized. The adjustment to reserves represents the increase or decrease in the reserve balance that would have been required as a charge or credit to operations had such unrealized amounts been realized.
Included in the Company’s portfolios of fixed-maturity securities classified as “available-for-sale” are fixed-maturity securities acquired with deteriorated credit quality. On a quarterly basis, the Company estimates the future cash flows for these securities and records any changes as adjustments to accretable yield. Accretable yield refers to the amount of undiscounted cash flows expected in excess of the carrying amount. This amount is converted into a rate and accreted into Interest and similar income, net in the Consolidated Statements of Operations. Interest is recorded as received on certain securities acquired that do not have reasonably estimable cash flows. If, subsequently, it is probable that there is a significant change in cash flows expected to be collected or if actual cash flows are significantly greater than cash flows previously expected to be collected, the effective yield is recalculated prospectively.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The Company has portfolios of certain fixed-maturity securities and equity securities classified as “trading”. These securities are carried at fair value, and related unrealized and realized gains and losses are reflected in Change in fair value of assets and liabilities within the Consolidated Statements of Operations. Additionally, the Company has a portfolio of mutual fund seed money investments and restricted stock units (RSU) for which the fair value option was elected and is included within Equity securities, fair value option and trading on the Consolidated Balance Sheets. The fair value option was elected for the mutual fund seed money investments because the portfolio is managed based on the fair values and ultimately sold to other investors at fair value. For RSU, the fair value option was elected as RSU are tied to the share price of Allianz SE stock, which constitutes a fair value, and more accurately reflects the underlying obligation owed to certain employees. In addition, the Company had portfolios of certain fixed-maturity securities classified as “held-to-maturity” carried at amortized cost on the Consolidated Balance Sheets as of December 31, 2016. During 2017, the Company sold one portfolio of held-to-maturity fixed-maturity securities for which the Company had collected a substantial portion of the principal outstanding and the remaining portfolio of held-to-maturity fixed-maturities matured. Dividends are accrued on the date they are declared and interest is accrued as earned. Premiums or discounts on fixed-maturity securities are amortized using the constant yield method. Realized gains and losses are computed based on the average amortized cost basis of all lots owned of each security.
The Company has portfolios of structured securities which include mortgage-backed securities, collateralized debt obligations (CDO), collateralized loan obligations (CLO), and other asset-backed securities. Mortgage-backed securities and CDO are presented separately while CLO and other asset-backed securities are included within 'Corporate securities' within the Notes to the Consolidated Financial Statements. Structured securities are amortized using, among other assumptions, anticipated prepayments. Prepayment assumptions for structured securities are obtained from various external sources or internal estimates. The Company believes these assumptions are consistent with those a market participant would use. The Company recognizes income using a constant effective yield method based on prepayment assumptions and the estimated economic life of the securities. For all structured securities without expected credit deterioration, when actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments retrospectively. Any resulting adjustment is included in Interest and similar income, net in the Consolidated Statements of Operations. For structured securities with expected credit deterioration, when adjustments are made to assumptions for prepayments and other future cash flows, the effective yield is recalculated prospectively.
The fair value of fixed-maturity securities and equity securities is obtained from third-party pricing sources whenever possible. Management completes its own independent price verification (IPV) process, which ensures security pricing is obtained from a third-party source other than the sources used by the Company's internal and external investment managers. The IPV process supports the reasonableness of price overrides and challenges by the internal and external investment managers and reviews pricing for appropriateness. Results of the IPV process are reviewed by the Company’s Pricing Committee.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The Company reviews the available-for-sale and held-to-maturity fixed-maturity investment portfolios to determine whether or not declines in fair value are other-than-temporary. In addition, the Company continually evaluates average amortized cost, fair value, credit quality, extent and duration of the decline, market analysis, current events, recent price declines, changes in risk-free interest rates, and likelihood of recovery in a reasonable period of time. Based on this evaluation, the Company determines whether fixed-income securities are considered other-than-temporarily impaired. When the fair value of a fixed-maturity security is less than its amortized cost, the Company assesses whether or not (i) it has the intent to sell the security or (ii) it is more likely than not that the Company will be required to sell the security before its anticipated recovery. The Company evaluates these factors to determine whether the Company or any of its internal and external investment managers have the intent to sell a security or a group of securities. The Company performs a cash flow projection for several years into the future to determine whether cash needs would require the sale of any securities in an unrealized loss position. If either of these conditions are met, the Company must recognize an other-than-temporary impairment (OTTI) for the difference between the investment’s amortized cost basis and its fair value through earnings. For securities that do not meet the above criteria and the Company does not expect to recover a security’s amortized cost basis, the security is also considered other-than-temporarily impaired. For these securities, the Company separates the total impairment into the credit loss component and the amount of the loss related to other factors. The amount of the total impairment related to credit loss is considered an OTTI and is recognized in Realized investment gains (losses), net in the Consolidated Statements of Operations. The amount of the total impairment related to other factors is recognized in other comprehensive income (OCI), net of impacts to DAC, DSI, VOBA, reserves, and deferred income taxes. For available-for-sale and held-to-maturity securities that have recognized an OTTI through earnings, if through subsequent evaluation there is a significant increase in the cash flow expected, the difference between the amortized cost basis and the discounted cash flows expected to be collected is accreted as interest income. Subsequent increases and decreases not related to additional credit losses in the fair value of available-for-sale securities are included in the Consolidated Statements of Comprehensive Income (Loss).
The Company evaluates whether a credit loss exists by considering primarily the following factors: (a) the length of time and extent to which the fair value has been less than the amortized cost of the security; (b) changes in the financial condition, credit rating, and near-term prospects of the issuer; (c) whether the issuer is current on contractually obligated interest and principal payments; (d) changes in the financial condition of the security’s underlying collateral, if any; and (e) the payment structure of the security. The Company uses a probability-weighted cash flow model for fixed-maturity securities to determine the credit loss amount. This measurement is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions and significant judgments regarding the future performance of the security. The Company’s probability-weighted cash flow model involves assumptions including, but not limited to, various performance indicators, such as historical and projected default and recovery rates, credit ratings, and current delinquency rates.
The Company provides a supplemental disclosure within the Consolidated Statements of Operations that presents the total OTTI losses recognized in earnings during the period. The supplemental disclosure excludes subsequent increases and decrease in the fair value of these securities.
The Company evaluates whether equity securities are other-than-temporarily impaired through a review process which includes, but is not limited to, market analysis, analyzing current events, assessing recent price declines, and management’s judgment related to the likelihood of recovery within a reasonable period of time.
Impairments in the value of securities held by the Company considered to be other-than-temporary are recorded as a reduction of the cost of the security, and a corresponding realized loss is recognized in the Consolidated Statements of Operations. The Company adjusts DAC, VOBA, and DSI for impairments on securities, as discussed in their respective sections of this note.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

Mortgage Loans on Real Estate
Mortgage loans on real estate are reflected at unpaid principal balances adjusted for an allowance for uncollectible balances. Interest on mortgage loans is accrued on a monthly basis and recorded in Interest and similar income, net in the Consolidated Statements of Operations. The Company analyzes loan impairment quarterly when assessing the adequacy of the allowance for uncollectible balances. The Company considers recent trends in the Company’s loan portfolio and information on current loans, such as loan-to-value ratios and debt service coverage, which could impact a loan’s credit quality. The Company also evaluates the allowance for uncollectible balances to ensure that the estimate is based on appropriate market assumptions to reflect default and loss rates. The Company does not accrue interest on delinquent loans. When the Company discontinues accruing interest on delinquent loans, interest is recorded on a cash basis. The Company will begin accruing interest again on a loan once all delinquent interest and principal payments are brought current.
Loans to Affiliates
The Company has a note receivable from a related party and has recorded it in Loans to affiliates on the Consolidated Balance Sheets. Loans to affiliate are carried at amortized cost on the Consolidated Balance Sheets and interest is accrued on a monthly basis. Interest payments are received annually.
Policy Loans
Policy loans are supported by the underlying cash value of the policies. Policy loans are carried at unpaid principal balances plus accrued interest income on the Consolidated Balance Sheets.
Other Invested Assets
Other invested assets include short-term securities, loans to non-affiliates, equity securities carried at cost, investments in limited partnerships, and investments in limited liability companies. Short-term securities are comprised of fixed-maturity securities with an original maturity of twelve months or less and greater than three months when purchased. Short-term securities are carried at amortized cost, which approximates fair value due to their short-term nature. Loans to non-affiliates are carried at amortized cost, and interest is accrued monthly. The Company invests in low income housing limited partnerships and limited liability companies (LIH investments) for tax benefits. The LIH investments are carried at cost, adjusted for amortization based on the proportion of total tax credits and other tax benefits expected to be received over the life of the investments. The investments in the LIH investments were $63,407 and $46,727 as of December 31, 2017 and 2016, respectively. The LIH investments are individually evaluated for impairment based on the recoverability of each investment's amortized cost. The Company records a liability and corresponding asset for the discounted future commitment, which decreases as the Company provides capital to fund. The tax benefit is recognized within Income tax expense in the Consolidated Statements of Operations. The Company has recognized tax credits related to the LIH investments of $13,651, $7,125, and $2,793 for the years ended December 31, 2017 and 2016, and 2015, respectively.
Investments in limited partnerships and limited liability companies (other than LIH investments) are accounted for using the equity method of accounting. Undistributed limited partnership and limited liability company profits and losses are recorded in Interest and similar income, net in the Consolidated Statements of Operations. Distributions in excess of cost and impairments of investments in limited partnerships and limited liability companies are recognized within Realized investment gains (losses), net in the Consolidated Statements of Operations. Investments in limited partnerships and limited liability companies are individually evaluated for impairment based upon the recoverability of the each investment's cost.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The Company is a member of the Federal Home Loan Bank of Des Moines (FHLB), primarily for the purpose of participating in the FHLB’s mortgage collateralized loan advance program with short-term and long-term funding facilities. Members are required to purchase and hold a minimum amount of FHLB capital stock plus additional stock based on outstanding advances. The equity security investment is carried at cost, which approximates fair value, and is reported in Other invested assets on the Consolidated Balance Sheets. The Company held FHLB stock of $30,000 at December 31, 2017 and 2016. Advances are in the form of short-term or long-term notes or funding agreements issued to FHLB. Advances received from FHLB are recorded in Account balances and future policy benefit reserves on the Consolidated Balance Sheets. The investment is evaluated for impairment based on the ultimate recoverability of its par value.
The Company has a fully collateralized funding agreement with a balance of $500,000 at December 31, 2017 and 2016. In 2015, the Company obtained a cash advance from FHLB which had a balance of $500,000 as of December 31, 2015. The cash advance was recorded in Other liabilities on the Consolidated Balance Sheets and was subsequently paid off in 2016.
Variable Interest Entities
In the normal course of business, the Company enters into relationships with various entities that are deemed to be variable interest entities. A variable interest entity (VIE) is an entity that either (1) has equity investors that lack certain essential characteristics of a controlling financial interest (including the ability to control activities of the entity, the obligation to absorb the entity’s expected losses, and the right to receive the entity’s expected residual returns) or (2) lacks sufficient equity to finance its own activities without financial support provided by other entities, which in turn would be expected to absorb at least some of the expected losses of the VIE. The Company consolidates a VIE if it is determined to be the primary beneficiary. Those entities which do not meet the requirements to be a VIE are voting interest entities (VOEs). The Company consolidates a VOE if it holds a voting interest that is greater than 50%.

(f)	Derivatives
The Company utilizes derivatives within certain actively managed investment portfolios. Within these portfolios, derivatives can be used for hedging, replication, and income generation only. The financial instruments are carried at fair value and the unrealized gains and losses are reflected in Change in fair value of assets and liabilities in the Consolidated Statements of Operations.
Hedge Accounting
To qualify for hedge accounting treatment, a derivative must be highly effective in mitigating changes in the cash flows or fair value of the hedged item due to the designated risk hedged. The documentation process involves defining the Company’s risk management objective, strategy for undertaking each hedge transaction, linking specific derivatives to specific assets or liabilities on the Consolidated Balance Sheets, and defining the effectiveness testing methods to be used. The Company also formally assesses, at inception and on a quarterly basis, whether the derivatives used in hedging transactions have been and are expected to continue to be highly effective in offsetting changes in the cash flows or fair value of hedged items based on the designated risk hedged.
Hedge effectiveness is assessed on a prospective and retrospective basis using quantitative methods. Since the inception of the hedge accounting program, on both a prospective and retrospective basis, changes in the cash flows or fair value of the hedging instrument are expected to offset the changes in the cash flows of the hedged item as the key terms match for both instruments. The cumulative effective amount of unrealized gains and losses of the hedging instrument is recognized in AOCI, net of tax on the Consolidated Balance Sheets. The ineffective portion of the change in the fair value of the hedging instrument is recognized in Change in fair value of assets and liabilities in the Consolidated Statements of Operations.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

Foreign Currency Swaps
The Company utilizes foreign currency swaps to hedge cash flows and applies hedge accounting treatment. Specifically, the Company uses foreign currency swaps to hedge foreign currency and interest rate fluctuations on certain underlying foreign currency denominated fixed-maturity securities. The foreign currency swaps are reported at fair value in Derivative assets and Derivative liabilities on the Consolidated Balance Sheets. The fair value of the foreign currency swaps are derived using a third-party vendor software program and deemed by management to be reasonable. Interest income generated from the foreign currency swaps is recorded in Interest and similar income, net in the Consolidated Statements of Operations.
The Company has a timing difference between the purchase of the foreign currency swap and settlement of the hedged foreign currency denominated fixed-maturity security. Any changes in value of the foreign currency swap between the purchase and settlement date are recorded in Change in fair value of assets and liabilities in the Consolidated Statements of Operations. After the hedged foreign currency denominated fixed-maturity security is settled, the Company completes documentation and designates hedge accounting.
Nonqualifying hedging
Futures and Options Contracts
The Company provides benefits through certain life and annuity products which are linked to the fluctuation of various market indices, and certain variable annuity contracts that provide minimum guaranteed benefits. The Company has analyzed the characteristics of these benefits and has entered into over-the-counter (OTC) option contracts, exchange-traded option (ETO) contracts, and exchange-traded futures contracts tied to an underlying index with similar characteristics with the objective to economically hedge these benefits. In addition, the Company uses futures contracts to hedge the investment risk associated with seed money. Management monitors in-force amounts and option and futures contract values to ensure satisfactory matching and to identify unsatisfactory mismatches. If actual persistency deviated, management would purchase or sell option and futures contracts as deemed appropriate or take other actions.
The OTC option contracts and ETO contracts are reported at fair value in Derivative assets and Derivative liabilities on the Consolidated Balance Sheets. The fair value of the OTC options is derived internally and deemed by management to be reasonable via performing an IPV process. The process of deriving internal derivative prices requires the Company to calibrate Monte Carlo scenarios to actual market information. The calibrated scenarios are applied to derivative cash flow models to calculate fair value prices for the derivatives. The fair value of the ETO contacts is based on quoted market prices. Changes in unrealized gains and losses on the OTC option contracts and ETO contracts and incremental gains and losses from expiring contracts are recorded within Change in fair value of assets and liabilities in the Consolidated Statements of Operations. Futures contracts do not require an initial cash outlay, and the Company has agreed to daily net settlement based on movements of the representative index. Therefore, no asset or liability is recorded on the Consolidated Balance Sheets. Gains and/or losses on futures contracts are included in Change in fair value of assets and liabilities in the Consolidated Statements of Operations.
Interest Rate Swaps, Credit Default Swaps, Total Return Swaps, and To Be Announced Securities
The Company utilizes interest rate swaps (IRS), credit default swaps (CDS), total return swaps (TRS), and To Be Announced (TBA) securities, which do not meet the regular-way security trade scope exception, to economically hedge market risks embedded in certain life and annuity products. The IRS, CDS, TRS, and TBA securities are reported at fair value in Derivative assets and Derivative liabilities on the Consolidated Balance Sheets. The fair value of the IRS, CDS, and TBA securities are derived using a third-party vendor software program and deemed by management to be reasonable. Centrally cleared IRS fair values are obtained from the exchange on which they are traded. The fair value of the TRS is based on counterparty pricing and deemed by management to be reasonable. The unrealized gains and losses as well as investment income and expenses on these derivatives are recorded in Change in fair value of assets and liabilities in the Consolidated Statements of Operations.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

Stock Appreciation Rights
The Company enters into contracts with Allianz SE with the objective to economically hedge risk associated with the Allianz SE stock-based compensation plan, which awards certain employees stock appreciation rights (SAR). The contracts are recorded at fair value within Derivative assets on the Consolidated Balance Sheets. The change in fair value for SAR are recorded in Change in fair value of assets and liabilities and General and administrative expenses within the Consolidated Statements of Operations, respectively. See further discussion of the stock-based compensation plan in note 18.

(g)	Cash and Cash Equivalents
Cash and cash equivalents include cash on hand, demand deposits, short-term government money market funds, overnight commercial paper, overnight reverse repurchase agreements, and highly liquid debt instruments purchased with an original maturity of three months or less.
In the normal course of business, the Company enters into overnight bilateral and tri-party reverse repurchase agreements, whereby the Company purchases securities and simultaneously agrees to resell the same securities at a stated price on a specified date in the future, for the purpose of earning a specified rate of return. An affiliate of the Company serves as the agent in the bilateral agreements and an unaffiliated bank serves as the custodian in the tri-party agreements. The bilateral agreements require purchases of specifically identified securities. If at any time the fair value of those purchased securities falls below the purchase price, additional collateral in the form of cash or additional securities is required to be transferred to ensure margin maintenance. The tri-party agreements allow for the purchase of certain bonds and structured securities, and require a minimum of 102% of fair value of the securities purchased to be maintained as collateral. Due to the short-term nature of these investments, the carrying value is deemed to approximate fair value.

(h)	Securities Lending
The Company participates in securities lending arrangements whereby specific securities are loaned to other institutions. The Company receives collateral from these arrangements including cash and cash equivalents, which can be reinvested based on the Company's discretion, and noncash collateral, which may not be sold or re-pledged unless the counterparty is in default. The Company accounts for its securities lending transactions as secured borrowings, in which the cash collateral received and the related obligation to return the cash collateral are recorded on the Consolidated Balance Sheets as Collateral held from securities lending agreements and Other liabilities, respectively. Noncash collateral received is not reflected on the Consolidated Balance Sheets. Securities on loan remain on the Consolidated Balance Sheets as Fixed-maturity securities, available-for-sale, and interest income earned by the Company on loaned securities is recognized in Interest and similar income, net in the Consolidated Statements of Operations. Company policy requires a minimum of 102% of fair value of securities loaned under securities lending agreements to be maintained as collateral.

(i)	Receivables
Receivable balances (contractual amount less allowance for doubtful accounts) are based on pertinent information available to management as of year-end, including the financial condition and creditworthiness of the parties underlying the receivables. Receivable balances are monitored and the allowance for doubtful accounts is maintained based on the nature of the receivables, and the Company’s assessment of the ability to collect. The allowance is estimated by aging the balances due from individual parties and generally setting up an allowance for any balances that are more than 90 days old.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(j)	Reinsurance
The Company assumes and cedes business with other insurers. Reinsurance premium and benefits paid or provided are accounted for in a manner consistent with the basis used in accounting for original policies issued and the terms of the reinsurance contracts and are included in Premiums and policy fees, net, and Policyholder benefits, net of recoveries, respectively, in the Consolidated Statements of Operations. Insurance liabilities are reported before the effects of reinsurance. Account balances and future policy benefit reserves and policy and contract claims covered under reinsurance contracts are recorded in Reinsurance and investment contract recoverables on the Consolidated Balance Sheets. Amounts paid or deemed to have been paid for claims covered by reinsurance contracts are recorded as Receivables on the Consolidated Balance Sheets. Reinsurance and investment contract recoverables are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts. Amounts due to other insurers on assumed business are recorded as a reinsurance payable, and are included in Other liabilities on the Consolidated Balance Sheets.
A gain recognized when the Company enters into a coinsurance agreement with a third-party reinsurer is deferred and recorded in Other liabilities on the Consolidated Balance Sheets. Such gains are amortized into operations over the revenue-producing period or the claims run-off period of the related reinsured policies. These amortized gains are recorded in Other revenue in the Consolidated Statements of Operations.

(k)	Deferred Acquisition Costs
Acquisition costs consist of commissions and other incremental costs that are directly related to the successful acquisition of insurance contracts. Acquisition costs are deferred to the extent recoverable from future policy revenues and gross profits. However, acquisition costs associated with insurance contracts recorded under the fair value option are not deferred as guidance related to the fair value option requires that transaction costs are recorded immediately as an expense. For life and annuity products, with the exception of variable annuity contracts issued prior to 2010, acquisition costs are amortized in relation to the present value of expected future gross profits from investments and mortality, morbidity, and expense charges. For variable annuity contracts issued prior to 2010, acquisition costs are amortized in relation to the present value of estimated gross revenues from investments and mortality, morbidity, and expense charges.
Acquisition costs for accident and health insurance policies are amortized over the lives of the policies in the same manner as premiums are earned. For traditional life and group life products, such costs are amortized over the projected earnings pattern of the related policies using the same actuarial assumptions used in computing future policy benefit reserves.
DAC are reviewed for recoverability and loss recognition, at least annually, and adjusted when necessary. The evaluation is a two-step process where current policy year issues are evaluated for recoverability, and then in-force policies are evaluated for loss recognition. Before assessing recoverability and loss recognition, DAC are capped, if necessary, such that the balance cannot exceed the original capitalized costs plus interest.
Changes in assumptions can have an impact on the amount of DAC reported for annuity and life insurance products and their related amortization patterns. In the event experience differs from assumptions or assumptions are revised, the Company is required to record an increase or decrease in DAC amortization expense, which is referred to as DAC unlocking. In general, increases in the estimated investment spreads and fees result in increased expected future profitability and may decrease the rate of DAC amortization, while increases in costs of product guarantees, and lapse/surrender and mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.
The Company formally evaluates the appropriateness of the best-estimate assumptions on an annual basis. If the economic environment or policyholder behavior changes quickly and substantially, assumptions will be reviewed more frequently to affirm best estimates. Any resulting DAC unlocking is reflected prospectively in Change in deferred acquisition costs, net in the Consolidated Statements of Operations.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

Adjustments to DAC are made to reflect the corresponding impact on the present value of expected future gross profits and revenues from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow DAC). These adjustments are included in AOCI and are explained further in the Investments section of this note.
Adjustments may also be made to DAC that correspond to deferred annuities and universal life products for investment activity, such as write-downs on other-than-temporarily impaired fixed-maturity securities and realized gains and losses. Management action may result in assumption changes in the DAC models, such as adjustments to future estimated gross profits (EGP) and estimated gross revenues used, as well as in-force management action such as crediting rate changes or index rate cap adjustments. See further discussion of DAC unlocking in note 9.
The Company assesses internal replacements on insurance contracts to determine whether such modifications significantly change the contract terms. An internal replacement represents a modification in product benefits, features, rights, or coverages that occurs by the exchange of an in-force insurance contract for a new insurance contract, or by amendment, endorsement, or rider to a contract. If the modification substantially changes the contract, the remaining DAC on the original contract are immediately expensed and any new DAC on the replacement contract are deferred. If the contract modification does not substantially change the contract, DAC amortization on the original contract continues and any new acquisition costs associated with the modification are immediately expensed.

(l)	Deferred Sales Inducements
Sales inducements are product features that enhance the investment yield to the contractholder on the contract. The Company offers an immediate bonus on certain annuity contracts which increases the account value at inception. These annuity sales inducements are deferred when credited to contractholders. DSI are reported in Other assets on the Consolidated Balance Sheets. They are amortized over the expected life of the contract in a manner similar to DAC and are reviewed annually for recoverability. DSI amortization is recorded in Policyholder benefits, net of recoveries within the Consolidated Statements of Operations.
Adjustments to DSI are made to reflect the estimated corresponding impact on the present value of expected future gross profits and revenues from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow DSI). These adjustments are included in AOCI and are explained further in the Investments section of this note.
Adjustments may also be made to DSI for investment activity, such as write-downs on other-than-temporarily impaired fixed-maturity securities, and realized gains and losses. Management action may result in assumption changes in the DSI models, such as adjustments to future EGP used, as well as policyholder changes, such as credited rate changes.

(m)	Income Taxes
The Company and its subsidiaries file a consolidated federal income tax return with AZOA and all of its wholly-owned subsidiaries. The consolidated tax allocation agreement stipulates that each company participating in the return will bear its share of the tax liability pursuant to certain tax allocation elections under the Internal Revenue Code (IRC) and its related regulations and reimbursement will be in accordance with an intercompany tax reimbursement arrangement. The Company, and its insurance subsidiaries, generally will be paid for the tax benefit on their losses and any other tax attributes to the extent they could have obtained a benefit against their post-1990 separate return tax liability.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to significantly change the provision for federal income taxes recorded on the Consolidated Balance Sheets. Any such change could significantly affect the amounts reported within the Consolidated Statements of Operations. Management uses best estimates to establish reserves based on current facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, management evaluates the appropriateness of such reserves based on any new developments specific to their fact patterns. Information considered includes results of completed tax examinations, Technical Advice Memorandums, and other rulings issued by the Internal Revenue Service or the tax courts.
The Company utilizes the asset and liability method of accounting for income tax. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized within operations in the period that includes the enactment date. Subsequent changes in deferred tax assets and liabilities are recognized in operations or OCI, depending on the nature of the underlying temporary difference. Valuation allowances are established when it is determined that it is more likely than not that the deferred tax asset will not be fully realized or that the related temporary differences will not reverse over time. See note 11 for further details.

(n)	Goodwill and Intangible Assets
Goodwill is the excess of the amount paid to acquire a company over the fair value of its tangible net assets, VOBA, other identifiable intangible assets, and valuation adjustments (such as impairments), if any. Goodwill is reported in Other assets on the Consolidated Balance Sheets.
Goodwill is evaluated annually for impairment at the reporting unit level, which is one level below an operating segment. Goodwill of a reporting unit is also tested for impairment on an interim basis if a triggering event occurs, such as a significant adverse change in the business climate or a decision to sell or dispose of a business unit.
Intangible assets are required to be recognized apart from goodwill when they arise from contractual or legal rights or are capable of being separated and valued when sold, transferred, licensed, rented, or exchanged. The Company determines the useful life and amortization period for each intangible asset identified at acquisition, and continually monitors these assumptions. An intangible asset with a determinable life is amortized over that period, while an intangible asset with an indefinite useful life is not amortized.
The Company’s intangible assets are reported in Other assets on the Consolidated Balance Sheets. These intangible assets were assigned values using the present value of projected future cash flows and are generally amortized over five years using the straight-line method.
Recoverability of the value of the determinable-lived intangible assets is assessed whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Recoverability of the value of the indefinite-lived intangible assets is assessed annually or earlier if events or changes in circumstances indicate the carrying amount may not be recoverable.

(o)	Value of Business Acquired
The value of insurance in-force purchased is recorded as VOBA and reported in Other assets on the Consolidated Balance Sheets. The initial value was determined by an actuarial study using the present value of future profits in calculating the value of the insurance in-force purchased. An accrual of interest is added to the unamortized balance using the rates credited to the policyholder accounts. The balance is amortized in relation to the present value of future EGP in the same manner as DAC. The amortization period is expected to be approximately 20 years from the date the business was acquired; however, the Company continually monitors this assumption. If actual EGP differ from expectations, the amortization of VOBA is adjusted on a retrospective or prospective basis, as appropriate.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

Adjustments to VOBA are made to reflect the estimated corresponding impact on the present value of future EGP from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow VOBA). These adjustments are included in AOCI and are explained further in the Investments section of this note.
The recoverability of VOBA is evaluated annually, or earlier if factors warrant, based on estimates of future earnings related to the insurance in-force purchased. If the existing insurance liabilities, together with the present value of future net cash flows from the blocks of business acquired, are not sufficient to recover VOBA, the difference, if any, is charged to expense through General and administrative expenses in the Consolidated Statements of Operations.

(p)	Held-for-sale Assets and Liabilities
The Company reported a subsidiary as held-for-sale as of December 31, 2016. The subsidiary's assets of $13,615 were reclassified to held-for-sale and recorded in Other assets on the Consolidated Balance Sheets as of December 31, 2016. The subsidiary's liabilities of $2,754 were reclassified to held-for-sale and recorded in Other liabilities on the Consolidated Balance Sheets as of December 31, 2016. Income and expenses generated from the subsidiary were reclassified and recorded in Other revenue in the Consolidated Statements of Operations.
On June 30, 2017, the subsidiary was sold through a stock purchase agreement. See further discussion in note 19.

(q)	Home Office Property and Equipment
Home office property consists of buildings and land. Equipment consists of furniture, office equipment, leasehold improvements, and computer hardware and software. Both are reported at cost, net of accumulated depreciation, in Other assets on the Consolidated Balance Sheets. Major upgrades and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation is computed over the estimated useful lives of depreciable assets using the straight-line method. The estimated useful lives used for home office property and equipment are 39 years and 2 - 7 years, respectively. The cost and accumulated depreciation for home office property and equipment sold, retired, or otherwise disposed of are relieved from the accounts, and resulting gains or losses are reflected in General and administrative expenses within the Consolidated Statements of Operations. The home office property and equipment balance was $166,260, net of accumulated depreciation of $170,150, as of December 31, 2017 and $180,328, net of accumulated depreciation of $94,395, as of December 31, 2016. Pre-operating and start-up costs incurred in connection with the construction of the Company’s headquarters were capitalized until the facility became operational. Interest was also capitalized in connection with the construction and recorded as part of the asset. These costs are being amortized, using the straight-line method, over a 39-year period. Amortization of the the Company's headquarters, including capitalized costs and interest, was $4,394, $4,394, and $4,393 during 2017, 2016, and 2015, respectively.

(r)	Corporate-Owned Life Insurance
Corporate-owned life insurance (COLI) is recognized initially as the amount of premiums paid. Subsequent measurement of the contract is based upon the amount that could be realized assuming the surrender of an individual-life policy (or certificate in a group policy), otherwise known as the cash surrender value. Changes in the cash surrender value are recognized in Other revenue in the Consolidated Statements of Operations. The COLI policies are reported in Other assets on the Consolidated Balance Sheets. There are no contractual restrictions on the ability to surrender the COLI policies held by the Company.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(s)	Separate Accounts and Annuity Product Guarantees
The Company issues variable annuity and maintains variable life contracts through its separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholder. The Company also issues variable-indexed annuity contracts to its customers. These products have investment options similar to fixed-indexed annuities, but allow contractholders to invest in a variety of variable separate account investment options. The Company recognizes gains or losses on transfers from the general account to the separate accounts at fair value to the extent of contractholder interests in separate accounts, which are offset by changes in contractholder liabilities. The Company issues variable annuity and previously issued life contracts through its separate accounts where the Company provides certain contractual guarantees to the contractholder. These guarantees are in the form of a guaranteed minimum death benefit (GMDB), a guaranteed minimum income benefit (GMIB), a guaranteed minimum accumulation benefit (GMAB), and a guaranteed minimum withdrawal benefit (GMWB). The investments backing the guarantees are held in the general account. These guarantees provide for benefits that are payable to the contractholder in the event of death, annuitization, exercise of the living withdrawal benefit, or at specified dates during the accumulation period.
Separate account assets supporting variable annuity contracts represent funds for which investment income and investment gains and losses accrue directly to contractholders. Each fund has specific investment objectives and the assets are carried at fair value. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate account assets and liabilities are reported as summary totals on the Consolidated Balance Sheets. Amounts charged to the contractholders for mortality and contract maintenance are included in Premiums and policy fees, net in the Consolidated Statements of Operations. Administrative and other services are included in Fee and commission revenue in the Consolidated Statements of Operations. These fees have been earned and assessed against contractholders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned. Changes in GMDB and GMIB are calculated in accordance with the Financial Services – Insurance Topic of the Accounting Standards Codification (Codification) and are included in Policyholder benefits, net of recoveries in the Consolidated Statements of Operations. GMAB and GMWB are considered to be embedded derivatives under the Derivatives and Hedging Topic of the Codification, and the changes in these embedded derivatives are included in Change in fair value of annuity and life embedded derivatives in the Consolidated Statements of Operations.
The GMDB net amount at risk is defined as the guaranteed amount that would be paid upon death, less the current accumulated contractholder account value. The GMIB net amount at risk is defined as the current amount that would be needed to fund expected future guaranteed payments less the current contractholder account value, assuming that all benefit selections occur as of the valuation date. The GMAB net amount at risk is defined as the current guaranteed value amount that would be added to the contracts less the current contractholder account value. The GMWB net amount at risk is defined as the current accumulated benefit base amount less the current contractholder account value.
The GMDB provides a specified minimum return upon death. The survivor has the option to terminate the contract or continue it and have the death benefit paid into the contract. The Company’s GMDB options have the following features:

•	Return of Premium – Provides the greater of account value or total deposits made to the contract, less any partial withdrawals and assessments.

•	Reset – Provides the greater of a return of premium death benefit or the most recent five-year anniversary account value (prior to age 81), adjusted for withdrawals.

•
Ratchet – Provides the greater of a return of premium death benefit or the highest specified anniversary account value (prior to age 81), adjusted for withdrawals. Currently, there are three versions of ratchet, with the difference based on the definition of anniversary: quarterly – evaluated quarterly, annual – evaluated annually, and six-year – evaluated every sixth year.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

•
Rollup – Provides the greater of a return of premium death benefit or premiums adjusted for withdrawals accumulated with a compound interest rate. There are two variations of rollup interest rates: 5% with no cap and 3% with a cap of 150% of premium. This GMDB locks in at age 81.

•
Earnings Protection Rider – Provides the greater of a return of premium death benefit or a death benefit equal to the contract value plus a specified percentage of the earnings on the contract at the date of death.

The GMIB is a living benefit that provides the contractholder with a guaranteed annuitization value. The GMIB features are:

•	Return of Premium – Provides the greater of account value or total deposits made to the contract less any partial withdrawals and assessments.

•	Ratchet – Provides an annuitization value equal to the greater of account value, net premiums, or the highest one-year anniversary account value (prior to age 81), adjusted for withdrawals.

•
Rollup – Provides an annuitization value equal to the greater of account value or premiums adjusted for withdrawals accumulated with a compound interest rate, which is subject to a cap for certain interest rates and products.

The GMDB and GMIB liabilities are determined each period by estimating the expected future claims in excess of the associated account balances. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to Policyholder benefits, net of recoveries in the Consolidated Statements of Operations, if actual experience or other evidence suggests that earlier assumptions should be revised.
The GMAB is a living benefit that provides the contractholder with a guaranteed value that was established at least five years prior at each contract anniversary. This benefit is first available at the fifth contract anniversary, seventh contract anniversary, or tenth contract anniversary depending on the type of contract. Depending on the contractholder’s selection at issue, this value may be either a return of premium or may reflect market gains, adjusted at least proportionately for withdrawals. The contractholder also has the option to reset this benefit.
The GMWB is a living benefit that provides the contractholder with a guaranteed amount of income in the form of partial withdrawals. The benefit is payable provided the covered person is between the specified ages in the contract. The benefit is a fixed rate (depending on the age of the covered person) multiplied by the benefit base in the first year the benefit is taken and contract value in following years. The benefit does not decrease if the contract value decreases due to market losses. The benefit can decrease if the contract value is reduced by withdrawals. The benefit base used to calculate the initial benefit is the maximum of the contract value, the quarterly anniversary value, or the guaranteed annual increase of purchase payments (either simple or compound interest, depending on the contract). Additionally, there is a GMWB living benefit where the benefit is an initial payment percentage established at issue, based on issue age. For each year there is a year-over-year contract value increase, the payment percentage will increase by 1.0% (up to age 91). This payment percentage is applied against total purchase payments instead of a benefit base value.
The GMAB and GMWB liabilities are determined each period as the difference between the present value of the expected future claims and the expected future profits. One result of this calculation is that these liabilities can be negative (contra liability). If the sum of the total embedded derivative balance is negative, the Company will reclassify the balance as an asset on the Consolidated Balance Sheets. This methodology will also be applied to the fixed-indexed benefit. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to Change in fair value of annuity and life embedded derivatives in the Consolidated Statements of Operations, if actual experience or other evidence suggests that earlier assumptions should be revised.
GMAB cash flows are discounted using a rate equal to current month’s London Interbank Offered Rate (LIBOR) plus a Company specific spread. The expected life-contingent GMWB payments are discounted using a blend of short and long term rates to the date the account value is expected to be exhausted. These obligations and all cash flows are then discounted to the current date using LIBOR plus a Company specific spread.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The Company issues fixed-indexed annuities with a GMWB as an optional rider. The GMWB has a roll-up feature. The net amount at risk is partially limited, because the contractholder account value has an annual credit that is floored at zero. Since the account value cannot decrease, in contrast to a variable annuity, the difference between the withdrawal value and the account value will not diverge to the degree that is possible in a variable annuity.

(t)	Account Balances and Future Policy Benefit Reserves
The Company establishes liabilities for amounts payable to policyholders associated with annuity, life insurance, and LTC policies sold. Policy and contract account balances for universal life products are carried at accumulated contract values. For fixed-indexed annuity products, the policyholder obligation is divided into two parts – one part representing the value of the underlying base contract (host contract); and the second part representing the fair value of the expected index benefit over the life of the contract. The host contract is accounted for as an interest-bearing debt instrument. The index benefit is valued at fair value using current capital market assumptions, such as market index and volatility, to estimate future index levels. The index benefit valuation is also dependent upon assumptions of future policyholder behavior. The Company must include provisions for the Company’s own credit risk and for risk that the Company’s assumptions about policyholder activity could differ from actual experience. The fair value determination of the index benefit is sensitive to the economic market and interest rate environment, as it is discounted at current market interest rates. There is volatility in this liability due to these external market sensitivities.
Certain two-tier fixed annuity products provide additional benefits payable upon annuitization for period-certain and life-contingent payout options. An additional annuitization reserve is accrued using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC.
Contract account balances for variable annuity products are carried at accumulated contract values. Future policy benefit reserves for any death and income benefits that may exceed the accumulated contract values are established using a range of economic scenarios and are accrued for using assumptions consistent with those used in estimating gross profits or gross revenues for purposes of amortizing DAC. Future policy benefit reserves for accumulation and withdrawal benefits that may exceed account values are established using capital market assumptions, such as market index and volatility, along with estimates of future contractholder behavior.
Contract account balances for variable-indexed annuity products are measured at fair value, floored at the current contract value. The fair value measurement uses current capital market assumptions, such as market index and volatility, to estimate future index levels. The contract valuation is also dependent upon estimates of future contractholder behavior. The Company must include provisions for the Company’s own credit risk and for risk that the Company’s assumptions about contractholder activity could differ from actual experience. The fair value determination of the index benefit is sensitive to the economic market and interest rate environment, as it is discounted at current market interest rates. There is volatility in this liability due to these external market sensitivities. However, if the accumulated contract account value exceeds the calculated fair value, the Company records the contract account balances at their current contract value.
Future policy benefit reserves on traditional life products are computed by the net level premium method based upon estimated future investment yield, mortality, and withdrawal assumptions, commensurate with the Company’s experience, modified as necessary to reflect anticipated trends, including possible unfavorable deviations. Most life reserve interest assumptions range from 2.3% to 6.0%.
Future policy benefit reserves on LTC products are computed using a net level reserve method. Reserves are determined as the excess of the present value of future benefits over the present value of future net premiums and are based on best estimate assumptions at the time of issue for morbidity, mortality, lapse, and interest with provisions for adverse deviation. Most LTC reserve interest assumptions range from 5.0% to 6.0%.
An additional LTC reserve has been established to provide for future expected losses that are anticipated to occur after a period of profits. The reserve accrual will be over the profit period and is based on best estimate assumptions as of the current accrual period without provisions for adverse deviation.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(u)	Policy and Contract Claims
Policy and contract claims include the liability for claims reported but not yet paid, claims incurred but not yet reported (IBNR), and claim settlement expenses on the Company’s accident and health business. Actuarial reserve development methods are generally used in the determination of IBNR liabilities. In cases of limited experience or lack of credible claims data, loss ratios are used to determine an appropriate IBNR liability. Claim and IBNR liabilities of a short-term nature are not discounted, but those claim liabilities resulting from disability income or LTC benefits include interest and mortality discounting.

(v)	Stockholder’s Equity, Accumulated Unrealized Foreign Currency Translation
Foreign currency translation adjustments are related to the conversion of foreign currency upon the consolidation of a foreign branch (see further discussion in note 23). The net assets of the Company’s foreign operations are translated into U.S. dollars using exchange rates in effect at each year-end. Translation adjustments arising from differences in exchange rates from period to period are included in Foreign currency translation adjustments, net of tax, reported as a separate component of comprehensive income within the Consolidated Statements of Comprehensive Income (Loss).

(w)	Prescribed and Permitted Statutory Accounting Practices
The Company is required to file annual statements with insurance regulatory authorities, which are prepared on an accounting basis permitted or prescribed by such authorities. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (NAIC). Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices differ from state to state, may differ from company to company within a state, and may change in the future. The Company and its subsidiaries did not have any permitted practices in effect as of December 31, 2017.
The Company’s subsidiary, Allianz Life Insurance Company of Missouri (AZMO), has adopted an accounting practice that is prescribed by the Department of Insurance, Financial Institutions, and Professional Registration of the State of Missouri (the Missouri Department). The effect of the accounting practice allows a letter of credit to be carried as an admitted asset. Under NAIC statutory accounting principles (SAP), this letter of credit would not be allowed as an admitted asset. This prescribed practice does not impact the net income of AZMO and results in a $103,530 increase to statutory surplus as of December 31, 2017.
The Company and its subsidiaries do not have any other prescribed practices that had an impact on net income or statutory surplus as of December 31, 2017.

(x)	Recently Issued Accounting Pronouncements – Adopted
In October 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-17, Consolidation: Interests Held through Related-Parties that are under Common Control, to require a reporting entity to include all of its direct variable interests in a VIE, and on a proportionate basis, its indirect variable interests in a VIE held through related parties, including related parties that are under common control with the reporting entity, when determining whether the reporting entity is the primary beneficiary of the VIE, and therefore required to consolidate the VIE. The amendments in this update are effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. The amendments in this update do not have an impact on the Consolidated Financial Statements.
In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation, to update share-based payment accounting for income tax consequences and classification of awards on the balance sheet and statement of cash flows. The amendments in this update are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted. The amendments in this update do not have an impact on the Consolidated Financial Statements, other than disclosing the entity-wide election to continue estimating forfeitures for share-based payments as included in note 18.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

In March 2016, the FASB issued ASU 2016-07, Simplifying the Transition to the Equity Method of Accounting, which eliminates the requirement that, upon equity method qualification due to an increase in ownership interest, an investor must adjust the investment, results of operations, and retained earnings retroactively. The entity must recognize the unrealized holding gain or loss currently in AOCI through earnings at the date of qualification. The amendments in this update are effective for all fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The amendments in this update are prospective and do not have an impact on the Consolidated Financial Statements.
In March 2016, the FASB issued ASU 2016-06, Contingent Put and Call Options in Debt Instruments, to provide clarifying guidance regarding the assessment of whether contingent call or put options on debt instruments are clearly related to their debt hosts. The amendments in this update eliminate diversity in practice in assessing embedded contingent call and put options in debt instruments by requiring an entity to make the assessment solely with the four-step decision process. The amendments in this update are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The amendments in this update do not have an impact on the Consolidated Financial Statements.
In March 2016, the FASB issued ASU 2016-05, Effect of Derivative Contract Novations on Existing Hedge Accounting Relationships, which adds guidance to clarify that in the event of a change in counterparty to the derivative instrument designated as a hedging instrument, the change will not require dedesignation unless other criteria are also present. The amendments in this update are effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. The amendments in this update are prospective and do not have a material impact on the Consolidated Financial Statements.

(y)	Recently Issued Accounting Pronouncements – To Be Adopted
The FASB issued the following updates as part of their comprehensive new revenue recognition standard:

•
ASU 2014-09, Revenue from Contracts with Customers. This update defines the new standard for recognizing revenue from contracts when goods and services are transferred to a customer in exchange for payment. The model requires 1) identifying contracts with a customer; 2) identifying separate performance obligations; 3) determining the transaction price; 4) allocating the transaction price to the separate performance obligations; and 5) recognizing revenue when (or as) the entity satisfies a performance obligation. The revenue recognition standard does not apply to financial instruments or to insurance contracts. However, the standard will require significantly more disclosures about items that are recorded under the new revenue recognition model. The amendments in this update are effective for fiscal years beginning after December 15, 2017.

•
ASU 2016-08, Revenue Recognition - Principal versus Agent (reporting revenue gross versus net). This update adds clarifications to the principal versus agent guidance contained within ASU 2014-09 and provides guidance to aid in the assessment of control. Under the new guidance, an entity that controls the specified good or services before it is transferred to a customer is considered a principal and will recognize revenue on a gross basis. The amendments in this update are effective concurrently with ASU 2014-09.

•
ASU 2016-12, Revenue Recognition - Narrow-scope Improvements and Practical Expedients. This update provides clarifying guidance impacting several areas of the new standard, including noncash consideration and assessing collectibility. The amendments in this update are effective concurrently with ASU 2014-09.

•
ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. This update makes various minor clarifications to the guidance issued in ASU 2014-09. The amendments in this update are effective concurrently with ASU 2014-09.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

Currently, fee and commission income is recognized upon completion of the service and is recorded in Fee and commission revenue in the Consolidated Statements of Operations. Management and advisory fees are currently recognized periodically as income over the respective investment period for which services have been performed; and fund administrative fees are recognized as the services are performed. Management, advisory, and fund administrative fees are recorded in Other revenue in the Consolidated Statements of Operations. Previous guidance requires revenue recognition when it is earned and realized/realizable including consideration of when it is fixed or determinable. Under the new standard, the Company will be required to recognize fee and commission income when the intermediary has satisfied its performance obligation (provision of placement services) and the customer has contractually agreed to the terms of the insurance policy so long as it is probable that the agreement will not be subject to reversal. Similar to previous guidance, management and advisory fees, and fund administrative fees are recognized periodically as income over the period for which services have been performed (usually less than one year) so long as it is probable that the contract will not be subject to clawback. The new standard has not resulted in acceleration in revenue recognition for certain fees and commissions compared to the current method, as anticipated. Rather, recognition of fee and commission income, management and advisory fees, and fund administrative fees has remained relatively unchanged. Further, revenue is currently recognized on a gross basis as earned since the Company maintains control of the good or service before it is transferred. The amendments related to principal versus agent considerations do not impose a change to this recognition. The Company has evaluated the impact of the new standard, and has determined no further impacts on the recognition and presentation of revenue.
In February 2018, the FASB issued ASU 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, which permits stranded tax effects resulting from the passing of H.R.1, commonly referred to as the Tax Cuts and Jobs Act of 2017 (Tax Act of 2017), to be reclassified to retained earnings. The amendments in this update are effective for fiscal years and interim periods beginning after December 15, 2018, with early adoption permitted. Upon adoption, the Company expects the amendments in this update will decrease Retained earnings as of January 1, 2018 by approximately $393,559 with a corresponding increase to AOCI.
In August 2017, the FASB issued ASU 2017-12, Targeted Improvements to Accounting for Hedging Activities. The amendments in this update improve presentation of the Company’s risk management activities in its financial statements and simplify application of current hedge accounting guidance. The amendments in this update require presentation of the derivative and hedged item in the same income statement line item, eliminate reporting and measurement of hedge ineffectiveness, and simplify hedge effectiveness testing. The amendments in this update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently assessing the impact of the amendments in this update.
In March 2017, the FASB issued ASU 2017-08, Premium Amortization on Purchased Callable Debt Securities. The amendments in this update shorten the amortization period for certain callable debt securities held at a premium. The amendments in this update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted. The Company does not expect the amendments in this update to have a material impact on the Consolidated Financial Statements upon adoption.
In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendments within this update eliminate step two of the current two-step goodwill impairment test. The new guidance will only require a one-step quantitative impairment test where the goodwill impairment loss is measured as the excess reporting unit’s carrying amount over its fair value (but not to exceed the total goodwill allocated to the reporting unit). The amendments in this update are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The amendments in this update are not expected to have an impact on the Consolidated Financial Statements.
In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. The amendments within this update clarify the guidance for determining what constitutes a business to help entities evaluate whether transactions shall be accounted for as acquisitions (or disposals) of businesses. The amendments in this update are for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not expect the amendments in this update to have an impact on the Consolidated Financial Statements.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows: Restricted Cash, to require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash and restricted cash equivalents. The amendments in this update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not expect the amendments in this update to have an impact on the Consolidated Financial Statements.
In October 2016, the FASB issued ASU 2016-16, Income Taxes: Intra-Entity Transfers of Assets Other than Inventory, to require entities to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs, rather than when it is sold externally. The amendments in this update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not expect the amendments in this update to have an impact on the Consolidated Financial Statements.
In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments, to clarify or provide additional guidance regarding eight specific cash flow issues. These issues address the following topics: 1) debt prepayment or debt extinguishment costs; 2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; 3) contingent consideration payments made after a business combination; 4) proceeds from the settlement of insurance claims; 5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; 6) distributions received from equity method investees; 7) beneficial interests in securitization transactions; and 8) separately identifiable cash flows and application of the predominance principle. The amendments in this update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company will elect to apply the cumulative earnings approach in recording distributions from equity method investments in the Consolidated Statements of Cash Flows upon adopting the amendments in this update. The Company does not expect the amendments in this update to have a material impact on the Consolidated Financial Statements.
In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments, to replace the existing incurred loss impairment model with a new methodology that reflects expected credit losses and requires the entity to consider more information to develop credit loss estimates. The amendments in this update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted after December 15, 2018. The Company is currently assessing the impact of the amendments in this update.
In February 2016, the FASB issued ASU 2016-02, Leases, to require that the lessee recognize a right-of-use asset and a lease liability for all leases. There continues to be a distinction between finance leases and operating leases; however, operating leases will now require that the lease assets and liabilities be recognized in the statement of financial position. Lessor accounting remains largely unchanged. The amendments in this update are effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company is currently assessing the impact of the amendments in this update. The Company does not anticipate a material impact as it does not hold material leases as a lessee; however, it does anticipate that currently held leases would require recognition of a right-of-use asset and lease liability in accordance with the update.
In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, to make various targeted improvements to the accounting for financial instruments, especially equity investments. In particular, the amendments in this update provide improvements to recognition, measurement, presentation and disclosure guidance. The amendments in this update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company reclassified $10,836 from AOCI to Retained earnings on January 1, 2018 as a result of changing available-for-sale equity security measurement from fair value through other comprehensive income to fair value through profit and loss upon adoption of the amendments in this update.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(z)	Accounting Changes
There were no accounting changes made by the Company during the year ended December 31, 2017.
(aa) Reclassifications
Certain amounts in the prior years' Consolidated Financial Statements and related footnotes thereto have been reclassified to conform to the current year presentation.

(3)	Risk Disclosures
The following is a description of the significant risks facing the Company and how it attempts to mitigate those risks:

(a)	Credit Risk
Credit risk is the risk that issuers of fixed-rate and variable-rate income securities, mortgages on commercial real estate, or other parties with whom the Company has transactions, such as reinsurers and derivative counterparties, default on their contractual obligations, resulting in unexpected credit losses.
The Company mitigates this risk by adhering to investment policies and limits that provide portfolio diversification on an asset class, asset quality, creditor, and geographical basis, and by complying with investment limitations from applicable state insurance laws and regulations. The Company considers all relevant objective information available in estimating the cash flows related to structured securities. The Company actively monitors and manages exposures, and determines whether any securities are impaired. The aggregate credit risk is influenced by management’s risk/return preferences, the economic and credit environment, and the ability to manage this risk through liability portfolio management.
For derivative counterparties, the Company mitigates credit risk by tracking and limiting exposure to each counterparty through limits that are reported regularly and, once breached, restricts further trades; establishing relationships with counterparties rated BBB+ and higher; and monitoring the credit default swap of each counterparty as an early warning signal to cease trading when credit default swap spreads imply severe impairment in credit quality.
The Company executes Credit Support Annexes (CSA) with all active and new counterparties which further limits credit risk by requiring counterparties to post collateral to a segregated account to cover any counterparty exposure.

(b)	Credit Concentration Risk
Credit concentration risk is the risk of increased exposure to significant asset defaults (of a single security issuer or class of security issuers); economic conditions (if business is concentrated in a certain industry sector or geographic area); or adverse regulatory or court decisions (if concentrated in a single jurisdiction) affecting credit. Concentration risk exposure is monitored regularly.
The Company’s Finance Committee, responsible for asset/liability management (ALM) issues, recommends an investment policy to the Company’s Board of Directors (BOD) and approves the strategic asset allocation and accompanying investment mandates for an asset manager with respect to asset class. The investment policy and accompanying investment mandates specify asset allocation among major asset classes and the degree of asset manager flexibility for each asset class. The investment policy complies, at a minimum, with state statutes. Compliance with the policy is monitored by the Finance Committee who is responsible for implementing internal controls and procedures. Deviations from the policy are monitored and addressed. The Finance Committee and, subsequently, the BOD review the investment policy at least annually.
To further mitigate this risk, internal concentration limits based on credit rating and sector are established and are monitored regularly. Any ultimate obligor group exceeding these limits is placed on a restricted list to prevent further purchases, and the excess exposure may be actively sold down to comply with concentration limit guidelines. Any exceptions require Chief Risk Officer approval and monitoring by the Risk Committee. Further, the Company performs a quarterly concentration risk calculation to ensure compliance with certain state insurance regulations.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(c)	Liquidity Risk
Liquidity risk is the risk that unexpected timing or amounts of cash needed will require liquidation of assets in a market that will result in a realized loss or an inability to sell certain classes of assets such that an insurer will be unable to meet its obligations and contractual guarantees. Liquidity risk also includes the risk that in the event of a company liquidity crisis, refinancing is only possible at higher interest rates. Liquidity risk can be affected by the maturity of liabilities, the presence of withdrawal penalties, the breadth of funding sources, and terms of funding sources. It can also be affected by counterparty collateral triggers as well as whether anticipated liquidity sources, such as credit agreements, are cancelable.
The Company manages liquidity within four specific domains: (1) monitoring product development, product management, business operations, and the investment portfolio; (2) setting ALM strategies; (3) managing the cash requirements stemming from the Company’s derivative dynamic economic hedging activities; and (4) establishing liquidity facilities to provide additional liquidity. The Company has established liquidity risk limits, which are approved by the Company’s Risk Committee, and the Company monitors its liquidity risk regularly. The Company also sets target levels for the liquid securities in its investment portfolio.

(d)	Interest Rate Risk
Interest rate risk is the risk that movements in interest rates or interest rate volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities and/or an unfavorable change in prepayment activity resulting in compressed interest margins.
The Company has an ALM strategy to align cash flows and duration of the investment portfolio with policyholder liability cash flows and duration. The Company further limits interest rate risk on variable annuity guarantees through economic interest rate hedges.

(e)	Equity Market Risk
Equity market risk is the risk that movements in equity prices or equity volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities.
The policy value of the fixed-indexed universal life, fixed-indexed annuity, and variable-indexed annuity products is linked to equity market indices. The Company economically hedges this exposure with derivatives.
Variable annuity products may provide a minimum guaranteed level of benefits irrespective of market movements. The Company has adopted an economic hedging program to manage the equity risk of these products.
The Company monitors the impacts of equity stress scenarios on assets and liabilities regularly.
Basis risk is the risk that variable annuity hedge asset value changes unexpectedly relative to the value of the underlying separate account funds of the variable annuity contracts. Basis risk may arise from the Company’s inability to directly hedge the underlying investment options of the variable annuity contracts. The Company mitigates this risk through regular review and synchronization of fund mappings, product design features, and hedge design.

(f)	Operational Risk
Operational risk is the risk of loss resulting from inadequate or failed internal processes and systems, from human misbehavior or error, or from external events. Operational risk is comprised of the following seven risk categories: (1) external fraud; (2) internal fraud; (3) employment practices and workplace safety; (4) clients/third-party, products and business practices; (5) damage to physical assets; (6) business disruption and system failure; and (7) execution, delivery, and process management. Operational risk is comprehensively managed through a combination of core qualitative and quantitative activities.
The Operational Risk Management framework includes the following key activities: (1) loss data capture identifies historical operational events that meet a designated threshold to ensure transparency and remediation of each event; (2) an integrated risk and control system is performed to proactively manage significant operational risk scenarios throughout the organization; and (3) scenario analyses are conducted to quantify operational risk capital.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(g)	Legal/Regulatory Risk
Legal/regulatory risk is the risk that changes in the legal or regulatory environment in which the Company operates may result in reduced demand for its products or additional expenses not assumed in product pricing. Additionally, the Company is exposed to risk related to how the Company conducts itself in the market and the suitability of its product sales to contract holders.
The Company mitigates this risk by offering a broad range of products and by operating throughout the United States. The Company actively monitors all market-related exposure and participates in national and international discussions relating to legal, regulatory, and accounting changes that may impact the business. A formal process exists to assess the Company’s risk exposure to changes in regulation including monitoring by the Compliance and Legal departments and regular reporting to the BOD of all known compliance risks and the effectiveness of the approach used to mitigate such risks. In addition, the Company has implemented suitability standards to mitigate suitability risk.

(h)	Ratings Risk
Ratings risk is the risk that rating agencies change their outlook or rating of the Company or a subsidiary of the Company. The rating agencies generally utilize proprietary capital adequacy models in the process of establishing ratings for the Company. The Company is at risk of changes in these models and the impact that changes in the underlying business that it is engaged in can have on such models. To mitigate this risk, the Company maintains regular communications with the rating agencies and evaluates the impact of significant transactions on such capital adequacy models and considers the same in the design of transactions to minimize the adverse impact of this risk. Rating agency capital is calculated and analyzed regularly. Stress tests are performed regularly to assess how rating agency capital adequacy models would be impacted by severe economic events.

(i)	Mortality/Longevity Risk
Mortality/longevity risk is the risk that mortality experience is different than the life expectancy assumptions used by the Company to price its products.
The Company mitigates mortality risk primarily through reinsurance, whereby the Company cedes a significant portion of its mortality risk to third parties. The Company also manages mortality risk through the underwriting process. Both mortality and longevity risks are managed through the review of life expectancy assumptions and experience in conjunction with active product management.

(j)	Lapse Risk
Lapse risk is the risk that actual lapse experience evolves differently than the assumptions used for pricing and valuation exercises leading to a significant loss in Company value and/or income.
The Company mitigates this risk by performing sensitivity analysis at the time of pricing to affect product design, regular ALM analysis and exercising management levers at issue, as well as post-issue as experience evolves. The Company quantifies lapse risk regularly.

(k)	Cyber Security Risk
Cyber security risk is the risk of losses due to external and/or internal attacks impacting the confidentiality, integrity, and/or availability of key systems, data, and processes reliant on digital technology. The Company has implemented preventative, detective, response, and recovery measures including firewalls, intrusion detection and prevention, advanced malware detection, spyware and anti-virus software, email protection, email and laptop encryption, web content filtering, web application firewalls, and regular scanning of all servers and network devices to identify vulnerabilities. Controls are implemented to prevent and review unauthorized access.

(l)	Reinsurance Risk
Reinsurance risk is the risk that reinsurance companies default on their obligation where the Company has ceded a portion of its insurance risk. The Company uses reinsurance to limit its risk exposure to certain business lines and to enable better capital management.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company.
The Company mitigates this risk by requiring certain counterparties to meet thresholds related to the counterparty’s credit rating, exposure, or other factors. If the thresholds are not met by those counterparties, they are required to establish a trust or letter of credit backed by assets meeting certain quality criteria. All arrangements are regularly monitored to determine whether trusts or letters of credit are sufficient to support the ceded liabilities and that their terms are being met. Also, the Company reviews the financial standings and ratings of its reinsurance counterparties and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies regularly.

(4)	Investments

(a)	Fixed-Maturity Securities and Equity Securities
At December 31, 2017 and 2016, the amortized cost or cost, gross unrealized gains, gross unrealized losses, and fair values of available-for-sale and held-to-maturity securities are as shown in the following tables:

	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Fair value
2017:
Fixed-maturity securities, available-for-sale:
U.S. government	$2,449,361	15,159	23,066	2,441,454
Agencies not backed by the full faith and credit of the U.S. government	6,692	232	107	6,817
States and political subdivisions	10,177,673	1,154,762	14,709	11,317,726
Foreign government	523,356	19,773	2,516	540,613
Corporate securities	65,145,715	5,068,907	169,349	70,045,273
Mortgage-backed securities	14,297,121	246,150	117,431	14,425,840
CDO	15,243	12,322	—	27,565
Total fixed-maturity securities, available-for-sale	92,615,161	6,517,305	327,178	98,805,288
Equity securities, available-for-sale:
Common stock	259,573	10,836	—	270,409
Preferred stock	1,500	—	—	1,500
Total equity securities, available-for-sale	261,073	10,836	—	271,909
Total available-for-sale securities	$92,876,234	6,528,141	327,178	99,077,197

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Fair value
2016:
Fixed-maturity securities, available-for-sale:
U.S. government	$1,712,400	41,003	16,880	1,736,523
Agencies not backed by the full faith and credit of the U.S. government	8,766	113	22	8,857
States and political subdivisions	9,379,273	612,248	36,908	9,954,613
Foreign government	426,724	21,006	8,803	438,927
Corporate securities	60,668,745	3,489,117	617,795	63,540,067
Mortgage-backed securities	11,824,876	189,019	165,842	11,848,053
CDO	8,861	11,070	—	19,931
Total fixed-maturity securities, available-for-sale	84,029,645	4,363,576	846,250	87,546,971
Fixed-maturity securities, held-to-maturity:
Corporate securities	28	5	—	33
CDO	—	3,597	—	3,597
Total fixed-maturity securities, held-to-maturity	28	3,602	—	3,630
Equity securities, available-for-sale:
Common stock	316,541	3,625	—	320,166
Total available-for-sale and held-to-maturity securities	$84,346,214	4,370,803	846,250	87,870,767
At December 31, 2017 and 2016, the Company did not have any OTTI losses in AOCI.
The net unrealized gains (losses) on available-for-sale securities, held-for-sale securities and effective portion of cash flow hedges consist of the following at December 31:

	2017	2016	2015
Available-for-sale securities:
Fixed-maturity	$6,190,127	3,517,326	1,553,935
Equity	10,836	3,625	(2,394)
Held-for-sale securities	—	614	798
Cash flow hedges	(41,993)	(29,547)	16,013
Adjustments for:
Shadow adjustments	(3,007,245)	(1,728,234)	(825,607)
Deferred taxes	(1,055,043)	(617,324)	(259,961)
Net unrealized gains (losses)	$2,096,682	1,146,460	482,784
The unrealized gain on held-for-sale securities in 2016 and 2015 relates to fixed-maturity securities that were transferred from available-for-sale due to the expected sale of a subsidiary. The subsidiary was subsequently sold in 2017. See note 19 for further details.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The amortized cost and fair value of available-for-sale fixed-maturity securities at December 31, 2017, by contractual maturity, are shown below:

	Amortized cost	Fair value
Fixed-maturity securities, available-for-sale:
Due in one year or less	$2,218,716	2,249,030
Due after one year through five years	13,236,678	13,781,829
Due after five years through ten years	21,315,386	21,909,438
Due after ten years	40,556,205	45,411,155
Structured securities	15,288,176	15,453,836
Total fixed-maturity securities, available-for-sale	$92,615,161	98,805,288
Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Fixed-maturity securities not due at a single maturity date have been presented in the year of final contractual maturity. Structured securities are shown separately, as they are not due at a single maturity.
As of December 31, 2017 and 2016, investments with a fair value of $24,179 and $28,098, respectively, were held on deposit with various insurance departments and in other trusts as required by statutory regulations.
The Company’s fixed-maturity security portfolios include mortgage-backed securities. Due to the high quality of these investments and the lack of subprime loans within the securities, the Company does not have a material exposure to subprime mortgages.

(b)	Unrealized Investment Losses
The following table summarizes the fair value and related unrealized losses on available-for-sale securities that have been in a continuous loss position for the respective years ended December 31 are shown below:

	12 months or less		Greater than 12 months		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
2017:
Fixed-maturity securities, available-for-sale:
U.S. government	$1,583,775	9,319	472,276	13,747	2,056,051	23,066
Agencies not backed by the full faith and credit of the U.S. government	4,357	107	—	—	4,357	107
States and political subdivisions	221,614	2,612	250,963	12,097	472,577	14,709
Foreign government	81,717	830	35,805	1,686	117,522	2,516
Corporate securities	4,053,797	37,776	3,507,087	131,573	7,560,884	169,349
Mortgage-backed securities	3,434,109	24,415	2,791,216	93,016	6,225,325	117,431
Total temporarily impaired securities	$9,379,369	75,059	7,057,347	252,119	16,436,716	327,178

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

	12 months or less		Greater than 12 months		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
2016:
Fixed-maturity securities, available-for-sale:
U.S. government	$691,559	16,880	—	—	691,559	16,880
Agencies not backed by the full faith and credit of the U.S. government	3,332	22	—	—	3,332	22
States and political subdivisions	1,587,063	30,524	103,316	6,384	1,690,379	36,908
Foreign government	99,527	6,634	10,383	2,169	109,910	8,803
Corporate securities	12,637,792	433,682	2,000,338	184,113	14,638,130	617,795
Mortgage-backed securities	5,003,928	164,368	31,040	1,474	5,034,968	165,842
Total temporarily impaired securities	$20,023,201	652,110	2,145,077	194,140	22,168,278	846,250
As of December 31, 2017 and 2016, there were 865 and 1,088 available-for-sale fixed-maturity security holdings that were in an unrealized loss position, respectively.
As of December 31, 2017 and 2016, of the total amount of unrealized losses, $303,565 or 92.8% and $763,051 or 90.2%, respectively, are related to unrealized losses on investment grade securities. Investment grade is defined as a security having a credit rating of Aaa, Aa, A, or Baa from Moody’s or a rating of AAA, AA, A, or BBB from Standards and Poor’s (S&P), or a NAIC rating of 1 or 2 if a Moody’s or S&P rating is not available. Unrealized losses on securities are principally related to changes in interest rates or changes in sector spreads from the date of purchase. As contractual payments continue to be met, management continues to expect all contractual cash flows to be received and does not consider these investments to be other-than-temporarily impaired.

(c)	OTTI Losses
The following table presents a rollforward of the Company’s cumulative credit impairments on fixed-maturity securities held at December 31:

	2017	2016
Balance as of January 1	$115,430	59,365
Additions for credit impairments recognized on:
Securities not previously impaired	48,574	174,823
Reductions for credit impairments previously on:
Securities that matured, were sold, or were liquidated during the period	(111,956)	(118,758)
Balance as of December 31	$52,048	115,430

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(d)	Realized Investment Gains (Losses)
Gross and net realized investment gains (losses) for the years ended December 31 are summarized as follows:

	2017	2016	2015
Available-for-sale:
Fixed-maturity securities:
Gross gains on sales and exchanges	$151,815	198,851	108,094
Gross losses on sales and exchanges	(37,415)	(71,002)	(15,272)
OTTI	(48,574)	(172,530)	(57,598)
Net gains (losses) on fixed-maturity securities	65,826	(44,681)	35,224
Equity securities:
Gross gains on sales	5,289	3,109	2
Gross losses on sales	(1,054)	(897)	(184)
Net gains (losses) on equity securities	4,235	2,212	(182)
Net gains (losses) on available-for-sale securities	70,061	(42,469)	35,042
Held-to-maturity securities:
Gross gains on sales and exchanges	4,244	—	31,832
Gross losses on sales and exchanges	(11)	(11)	(11)
Net gains (losses) on held-to-maturity securities	4,233	(11)	31,821
Gain on real estate sales	—	—	5,929
Other	9,328	(6,845)	21,621
Net realized investment gains (losses)	$83,622	(49,325)	94,413
The 2015 realized gain on real estate sales is related to the recognition of a contingent gain as part of the terms of the 2011 sale of the Company’s real estate portfolio. The gross gain in held-to-maturity securities relates primarily to the impact of consolidating a CDO investment in 2015, which was subsequently sold in 2017. See note 4(j) for further discussion regarding the consolidation and sale of the CDO investment.
Proceeds from sales of available-for-sale securities for the years ended December 31 are presented in the following table:

	2017	2016	2015
Available-for-sale securities:
Fixed-maturity	$2,567,050	2,177,408	996,801
Equity	136,911	152,821	58,858

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(e)	Trading Gains and Losses
The portion of trading gains and losses for the year ended December 31 related to trading securities still held at the reporting date is shown below:

	2017	2016	2015
Net gains (losses) recognized during the period on trading securities	$21,109	12,133	(17,268)
Less: Net gains (losses) recognized during the period on trading securities sold during the period	7,738	(2,205)	576
Unrealized gains (losses) recognized during the reporting period on trading securities still held at the reporting date	$13,371	14,338	(17,844)

(f)	Interest and Similar Income
Major categories of Interest and similar income, net, for the respective years ended December 31 are shown below:

	2017	2016	2015
Interest and similar income:
Available-for-sale fixed-maturity securities	$3,968,147	3,847,272	3,752,867
Held-to-maturity fixed-maturity securities	58	1,012	5,746
Mortgage loans on real estate	559,236	470,547	413,103
Derivative assets	13,622	11,121	5,197
Loans to affiliates	625	384	516
Policy loans	9,794	10,015	9,834
Available-for-sale equity securities	6,752	11,314	1,416
Fair value option and trading equity securities	10,647	6,814	11,838
Other invested assets	13,977	32,857	32,618
Short-term securities and cash and cash equivalents	27,878	13,896	8,761
Total	4,610,736	4,405,232	4,241,896
Less: Investment expenses	88,517	79,495	66,427
Total interest and similar income, net	$4,522,219	4,325,737	4,175,469

(g)	Fixed-Maturity Securities Purchased with Deteriorated Credit Quality
The Company acquired fixed-maturity securities for which there was evidence of credit quality deterioration since origination and for which it was probable at the acquisition date that the Company would be unable to collect all contractually required payments.
The outstanding balance and carrying amount of the fixed-maturity securities purchased with deteriorated credit quality at December 31 are shown below:

	2017	2016
Fixed-maturity securities, available-for-sale:
Outstanding balance	$301,715	261,260
Carrying amount	183,045	139,863

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The following table presents activity for the accretable yield on fixed-maturity securities purchased with deteriorated credit quality:

	2017	2016
Fixed-maturity securities, available-for-sale:
Balance, beginning of year	$102,221	135,075
Additions	11,487	—
Accretion	(11,687)	(19,798)
Reclassifications from nonaccretable difference	(4,024)	(4,805)
Disposals	—	(8,251)
Balance, end of year	$97,997	102,221
Fixed-maturity securities acquired each year for which it was probable at acquisition that all contractually required payments would not be collected are as follows:

	2017	2016	2015
Fixed-maturity securities, available-for-sale:
Contractually required payments receivable	$69,695	—	99,975
Cash flows expected to be collected	55,425	—	65,489
Basis in acquired securities	43,938	—	39,823

(h)	Mortgage Loans on Real Estate
The Company's investment in mortgage loans on real estate at December 31, 2017 and 2016 was entirely comprised of commercial loans. At December 31, 2017 and 2016, the Company's mortgage loans on real estate portfolio include concentrations exceeding 10% for the following states:

	2017		2016
	Concentration Amount	Concentration %	Concentration Amount	Concentration %
California	$2,951,697	25.0%	$2,925,356	28.1%
Illinois (1)	—	—	1,085,445	10.4

(1) Mortgage loans on real estate in Illinois did not exceed 10% of the Company's mortgage loan portfolio in 2017.
The maximum lending rates for mortgage loans made during 2017 and 2016 were 4.9% and 4.6%, respectively. The minimum lending rates for mortgage loans made during 2017 and 2016 were 3.4% and 3.0%, respectively.
Credit quality indicators and allowance for loan loss for mortgage loans on real estate is discussed further at note 7.

(i)	Securities Lending and Reverse Repurchase Agreements
The Company had fair value of securities on loan of $2,613,073 and $2,798,597 with associated collateral received of $2,675,912 and $2,888,157, as of December 31, 2017 and 2016, respectively. Of the total collateral received from the respective counterparties, noncash collateral was $18,866 and $326,938 and cash collateral was $2,657,046 and $2,561,219 as of December 31, 2017 and 2016, respectively.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The collateral received by loaned security type at December 31 is as follows:

	2017	2016
	Remaining contractual maturity of the agreements	Remaining contractual maturity of the agreements
	Open (1)	Open (1)(2)
Foreign government	$25,788	10,551
Corporate securities	2,650,124	2,877,606
Total	$2,675,912	2,888,157

(1) There is no contractual maturity on the lending agreements. The related loaned security could be returned to the Company on the next business day with notice from the counterparty and the Company would be required to return the collateral immediately.

(2) The previously issued 2016 Consolidated Financial Statements disclosed only the cash collateral received by loaned security type. These amounts have been updated to conform with current year presentation to include noncash and cash collateral received by loaned security type.

Reinvested collateral is recorded in Collateral held from securities lending agreements on the Consolidated Balance Sheets. The amount and type of reinvested collateral at December 31 is as follows:

	2017	2016
Cash and cash equivalents	$1,668,868	1,445,249
Short-term investments	988,178	1,115,970
Total	$2,657,046	2,561,219
In the normal course of business, the Company enters into overnight reverse repurchase agreements which are used to earn spread income. As part of the reverse repurchase agreements, the Company lends cash and receives U.S. Government securities as collateral. The Company had fair value of reverse repurchase agreements of $860,800 and $100,000 recorded in Cash and cash equivalents on the Consolidated Balance Sheets with associated collateral received of $864,279 and $100,000 as of December 31, 2017 and 2016, respectively.

(j)	Variable Interest Entities
The Company invests in structured securities and limited partnerships which represent interests in VIEs. The Company has carefully analyzed the VIEs to determine whether the Company is the primary beneficiary, taking into consideration whether the Company, or the Company together with its affiliates, has the power to direct the activities of the VIE, that most affect its economic performance and whether the Company has the right to benefits from the VIE. The Company has concluded that it is not the primary beneficiary for any of the VIEs invested in by the Company as of December 31, 2017. As of December 31, 2016, the Company determined it was the primary beneficiary for one of the VIEs invested in by the Company and, as such, only one VIE was consolidated in the Consolidated Financial Statements.
In 2015, a triggering event for consolidation occurred for one VIE when the Company entered into an agreement with the collateral manager to liquidate some or all of the collateral underlying several classes of notes within one of the CDOs. Creditors of the consolidated VIE do not have any recourse on the Company. The Company does not have any implicit or explicit arrangements to provide financial support to the consolidated VIE. Upon initial consolidation, the Company recorded the underlying assets at fair value, generating a gain of $31,832 in Realized investment (losses) gains, net in the Consolidated Statements of Operations.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

Subsequent to the consolidation of the CDO, at the Company’s direction, the collateral manager liquidated assets at auction, of which a portion were purchased by the Company. The assets purchased at auction were reported at amortized cost as Other invested assets and at fair value as Fixed-maturity securities, available-for-sale on the Consolidated Balance Sheets. As of December 31, 2016, the Company held $43,640 as Other invested assets and $10,604 as Fixed-maturity securities, available-for-sale on the Consolidated Balance Sheets. As of December 31, 2016, the Company also held $19,833 of consolidated assets that are reported at fair value as Fixed-maturity securities, available-for-sale on the Consolidated Balance Sheets. In addition, the Company had recorded liabilities of $565 as of December 31, 2016 related to the consolidation of this entity. The liabilities are reported in Other liabilities on the Consolidated Balance Sheets.
In February 2017, the Company sold its interest for $16,540 and deconsolidated the VIE. The sale generated a loss of $1,541 which is recorded in Realized investment (losses) gains, net in the Consolidated Statements of Operations.
The carrying amount and maximum exposure to loss relating to VIEs in which the Company is not deemed to be the primary beneficiary as of December 31 were as follows:

	2017		2016
	Carrying amount	Maximum exposure to loss (1)	Carrying amount	Maximum exposure to loss (1)
Fixed-maturity securities, available-for-sale:
Corporate securities	$1,000,431	1,000,431	981,066	981,066
Mortgage-backed securities	14,425,840	14,425,840	11,823,561	11,823,561
CDO	27,565	27,565	19,931	19,931
Total fixed-maturity securities, available-for-sale	15,453,836	15,453,836	12,824,558	12,824,558
Other invested assets	78,230	387,639	205,302	487,711
Total investments	$15,532,066	15,841,475	13,029,860	13,312,269

(1) The maximum exposure to loss is equal to the carrying amount for Fixed-maturity securities, available-for-sale. The maximum exposure to loss related to Other invested assets is equal to the carrying amount plus any unfunded commitments.

(5)	Derivatives and Hedging Instruments
Derivatives held by the Company are designated as either a cash flow hedging instrument (cash flow hedge) or nonqualified hedging instrument (nonqualifying strategies).
Cash Flow Hedges
IRS were used by the Company to hedge against the changes in cash flows associated with variable interest rates on certain underlying fixed-maturity securities until January 2015 when the Company exited these positions. Foreign currency swaps have notional amounts and maturity dates equal and offsetting to the underlying fixed-maturity securities and are determined to be highly effective as of December 31, 2017 and 2016.
On March 31, 2017, the Company changed its retrospective hedge effectiveness test methodology and moved to a regression model. Regression testing utilizes statistical analysis to assess the correlation of the changes in cash flows between the hedging instrument and the hedged item through the use of a hypothetical derivative. In order to change the retrospective test methodology, the Company redesignated all qualifying hedge relationships. The dedesignation and subsequent redesignation occurred contemporaneously.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The following table presents the components of the unrealized gains and losses on the effective portion of the derivatives that qualify as cash flow hedges recorded within the Consolidated Statements of Comprehensive Income (Loss):

	Amount of gains (losses) recognized in AOCI at December 31,
	2017	2016	2015
Interest rate swaps, net of tax benefit of $0, $0, and $332, at December 31, 2017, 2016, and 2015, respectively	$—	—	(617)
Foreign currency swaps, net of tax benefit (expense) of $37,215, ($12,355), and ($15,550), at December 31, 2017, 2016, and 2015, respectively	(69,113)	22,945	28,879
Total	$(69,113)	22,945	28,262
The following tables presents the amount of gains reclassified from AOCI into earnings on the effective and ineffective portion of the derivatives that qualify as cash flow hedges:

	Amount of gains reclassified from AOCI into earnings for the years end December 31 (effective portion):			Location in the Consolidated Statements of Operations
	2017	2016	2015
Foreign currency swaps, net of tax expense of $4,768, $3,892, and $1,819, at December 31, 2017, 2016, and 2015, respectively	$8,854	7,229	3,378	Interest and similar income, net
Total	$8,854	7,229	3,378

	Amount of gains reclassified from AOCI into earnings for the years end December 31 (ineffective portion):			Location in the Consolidated Statements of Operations
	2017	2016	2015
Foreign currency swaps, net of tax expense of $247, $85, and $0, at December 31, 2017, 2016, and 2015, respectively	$459	158	—	Change in fair value of assets and liabilities
Total	$459	158	—
Using December 31, 2017 values, it is estimated that a post-tax gain of approximately $11,813 will be reclassified from AOCI into earnings during the subsequent twelve months ending December 31, 2018. The maximum amount of time for which these cash flows are hedged is 16 years.
See note 22 for a rollforward of cash flow hedges in AOCI.
Nonqualifying Strategies
Futures and Options Contracts
OTC options and ETO are cleared through the Options Clearing Corporation (OCC), which operates under the jurisdiction of both the Securities and Exchange Commission (SEC) and the Commodities Futures Trading Commission. The fair values of the collateral posted for futures, OTC options, and ETO are discussed in the derivative collateral management section below.
Interest Rate Swaps
The Company can receive the fixed or variable rate and are traded in varying maturities. The fair values of the collateral posted and variation margin for OTC and centrally cleared IRS are discussed in the derivative collateral management section below.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

Credit Default Swaps
The CDS within the investment portfolios assume credit risk from a single entity or referenced index for the purpose of synthetically replicating investment transactions. The Company can be required to pay or be the net receiver on the contract depending on the net position. Credit events include bankruptcy of the reference and failure to pay by the reference. The notional amount is equal to the maximum potential future loss amount. The fair value of the collateral posted for centrally cleared CDS is discussed in the derivative collateral management section below.
The following table presents the notional amount, fair value, weighted average years to maturity, underlying referenced credit obligation type, and average credit ratings for the credit derivatives in which the Company was assuming credit risk as of December 31:

Credit Derivative type by derivative risk exposure and reference type	Notional amount	Fair value	Weighted average years to maturity	Average credit rating
2017:
Basket credit default swaps
Investment grade risk exposure U.S. corporate credit	$175,800	(1,498)	6 years	BBB+
Total	$175,800	(1,498)
2016:
Basket credit default swaps
Investment grade risk exposure U.S. corporate credit	$331,400	367	6 years	BBB+
Total	$331,400	367
Total Return Swaps
The Company engages in the use of OTC TRS, which allow the parties to exchange cash flows based on a variable reference rate such as the three-month LIBOR and the return of an underlying index. The fair value of the collateral posted for OTC TRS is discussed in the derivative collateral management section below.
To Be Announced Securities
The Company uses OTC TBA forward contracts to gain exposure to the investment risk and return of mortgage-backed securities. Typically, the price is agreed upon at the time of the contract and payment for such a contract is made at a specified future date. The fair value of the collateral posted for OTC TBA securities is discussed in the derivative collateral management section below.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The following table presents a summary of the aggregate notional amounts and fair values of the Company’s freestanding derivative instruments reported on the Consolidated Balance Sheets as of December 31:

	2017			2016
		Gross Fair Value			Gross Fair Value
	Notional (1)	Assets	Liabilities	Notional (1)	Assets	Liabilities
Cash flow hedging instruments
Foreign currency swaps	$899,000	$38,939	(68,354)	676,000	96,975	(11,731)
Total cash flow hedging instruments		38,939	(68,354)		96,975	(11,731)
Nonqualifying hedging instruments
Futures	27,891,125	—	—	17,574,373	—	—
OTC options	119,817,491	1,156,749	(815,960)	77,973,809	766,205	(514,758)
ETO	17,033,569	48,177	(27,678)	11,109,074	42,400	(27,345)
IRS	3,763,500	130,476	(162)	7,227,500	144,384	(77,799)
TRS	2,944,000	12,375	—	7,154,000	5,826	(3,702)
TBA securities	1,474,100	4	(953)	693,900	833	(299)
SAR	—	—	—	7,422 *	545	—
Total nonqualifying hedging instruments		1,347,781	(844,753)		960,193	(623,903)
Total freestanding derivative instruments		$1,386,720	(913,107)		1,057,168	(635,634)

(1) Notional amounts are presented on a gross basis.
* The notional amount for SAR is equal to the number of contracts outstanding.
Derivative Collateral Management
The Company manages separate collateral for exchange-traded and OTC derivatives. The total collateral posted for exchange-traded derivatives at December 31, 2017 and 2016, had a fair value of $2,029,211 and $1,447,970, respectively, and is included in Fixed-maturity securities on the Consolidated Balance Sheets. The Company retains ownership of the exchange-traded collateral, but the collateral resides in an account designated by the exchange. The collateral is subject to specific exchange rules regarding rehypothecation. The total collateral posted for OTC derivatives at December 31, 2017 and 2016, had a fair value of $137,383 and $49,133, respectively, and is included in Fixed-maturity securities on the Consolidated Balance Sheets. The Company posts collateral to OTC counterparties based upon exposure amounts. The Company retains ownership of the OTC collateral.
Embedded Derivatives
The Company issues certain variable annuity products with guaranteed minimum benefit riders, including GMWB and GMAB, which are measured at fair value separately from the host variable annuity contract, with changes in fair value reported in Change in fair value of annuity and life embedded derivatives within the Consolidated Statements of Operations. These embedded derivatives are classified within Account balances and future policy benefit reserves on the Consolidated Balance Sheets.
Certain fixed-indexed annuity products and universal life policies include equity-indexed features, which are separated as an embedded derivative, and referred to as a market value liability option (MVLO). This embedded derivative is reported within Account balances and future policy benefit reserves on the Consolidated Balance Sheets with changes in fair value reported in Change in fair value of annuity and life embedded derivatives within the Consolidated Statements of Operations.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

Additionally, the Company bifurcated and separately recorded embedded derivatives related to modified coinsurance reinsurance agreements. The embedded derivatives are recorded within Derivative assets and Derivative liabilities on the Consolidated Balance Sheets, with changes in fair value reported in Change in fair value of assets and liabilities within the Consolidated Statements of Operations. See note 19 for further detail regarding the modified coinsurance reinsurance agreement entered into by the Company with an affiliate.
The following table presents a summary of the fair values of the Company’s embedded derivative instruments reported on the Consolidated Balance Sheets as of December 31:

	2017	2016
GMWB	$(2,004,918)	(2,156,234)
GMAB	(181,348)	(243,363)
MVLO	(20,137,427)	(15,141,482)
Other embedded derivatives, net	(570)	1,863
Total embedded derivative instruments	$(22,324,263)	(17,539,216)
The following table presents the gains or losses recognized in income on the various nonqualifying freestanding derivative instruments and embedded derivatives:

		Amount of gain (loss) on derivatives recognized for the years ended December 31,
	Location in the Consolidated Statements of Operations	2017	2016	2015
GMWB	Change in fair value of annuity and life embedded derivatives	$151,177	14,235	(679,259)
GMAB	Change in fair value of annuity and life embedded derivatives	61,658	96,666	(122,094)
MVLO	Change in fair value of annuity and life embedded derivatives	(5,175,605)	(386,709)	212,758
	Total change in fair value of annuity and life embedded derivatives	(4,962,770)	(275,808)	(588,595)
Futures	Change in fair value of assets and liabilities	2,362,617	(287,724)	(423,134)
OTC options	Change in fair value of assets and liabilities	1,375,643	182,882	(361,419)
ETO	Change in fair value of assets and liabilities	54,103	13,055	291
IRS	Change in fair value of assets and liabilities	127,777	87,380	279,158
CDS	Change in fair value of assets and liabilities	2,074	4,689	(2,220)
TRS	Change in fair value of assets and liabilities	48,228	(37,143)	4,093
TBA securities	Change in fair value of assets and liabilities	4,078	(2,837)	330
SAR	Change in fair value of assets and liabilities	100	(54)	630
Other embedded	Change in fair value of assets and liabilities	(8,120)	(1,234)	1,235
	Total change in fair value of assets and liabilities	3,966,500	(40,986)	(501,036)
MVLO	Premiums and policy fees, net	9,911	(398,942)	79,951
MVLO	Policyholder benefits, net of recoveries	169,749	139,481	115,737
	Total derivative gain (loss), net	$(816,610)	(576,255)	(893,943)

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

Offsetting Assets and Liabilities
Certain financial instruments and derivative instruments are eligible for offset on the Consolidated Balance Sheets under GAAP. The Company’s derivative instruments are subject to master netting arrangements and collateral arrangements. A master netting arrangement with a counterparty creates a right of offset for amounts due to and from that same counterparty that is enforceable in the event of a default or bankruptcy. The Company’s policy is to recognize amounts subject to master netting arrangements on a gross basis on the Consolidated Balance Sheets.
The following tables present additional information about derivative assets and liabilities subject to an enforceable master netting arrangement as of the dates indicated:

	December 31, 2017
				Gross amounts not offset in the Balance Sheet
	Gross amounts recognized	Gross amounts offset in the Balance Sheet	Net amounts presented in the Balance Sheet	Financial instruments (1)	Collateral (received) / pledged	Net amounts
Derivative assets	$1,386,720	—	1,386,720	(855,461)	(485,646)	45,613
Derivative liabilities	(913,107)	—	(913,107)	855,461	134,000	76,354
Net derivatives	$473,613	—	473,613	—	(351,646)	121,967

	December 31, 2016
				Gross amounts not offset in the Balance Sheet
	Gross amounts recognized	Gross amounts offset in the Balance Sheet	Net amounts presented in the Balance Sheet	Financial instruments (1)	Collateral (received) / pledged	Net amounts
Derivative assets	$1,056,623	—	1,056,623	(615,349)	(395,913)	45,361
Derivative liabilities	(635,634)	—	(635,634)	615,349	37,092	16,807
Net derivatives	$420,989	—	420,989	—	(358,821)	62,168

(1) Represents the amount of assets or liabilities that could be offset by liabilities or assets with the same counterparty under master netting or similar arrangements that management elects not to offset on the Consolidated Balance Sheets.

In the tables above, the gross amounts of assets or liabilities as presented on the Consolidated Balance Sheets are offset first by financial instruments that have the right of offset under master netting or similar arrangements, then any remaining amount is reduced by the amount of cash and securities collateral.

(6)	Fair Value Measurements
The Fair Value Measurement Topic of the Codification establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.
Level 1 – Unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date.
Level 2 – Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:
(a) Quoted prices for similar assets or liabilities in active markets.
(b) Quoted prices for identical or similar assets or liabilities in markets that are not active.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(c) Inputs other than quoted prices that are observable.
(d) Inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3 – Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).
The Company has analyzed the valuation techniques and related inputs, evaluated its assets and liabilities reported at fair value, and determined an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Based on the results of this evaluation and investment class analysis, each financial asset and liability was classified into Level 1, 2, or 3.
The following presents the assets and liabilities measured at fair value on a recurring basis and their corresponding level in the fair value hierarchy at December 31:

	2017
	Total	Level 1	Level 2	Level 3
Assets
Fixed-maturity securities, available-for-sale:
U.S. government	$2,441,454	2,441,454	—	—
Agencies not backed by the full faith and credit of the U.S. government	6,817	—	6,817	—
States and political subdivisions	11,317,726	—	11,276,965	40,761
Foreign government	540,613	—	507,166	33,447
Corporate securities	70,045,273	—	59,074,307	10,970,966
Mortgage-backed securities	14,425,840	—	14,425,811	29
CDO	27,565	—	27,565	—
Fixed-maturity securities, trading	36,219	30,901	5,168	150
Derivative assets	1,388,190	48,177	1,327,638	12,375
Equity securities, available-for-sale	271,909	258,095	—	13,814
Equity securities, fair value option and trading	314,370	288,098	26,272	—
Separate account assets	28,192,877	28,192,877	—	—
Total assets	$129,008,853	31,259,602	86,677,709	11,071,542
Liabilities
Derivative liabilities	$(915,147)	(27,678)	(887,469)	—
Reserves at fair value (1)	(27,387,975)	—	—	(27,387,975)
Total liabilities	$(28,303,122)	(27,678)	(887,469)	(27,387,975)

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

	2016
	Total	Level 1	Level 2	Level 3
Assets
Fixed-maturity securities, available-for-sale:
U.S. government	$1,736,523	1,736,523	—	—
Agencies not backed by the full faith and credit of the U.S. government	8,857	—	8,857	—
States and political subdivisions	9,954,613	—	9,925,338	29,275
Foreign government	438,927	—	404,687	34,240
Corporate securities	63,540,067	—	54,990,599	8,549,468
Mortgage-backed securities	11,848,053	—	11,806,849	41,204
CDO	19,931	—	—	19,931
Fixed-maturity securities, trading	37,051	36,901	—	150
Derivative assets	1,059,031	42,400	1,010,805	5,826
Equity securities, available-for-sale	320,166	320,166	—	—
Equity securities, fair value option and trading	317,493	298,481	19,012	—
Separate account assets	27,733,261	27,733,261	—	—
Total assets	$117,013,973	30,167,732	78,166,147	8,680,094
Liabilities
Derivative liabilities	$(635,634)	(27,345)	(604,587)	(3,702)
Reserves at fair value (1)	(20,152,641)	—	—	(20,152,641)
Total liabilities	$(20,788,275)	(27,345)	(604,587)	(20,156,343)

(1) Reserves at fair value are reported in Account balances and future policy benefit reserves on the Consolidated Balance Sheets.
The following is a discussion of the methodologies used to determine fair values for the assets and liabilities listed in the above table. These fair values represent an exit price (i.e., what a buyer in the marketplace would pay for an asset in a current sale or charge to transfer a liability).

(a)	Valuation of Fixed-Maturity Securities and Equity Securities
The fair value of fixed-maturity securities and equity securities is based on quoted market prices in active markets when available. Based on the market data, the securities are categorized into asset class, and based on the asset class of the security, appropriate pricing applications, models and related methodology, and standard inputs are utilized to determine what a buyer in the marketplace would pay for the security in a current sale. When quoted prices are not readily available or in an inactive market, standard inputs used in the valuation models, listed in approximate order of priority, include, but are not limited to, benchmark yields, reported trades, Municipal Securities Rulemaking Board reported trades, Nationally Recognized Municipal Securities Information Repository material event notices, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, and industry and economic events. In some cases, including private placement securities and certain difficult-to-price securities, internal pricing models may be used that are based on market proxies.
Generally, U.S. Treasury securities and exchange-traded stocks are included in Level 1. Most bonds for which prices are provided by third-party pricing sources are included in Level 2, because the inputs used are market observable. Bonds for which prices were obtained from broker quotes, certain bonds without active trading markets and private placement securities that are internally priced are included in Level 3.
At December 31, 2017 and 2016, private placement securities of $11,045,203 and $8,509,548, respectively, were included in Level 3. Internal pricing models based on market proxy spread and U.S. Treasury rates are used to value these holdings.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(b)	Valuation of Derivatives
Active markets for OTC options do not exist. The fair value of OTC options is derived internally, by calculating their expected discounted cash flows, using a set of calibrated, risk-neutral stochastic scenarios, including a market data monitor, a market data model generator, a stochastic scenario calibrator, and the actual asset pricing calculator. The valuation results are reviewed by Management via the Pricing Committee. OTC options that are internally priced, foreign currency swaps, CDS, TBA securities, and IRS are included in Level 2, because they use market observable inputs. TRS are included in Level 3 because they use valuation techniques in which significant inputs are unobservable. The fair value of ETOs are based on quoted market prices and are generally included in Level 1.
Certain derivatives are priced using external third-party vendors. The Company has controls in place to monitor the valuations of these derivatives. Using market observable inputs, IRS prices are derived from a third-party source and are independently recalculated internally and reviewed for reasonableness at the position level on a monthly basis. TRS prices are obtained from the respective counterparties. These prices are also internally recalculated and reviewed for reasonableness at the position level on a monthly basis.
The Company also has embedded derivatives related to modified coinsurance reinsurance agreements. The fair value of the agreements are calculated either as a CDS or TRS, depending on the nature of the agreement. The derivatives are included in Level 2 as the valuations use market observable inputs. See note 19 for further detail regarding the modified coinsurance reinsurance agreement entered into by the Company with an affiliate.
The Company participates in a stock-based compensation plan sponsored by Allianz SE, which awards certain employees SAR that are tied to Allianz SE stock. Allianz SE provides the valuation on a monthly basis to each operating entity. Although these contracts are tied to Allianz SE stock which is actively traded, the exit market is not the same, so they have been included in Level 2.

(c)	Valuation of Separate Account Assets
Separate account assets are carried at fair value, which is based on the fair value of the underlying assets. Funds in the separate accounts are primarily invested in variable investment option funds with the following investment types: bond, domestic equity, international equity, or specialty. Variable investment option funds are included in Level 1 because their fair value is based on net asset values that are quoted as prices (unadjusted) in an active, observable market. Additionally, the separate accounts hold certain money market funds which are also included in Level 1 because their fair value is based on quoted prices (unadjusted) in an active, observable market.

(d)	Valuation of Reserves at Fair Value
Reserves at fair value principally include the equity-indexed features contained in fixed-indexed annuity and life products, certain variable annuity riders and variable-indexed annuity products. Fair values of the embedded derivative liabilities are calculated based on internally developed models, because active, observable markets do not exist for these liabilities. The fair value is derived from techniques in which one or more significant inputs are unobservable and are included in Level 3. These fair values represent the Company’s best estimate of an amount that could be realized in a current market exchange absent actual market exchanges.
The fair value of the embedded derivative contained in the fixed-indexed annuity products is the sum of the current year’s option value projected stochastically, the projection of future index growth at the option budget, and the historical interest/equity-indexed credits. The valuation of the embedded derivative includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs.
The fair value of the embedded derivative contained in the fixed-indexed universal life insurance products is the amount of the current year’s option value in excess of a fixed crediting valuation over the remainder of the policy year. The valuation of the embedded derivative includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The Company issues certain variable annuity products with GMWB and GMAB riders. The fair value for these riders is estimated using the present value of future benefits minus the present value of future fees using actuarial and capital market assumptions related to the projected cash flows over the expected lives of the contracts. A risk neutral valuation methodology is used under which the cash flows from the riders are projected under multiple capital market scenarios using observable market interest rates. The valuation of these riders includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs.
The Company’s own credit adjustment is determined by taking into consideration publicly available information on industry default risk with considerations for the Company’s own credit profile. Risk margin is incorporated into the valuation model to capture the noncapital market risks of the instrument, which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of certain actuarial assumptions including surrenders, annuitization, premium persistency, and future equity index caps or participation rates. The establishment of the risk margin requires the use of significant management judgment. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility, changes in the Company’s own credit standing, and variations in actuarial assumptions regarding contractholder behavior and risk margins related to noncapital market inputs may result in significant fluctuations in the fair value of embedded derivatives that could materially affect net income.
The Company elected the fair value option for insurance contracts related to the variable-indexed annuity product. The fair value is calculated internally using the present value of future expected cash flows, floored at the current contract value. Future expected cash flows are generated using contractual features, actuarial assumptions, and market emergence over a complete set of market consistent scenarios. Cash flows are then averaged over the scenario set and discounted back to the valuation date using the appropriate discount factors adjusted for nonperformance risk on the noncollateralized portions of the contract.

(e)	Level 3 Rollforward
The following table provides a reconciliation of the beginning and ending balances for the Company’s Level 3 assets and liabilities measured at fair value on a recurring basis:

	2017
	Fixed-maturity securities
	Available-for-sale					Trading
	States and political subdivisions	Foreign government	Corporate securities	Mortgage-backed securities	CDO	Corporate securities
Balance, beginning of year	$29,275	34,240	8,549,468	41,204	19,931	150
Total realized/unrealized gains (losses) included in:
Net income (loss)	—	—	(9,227)	678	11,139	—
Other comprehensive income (loss)	1,482	(793)	310,320	1,279	(11,070)	—
Purchases and issuances	10,004	—	2,660,329	—	—	—
Sales and settlements	—	—	(444,638)	(24,556)	(20,000)	—
Transfer out of Level 3	—	—	(95,286)	(18,576)	—	—
Balance, end of year	$40,761	33,447	10,970,966	29	—	150

Gains (losses) included in net income related to financial instruments still held at the end of the year	$—	—	956	—	—	—

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

	2016
	Fixed-maturity securities
	Available-for-sale					Trading
	States and political subdivisions	Foreign government	Corporate securities	Mortgage-backed securities	CDO	Corporate securities
Balance, beginning of year	$499	33,373	7,021,597	54,906	21,164	—
Total realized/unrealized gains (losses) included in:
Net income (loss)	—	—	(86,539)	1,393	—	—
Other comprehensive income (loss)	790	867	272,556	302	(503)	—
Purchases and issuances	27,986	—	2,054,111	730	—	150
Sales and settlements	—	—	(428,407)	(16,127)	(730)	—
Transfer out of Level 3	—	—	(283,850)	—	—	—
Balance, end of year	$29,275	34,240	8,549,468	41,204	19,931	150

Gains (losses) included in net income related to financial instruments still held at the end of the year	$—	—	(80,134)		—	—

	2017				2016
	Equity securities, Available-for-sale	Derivative assets	Derivative liabilities	Reserves at fair value (1)	Derivative assets	Derivative liabilities	Reserves at fair value (1)
Balance, beginning of year	$—	5,826	(3,702)	(20,152,641)	2,350	(33,812)	(18,096,009)
Total realized/unrealized gains (losses) included in:
Net income (loss)	—	188,230	(101,030)	(5,550,779)	553,778	(583,731)	(649,516)
Other comprehensive income (loss)	1,496	—	—	—	—	—	—
Purchases and issuances	12,318	—	—	(3,186,229)	—	—	(2,805,725)
Sales and settlements	—	(181,681)	104,732	1,501,674	(550,302)	613,841	1,398,609
Balance, end of year	$13,814	12,375	—	(27,387,975)	5,826	(3,702)	(20,152,641)

Gains (losses) included in net income related to financial instruments still held at the end of the year	$—	6,549	3,702	(5,550,779)	3,476	(30,111)	(649,516)

(1) The Company classifies realized and unrealized gains (losses) on Reserves at fair value as unrealized gains (losses) for purposes of disclosure in this table because the Company monitors Reserves at fair value as a whole unit and does not track realized gains (losses) on a contract-by-contract basis.

(f)	Transfers
The Company reviews its fair value hierarchy classifications annually. Transfers between levels occur when there are changes in the observability of inputs and market activity. Transfers into and/or out of Levels 1, 2, and 3 are reported as of the end of the period in which the change occurs.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

In 2017, transfers into Level 3 were $0 and transfers out of Level 3 were $113,862. In 2016, transfers into Level 3 were $0 and transfers out of Level 3 were $283,850. All transfers out of Level 3 were recategorized as Level 2 as quoted market prices for similar securities became available, were considered reliable, and could be validated against an alternative source.
There were no transfers between Level 1 and Level 2 for the years ended December 31, 2017 and 2016.

(g)	Assets and Liabilities Measured at Fair Value Using Significant Unobservable Inputs
The following table provides a summary of the significant unobservable inputs used in the fair value measurements developed by the Company or reasonably available to the Company of Level 3 assets and liabilities on a recurring basis at December 31:

	2017
	Fair value	Valuation technique	Unobservable input	Range (weighted average)
Fixed-maturity securities:
Available-for-sale:
States and political subdivisions	$40,761	Discounted cash flow	Option adjusted spread*	161 (161)
Foreign government	33,447	Discounted cash flow	Option adjusted spread	42 - 50 (48)
Corporate securities	10,970,966	Discounted cash flow	Option adjusted spread	27 - 515 (130)
Mortgage-backed securities	29	Third-party vendor	Default and discount rates	**
Trading:
Corporate securities	150	Cost	N/A	N/A
Equity securities:
Available-for-sale:
Common stock	12,314	Consensus pricing	Indicative quotes ($ per share)*	$23.65 ($23.65)
Preferred stock	1,500	Cost	N/A	N/A
Derivative assets:
TRS	12,375	Third-party vendor	Spread and discount rates	**
Derivative liabilities:
TRS	—	Third-party vendor	Spread and discount rates	**
Reserves at Fair Value:
MVLO	(20,137,427)	Discounted cash flow	Annuitizations	0 - 25%
			Surrenders	0 - 25%
			Mortality***	0 - 100%
			Withdrawal benefit election	0 - 50%
GMWB and GMAB	(2,186,266)	Discounted cash flow	Surrenders	0.5% - 35%
			Mortality***	0% - 100%
Variable-indexed annuity	(5,064,282)	Contract value	N/A****	N/A****

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

	2016
	Fair value	Valuation technique	Unobservable input	Range (weighted average)
Fixed-maturity securities:
Available-for-sale:
States and political subdivisions	$29,275	Discounted cash flow	Option adjusted spread*	166 (166)
Foreign government	34,240	Discounted cash flow	Option adjusted spread	62 - 75 (70)
Corporate securities	8,549,468	Discounted cash flow	Option adjusted spread	-214 - 2,112 (147)
CDO	19,931	Third-party vendor	Default and discount rates	**
Mortgage-backed securities	41,204	Third-party vendor	Default and discount rates	**
Trading:
Corporate securities	150	Cost	N/A	N/A
Derivative assets:
TRS	5,826	Third-party vendor	Spread and discount rates	**
Derivative liabilities:
TRS	(3,702)	Third-party vendor	Spread and discount rates	**
Reserves at Fair Value:
MVLO	(15,141,482)	Discounted cash flow	Annuitizations	0 – 25%
			Surrenders	0 – 25%
			Mortality***	0 – 100%
			Withdrawal benefit election	0 – 50%
GMWB and GMAB	(2,399,597)	Discounted cash flow	Surrenders	0.5 – 35%
			Mortality***	0 – 100%
Variable-indexed annuity	(2,611,562)	Contract value	N/A****	N/A****

* No range is applicable due to only one security within classification.
** Management does not have insight into the specific assumptions used. See narrative below for qualitative discussion.
*** Mortality assumptions are derived from the Annuity 2000 Mortality Table. See note 14 for further discussion.
**** Unobservable inputs are not applicable as the fair value of the variable-indexed annuity reserve is floored at contract value.

(h)	Sensitivity of Fair Value Measurements to Changes in Unobservable Inputs
Fixed-maturity securities: The primary unobservable input used in the discounted cash flow models for states and political subdivisions, foreign government, and corporate fixed-maturity securities, available-for-sale is a corporate index option adjusted spread (OAS). The corporate index OAS used is based on a security's sector, rating, and average life. A significant increase (decrease) of the corporate index OAS in isolation could result in a decrease (increase) in fair value.
CDO and mortgage-backed securities are priced by a third-party vendor and the Company internally reviews the valuation for reasonableness. The Company does not have insight into the specific inputs used; however, the key unobservable inputs would generally include default rates. A significant increase (decrease) in default rates in isolation could result in an decrease (increase) in fair value.
Equity securities: The primary unobservable input used to value common stock are indicative quotes received from third-party vendors. A significant increase (decrease) in the indicative quotes in isolation could result in a decrease (increase) in fair value.
Derivative assets and liabilities: The TRS are priced by a third-party vendor and the Company internally reviews

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

the valuation for reasonableness. The Company does not have insight into the specific inputs used; however, the key unobservable input would generally include the spread. For a long position, a significant increase (decrease) in the spread used in the fair value of the TRS in isolation could result in higher (lower) fair value. For a short position, a significant increase (decrease) in the spread used in the fair value of the TRS in isolation could result in lower (higher) fair value.
Reserves at fair value: A significant increase (decrease) in the utilization of annuitization benefits could result in a higher (lower) fair value. A significant decrease (increase) in mortality rates, surrender rates, or utilization of lifetime income benefits could result in a higher (lower) fair value.

(i)	Nonrecurring Fair Value Measurements
Occasionally, certain assets and liabilities are measured at fair value on a nonrecurring basis. There were no nonrecurring fair value adjustments recorded in 2017, 2016, or 2015.

(j)	Fair Value of Financial Instruments Carried at Other Than Fair Value
The following table presents the carrying amount and fair value of certain financial instruments that are not reported at fair value at December 31:

	2017
	Carrying	Fair value
	amount	Level 1	Level 2	Level 3	Total
Financial assets
Mortgage loans on real estate	$11,761,939	—	—	12,372,775	12,372,775
Loans to affiliates	39,120	—	—	39,120	39,120
Policy loans	184,409	—	184,409	—	184,409
Other invested assets	302,216	196,672	—	105,544	302,216
Cash equivalents	1,442,057	581,257	860,800	—	1,442,057
Receivables	123,110	—	—	123,110	123,110
Reinsurance and investment contract recoverables	1,248,634	—	—	1,298,499	1,298,499
Collateral held from securities lending agreements	2,657,046	—	2,657,221	—	2,657,221
COLI	578,951	—	578,951	—	578,951
Financial liabilities
Investment contracts	$(79,019,361)	—	—	(79,519,680)	(79,519,680)
Mortgage notes payable	(68,628)	—	—	(77,637)	(77,637)
Securities lending payable	(2,657,046)	—	(2,657,046)	—	(2,657,046)
Other liabilities	(123,110)	—	—	(123,110)	(123,110)
Separate account liabilities	(28,192,877)	(28,192,877)	—	—	(28,192,877)

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

	2016
	Carrying	Fair value
	amount	Level 1	Level 2	Level 3	Total
Financial assets
Held-to-maturity fixed-maturity securities	$28	—	—	3,630	3,630
Mortgage loans on real estate	10,351,741	—	—	10,900,205	10,900,205
Loans to affiliates	39,120	—	—	39,120	39,120
Policy loans	171,012	—	171,012	—	171,012
Other invested assets	357,210	—	—	426,137	426,137
Cash equivalents	1,250,015	1,150,015	100,000	—	1,250,015
Receivables	144,180	—	—	144,180	144,180
Reinsurance and investment contract recoverables	933,074	—	—	987,327	987,327
Collateral held from securities lending agreements	2,561,219	—	2,561,985	—	2,561,985
COLI (1)	338,092	—	338,092	—	338,092
Financial liabilities
Investment contracts	$(77,305,738)	—	—	(78,018,770)	(78,018,770)
Mortgage notes payable	(76,916)	—	—	(87,981)	(87,981)
Securities lending payable	(2,561,219)	—	(2,561,219)	—	(2,561,219)
Other liabilities	(144,180)	—	—	(144,180)	(144,180)
Separate account liabilities (1)	(27,733,261)	(27,733,261)	—	—	(27,733,261)

(1) The previously issued 2016 Consolidated Financial Statements improperly disclosed COLI and Separate account liabilities as financial instruments measured at fair value on a recurring basis. These financial instruments have been corrected in the above table to conform with current year presentation as they are carried at other than fair value.

The fair value of fixed-maturity securities classified as “held-to-maturity” is calculated internally with cash flow models using unobservable inputs.
The fair value of mortgage loans on real estate is calculated by analyzing individual loans and assigning ratings to each loan based on a combination of loan-to-value ratios and debt service coverage ratios. Default rates and loss severity factors are then applied to each loan and a fair value is determined based on these factors as well as the contractual cash flows of each loan and the current market interest rates for similar loans.
Loans to affiliates are carried at cost. Due to the lack of an active market, the current carrying value is the only market price at which the transaction could be settled, the Company believes cost approximates fair value.
Policy loans are supported by the underlying cash value of the policies and are carried at unpaid principal balances plus accrued investment income. As policy loans function like demand deposits, the current carrying value is the only market price at which the transaction could be settled. Due to the lack of an active market and uncertainty on receiving contractual cash flows, the Company believes the carrying value approximates fair value.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

Other invested assets primarily include short-term securities, FHLB stock, loans to non-affiliates, and LIH investments. The carrying value of the Company's short-term securities is considered a reasonable estimate of fair value due to their short-term maturities and are included in Level 1. The investments in FHLB stock and loans to non-affiliates are carried at cost, which is deemed to approximate fair value as the current carrying value is the only market price at which the transaction could be settled due to the lack of an active market. The fair value of LIH investments is calculated internally by calculating the expected discounted cash flows utilizing the respective funding and benefits schedule for each investment using unobservable inputs. The investments in FHLB stock, loans to non-affiliates, and LIH investments are included in Level 3 due to the use of unobservable inputs.
Cash equivalents include short-term, highly liquid debt instruments purchased with an original maturity of three months or less, short-term government money market funds, overnight commercial paper, and overnight reverse-repurchase agreements. Due to the short-term nature of these investments, carrying value is deemed to approximate fair value. Of the cash equivalents held, the fair value of short-term, highly liquid debt instruments, short-term government money market funds, and overnight commercial paper is based on quoted market prices and these investments are included in Level 1. Overnight reverse-repurchase agreements are included Level 2 due to the use of quoted prices for similar assets in active markets.
Included in Receivables and Other liabilities is the LIH investments unfunded commitment asset and liability. The fair value is calculated internally by discounting the expected future commitments based upon the respective funding schedule for each investment using unobservable inputs.
Collateral held from securities lending agreements is primarily comprised of cash and cash equivalents and highly liquid fixed-maturity securities. Fair values are determined and classified within the fair value hierarchy in a manner consistent with the method utilized to determine the fair value of similar securities held within the Company’s general account investment portfolio.
The COLI policies held by the Company are carried at their respective cash surrender values, which approximates fair value. The cash surrender value of the policies is based on the value of the underlying assets, which are regularly priced utilizing observable inputs.
Investment contracts include certain reserves related to annuity and life products. These reserves are included in Account balances and future policy benefit reserves on the Consolidated Balance Sheets. The fair values of the investment contracts are determined by testing amounts payable on demand against discounted cash flows using market interest rates commensurate with the risks involved, including consideration of the Company’s own credit standing and a risk margin for noncapital market inputs.
Reinsurance and investment contracts recoverable represent the ceded portions of investment contracts. The methods and assumptions used to determined the fair value are consistent with those used to value investment contracts.
The fair value of mortgage notes payable is the sum of the outstanding balance of the note payable plus the expected prepayment penalty due to the lender if the Company were to prepay the mortgage. The Company believes this approximates fair value, as the calculation of the prepayment penalty is based on current market interest rates and represents lost interest to the lender and is an exit price. The penalty is based on specific provisions provided by the lender, which is an unobservable input.
Securities lending payable is set equal the to the cash collateral received. Due to the short-term nature of these loans, the carrying value is deemed to approximate fair value.
Separate account liabilities are recorded at the amount credited to the contractholder, which reflects the change in fair value of the corresponding separate account assets including contractholder deposits less withdrawals and fees. As such, the carrying value is deemed to approximate fair value.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(7)	Financing Receivables
The Company’s financing receivables are comprised of mortgage loans, nontrade receivables, loans to affiliates, and loans to non-affiliates. Mortgage loans consist of the unpaid balance of mortgage loans on real estate. Nontrade receivables are amounts for policy or contract premiums due from the agents and broker-dealers, or amounts due from reinsurers. Loans to affiliates include loans to related parties to fund certain companywide projects. Loans to non-affiliates are loans that are intended to meet certain financial objectives of the Company, AZOA, and Allianz SE. The mortgage loans and nontrade receivables are evaluated on a collective basis for impairment unless circumstances arise that warrant individual evaluation. The loans to affiliates and loans to non-affiliates are evaluated individually and did not require an allowance as of December 31, 2017 and 2016. For additional information, see note 2 for receivables, note 4 for mortgage loans, and note 19 for loans to affiliates.
Credit Quality Indicators
The Company analyzes certain financing receivables for credit risk by using specific credit quality indicators. The Company has determined the loan-to-value ratio and the debt service coverage ratio are the most reliable indicators in analyzing the credit risk of its mortgage loan portfolio. The loan-to-value ratio is based on the Company’s internal valuation methodologies, including discounted cash flow analysis and comparative sales, depending on the characteristics of the property being evaluated. The debt service coverage ratio analysis is normalized to reflect a 25 year amortization schedule.
The credit quality as of December 31 is shown below:

	Debt Service Coverage Ratios
	Greater than 1.4x	1.2x – 1.4x	1.0x – 1.2x	Less than 1.0x	Total	Percent of Total
2017:
Loan-to-value ratios:
Less than 50%	$3,742,536	52,805	64,700	66,486	3,926,527	33.3%
50% – 60%	4,205,942	225,433	62,516	14,315	4,508,206	38.2
60% – 70%	2,449,915	597,222	72,784	—	3,119,921	26.4
70% – 80%	74,854	169,431	—	—	244,285	2.1
80% – 90%	—	—	—	—	—	—
90% – 100%	—	—	—	—	—	—
Greater than 100%	—	—	—	—	—	—
Total	$10,473,247	1,044,891	200,000	80,801	11,798,939	100.0%

	Debt Service Coverage Ratios
	Greater than 1.4x	1.2x – 1.4x	1.0x – 1.2x	Less than 1.0x	Total	Percent of Total
2016:
Loan-to-value ratios:
Less than 50%	$3,694,757	133,289	53,761	—	3,881,807	37.3%
50% – 60%	3,740,956	173,453	23,378	18,930	3,956,717	38.0
60% – 70%	1,442,783	502,746	26,005	43,607	2,015,141	19.4
70% – 80%	198,103	153,481	24,086	—	375,670	3.6
80% – 90%	57,439	83,046	27,384	2,937	170,806	1.7
90% – 100%	—	—	—	—	—	—
Greater than 100%	—	—	—	—	—	—
Total	$9,134,038	1,046,015	154,614	65,474	10,400,141	100.0%

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The Company’s nontrade receivables are analyzed for credit risk based upon the customer classification of the agent or reinsurer. The nontrade receivable and allowance for credit losses by customer classification as of December 31 are shown below:

	2017			2016
	Agent	Reinsurer	Total	Agent	Reinsurer	Total
Nontrade receivables	$14,167	27,710	41,877	11,860	20,963	32,823
Allowance for credit losses	(4,301)	—	(4,301)	(4,876)	—	(4,876)
Net nontrade receivables	$9,866	27,710	37,576	6,984	20,963	27,947
Rollforward of Allowance for Credit Losses
The allowances for credit losses and recorded investment in financing receivables as of December 31 are shown below:

	Mortgage loans	Nontrade receivables	Loans to affiliates	Loans to non-affiliates	Total
2017:
Financing receivables, gross	$11,798,939	41,877	39,120	10,137	11,890,073
Allowance for credit losses:
Beginning balance	48,400	4,876	—	—	53,276
Provision / (benefit)	(11,400)	(575)	—	—	(11,975)
Ending balance	37,000	4,301	—	—	41,301
Financing receivables ending balance net of valuation allowance	$11,761,939	37,576	39,120	10,137	11,848,772

	Mortgage loans	Nontrade receivables	Loans to affiliates	Loans to non-affiliates	Total
2016:
Financing receivables, gross	$10,400,141	32,823	39,120	10,145	10,482,229
Allowance for credit losses:
Beginning balance	37,400	5,525	—	—	42,925
Provision / (benefit)	11,000	(649)	—	—	10,351
Ending balance	48,400	4,876	—	—	53,276
Financing receivables ending balance net of valuation allowance	$10,351,741	27,947	39,120	10,145	10,428,953
The Company evaluates the mortgage loan allowance for loan loss quarterly, which resulted in a change of the provision of $(11,400) and $11,000 for the years ended December 31, 2017 and 2016, respectively. In 2017, the decrease to the mortgage loan allowance is driven by a reduction in expected losses and reserves based on the improving credit quality of our portfolio and industry analysis showing improving market conditions. The increase to the allowance for loan loss in 2016 was a result of the growing asset base of the mortgage loan portfolio partially offset by improving quality indicators.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

Past-Due Aging Analysis
Aging analysis of past-due financing receivables as of December 31 is shown below:

	31-60 days past due	61-90 days past due	Greater than 90 days past due	Total past due	Current	Total
2017:
Mortgage loans	$—	—	—	—	11,798,939	11,798,939
Nontrade receivables	9,955	1,279	8,200	19,434	22,443	41,877
Loans to affiliates	—	—	—	—	39,120	39,120
Loans to non-affiliates	—	18	481	499	9,638	10,137
Total	$9,955	1,297	8,681	19,933	11,870,140	11,890,073

	31-60 days past due	61-90 days past due	Greater than 90 days past due	Total past due	Current	Total
2016:
Mortgage loans	$—	—	—	—	10,400,141	10,400,141
Nontrade receivables	7,590	1,662	6,712	15,964	16,859	32,823
Loans to affiliates	—	—	—	—	39,120	39,120
Loans to non-affiliates	109	10	71	190	9,955	10,145
Total	$7,699	1,672	6,783	16,154	10,466,075	10,482,229
As of December 31, 2017 and 2016, the Company’s financing receivables did not include any balances which are on a nonaccrual status, classified as a troubled debt restructuring, or impaired without a corresponding allowance for credit loss.

(8)	Reinsurance
The Company primarily enters into reinsurance agreements to manage risk resulting from its life, annuity, and accident and health businesses, as well as businesses the Company has chosen to exit.
In the normal course of business, the Company seeks to limit its exposure to loss by ceding risks under yearly renewal term, coinsurance, and modified coinsurance. The Company generally retained between $1,000 and $5,000 coverage per individual life depending on the type of policy for the years ended December 31, 2017 and 2016.
The Company monitors the financial exposure and financial strength of the reinsurers on an ongoing basis. The Company attempts to mitigate risk by securing recoverable balances with various forms of collateral, including arranging trust accounts and letters of credit with certain reinsurers. Reinsurance and investment contract recoverables at December 31, 2017 and 2016 are secured by collateral of $3,970,978 and $3,419,252, respectively.
The effect of reinsurance on premiums is disclosed in Schedule IV in the Consolidated Financial Statements.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The effect of reinsurance on benefits for the respective years ended December 31 is shown below:

	2017	2016	2015
Direct benefits
Life	$425,845	263,594	175,293
Annuities	6,601,650	2,015,225	2,333,922
Accident and health	566,988	630,148	590,984
Total direct benefits	7,594,483	2,908,967	3,100,199
Less: Ceded to other companies
Life	73,471	67,801	65,118
Annuities	33,230	33,024	39,481
Accident and health	376,797	427,153	395,226
Total ceded to other companies	483,498	527,978	499,825
Plus: Assumed from other companies
Life	127	650	1,057
Annuities	1,701	1,520	1,663
Accident and health	16,426	19	—
Total assumed from other companies	18,254	2,189	2,720
Total benefits	$7,129,239	2,383,178	2,603,094
Components of the Company's reinsurance and investment contract recoverables as of December 31 are shown below:

	2017	2016
Life	$986,636	1,031,953
Annuities	1,275,293	890,709
Accident and health	3,033,557	2,765,256
Total reinsurance and investment contract recoverables	$5,295,486	4,687,918
The Life, Annuities, and Accident and health categories presented in the tables above are prescribed splits based on product and will differ from the results of the segments disclosed within note 24.
The Company did not write off any uncollectible recoverables during 2017 or 2016.

(9)	Deferred Acquisition Costs
DAC at December 31 and the changes in the balance for the years then ended are as follows:

	2017	2016	2015
Balance, beginning of year	$5,246,343	6,283,236	4,362,771
Capitalization	730,825	1,006,773	911,425
Interest	239,127	172,195	181,239
Amortization	(1,244,315)	(1,438,375)	(1,331,923)
Change in shadow DAC	(1,121,140)	(777,486)	2,159,724
Balance, end of year	$3,850,840	5,246,343	6,283,236

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The Company reviews its best-estimate assumptions each year and records “unlocking” as appropriate. These reviews are based on recent changes in the operations of the Company and actual and expected performance of in-force policies. The reviews include all assumptions, including mortality, lapses, expenses, and separate account returns. The revised best estimate assumptions were applied to the current in-force policies to project future gross profits.
The pretax impact on the Company’s assets and liabilities as a result of the unlocking during the years ended December 31 is as follows:

	2017	2016	2015
Assets:
DAC	$(177,274)	(246,669)	(109,797)
DSI	(35,266)	(51,156)	(32,400)
VOBA	—	(212)	(180)
Reinsurance and investment contract recoverables	(7,645)	2,934	5,471
Total increase (decrease) in assets	(220,185)	(295,103)	(136,906)
Liabilities:
Account balances and future policy benefit reserves	(330,853)	(412,959)	(154,064)
Unearned premiums	(7,070)	(1,787)	(48,369)
Total increase (decrease) in liabilities	(337,923)	(414,746)	(202,433)
Net increase (decrease) in income before taxes	$117,738	119,643	65,527

(10)	Deferred Sales Inducements
DSI at December 31 and the changes in the balance for years then ended are as follows:

	2017	2016	2015
Balance, beginning of year	$764,554	1,110,192	847,000
Capitalization	14,726	29,176	48,546
Amortization	(207,629)	(277,616)	(284,883)
Interest	23,107	28,569	33,927
Change in shadow DSI	(163,440)	(125,767)	465,602
Balance, end of year	$431,318	764,554	1,110,192
See note 9 for impacts of unlocking relating to DSI.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(11)	Income Taxes

(a)	Income Tax Expense (Benefit)
Total income tax expense for the years ended December 31 is as follows:

	2017	2016	2015
Income tax expense (benefit) attributable to operations:
Current tax expense (benefit)	$83,114	558,016	551,052
Deferred tax expense (benefit)	125,443	(202,860)	(307,986)
Total income tax expense (benefit) attributable to net income (loss)	208,557	355,156	243,066
Income tax effect on AOCI:
Attributable to unrealized gain (loss) on:
Investments	437,719	357,363	(691,519)
Postretirement obligations	(2)	36	—
Foreign exchange	461	373	(2,159)
Total income tax effect on equity	$646,735	712,928	(450,612)

(b)	Components of Income Tax Expense (Benefit)
Income tax expense computed at the statutory rate of 35% varies from Income tax expense reported in the Consolidated Statements of Operations for the respective years ended December 31 as follows:

	2017	2016	2015
Income tax expense computed at the statutory rate	$322,882	400,167	295,177
Dividends-received deductions and tax-exempt interest	(38,369)	(40,326)	(40,687)
State income tax	(2,074)	11,266	4,642
Accrual (release) of LIH tax credits and benefits (1)	11,691	(5,819)	(1,284)
Accrual (release) of tax contingency reserve	522	373	(10,701)
Foreign tax, net	(3,410)	(3,587)	(3,143)
COLI	(14,301)	(7,833)	(2,285)
Penalties	232	(47)	529
Deferred tax revaluation due to tax rate change (2)	(70,281)	—	—
Other	1,665	962	818
Income tax expense (benefit) as reported	$208,557	355,156	243,066

(1) The Company recognized impairments on LIH investments of $18,351 during 2017 due to the tax rate change enacted in the United States.
(2) On December 22, 2017, the United States passed the Tax Act of 2017 which reduced the corporate tax rate from 35% to 21% for tax years beginning after December 31, 2017. As a result, the deferred taxes recorded on the Consolidated Balance Sheets were revalued to reflect the reduction in the future corporate tax rate.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(c)	Components of Deferred Tax Assets and Liabilities on the Consolidated Balance Sheets
Tax effects of temporary differences giving rise to the significant components of the net deferred tax asset (liability). The net deferred tax asset (liability) on the Consolidated Balance Sheets at December 31 is as follows:

	2017	2016
Deferred tax assets:
Policy reserves	$2,793,209	3,326,409
Expense accruals	5,569	40,792
Other-than-temporarily impaired assets	11,352	40,821
Provision for postretirement benefits	32,490	49,437
Other	1,148	3,267
Total deferred tax assets	2,843,768	3,460,726
Deferred tax liabilities:
Policy reserves	(795,733)	—
Deferred acquisition costs	(589,011)	(1,533,188)
Investment income	(303,537)	(253,987)
Depreciation and amortization	(36,005)	(59,822)
Net unrealized gains on investments and foreign exchange	(1,295,898)	(1,225,720)
Total deferred tax liabilities	(3,020,184)	(3,072,717)
Net deferred tax asset (liabilities)	$(176,416)	388,009
As a result of the enactment of the Tax Act of 2017, the Company was required to revalue the deferred taxes for Policy reserves held. As the effect from the Policyholder reserves revaluation will be recognized in taxable income on a straight-line basis over the next eight year period beginning January 1, 2018, a deferred tax liability is recognized in the same amount as the deferred tax asset. Both the deferred tax asset and liability are recorded as of December 31, 2017 and are presented on a gross basis in the table above.
Although realization is not assured, the Company believes it is not necessary to establish a valuation allowance for ordinary deferred tax assets, as it is more likely than not the deferred tax assets will be realized principally through future reversals of existing ordinary taxable temporary differences and future ordinary taxable income. For deferred tax assets that are capital in nature, considering all objective evidence and the available tax planning strategy, it is more likely than not the deferred tax assets that are capital in nature will be realized and no valuation allowance is required. The amount of the ordinary and capital deferred tax assets considered realizable could be reduced in the near term if estimates of future reversals of existing taxable temporary differences and future ordinary and capital taxable income are reduced.
Income taxes (received)/paid by the Company were $267,668, $914,413, and $329,563 in 2017, 2016, and 2015, respectively. At December 31, 2017 and 2016, respectively, the Company had a tax (receivable)/payable from AZOA of $(309,694) and $(89,111), reported in Other assets or Other liabilities on the Consolidated Balance Sheets.
At December 31, 2017 and 2016, the Company had a tax payable separate from the agreement with AZOA in the amount of $100 and $18, respectively, reported in Other Liabilities on the Consolidated Balance Sheets. These amounts are for foreign taxes.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The Company is included in the consolidated group for which AZOA files a federal income tax return on behalf of all group members. As a member of the AZOA consolidated group, the Company is no longer subject to U.S. federal and non-U.S. income tax examinations for years prior to 2014, though examinations of combined returns filed by AZOA, which include the Company by certain U.S. state and local tax authorities, may still be conducted for 2008 and subsequent years. The last Internal Revenue Service examination of AZOA involved amended returns filed by AZOA for the 2011 tax year. This examination concluded in October 2017 with the Internal Revenue Service accepting the amended returns as filed. The Internal Revenue Service has also initiated examinations of AZOA’s 2015 and 2016 income tax returns.
In accordance with the Income Taxes Topic of the Codification, the Company recognizes liabilities for certain unrecognized tax benefits. Reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	2017	2016
Balance at January 1	$1,697	1,367
Additions based on tax positions related to the current year	845	330
Amounts released related to tax positions taken in prior years	(386)	—
Balance at December 31	$2,156	1,697
The balance at December 31, 2017, consists of tax positions for which the deductibility is more likely than not. The disallowance would affect the annual effective tax rate. The Company does not expect any significant changes related to unrecognized tax benefits during the next 12 months.
The Company recognizes the changes in unrecognized tax benefits and related accrued interest and penalties in federal income tax expense. The Company had $2,326 and $1,805 for the unrecognized tax benefits and related accrued interest at December 31, 2017 and 2016, respectively, in Other Liabilities on the Consolidated Balance Sheets.

(12)	Goodwill and Intangible Assets
Goodwill at December 31, 2017 and 2016, and the changes in the balance for the years then ended are as follows:

	2017	2016
Balance, beginning of year	$487,834	482,905
Increase in goodwill due to acquisition (1)	—	4,929
Balance, end of year	$487,834	487,834
The goodwill balance at December 31, 2017 and 2016, relates to the Individual Annuity segment. See note 24 for further discussion regarding the operating segments.
Intangible assets at December 31, 2017 and 2016, and the changes in the balance for the years then ended are as follows:

	2017	2016
Balance, beginning of year	$2,496	—
Increase in intangibles due to acquisition (1)	—	2,872
Amortization	(410)	(376)
Balance, end of year	$2,086	2,496
(1) The increase in goodwill and intangible assets relates to the acquisition of a Field Marketing Office (FMO). See note 19 for further details regarding the acquisition.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The net amortization of the intangible assets in each of the next five years is as follows:

2018	$410
2019	410
2020	410
2021	410
2022	410
2023 and beyond	36
Total	$2,086
Accumulated amortization of intangible assets is $15,279 and $14,869 as of December 31, 2017 and 2016, respectively.
Goodwill and intangible assets are reviewed on an annual basis and impairment considerations are made depending on economic market conditions. There were no impairments to goodwill or intangible assets in 2017 or 2016.

(13)	Value of Business Acquired
VOBA at December 31 and the changes in the balance for the years then ended are as follows:

	2017	2016	2015
Balance, beginning of year	$—	—	—
Interest	64	127	210
Amortization	(1,857)	(1,619)	(2,950)
Change in shadow VOBA	1,793	1,492	2,740
Balance, end of year	$—	—	—
The net amortization of the VOBA in each of the next five years is expected to be as follows:

2018	$1,923
2019	785
2020 and beyond	—
Total	$2,708
Accumulated amortization of VOBA is $244,692 and $242,835 as of December 31, 2017 and 2016, respectively.

(14)	Separate Accounts and Annuity Product Guarantees
The following assumptions were used to determine the GMDB and GMIB liabilities as of December 31, 2017 and 2016:

•	100 stochastically generated investment performance scenarios.

•	Mean investment performance assumption of 6.5% in 2017 and 2016.

•	Volatility assumption of 13.4% in 2017 and 2016.

•
For 2017 and 2016, the mortality assumption is based on the Annuity 2000 mortality table for all variable products. The past mortality improvement is based on gender distinct mortality loads varying by attained age, and future mortality improvement factors are based on gender distinct projection scales varying by attained age and subject to grading factors.

•	Lapse rates vary by contract type and duration. As of December 31, 2017 and 2016, spike rates could approach 60% and 40%, respectively, with an ultimate rate around 15%.

•	Discount rates vary by contract type and equal an assumed long-term investment return (see mean investment performance assumption above), less the applicable mortality and expense rate.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

•	GMIB contracts contain a dynamic lapse assumption. For example, if the contract is projected to have a large additional benefit, then it becomes less likely to lapse.
The following assumptions were used to determine the GMAB and GMWB liabilities as of December 31, 2017 and 2016:

•	1000 stochastically generated investment performance scenarios.

•	Market volatility assumptions vary by fund type and grade from a current volatility number to long-term assumptions over one year as shown below:

	2017		2016
Fund index type	Current volatility	Long-term forward volatility	Current volatility	Long-term forward volatility
Large cap	13.4%	18.0%	16.3%	18.1%
Bond	3.4	3.9	3.4	3.9
International	13.7	21.2	16.8	21.4
Small cap	17.4	21.5	20.3	21.5

•
For 2017 and 2016, the mortality assumption is based on the Annuity 2000 mortality table for all variable products. The past mortality improvement is based on gender distinct mortality loads varying by attained age, and future mortality improvement factors are based on gender distinct projection scales varying by attained age and subject to grading factors.

•	Lapse rates vary by contract type and duration. As of December 31, 2017 and 2016, spike rates could approach 60% and 40%, respectively, with an ultimate rate around 15%.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

Guaranteed minimum benefits for the respective years ended December 31 are summarized as follows (note that the amounts listed are not mutually exclusive, as many products contain multiple guarantees):

	2017			2016
	Account value	Net amount at risk	Weighted age (years)	Account value	Net amount at risk	Weighted age (years)
GMDB:
Return of premium	$26,092,333	25,909	64	23,400,820	73,163	64
Ratchet and return of premium	4,555,502	26,368	68	4,602,792	142,357	68
Ratchet and rollup	3,598,920	365,871	72	3,602,988	484,301	71
Ratchet and earnings protection rider	2,902	624	86	3,072	885	84
Reset	81,771	475	77	84,191	692	76
Earnings protection rider	236,407	26,865	70	235,360	22,383	69
Total	$34,567,835	446,112		31,929,223	723,781
GMIB:
Return of premium	$88,576	265	74	92,121	325	73
Ratchet and return of premium	1,728,722	446	71	1,885,185	4,526	70
Ratchet and rollup	4,603,105	453,715	68	4,653,568	723,893	68
Total	$6,420,403	454,426		6,630,874	728,744
GMAB:
Five years	$2,489,002	1,185	71	2,738,307	10,160	70
Ten years	2,994	1	84	3,212	1	82
Target date retirement-7 year	578,324	447	65	613,746	1,218	64
Target date retirement-10 year	235,167	534	62	250,033	4,559	61
Target date with management levers	3,201,192	11,720	63	3,332,790	73,070	62
Total	$6,506,679	13,887		6,938,088	89,008
GMWB:
No living benefit	$762,569	—	69	707,212	—	69
Life benefit with optional reset	927,637	145,062	69	921,876	171,135	69
Life benefit with automatic reset	1,521,855	133,182	66	1,471,419	194,438	65
Life benefit with 8% rollup	27,283	4,380	72	28,562	6,286	70
Life benefit with 10% rollup	1,141,470	291,570	65	1,109,985	348,423	65
Life benefit with management levers	12,111,092	1,912,242	62	11,579,110	2,307,239	61
Total	$16,491,906	2,486,436		15,818,164	3,027,521
The growth in account values has outpaced the growth in the net amount at risk in 2017 due to the increased market performance of the separate accounts.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

At December 31, variable annuity account balances were invested in separate account funds with the following investment objectives. Balances are presented at fair value:

Investment type	2017	2016
Bond	$3,303,084	3,484,805
Domestic equity	14,506,783	13,959,524
International equity	1,387,275	1,308,840
Specialty	8,484,888	8,320,880
Money market	439,587	585,039
Other	71,260	74,173
Total	$28,192,877	27,733,261
The following table summarizes the liabilities for variable contract guarantees that are reflected in the general account and shown in Account balances and future policy benefit reserves on the Consolidated Balance Sheets:

	GMDB	GMIB	GMAB	GMWB	Totals
Balance as of December 31, 2015	$97,027	176,465	374,857	2,170,539	2,818,888
Incurred guaranteed benefits	9,845	(17,290)	(96,596)	(14,236)	(118,277)
Paid guaranteed benefits	(17,598)	(13,942)	(34,898)	(69)	(66,507)
Balance as of December 31, 2016	89,274	145,233	243,363	2,156,234	2,634,104
Incurred guaranteed benefits	5,492	(35,136)	(61,660)	(151,177)	(242,481)
Paid guaranteed benefits	(12,789)	(9,999)	(355)	(139)	(23,282)
Balance as of December 31, 2017	$81,977	100,098	181,348	2,004,918	2,368,341

(15)	Accident and Health Claim Reserves
Accident and health claim reserves are based on estimates that are subject to uncertainty. Uncertainty regarding reserves of a given accident year is gradually reduced as new information emerges each succeeding year, thereby allowing more reliable reevaluations of such reserves. While management believes that reserves as of December 31, 2017 are appropriate, uncertainties in the reserving process could cause reserves to develop favorably or unfavorably in the near term as new or additional information emerges. Any adjustments to reserves are reflected in the operating results of the periods in which they are made. Movements in reserves could significantly impact the Company’s future reported earnings.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

Activity in the accident and health claim reserves is summarized as follows:

	2017	2016	2015
Balance at January 1, net of reinsurance and investment contract recoverables of $396,850, $340,048, and $283,252, respectively	$196,603	157,321	135,168
Adjustment primarily related to commutation and assumption reinsurance on blocks of business	242	34	323
Incurred related to:
Current year	105,873	93,844	71,378
Prior years	(5,496)	789	(4,275)
Total incurred	100,377	94,633	67,103
Paid related to:
Current year	6,451	5,829	4,331
Prior years	61,917	49,556	40,942
Total paid	68,368	55,385	45,273
Balance at December 31, net of reinsurance and investment contract recoverables of $447,140, $396,850, and $340,048, respectively	$228,854	196,603	157,321
Prior year incurred claim reserves for 2017 were favorable as a result of re-estimation of unpaid claims and claim adjustment expenses, principally on individual LTC line of business.
Prior year incurred claim reserves for 2016 were unfavorable as a result of re-estimation of unpaid claims and claim adjustment expenses, principally on individual LTC and group health lines of business. In 2015, prior year incurred claim reserves reflect favorable claim development primarily within the individual LTC line of business. This favorable development is partially due to an update to claim continuance assumptions.

(16)	Mortgage Notes Payable
In 2004, the Company obtained an $80,000 mortgage loan from an unrelated third-party for the Company’s headquarters. In 2005, the Company agreed to enter into a separate loan agreement with the same counterparty in conjunction with the construction of an addition to the Company’s headquarters of $65,000. This loan was funded in 2006 and combined with the existing mortgage. As of December 31, 2017 and 2016, the combined loan had a balance of $68,628 and $76,916, respectively. This 20 year, fully amortizing loan has an interest rate of 5.52%, with a maturity date of August 1, 2024. The level principal and interest payments are made monthly. The loan allows for prepayment; however, it is accompanied by a make-whole provision. The proceeds of this mortgage were used to pay off a floating rate construction loan that the Company used to finance the acquisition of property for, and construction of, the Company’s headquarters.
Interest expense for all loans is $4,002, $4,449, and $4,871 in 2017, 2016, and 2015, respectively, and is presented in General and administrative expenses in the Consolidated Statements of Operations.
The future principal payments required under the loan are as follows:

2018	$8,758
2019	9,254
2020	9,778
2021	10,332
2022	10,918
2023 and beyond	19,588
Total	$68,628

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(17)	Commitments and Contingencies
The Company and its subsidiaries are named as defendants in various pending or threatened legal proceedings on an ongoing basis, including three putative class action proceedings, arising from the conduct of business: Sanchez v. Allianz Life Ins. Co. of North America (Superior Court of California, L.A. County, BC594715), Berthiaume et al. v. Allianz Life Ins. Co. of North America et al (Minnesota District Court, Henn. County), and Thompson v. Allianz Life Ins. Co. of North America (United Stated District Court, District of Minnesota, Case No. 0:17-cv00096). None of these putative class actions has been certified. The Company generally intends to vigorously contest the lawsuits, but may pursue settlement negotiations in some cases, if appropriate. The outcome of the cases is uncertain at this time, and there can be no assurance that such litigation, or any future litigation, will not have a material adverse effect on the Company and/or its subsidiaries. The Company recognizes legal costs as incurred.
The Company is contingently liable for possible future assessments under regulatory requirements pertaining to insolvencies and impairments of unaffiliated insurance companies. Provision has been made for assessments currently received and assessments anticipated for known insolvencies.
The financial services industry, including mutual funds, variable and fixed annuities, life insurance, distribution companies, and broker-dealers, is subject to close scrutiny by regulators, legislators, and the media.
Federal and state regulators, such as state insurance departments, state securities departments, the SEC, the Financial Industry Regulatory Authority, and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning various selling practices, including suitability reviews, product exchanges, sales to seniors, and compliance with, among other things, insurance and securities law. The Company is subject to ongoing market conduct examinations and investigations by regulators, which may have a material adverse effect on the Company.
It can be expected that annuity and life product designs and sales practices will be an ongoing source of regulatory scrutiny and enforcement actions, litigation, and rulemaking. Private litigation regarding sales practices is ongoing against a number of insurance companies.
These matters could result in legal precedents and new industry-wide legislation, rules, and regulations that could significantly affect the financial services industry, including life insurance and annuity companies. It is unclear at this time whether any such litigation or regulatory actions will have a material adverse effect on the Company in the future.
When evaluating litigation, claims, and assessments, management considers the nature of the litigation, progress of the case, opinions and views of legal counsel, as well as prior experience in similar cases. Management uses this information to assess whether a loss is probable and if the amount of loss can be reasonably estimated prior to making any accruals.
The Company has the following investments that require a commitment of capital for the years ended December 31, 2017 and 2016:

	2017	2016
Limited partnerships (1)	$320,123	187,484
Private placements	383,675	448,351
Mortgage loans	458,573	414,360
Total	$1,162,371	1,050,195

(1) Included within this caption are limited partnership investments managed by affiliates of the Company. See note 19 for additional details regarding these investments.
In addition to the amounts above, the Company has LIH investments that require a commitment of capital. The Company has open capital commitments of $132,954 and $153,887 at December 31, 2017 and 2016, respectively. The Company has recorded an unfunded commitment liability of $123,110 and $144,180, as of December 31, 2017 and 2016, respectively, within Other liabilities on the Consolidated Balance Sheets. The liability represents the discounted present value of the expected payments.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The Company leases office space and certain furniture and equipment pursuant to operating leases with some leases containing renewal options and escalation clauses. The expense for all operating leases was $4,083, $3,729, and $3,155 in 2017, 2016, and 2015, respectively. The future minimum lease payments required under operating leases are as follows:

2018	$2,027
2019	1,737
2020	1,310
2021	777
2022	479
2023 and beyond	448
Total	$6,778
The Company has a service agreement (the agreement) with certain unrelated broker-dealers for a marketing support program related to the distribution of select variable insurance products. Under the agreement, the Company pays a base service fee of 0.10% on the amount of variable insurance products under management at the commencement of the agreement. An additional service fee of 0.15% is calculated on the total variable insurance products under management held in excess of this base amount. The fee is calculated on a monthly basis and is paid quarterly. Either party may terminate the agreement with a 90-day notice. Upon termination, the service fee continues to be paid from the date of termination for a period of ten years provided that the broker-dealer is not in material breach of the contract. The Company has calculated this termination commitment at December 31, 2017, to be $5,965 annually with a total commitment of $59,654. The calculation was based on the total variable insurance products under management as of December 31, 2017, due to the variability in estimating future assets under management (such as sales, lapse rate, and fund performance). Total expense under the agreement amounted to $5,736, $6,641, and $6,677 in 2017, 2016, and 2015, respectively.

(18)	Employee Benefit Plans
The Company participates in the Allianz Asset Accumulation Plan (AAAP), a defined contribution plan sponsored by Allianz of America Corporation (AZOAC). Eligible employees are immediately enrolled in the AAAP on their first day of employment. The AAAP will accept participants’ pretax, Roth 401(k), and/or after-tax contributions up to 80% of the participants’ eligible compensation, although contributions remain subject to annual limitations set by the Internal Revenue Service. The Company matches up to a maximum of 7.5% of the employees’ eligible compensation. Participants are 100% vested in the Company’s matching contribution after three years of service.
The AAAP administration expenses and the trust fund, including trustee fees, investment manager fees, and audit fees, are payable from the trust fund but may, at the Company’s discretion, be paid by the Company. All legal fees are paid by the Company. It is the Company’s policy to fund the AAAP costs as incurred. The Company has expensed $16,317, $15,044, and $14,204, in 2017, 2016, and 2015, respectively, toward the AAAP matching contributions and administration expenses.
A defined group of highly compensated employees is eligible to participate in the AZOAC Deferred Compensation Plan. The purpose of the plan is to provide tax planning opportunities, as well as supplemental funds upon retirement. The plan is unfunded, meaning no assets of the Company have been segregated or defined to represent the liability for accrued assets under the plan. Employees are 100% vested upon enrollment in the plan for funds they have deferred. Employees’ funds are invested on a pay period basis and are immediately vested. Participants and the Company share the administrative fee. The accrued liability of $33,682 and $26,358 as of December 31, 2017 and 2016, respectively, is recorded in Other liabilities on the Consolidated Balance Sheets.
The Company sponsors a nonqualified deferred compensation plan for a defined group of agents. The Company can make discretionary contributions to the plan in the form and manner the Company determines reasonable. Discretionary contributions are currently determined based on production. The accrued liability of $92,314 and $64,738 as of December 31, 2017 and 2016, respectively, is recorded in Other liabilities on the Consolidated Balance Sheets.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The Company participates in a stock-based compensation plan sponsored by Allianz SE, which awards certain employees SAR and RSU that are tied to Allianz SE stock. Allianz SE determines the number of SAR and RSU granted to each participant. The Company records expense equal to the change in fair value of the units during the reporting period, which includes the Company's estimate of the number of awards expected to be forfeited. A change in value of $9,223, $3,983, and $9,820 was recorded in 2017, 2016, and 2015, respectively, and is included in General and administrative expenses in the Consolidated Statements of Operations. The related liability of $18,243 and $13,983 as of December 31, 2017 and 2016, respectively, is recorded in Other liabilities on the Consolidated Balance Sheets.
The Company participates in the Employee Stock Purchase Plan sponsored by AZOAC that is designed to provide eligible employees with an opportunity to purchase American Depository Shares of Allianz SE at a discounted price. An aggregate amount of 250,000 ordinary shares is reserved for this plan. Allianz SE determines the purchase price of the share-based on the closing price of an ordinary share of Allianz SE on the Frankfurt stock exchange on the date of each purchase. Employees are given the opportunity to purchase these shares quarterly on predetermined dates set by Allianz SE. Employees are not allowed to sell or transfer the shares for a one-year period following the purchase settlement date. The difference between the market price and the discount price, or the discount, is paid by the Company and amounted to $1,020, $946, and $754 in 2017, 2016, and 2015, respectively, and is recorded in General and administrative expenses in the Consolidated Statements of Operations. The discount is reflected as taxable income in the year of purchase to employees.
The Company participates in the AZOAC Severance Allowance Plan. Under the AZOAC Severance Allowance Plan, all employees who are involuntarily terminated due to job elimination are eligible to receive benefits. The Company expensed $2,839, $983, and $1,079 in 2017, 2016, and 2015, respectively, toward severance payments. This expense is recorded in the General and administrative expenses in the Consolidated Statement of Operations.
The Company offers a life insurance benefit to eligible employees hired prior to January 1, 1993, who retire under the employer sponsored retirement program provided they are age 65 or age 55 with 10 or more years of service. The Company’s plan obligation at December 31, 2017 and 2016, was $1,164 and $1,105, respectively. This liability is included in Other liabilities on the Consolidated Balance Sheets.
The Company closed the Welfare Benefit Trust (Trust) in 2017. The Trust’s assets were used to prefund the Company’s self-insured medical plan. The balance was $0 at December 31, 2017 and 2016.

(19)	Related-Party Transactions

(a)	Loans to Affiliates
In 2015, the Company entered into an agreement to lend Allianz Technology of America (formerly known as Allianz Managed Operations and Services of America) $33,000. The interest rate was a fixed rate of 2.03%. Interest of $488 was earned during 2015 and is included in Interest and similar income, net in the Consolidated Statements of Operations. In March 2016, the $33,000 loan and accrued interest of $165 was assigned to AZOA through a dividend.
In 2016, the Company entered into an agreement to lend AZOA $39,120. The remaining loan balance was $39,120 as of December 31, 2017 and 2016 and is included in Loans to affiliates on the Consolidated Balance Sheets. Repayment of this loan will begin in 2021 and has a final maturity date of August 31, 2021. The interest rate is a fixed rate of 1.61%. Interest of $630 and $214 was earned during 2017 and 2016 and is included in Interest and similar income, net in the Consolidated Statement of Operations. The Company had accrued interest of $214 as of December 31, 2017 and 2016, respectively, and is recorded in Accrued investment income on the Consolidated Balance Sheets.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(b)	Investments in Limited Partnerships
In 2016, the Company made an investment in a limited partnership that is managed by its affiliate, Pacific Investment Management Company (PIMCO). Subsequently, in 2017, the Company made another investment in a different limited partnership also managed by PIMCO. The total committed capital for the limited partnership investments is $70,000 and $50,114, of which $57,000 and $44,000 was unfunded as of December 31, 2017 and 2016, respectively. During 2016, the Company received distributions in excess of cost of $413 which is included in Realized investment (losses) gains, net in the Consolidated Statements of Operations. As of December 31, 2017 and 2016, the fair value of the investments was $14,649 and $6,365 and is recorded in Other invested assets on the Consolidated Balance Sheets.
In 2017, the Company made an investment in a limited partnership that is managed by its affiliate, Allianz Global Investors. The Company committed capital of $35,000 of which $32,788 is unfunded as of December 31, 2017. As of December 31, 2017, no distributions have been received. The fair value of the investment was $2,084 as of December 31, 2017 and is recorded in Other invested assets on the Consolidated Balance Sheets.

(c)	Real Estate
The Company has agreements to sublease office space to related parties wholly-owned by the same parent company, AZOA. The Company earned rental income of $990, $909, and $1,065 in 2017, 2016, and 2015, respectively, which is included in Other revenue on the Consolidated Statements of Operations. Related to this agreement, the Company had a receivable balance of $282 and $152 at December 31, 2017 and 2016, respectively. In addition, the Company leases office space from Allianz Global Corporate and Specialty, an affiliate, pursuant to a sublease agreement. In connection with this agreement, the Company has incurred rent expense of $28, $27, and $27, in 2017, 2016, and 2015, respectively, which is included in General and administrative expenses within the Consolidated Statements of Operations.

(d)	Service Fees
The Company incurred fees for services provided by affiliated companies of $104,074, $100,689, and $63,530 in 2017, 2016, and 2015, respectively. The Company’s liability for these expenses was $30,462 and $40,267 at December 31, 2017 and 2016, respectively, and is included in Other liabilities on the Consolidated Balance Sheets. On a quarterly basis, the outstanding amount is settled in cash.
The Company earned revenues for various services provided to affiliated companies of $27,183, $21,568, and $6,305, in 2017, 2016, and 2015, respectively. The receivable for these revenues was $8,153 and $8,260 at December 31, 2017 and 2016, respectively, and is included in Receivables on the Consolidated Balance Sheets. On a quarterly basis, the outstanding amount is settled in cash.
The Company has agreements with its affiliates PIMCO, Oppenheimer Capital LLC (OpCap), and with certain other related parties whereby (1) specific investment options managed by PIMCO and OpCap are made available through the Company's separate accounts to holders of the Company's variable annuity products, and (2) the Company receives compensation for providing administrative and recordkeeping services relating to the investment options managed by PIMCO and OpCap. Income recognized by the Company from these affiliates for distribution and in-force related costs as a result of providing investment options to the contractholders was $11,986, $12,771, and $14,102 during 2017, 2016, and 2015, respectively, which is included in Fee and commission revenue in the Consolidated Statements of Operations. At December 31, 2017 and 2016, $979 and $2,022, respectively, were included for these fees in Receivables on the Consolidated Balance Sheets. Expenses incurred to these affiliates for management of sub-advised investment options were $0, $441, and $732 during 2017, 2016, and 2015, respectively, which are included in General and administrative expenses in the Consolidated Statements of Operations.

(e)	Dividends to Parent
The Company paid cash dividends to AZOA of $780,000 in 2017. In 2016, the Company paid dividends to AZOA of $894,165, which represented $861,000 cash and $33,165 related to the AMOSA loan and accrued interest. In 2015, the Company paid dividends to AZOA of $572,125.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(f)	Subsidiary Transactions
On July 1, 2015, The Annuity Store Financial and Insurance Services (TAS), a wholly-owned subsidiary of the Allianz Individual Insurance Group LLC (AIIG), which is a wholly-owned subsidiary of the Company, purchased a 100% interest in Life Sales, a FMO, from Fireman’s Fund Insurance Company (FFIC), a subsidiary of AZOA, for $2,617. TAS recorded the assets and liabilities of Life Sales at the historical cost recorded by FFIC. An excess of $2,125 was paid over the basis and charged to equity as a dividend paid to AZOA. The dividend paid as the result of the sale is included in the dividend paid to parent listed above.
On February 1, 2016, Allegiance Marketing Group, LLC, a wholly-owned subsidiary of AIIG, merged with and into GamePlan Financial Marketing (GamePlan), another wholly-owned subsidiary of AIIG. GamePlan was the surviving entity.
On February 2, 2016, GamePlan purchased a 100% interest in an independent FMO for a purchase price of $7,710. GamePlan recorded these assets and liabilities of the entity at fair value. As a result of the purchase, Goodwill in the amount of $4,929 and Intangible assets of $2,872 were recorded in Other assets on the Consolidated Balance Sheets. The intangible assets will be amortized over a period of seven years. During 2017 and 2016, the Company recorded amortization expense of $410 and $376 for the intangible assets acquired.
On November 1, 2016, Roster Financial LLC, a wholly-owned subsidiary of AIIG, merged with and into GamePlan. GamePlan was the surviving entity.
AZL PF Investments, Inc. (AZLPF), a wholly-owned subsidiary of the Company, issued redeemable preferred stock as a result of a prepaid forward agreement. AZLPF's Board of Directors approved the redemption of the preferred stock in November 2016. The preferred stock liability and related accrued interest of $32,195 was recorded at December 31, 2016 and was reported in Other liabilities on the Consolidated Balance Sheets. The preferred stock and related accrued interest was mandatorily redeemed on January 9, 2017 for $32,244.
On June 30, 2017, Allianz Life and Annuity Company (ALAC), a wholly-owned subsidiary of the Company, was sold to an unrelated third-party. The sale of the subsidiary generated a realized gain of $1,440 which was recorded in Realized investment gains (losses), net in the Consolidated Statements of Operations. ALAC entered into a modified coinsurance reinsurance agreement with the Company effective May 1, 2017. Under the reinsurance agreement, all liabilities and risk associated with ALAC's contractholders were assumed by the Company.
On November 1, 2017, 3 Mentors, Inc., a wholly-owned subsidiary of GamePlan, merged with and into GamePlan. GamePlan was the surviving entity.
On December 1, 2017, Personalized Brokerage Service, LLC, a wholly-owned subsidiary of AIIG, merged with and into American Financial Marketing, LLC (AFM), another wholly-owned subsidiary of AIIG. AFM was the surviving entity.

(g)	Reinsurance
The Company wholly-owns Allianz Annuity Company of Missouri (AAMO), a special purpose life reinsurance captive insurance company (SPLRC) domiciled in Missouri. Prior to December 2015, the Company ceded to AAMO, and AAMO provided indemnity reinsurance on a combined funds withheld coinsurance and modified coinsurance basis, a 20% quota share of the Company’s net liability of variable annuity policies written directly by the Company starting with 2010 policies for a particular product. The impact of this reinsurance agreement is eliminated through consolidation.
In December 2015, the Company recaptured all risks ceded to AAMO under the reinsurance agreement and terminated the reinsurance agreement. Following the recapture and termination, AAMO maintained its license to act as a Missouri SPLRC under Missouri SPLRC Law. Upon recapture, the liabilities were incorporated into the Company’s general account liabilities and the modified coinsurance and funds withheld trust agreements were terminated. As part of the recapture, bonds and IRS were sold by AAMO which generated realized gains of $3,806. After intercompany balances were settled, AAMO paid a dividend to the Company in the amount of $455,843. The Company received approval from the Department of Insurance, Financial Institutions, and Professional Registration of the State of Missouri for all transactions noted above.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The Company wholly-owns AZMO, a SPLRC domiciled in Missouri. The Company cedes to AZMO, and AZMO provides reinsurance on a coinsurance basis and modified coinsurance basis, a 100% quota share of the Company’s net liability of level term life insurance policies and certain universal life insurance policies written directly by the Company. A letter of credit was issued under an existing letter of credit facility in which Allianz SE is the applicant and the face amount of the letter of credit is in a qualifying trust established by AZMO. The impact of this reinsurance agreement is eliminated through consolidation.
In July 2017, the Company entered into a reinsurance agreement with an affiliate, a wholly-owned subsidiary of Allianz SE. The Company cedes on a combined funds withheld coinsurance and modified coinsurance basis, a 60% quota share of the Company's net liability of certain fixed-indexed annuity policies written directly by the Company. The Company ceded premiums of $429,756 during 2017. The Company recorded a reinsurance recoverable and modified coinsurance payable of $436,298 and $396,562 as of December 31, 2017, respectively. The reinsurance recoverable and modified coinsurance payable are included in Reinsurance and investment contract recoverables and Other liabilities on the Consolidated Balance Sheets, respectively.
Excluding the reinsurance agreement mentioned above, the Company has reinsurance and investment contract recoverables and payables due to or from reinsurance agreements with other affiliated entities. Total affiliated net reinsurance recoverable was $423 as of December 31, 2017 and is included in Reinsurance and investment contract recoverables on the Consolidated Balance Sheets. Total affiliated net reinsurance payable was $79 as of December 31, 2016, and is included in Other liabilities on the Consolidated Balance Sheets.

(h)	Line of Credit Agreement
The Company has a line of credit agreement with its subsidiary, AZNY, to provide liquidity, as needed. The Company’s lending capacity under the agreement is limited to 5% of the general account admitted assets of AZNY as of the preceding year end. No amounts have been borrowed during the years ended December 31, 2017 and 2016.

(20)	Statutory Financial Data and Dividend Restrictions
Statutory accounting practices prescribed or permitted by the Company’s state of domicile are directed toward insurer solvency and protection of policyholders. Accordingly, certain items recorded in financial statements prepared under GAAP are excluded or vary in calculation in determining statutory policyholders’ surplus and gain from operations. Currently, these items include, among others, DAC, deferred taxes, receivables (which are more than 90 days past due), reinsurance, and certain investments. Additionally, account balances and future policy benefit reserves calculated for statutory reporting do not include provisions for withdrawals.
The Company’s statutory capital and surplus reported in the statutory annual statement filed with the State of Minnesota as of December 31, 2017 and 2016, was $6,011,236 and $6,165,279, respectively. The Company’s net (loss) gain from operations reported in the statutory annual statement filed with the State of Minnesota for the years end December 31, 2017 and 2016, was $(2,849,638) and $1,497,192, respectively.
The Company is required to meet minimum statutory capital and surplus requirements. The Company’s statutory capital and surplus as of December 31, 2017 and 2016, were in compliance with these requirements. The maximum amount of ordinary dividends that can be paid by Minnesota insurance companies to the stockholder without prior approval of the Department is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statement. In accordance with Minnesota Statutes, the Company may declare and pay from its Unassigned surplus cash dividends of not more than the greater of 10% of its prior year-end statutory surplus, or the net gain from operations of the insurer, not including realized gains, for the 12-month period ending the 31st day of the next preceding year. Based on these limitations, ordinary dividends of $601,124 can be paid in 2018 without prior approval of the Commissioner of Commerce.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

Regulatory Risk-Based Capital
An insurance enterprise’s state of domicile imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of an enterprise’s regulatory total adjusted capital to its authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. This ratio for the Company significantly exceeds required minimum thresholds as of December 31, 2016 and 2017.

(21)	Capital Structure
The Company is authorized to issue three types of capital stock, as outlined in the table below:

	Authorized, issued, and outstanding	Par value, per share	Redemption rights	Voluntary or involuntary liquidation rights
Common stock	40,000,000	$1.00	None	None
	20,000,001
	20,000,001

Preferred stock:
Class A	200,000,000	$1.00	Designated by Board for each series issued	Designated by Board for each series issued
	18,903,484
	18,903,484

Class A, Series A	8,909,195	$1.00	$35.02 per share plus an amount to yield a compounded annual return of 6%, after actual dividends paid	$35.02 per share plus an amount to yield a compounded annual return of 6%, after actual dividends paid
	8,909,195
	8,909,195

Class A, Series B	10,000,000	$1.00	$35.02 per share plus an amount to yield a compounded annual return of 6%, after actual dividends paid	$35.02 per share plus an amount to yield a compounded annual return of 6%, after actual dividends paid
	9,994,289
	9,994,289

Class B	400,000,000	$1.00	Designated by Board for each series issued	Designated by Board for each series issued
	400,000,000
	400,000,000
Holders of Class A preferred stock and of common stock are entitled to one vote per share with respect to all matters presented to or subject to the vote of shareholders. Holders of Class B preferred stock have no voting rights. All issued and outstanding shares are owned by AZOA. See note 1 for further discussion.
Each share of Class A preferred stock is convertible into one share of the Company’s common stock. The Company may redeem any or all of the Class A preferred stock at any time. Dividends will be paid to each class of stock only when declared by the BOD. In the event a dividend is declared, dividends must be paid to holders of Class A preferred stock, Class B preferred stock, and common stock, each in that order.
As discussed in notes 2 and 19, the Company carried out various capital transactions with related parties during 2017, 2016, and 2015.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(22)	Accumulated Other Comprehensive Income
Changes in AOCI, net of tax, by component consist of the following at December 31:

	2017
	Net unrealized gain (loss) on securities	Net gain (loss) on cash flow hedging (1)	Foreign currency translation adjustments	Pension and postretirement plan adjustments	Total AOCI
Beginning balance	$1,165,665	(19,206)	6,923	(104)	1,153,278
OCI before reclassifications	1,001,398	1,223	857	(12)	1,003,466
Amounts reclassified from AOCI	(43,085)	(9,313)	—	8	(52,390)
Net OCI	958,313	(8,090)	857	(4)	951,076
Ending balance	$2,123,978	(27,296)	7,780	(108)	2,104,354

	2016
	Net unrealized gain (loss) on securities	Net gain (loss) on cash flow hedging (1)(2)	Foreign currency translation adjustments	Pension and postretirement plan adjustments	Total AOCI
Beginning balance	$472,376	10,408	6,231	(65)	488,950
OCI before reclassifications	667,048	(22,227)	692	(42)	645,471
Amounts reclassified from AOCI	26,241	(7,387)	—	3	18,857
Net OCI	693,289	(29,614)	692	(39)	664,328
Ending balance	$1,165,665	(19,206)	6,923	(104)	1,153,278

	2015
	Net unrealized gain (loss) on securities	Net gain (loss) on cash flow hedging (1)(2)	Foreign currency translation adjustments	Pension and postretirement plan adjustments	Total AOCI
Beginning balance	$1,765,606	1,475	10,240	(176)	1,777,145
OCI before reclassifications	(1,263,867)	12,311	(4,009)	95	(1,255,470)
Amounts reclassified from AOCI	(29,363)	(3,378)	—	16	(32,725)
Net OCI	(1,293,230)	8,933	(4,009)	111	(1,288,195)
Ending balance	$472,376	10,408	6,231	(65)	488,950

(1) Includes cumulative foreign currency translation losses on the hedged items of $18,704, $79,727, and $27,168 at December 31, 2017, 2016, and 2015, respectively.
(2) The previously issued 2016 Consolidated Financial Statements improperly disclosed OCI before reclassifications as $(29,614) and $8,933 for the years ended December 31, 2016 and 2015, respectively. OCI before reclassifications previously included amounts that were reclassified from AOCI of $(7,387) and $(3,378) for the years ended December 31, 2016 and 2015, respectively. The December 31, 2016 and 2015 amounts have been corrected to conform with current year presentation.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

Reclassifications from AOCI, net of tax, consist of the following:

	Amounts reclassified from AOCI			Affected line item
	December 31,			in the Consolidated
AOCI	2017	2016	2015	Statements of Operations
Net unrealized gain (loss) on securities:
Available-for-sale securities	$66,284	(40,370)	45,174	Realized investment gains (losses), net
Income tax expense (benefit)	23,199	(14,129)	15,811	Income tax expense (benefit)
Total	43,085	(26,241)	29,363
Net gain on cash flow hedging:
Effective portion of gains	13,622	11,121	5,197	Interest and similar income, net
Ineffective portion of gains	706	243	—	Change in fair value of assets and liabilities
Income tax expense (benefit)	5,015	3,977	1,819	Income tax expense (benefit)
Total	9,313	7,387	3,378
Pension and other postretirement plan adjustments:
Amortization of actuarial losses	(12)	(5)	(25)	General and administrative expenses
Income tax expense (benefit)	(4)	(2)	(9)	Income tax expense (benefit)
Total	(8)	(3)	(16)
Total amounts reclassified from AOCI	$52,390	(18,857)	32,725	Net income

(23)	Foreign Currency Translation
An analysis of foreign currency translation, net of tax for the respective years ended December 31 is as follows:

	2017	2016	2015
Beginning amount of cumulative translation adjustments	$6,923	6,231	10,240
Aggregate adjustment for the period resulting from translation adjustments	1,318	1,065	(6,168)
Amount of income tax expense for the period related to aggregate adjustment	(461)	(373)	2,159
Net aggregate translation included in equity	857	692	(4,009)
Ending amount of cumulative translation adjustments	$7,780	6,923	6,231
Canadian dollar to United States dollar foreign exchange rate at end of year	0.79812	0.74568	0.71989

(24)	Segment Information
The Company has organized its principal operations into the following segments: Individual Annuities, Life, Questar, and Legacy.
The Individual Annuities segment consists of fixed, fixed-indexed, variable, and variable-indexed annuities that are provided through independent distribution channels made up of agents and registered representatives. Revenues for the Company’s fixed annuity products are primarily earned as net investment income on invested assets supporting fixed account balances, with profitability driven by the spread between net investment income earned and interest credited to account balances. Revenues for the Company’s variable annuity products are primarily earned as management and expense fees charged on underlying account balances.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

The Life segment issues fixed-indexed universal life insurance products, as well as maintains term and whole life in-force blocks that the Company no longer sells or distributes. The primary sources for revenue for this segment are premiums, fees, and charges that the Company receives to assume insurance related risk, in addition to earning a spread on net investment income on invested assets.
The Questar segment consists of two wholly-owned subsidiaries, Questar Capital Corporation (Questar Capital) and Questar Asset Management, Inc. (QAM). Questar Capital is registered as a broker-dealer under the Securities Exchange Act of 1934 and operates as a retail broker-dealer. Questar Capital distributes a full range of securities products, including mutual funds, variable life insurance, and annuity contracts. Questar Capital also processes general securities transactions through a clearing arrangement with a third-party provider. QAM provides portfolio management for clients and revenue is driven by fees received based on assets under management.
The Legacy business consists of closed blocks of LTC and Special Markets products. The Special Markets products include individual and group annuity and life products, including universal life and term life insurance. Although Legacy products are part of the consolidated results, the Company does not allocate additional resources to these areas other than to maintain the operational support to its current customers.
The Company does not maintain segregated investment portfolios for each segment. All Interest and similar income, net and Realized investment (losses) gains, net are allocated to the segments. Assets are only monitored at the individual company level, and as such, asset disclosures by segment are not included herein.
Income and expense related to assets backing policyholder reserves are allocated to the segments based on policyholder reserve levels. The results of the Individual Annuity, Life, and Legacy segments also reflect allocation of income and expense related to assets backing surplus. Income and expense related to assets backing surplus are allocated to the segments based on required capital levels for each segment and are excluded from EGP used in calculating reserves and DAC.
Unconsolidated segment results are reconciled to the Consolidated Statements of Operations amounts in the tables below:

	Year ended December 31, 2017
	Individual annuities	Life	Questar	Legacy	Eliminations	Consolidated
Revenue:
Premiums and policy fees, net	$1,249,793	204,920	—	150,514	—	1,605,227
Interest and similar income, net	4,301,602	135,346	68	85,203	—	4,522,219
Change in fair value of assets and liabilities	3,368,121	233,840	2	505	—	3,602,468
Realized investment gains (losses), net	80,111	2,272	3	1,236	—	83,622
Fee, commission, and other revenue	249,280	1,485	110,989	1,380	(38,404)	324,730
Total revenue	9,248,907	577,863	111,062	238,838	(38,404)	10,138,266
Benefits and expenses:
Net benefits and expenses	6,570,915	350,354	—	207,970	—	7,129,239
General and administrative and commission	1,486,314	219,519	122,989	21,726	(38,404)	1,812,144
Change in deferred acquisition costs, net	313,504	(59,168)	—	20,027	—	274,363
Total benefits and expenses	8,370,733	510,705	122,989	249,723	(38,404)	9,215,746
Pretax income (loss)	$878,174	67,158	(11,927)	(10,885)	—	922,520

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

	Year ended December 31, 2016
	Individual annuities	Life	Questar	Legacy	Eliminations	Consolidated
Revenue:
Premiums and policy fees, net	$1,117,580	147,013	—	142,686	—	1,407,279
Interest and similar income, net	4,133,359	113,465	32	78,881	—	4,325,737
Change in fair value of assets and liabilities	(218,922)	40,600	2	82	—	(178,238)
Realized investment gains (losses), net	(49,126)	623	—	(822)	—	(49,325)
Fee, commission, and other revenue	243,789	747	101,432	1,191	(37,305)	309,854
Total revenue	5,226,680	302,448	101,466	222,018	(37,305)	5,815,307
Benefits and expenses:
Net benefits and expenses	1,982,879	194,667	—	205,632	—	2,383,178
General and administrative and commission	1,774,740	159,455	114,009	18,489	(37,305)	2,029,388
Change in deferred acquisition costs, net	315,760	(69,477)	—	13,124	—	259,407
Total benefits and expenses	4,073,379	284,645	114,009	237,245	(37,305)	4,671,973
Pretax income (loss)	$1,153,301	17,803	(12,543)	(15,227)	—	1,143,334

	Year ended December 31, 2015
	Individual annuities	Life	Questar	Legacy	Eliminations	Consolidated
Revenue:
Premiums and policy fees, net	$1,133,285	172,660	—	143,646	—	1,449,591
Interest and similar income, net	3,999,693	103,326	3	72,447	—	4,175,469
Change in fair value of assets and liabilities	(492,479)	(38,553)	—	(1,688)	—	(532,720)
Realized investment gains (losses), net	90,948	1,597	—	1,868	—	94,413
Fee, commission, and other revenue	236,454	186	105,830	253	(39,324)	303,399
Total revenue	4,967,901	239,216	105,833	216,526	(39,324)	5,490,152
Benefits and expenses:
Net benefits and expenses	2,296,057	114,377	—	192,660	—	2,603,094
General and administrative and commission	1,549,692	165,386	110,624	18,059	(39,324)	1,804,437
Change in deferred acquisition costs, net	279,582	(53,642)	—	13,319	—	239,259
Total benefits and expenses	4,125,331	226,121	110,624	224,038	(39,324)	4,646,790
Pretax income (loss)	$842,570	13,095	(4,791)	(7,512)	—	843,362

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In thousands, except share data and security holdings quantities)

(25)    Subsequent Events
No material subsequent events have occurred since December 31, 2017 through March 29, 2018, the date at which the financial statements were issued, that would require adjustment to the financial statements.
On January 22, 2018, the Company formed TruChoice Financial Group, LLC (TruChoice), a noninsurance subsidiary. TruChoice is a wholly-owned subsidiary of AIIG and was capitalized through an initial cash contribution of $1,716 from AIIG. In addition, AIIG contributed 100% of the membership interests it held in the following FMOs: AFM, GamePlan, TAS, and Ann Arbor Annuity Exchange, LLC, in exchange for 100% of the membership interest of TruChoice.

SCHEDULE I
ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Summary of Investments - Other than Investments in Related Parties
December 31, 2017
(In thousands)

Type of investment	Cost (1)	Fair value	Amount at which shown in the Consolidated Balance Sheets
Fixed-maturity securities:
Fixed-maturity securities, available-for-sale:
U.S. government	$2,449,361	2,441,454	2,441,454
Agencies not backed by the full faith and credit of the U.S. government	6,692	6,817	6,817
States and political subdivisions	10,177,673	11,317,726	11,317,726
Foreign government	523,356	540,613	540,613
Corporate securities	65,145,715	70,045,273	70,045,273
Mortgage-backed securities	14,297,121	14,425,840	14,425,840
CDO	15,243	27,565	27,565
Total fixed-maturity securities, available-for-sale	92,615,161	98,805,288	98,805,288
Fixed-maturity securities, trading:
U.S. government	30,578	30,901	30,901
Agencies not backed by the full faith and credit of the U.S. government	5,254	5,168	5,168
Corporate securities	150	150	150
Total fixed-maturity securities, trading	35,982	36,219	36,219
Total fixed-maturity securities	92,651,143	98,841,507	98,841,507
Equity securities:
Equity securities, available-for-sale:
Common stocks:
Industrial and miscellaneous	259,573	270,409	270,409
Preferred stocks:
Industrial and miscellaneous	1,500	1,500	1,500
Total equity securities, available-for-sale	261,073	271,909	271,909
Equity securities, fair value option and trading:
Common stocks:
Industrial and miscellaneous	289,217	314,370	314,370
Total equity securities, fair value option and trading	289,217	314,370	314,370
Total equity securities	550,290	586,279	586,279
Other investments:
Mortgage loans on real estate, net	11,761,939	12,372,775	11,761,939
Derivative assets	1,388,190	1,388,190	1,388,190
Loans to affiliates	39,120	39,120	39,120
Policy loans	184,409	184,409	184,409
Other invested assets	382,154	382,154	382,154
Total other investments	13,755,812	14,366,648	13,755,812
Total investments	$106,957,245	113,794,434	113,183,598

(1) The original cost of equity securities and other investments is reduced by impairments. The original cost of fixed-maturity securities is reduced by repayments and impairments adjusted for amortization of premiums and accrual discounts.

See accompanying Notes to the Consolidated Financial Statements

SCHEDULE III
ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Supplementary Insurance Information
As of and for the years ended December 31, 2017, 2016, and 2015
(In thousands)

	As of December 31					Year ended December 31
	Deferred acquisition costs	Deferred sales inducements (1)	Account balances and future policy reserves	Unearned premiums	Policy and contract claims	Net premium and policy fees	Interest and similar income, net	Net benefits (2)	Net change in deferred sale inducements (3)	Net change in deferred acquisition costs (4)	Other operating expenses
2017:
Annuities	$3,352,997	431,318	107,307,376	117	—	1,249,793	4,301,602	6,402,287	168,628	313,504	1,447,911
Life	499,742	—	3,930,018	35,824	3,121	204,920	135,346	349,186	1,168	(59,168)	219,519
Questar	—	—	—	—	—	—	68	—	—	—	122,990
Legacy	(1,899)	—	4,536,762	62,331	693,576	150,514	85,203	207,970	—	20,027	21,724
	$3,850,840	431,318	115,774,156	98,272	696,697	1,605,227	4,522,219	6,959,443	169,796	274,363	1,812,144
2016:
Annuities	$4,704,646	763,386	97,927,975	5,864	1,731	1,117,580	4,133,359	1,763,154	219,725	315,760	1,737,434
Life	523,701	1,168	3,172,139	77,790	4,438	147,013	113,465	194,521	146	(69,477)	159,455
Questar	—	—	—	—	—	—	32	—	—	—	114,009
Legacy	17,996	—	4,254,346	61,681	614,574	142,686	78,881	205,632	—	13,124	18,490
	$5,246,343	764,554	105,354,460	145,335	620,743	1,407,279	4,325,737	2,163,307	219,871	259,407	2,029,388
2015:
Annuities	$5,766,176	1,108,877	90,734,164	25,620	—	1,133,285	3,999,693	2,095,788	200,269	279,582	1,510,369
Life	486,195	1,315	2,678,431	70,621	3,335	172,660	103,326	112,236	2,141	(53,642)	165,385
Questar	—	—	—	—	—	—	3	—	—	—	110,624
Legacy	30,865	—	3,901,902	57,875	514,590	143,646	72,447	192,660	—	13,319	18,059
	$6,283,236	1,110,192	97,314,497	154,116	517,925	1,449,591	4,175,469	2,400,684	202,410	239,259	1,804,437

(1) Deferred sales inducements is located in Other assets on the Consolidated Balance Sheets.
(2) Excludes net change in deferred sales inducements.
(3) See note 10 for aggregate gross amortization of deferred sales inducements.
(4) See note 9 for aggregate gross amortization of deferred acquisition costs.

See accompanying Notes to the Consolidated Financial Statements

SCHEDULE IV
ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND SUBSIDIARIES
Reinsurance
For the years ended December 31, 2017, 2016, and 2015
(In thousands)

Years ended	Direct amount	Ceded to other companies	Assumed from other companies	Net Amount	Percentage of amount assumed to net
December 31, 2017:
Life insurance face amount in force	$37,365,340	24,877,754	48,647	12,536,233	0.4%
Premiums and policy fees:
Life	$275,152	68,432	686	207,406	0.3%
Annuities	1,229,815	(18,268)	(402)	1,247,681	—
Accident and health	182,351	76,260	44,049	150,140	29.3
Total premiums and policy fees	$1,687,318	126,424	44,333	1,605,227	2.8%
December 31, 2016:
Life insurance face amount in force	$33,748,978	23,377,514	23,086	10,394,550	0.2%
Premiums and policy fees:
Life	$207,771	59,071	746	149,446	0.5%
Annuities	1,111,894	(4,514)	(425)	1,115,983	—
Accident and health	184,915	78,426	35,361	141,850	24.9
Total premiums and policy fees	$1,504,580	132,983	35,682	1,407,279	2.5%
December 31, 2015:
Life insurance face amount in force	$30,774,840	21,809,292	60,469	9,026,017	0.7%
Premiums and policy fees:
Life	$219,959	45,746	683	174,896	0.4%
Annuities	1,130,514	(1,447)	(442)	1,131,519	—
Accident and health	188,885	80,987	35,278	143,176	24.6
Total premiums and policy fees	$1,539,358	125,286	35,519	1,449,591	2.5%

The Life and Annuities categories above are prescribed splits based on product and will differ from the results of the Life and Individual Annuity segments.
See accompanying Notes to the Consolidated Financial Statements

ALLIANZ LIFE VARIABLE ACCOUNT B

of

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Financial Statements

December 31, 2017

(With Report of Independent Registered Public Accounting Firm Thereon)

KPMG LLP 4200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Allianz Life Insurance Company of North America and

Contractholders of Allianz Life Variable Account B:

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of the sub-accounts listed in the Appendix that comprise the Allianz Life Variable Account B (the Separate Account) as of the date listed in the Appendix, the related statements of operations for the year or periods listed in the Appendix and changes in net assets for each of the years or periods listed in the Appendix, and the related notes including the financial highlights in Note 7 (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of each sub-account as of the date listed in the Appendix, the results of its operations for the year or periods listed in the Appendix and the changes in its net assets for each of the years or periods listed in the Appendix, and the financial highlights for each of the years or periods indicated in Note 7, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Separate Account’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Separate Account in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Such procedures also included confirmation of securities owned as of December 31, 2017, by correspondence with the transfer agent of the underlying mutual funds. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Separate Account’s auditor since 1989.

Minneapolis, Minnesota

March 26, 2018

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

2

Appendix

Statement of assets and liabilities as of December 31, 2017, the related statement of operations for the year then ended, and the statements of changes in net assets for each of the years in the two-year period then ended.

Allianz NFJ Dividend Value VIT Portfolio

AZL Balanced Index Strategy Fund

AZL DFA Multi-Strategy Fund

AZL Enhanced Bond Index Fund

AZL Gateway Fund

AZL Government Money Market Fund(1)

AZL International Index Fund Class 2

AZL MetWest Total Return Bond Fund

AZL Mid Cap Index Fund Class 2

AZL Moderate Index Strategy Fund(1)

AZL Morgan Stanley Global Real Estate Fund Class 2

AZL MSCI Emerging Markets Equity Index Class 1(1)

AZL MSCI Emerging Markets Equity Index Class 2(1)

AZL MSCI Global Equity Index Fund(1)

AZL MVP Balanced Index Strategy Fund

AZL MVP BlackRock Global Strategy Plus Fund(1)

AZL MVP DFA Multi-Strategy Fund

AZL MVP Fusion Dynamic Balanced Fund(1)

AZL MVP Fusion Dynamic Conservative Fund(1)

AZL MVP Fusion Dynamic Moderate Fund(1)

AZL MVP Growth Index Strategy Fund

AZL MVP Moderate Index Strategy Fund(1)

AZL MVP Pyramis Multi Strategy Fund(1)

AZL MVP T. Rowe Price Capital Appreciation Plus Fund(1)

AZL Pyramis Multi Strategy Fund(1)

AZL Pyramis Total Bond Fund Class 2

AZL Russell 1000 Growth Index Fund Class 2

AZL Russell 1000 Value Index Fund Class 2

AZL S&P 500 Index Fund

AZL Small Cap Stock Index Fund Class 2

AZL T. Rowe Price Capital Appreciation Fund

BlackRock Equity Dividend V.I. Fund

BlackRock Global Allocation V.I. Fund

ClearBridge Variable Aggressive Growth Portfolio

Columbia Variable Portfolio – Seligman Global Technology Fund

Davis VA Financial Portfolio

Davis VA Real Estate Portfolio

Dreyfus VIF Appreciation Portfolio

Eaton Vance VT Floating-Rate Income Fund

Fidelity VIP Emerging Markets Portfolio

Fidelity VIP FundsManager 50% Portfolio

Fidelity VIP FundsManager 60% Portfolio

Fidelity VIP Mid Cap Portfolio

Fidelity VIP Strategic Income Portfolio

Franklin Founding Funds Allocation VIP Fund

Franklin Income VIP Fund

Franklin Mutual Shares VIP Fund

Franklin Rising Dividends VIP Fund

Franklin Strategic Income VIP Fund

Franklin U.S. Government Securities VIP Fund

Invesco V.I. American Value Fund

Invesco V.I. Balanced-Risk Allocation Fund

Ivy VIP Asset Strategy Portfolio(1)

Ivy VIP Energy Portfolio(1)

Ivy VIP Growth Portfolio(1)

Ivy VIP Mid Cap Growth Portfolio(1)

Ivy VIP Natural Resources Portfolio(1)

Ivy VIP Science and Technology Portfolio(1)

JPMorgan Insurance Trust Core Bond Portfolio

Lazard Retirement International Equity Portfolio

Lazard Retirement U.S. Small-Mid Cap Equity Portfolio

MFS VIT II International Value Portfolio

MFS VIT Total Return Bond Portfolio

MFS VIT Utilities Portfolio

Oppenheimer Global Multi-Alternatives Fund/VA

Oppenheimer Global Strategic Income Fund/VA

Oppenheimer International Growth Fund/VA

PIMCO VIT All Asset Portfolio

PIMCO VIT Balanced Allocation Portfolio(1)

PIMCO VIT CommodityRealReturn Strategy Portfolio

PIMCO VIT Emerging Markets Bond Portfolio

PIMCO VIT Global Bond Portfolio

PIMCO VIT Global Core Bond(Hedged) Portfolio(1)

PIMCO VIT Global Multi-Asset Managed Allocation Portfolio

PIMCO VIT High Yield Portfolio

PIMCO VIT Low Duration Portfolio

PIMCO VIT Real Return Portfolio

PIMCO VIT StocksPLUS Global Portfolio(1)

PIMCO VIT Total Return Portfolio

PIMCO VIT Unconstrained Bond Portfolio

QS Legg Mason Dynamic Multi-Strategy VIT Portfolio

RCM Dynamic Multi-Asset Plus VIT Portfolio

T. Rowe Price Blue Chip Growth Portfolio

T. Rowe Price Equity Income Portfolio

T. Rowe Price Health Sciences Portfolio

Templeton Global Bond VIP Fund

Templeton Growth VIP Fund

(1)	See Note 2 to the financial statements for the former name of the fund.

3	(Continued)

Appendix

Statement of assets and liabilities as of December 31, 2017, the related statement of operations for the year then ended, and the statements of changes in net assets for the year ended December 31, ‘2017 and the period from October 14, 2016 (inception) to December 31, 2016.

AZL International Index Fund Class 1

AZL Mid Cap Index Fund Class 1

AZL Morgan Stanley Global Real Estate Fund Class 1

AZL Pyramis Total Bond Fund Class 1

AZL Russell 1000 Growth Index Fund Class 1

AZL Russell 1000 Value Index Fund Class 1

AZL Small Cap Stock Index Fund Class 1

Statement of assets and liabilities as of December 31, 2017, and the related statements of operations and changes in net assets for the period from May 1, 2017 (inception) to December 31, 2017.

PIMCO VIT Long-Term U.S. Government Portfolio

Statement of assets and liabilities as of December 31, 2017, and the related statements of operations and changes in net assets for the period from October 16, 2017 (inception) to December 31, 2017.

AZL DFA Five-Year Global Fixed Income Fund

Statement of changes in net assets for the period from January 1, 2016 to October 14, 2016 (merger or replacement date).

Alger American Capital Appreciation Portfolio

Alger American LargeCap Growth Portfolio

Alger American MidCap Growth Portfolio

Alger American SmallCap Growth Portfolio

Columbia Variable Portfolio – Select Smaller Cap Value Fund

Davis VA Value Portfolio

Franklin Global Real Estate VIP Fund

Franklin Growth and Income VIP Fund

Franklin Large Cap Growth VIP Fund

Franklin Small Cap Value VIP Fund

Franklin Small Mid Cap Growth VIP Fund

Invesco V.I. American Franchise Fund

Invesco V.I. Core Equity Fund

Invesco V.I. Growth & Income Fund

Invesco V.I. International Growth Fund

Jennison Portfolio

JPMorgan Insurance Trust U.S. Equity Portfolio

Oppenheimer Global Fund/VA

Oppenheimer Main Street Fund/VA

SP International Growth Portfolio

Templeton Foreign VIP Fund

Statement of changes in net assets for the period from January 1, 2016 to October 21, 2016 (merger or replacement date).

AZL BlackRock Capital Appreciation Fund

AZL Boston Company Research Growth Fund

AZL Invesco International Equity Fund

AZL JPMorgan International Opportunities Fund

AZL JPMorgan U.S. Equity Fund

AZL MFS Investors Trust Fund

AZL MVP Fusion Growth Fund

Statement of changes in net assets for the period from January 1, 2016 to October 28, 2016 (merger or replacement date).

AZL Federated Clover Small Value Fund

AZL Invesco Growth and Income Fund

AZL MFS Mid Cap Value Fund

AZL MFS Value Fund

AZL Multi Manager Mid Cap Growth Fund

AZL Oppenheimer Discovery Fund

Franklin High Income VIP Fund

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Assets and Liabilities

December 31, 2017

(In thousands)

	Allianz NFJ Dividend Value VIT Portfolio	AZL Balanced Index Strategy Fund	AZL DFA Five-Year Global Fixed Income Fund	AZL DFA Multi- Strategy Fund	AZL Enhanced Bond Index Fund	AZL Gateway Fund
Assets:
Investments at Net Asset Value	$4,461	$418,424	$3,447	$1,097,107	$22,581	$79,227

Total Assets	4,461	418,424	3,447	1,097,107	22,581	79,227

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	4,461	418,424	3,447	1,097,107	22,581	79,227

Net Assets:
Contracts in Accumulation Period	4,461	418,317	3,447	1,096,914	22,581	79,227
Contracts in Annuity Payment Period	—	107	—	193	—	—

Total Net Assets	$4,461	$418,424	$3,447	$1,097,107	$22,581	$79,227

Investment Shares	496	25,607	345	77,315	2,074	5,948
Investments at Cost	$5,011	$370,385	$3,456	$1,088,818	$22,773	$69,177

	AZL Government Money Market Fund	AZL International Index Fund Class 1	AZL International Index Fund Class 2	AZL MetWest Total Return Bond Fund	AZL Mid Cap Index Fund Class 1	AZL Mid Cap Index Fund Class 2
Assets:
Investments at Net Asset Value	$463,873	$125,461	$581,653	$24,822	$51,831	$569,909

Total Assets	463,873	125,461	581,653	24,822	51,831	569,909

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	463,873	125,461	581,653	24,822	51,831	569,909

Net Assets:
Contracts in Accumulation Period	462,847	125,220	581,135	24,822	51,688	569,824
Contracts in Annuity Payment Period	1,026	241	518	—	143	85

Total Net Assets	$463,873	$125,461	$581,653	$24,822	$51,831	$569,909

Investment Shares	463,873	10,200	33,622	2,434	4,607	24,293
Investments at Cost	$463,864	$102,471	$481,605	$24,831	$46,333	$481,770

See accompanying notes to financial statements	(Continued)
5

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Assets and Liabilities

December 31, 2017

(In thousands)

	AZL Moderate Index Strategy Fund	AZL Morgan Stanley Global Real Estate Fund Class 1	AZL Morgan Stanley Global Real Estate Fund Class 2	AZL MSCI Emerging Markets Equity Index Class 1	AZL MSCI Emerging Markets Equity Index Class 2	AZL MSCI Global Equity Index Fund
Assets:
Investments at Net Asset Value	$699,846	$23,487	$106,495	$21,422	$142,017	$6,770

Total Assets	699,846	23,487	106,495	21,422	142,017	6,770

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	699,846	23,487	106,495	21,422	142,017	6,770

Net Assets:	—	—	—	—	—	—
Contracts in Accumulation Period	699,512	23,348	106,466	21,384	142,003	6,770
Contracts in Annuity Payment Period	334	139	29	38	14	—

Total Net Assets	$699,846	$23,487	$106,495	$21,422	$142,017	$6,770

Investment Shares	52,620	2,416	10,250	2,440	16,194	603
Investments at Cost	$723,504	$23,956	$102,240	$11,868	$112,234	$6,454

	AZL MVP Balanced Index Strategy Fund	AZL MVP BlackRock Global Strategy Plus Fund	AZL MVP DFA Multi- Strategy Fund	AZL MVP Fusion Dynamic Balanced Fund	AZL MVP Fusion Dynamic Conservative Fund	AZL MVP Fusion Dynamic Moderate Fund
Assets:
Investments at Net Asset Value	$282,458	$736,643	$72,747	$1,004,139	$244,361	$2,113,272

Total Assets	282,458	736,643	72,747	1,004,139	244,361	2,113,272

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	282,458	736,643	72,747	1,004,139	244,361	2,113,272

Net Assets:
Contracts in Accumulation Period	282,458	736,643	72,747	1,003,754	244,361	2,112,772
Contracts in Annuity Payment Period	—	—	—	385	—	500

Total Net Assets	$282,458	$736,643	$72,747	$1,004,139	$244,361	$2,113,272

Investment Shares	21,110	58,510	6,271	84,311	19,980	176,547
Investments at Cost	$256,888	$659,506	$64,000	$957,773	$239,114	$1,948,083

See accompanying notes to financial statements	(Continued)
6

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Assets and Liabilities

December 31, 2017

(In thousands)

	AZL MVP Growth Index Strategy Fund	AZL MVP Moderate Index Strategy Fund	AZL MVP Pyramis Multi- Strategy Fund	AZL MVP T. Rowe Price Capital Appreciation Plus Fund	AZL Pyramis Multi- Strategy Fund	AZL Pyramis Total Bond Fund Class 1
Assets:
Investments at Net Asset Value	$2,365,878	$488,774	$242,510	$975,914	$337,012	$21,481

Total Assets	2,365,878	488,774	242,510	975,914	337,012	21,481

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	2,365,878	488,774	242,510	975,914	337,012	21,481

Net Assets:
Contracts in Accumulation Period	2,365,393	488,774	242,510	975,914	336,943	21,419
Contracts in Annuity Payment Period	485	—	—	—	69	62

Total Net Assets	$2,365,878	$488,774	$242,510	$975,914	$337,012	$21,481

Investment Shares	152,049	33,295	20,534	76,783	25,244	2,157
Investments at Cost	$2,030,415	$435,193	$240,870	$846,891	$306,327	$21,564

	AZL Pyramis Total Bond Fund Class 2	AZL Russell 1000 Growth Index Fund Class 1	AZL Russell 1000 Growth Index Fund Class 2	AZL Russell 1000 Value Index Fund Class 1	AZL Russell 1000 Value Index Fund Class 2	AZL S&P 500 Index Fund
Assets:
Investments at Net Asset Value	$193,944	$51,623	$674,397	$169,571	$530,578	$985,017

Total Assets	193,944	51,623	674,397	169,571	530,578	985,017

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	193,944	51,623	674,397	169,571	530,578	985,017

Net Assets:
Contracts in Accumulation Period	193,936	51,434	674,320	169,008	530,431	984,706
Contracts in Annuity Payment Period	8	189	77	563	147	311

Total Net Assets	$193,944	$51,623	$674,397	$169,571	$530,578	$985,017

Investment Shares	18,958	4,397	44,339	15,922	39,128	61,034
Investments at Cost	$194,445	$44,393	$574,733	$159,381	$489,012	$756,893

See accompanying notes to financial statements	(Continued)
7

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Assets and Liabilities

December 31, 2017

(In thousands)

	AZL Small Cap Stock Index Fund Class 1	AZL Small Cap Stock Index Fund Class 2	AZL T. Rowe Price Capital Appreciation Fund	BlackRock Equity Dividend V.I. Fund	BlackRock Global Allocation V.I. Fund	ClearBridge Variable Aggressive Growth Portfolio
Assets:
Investments at Net Asset Value	$52,401	$562,093	$574,307	$1,044	$1,448,787	$1,282

Total Assets	52,401	562,093	574,307	1,044	1,448,787	1,282

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	52,401	562,093	574,307	1,044	1,448,787	1,282

Net Assets:
Contracts in Accumulation Period	52,268	561,915	574,197	1,044	1,448,761	1,282
Contracts in Annuity Payment Period	133	178	110	—	26	—

Total Net Assets	$52,401	$562,093	$574,307	$1,044	$1,448,787	$1,282

Investment Shares	4,486	37,775	31,853	86	97,627	48
Investments at Cost	$45,316	$464,969	$445,693	$919	$1,366,517	$1,353

	Columbia Variable Portfolio – Seligman Global Technology Fund	Davis VA Financial Portfolio	Davis VA Real Estate Portfolio	Dreyfus VIF Appreciation Portfolio	Eaton Vance VT Floating- Rate Income Fund	Fidelity VIP Emerging Markets Portfolio
Assets:
Investments at Net Asset Value	$1,060	$57,372	$324	$91	$5,748	$2,755

Total Assets	1,060	57,372	324	91	5,748	2,755

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	1,060	57,372	324	91	5,748	2,755

Net Assets:
Contracts in Accumulation Period	1,041	57,369	324	91	5,748	2,755
Contracts in Annuity Payment Period	19	3	—	—	—	—

Total Net Assets	$1,060	$57,372	$324	$91	$5,748	$2,755

Investment Shares	49	3,701	22	2	620	225
Investments at Cost	$929	$46,733	$264	$90	$5,723	$2,152

See accompanying notes to financial statements	(Continued)
8

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Assets and Liabilities

December 31, 2017

(In thousands)

	Fidelity VIP FundsManager 50% Portfolio	Fidelity VIP FundsManager 60% Portfolio	Fidelity VIP Mid Cap Portfolio	Fidelity VIP Strategic Income Portfolio	Franklin Founding Funds Allocation VIP Fund	Franklin Income VIP Fund
Assets:
Investments at Net Asset Value	$29,900	$111,536	$4,154	$1,772	$115,400	$1,288,820

Total Assets	29,900	111,536	4,154	1,772	115,400	1,288,820

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	29,900	111,536	4,154	1,772	115,400	1,288,820

Net Assets:
Contracts in Accumulation Period	29,900	111,461	4,154	1,772	115,400	1,288,089
Contracts in Annuity Payment Period	—	75	—	—	—	731

Total Net Assets	$29,900	$111,536	$4,154	$1,772	$115,400	$1,288,820

Investment Shares	2,218	8,944	110	155	15,616	79,417
Investments at Cost	$25,907	$100,003	$3,650	$1,757	$109,110	$1,204,535

	Franklin Mutual Shares VIP Fund	Franklin Rising Dividends VIP Fund	Franklin Strategic Income VIP Fund	Franklin U.S. Government Securities VIP Fund	Invesco V.I. American Value Fund	Invesco V.I. Balanced- Risk Allocation Fund
Assets:
Investments at Net Asset Value	$457,143	$243,653	$968	$262,563	$522	$1,015

Total Assets	457,143	243,653	968	262,563	522	1,015

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	457,143	243,653	968	262,563	522	1,015

Net Assets:
Contracts in Accumulation Period	456,685	242,977	968	262,202	522	1,015
Contracts in Annuity Payment Period	458	676	—	361	—	—

Total Net Assets	$457,143	$243,653	$968	$262,563	$522	$1,015

Investment Shares	22,394	8,470	90	21,644	29	91
Investments at Cost	$396,437	$165,910	$1,023	$276,281	$505	$1,090

See accompanying notes to financial statements	(Continued)
9

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Assets and Liabilities

December 31, 2017

(In thousands)

	Ivy VIP Asset Strategy Portfolio	Ivy VIP Energy Portfolio	Ivy VIP Growth Portfolio	Ivy VIP Mid Cap Growth Portfolio	Ivy VIP Natural Resources Portfolio	Ivy VIP Science and Technology Portfolio
Assets:
Investments at Net Asset Value	$938	$588	$312	$553	$74	$1,434

Total Assets	938	588	312	553	74	1,434

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	938	588	312	553	74	1,434

Net Assets:
Contracts in Accumulation Period	938	588	312	553	74	1,434
Contracts in Annuity Payment Period	—	—	—	—	—	—

Total Net Assets	$938	$588	$312	$553	$74	$1,434

Investment Shares	100	100	26	48	16	53
Investments at Cost	$1,114	$642	$285	$474	$81	$1,303

	JPMorgan Insurance Trust Core Bond Portfolio	Lazard Retirement International Equity Portfolio	Lazard Retirement U.S. Small- Mid Cap Equity Portfolio	MFS VIT II International Value Portfolio	MFS VIT Total Return Bond Portfolio	MFS VIT Utilities Portfolio
Assets:
Investments at Net Asset Value	$17,566	$271	$4,402	$2,220	$27,388	$124

Total Assets	17,566	271	4,402	2,220	27,388	124

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	17,566	271	4,402	2,220	27,388	124

Net Assets:
Contracts in Accumulation Period	17,566	271	4,402	2,220	27,388	124
Contracts in Annuity Payment Period	—	—	—	—	—	—

Total Net Assets	$17,566	$271	$4,402	$2,220	$27,388	$124

Investment Shares	1,624	25	528	80	2,108	4
Investments at Cost	$17,706	$315	$4,267	$1,729	$27,707	$126

See accompanying notes to financial statements	(Continued)
10

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Assets and Liabilities

December 31, 2017

(In thousands)

	Oppenheimer Global Multi- Alternatives Fund/VA	Oppenheimer Global Strategic Income Fund/VA	Oppenheimer International Growth Fund/VA	PIMCO VIT All Asset Portfolio	PIMCO VIT Balanced Allocation Portfolio	PIMCO VIT Commodity Real Return Strategy Portfolio
Assets:
Investments at Net Asset Value	$30	$2,903	$1,632	$395,072	$87,877	$55,600

Total Assets	30	2,903	1,632	395,072	87,877	55,600

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	30	2,903	1,632	395,072	87,877	55,600

Net Assets:
Contracts in Accumulation Period	30	2,898	1,632	395,004	87,873	55,598
Contracts in Annuity Payment Period	—	5	—	68	4	2

Total Net Assets	$30	$2,903	$1,632	$395,072	$87,877	$55,600

Investment Shares	3	566	605	36,412	8,190	7,765
Investments at Cost	$32	$3,028	$1,482	$390,348	$79,602	$94,249

	PIMCO VIT Emerging Markets Bond Portfolio	PIMCO VIT Global Bond Portfolio	PIMCO VIT Global Core Bond (Hedged) Portfolio	PIMCO VIT Global Multi-Asset Managed Allocation Portfolio	PIMCO VIT High Yield Portfolio	PIMCO VIT Long-Term U.S. Government Portfolio
Assets:
Investments at Net Asset Value	$139,054	$71,855	$97,634	$170,774	$712,987	$324

Total Assets	139,054	71,855	97,634	170,774	712,987	324

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	139,054	71,855	97,634	170,774	712,987	324

Net Assets:
Contracts in Accumulation Period	139,054	71,804	97,634	170,774	712,912	324
Contracts in Annuity Payment Period	—	51	—	—	75	—

Total Net Assets	$139,054	$71,855	$97,634	$170,774	$712,987	$324

Investment Shares	10,582	5,847	10,310	13,310	90,596	26
Investments at Cost	$140,544	$75,042	$99,426	$163,081	$708,063	$321

See accompanying notes to financial statements	(Continued)
11

A ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Assets and Liabilities

December 31, 2017

(In thousands)

	PIMCO VIT Low Duration Portfolio	PIMCO VIT Real Return Portfolio	PIMCO VIT StocksPLUS Global Portfolio	PIMCO VIT Total Return Portfolio	PIMCO VIT Unconstrained Bond Portfolio	QS Legg Mason Dynamic Multi- Strategy VIT Portfolio
Assets:
Investments at Net Asset Value	$2,217	$379,635	$292,155	$1,018,136	$219,757	$65

Total Assets	2,217	379,635	292,155	1,018,136	219,757	65

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	2,217	379,635	292,155	1,018,136	219,757	65

Net Assets:
Contracts in Accumulation Period	2,217	379,590	292,037	1,018,018	219,757	65
Contracts in Annuity Payment Period	—	45	118	118	—	—

Total Net Assets	$2,217	$379,635	$292,155	$1,018,136	$219,757	$65

Investment Shares	217	30,566	30,606	93,065	20,850	5
Investments at Cost	$2,237	$404,855	$296,721	$1,032,954	$214,828	$61

	RCM Dynamic Multi-Asset Plus VIT Portfolio	T. Rowe Price Blue Chip Growth Portfolio	T. Rowe Price Equity Income Portfolio	T. Rowe Price Health Sciences Portfolio	Templeton Global Bond VIP Fund	Templeton Growth VIP Fund
Assets:
Investments at Net Asset Value	$20,702	$2,695	$1,628	$1,233	$718,124	$320,196

Total Assets	20,702	2,695	1,628	1,233	718,124	320,196

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	20,702	2,695	1,628	1,233	718,124	320,196

Net Assets:
Contracts in Accumulation Period	20,702	2,695	1,628	1,233	717,991	319,772
Contracts in Annuity Payment Period	—	—	—	—	133	424

Total Net Assets	$20,702	$2,695	$1,628	$1,233	$718,124	$320,196

Investment Shares	2,052	89	56	30	43,456	19,980
Investments at Cost	$20,491	$1,715	$1,561	$1,043	$781,336	$252,522

See accompanying notes to financial statements	(Continued)
12

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Assets and Liabilities

December 31, 2017

(In thousands)

Total All Funds
Assets:
Investments at Net Asset Value	$25,926,017

Total Assets	25,926,017

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—

Total Liabilities	—

Net Assets:	25,926,017

Net Assets:
Contracts in Accumulation Period	25,916,541
Contracts in Annuity Payment Period	9,476

Total Net Assets	$25,926,017

Investment Shares	2,361,474
Investments at Cost	$23,854,388

See accompanying notes to financial statements
13

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2017

(In thousands)

	Allianz NFJ Dividend Value VIT Portfolio	AZL Balanced Index Strategy Fund	AZL DFA Five-Year Global Fixed Income Fund (A)	AZL DFA Multi- Strategy Fund	AZL Enhanced Bond Index Fund	AZL Gateway Fund
Investment Income:
Dividends Reinvested in Fund Shares	$1,529	$9,152	$—	$8,343	$195	$824

Expenses:
Mortality and Expense Risk and Administrative Charges	72	7,901	7	20,059	327	1,531

Investment Income (Loss), Net	1,457	1,251	(7)	(11,716)	(132)	(707)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	19,298	—	—	—	—
Realized Gains (Losses) on Sales of Investments, Net	(197)	8,675	—	(9,484)	(169)	2,207

Realized Gains (Losses) on Investments, Net	(197)	27,973	—	(9,484)	(169)	2,207

Net Change in Unrealized Appreciation (Depreciation) on Investments	(540)	7,661	(8)	131,677	656	4,494

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	(737)	35,634	(8)	122,193	487	6,701

Net Increase (Decrease) in Net Assets From Operations	$720	$36,885	$(15)	$110,477	$355	$5,994

	AZL Government Money Market Fund	AZL International Index Fund Class 1	AZL International Index Fund Class 2	AZL MetWest Total Return Bond Fund	AZL Mid Cap Index Fund Class 1	AZL Mid Cap Index Fund Class 2
Investment Income:
Dividends Reinvested in Fund Shares	$207	$1,628	$5,099	$369	$507	$2,621

Expenses:
Mortality and Expense Risk and Administrative Charges	8,746	2,043	11,485	346	733	11,104

Investment Income (Loss), Net	(8,539)	(415)	(6,386)	23	(226)	(8,483)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	31	1,353	4,447	65	5,002	28,713
Realized Gains (Losses) on Sales of Investments, Net	(9)	2,466	12,910	(15)	692	15,172

Realized Gains (Losses) on Investments, Net	22	3,819	17,357	50	5,694	43,885

Net Change in Unrealized Appreciation (Depreciation) on Investments	9	22,173	102,639	290	1,351	37,495

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	31	25,992	119,996	340	7,045	81,380

Net Increase (Decrease) in Net Assets From Operations	$(8,508)	$25,577	$113,610	$363	$6,819	$72,897

See accompanying notes to financial statements	(Continued)
14

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2017

(In thousands)

	AZL Moderate Index Strategy Fund	AZL Morgan Stanley Global Real Estate Fund Class 1	AZL Morgan Stanley Global Real Estate Fund Class 2	AZL MSCI Emerging Markets Equity Index Class 1	AZL MSCI Emerging Markets Equity Index Class 2	AZL MSCI Global Equity Index Fund
Investment Income:
Dividends Reinvested in Fund Shares	$14,397	$943	$3,975	$111	$526	$76

Expenses:
Mortality and Expense Risk and Administrative Charges	13,371	344	2,233	287	2,735	44

Investment Income (Loss), Net	1,026	599	1,742	(176)	(2,209)	32

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	155,704	1,871	8,006	491	3,166	—
Realized Gains (Losses) on Sales of Investments, Net	9,807	58	1,466	1,117	3,355	12

Realized Gains (Losses) on Investments, Net	165,511	1,929	9,472	1,608	6,521	12

Net Change in Unrealized Appreciation (Depreciation) on Investments	(94,001)	(594)	(3,442)	4,538	33,436	604

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	71,510	1,335	6,030	6,146	39,957	616

Net Increase (Decrease) in Net Assets From Operations	$72,536	$1,934	$7,772	$5,970	$37,748	$648

	AZL MVP Balanced Index Strategy Fund	AZL MVP BlackRock Global Strategy Plus Fund	AZL MVP DFA Multi- Strategy Fund	AZL MVP Fusion Dynamic Balanced Fund	AZL MVP Fusion Dynamic Conservative Fund	AZL MVP Fusion Dynamic Moderate Fund
Investment Income:
Dividends Reinvested in Fund Shares	$5,162	$2,810	$258	$16,883	$4,478	$32,864

Expenses:
Mortality and Expense Risk and Administrative Charges	4,090	10,708	885	18,234	4,355	37,291

Investment Income (Loss), Net	1,072	(7,898)	(627)	(1,351)	123	(4,427)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	10,509	—	64	90,820	10,177	166,122
Realized Gains (Losses) on Sales of Investments, Net	4,658	6,228	1,044	12,024	1,380	30,292

Realized Gains (Losses) on Investments, Net	15,167	6,228	1,108	102,844	11,557	196,414

Net Change in Unrealized Appreciation (Depreciation) on Investments	9,482	70,516	5,877	(3,389)	6,169	46,870

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	24,649	76,744	6,985	99,455	17,726	243,284

Net Increase (Decrease) in Net Assets From Operations	$25,721	$68,846	$6,358	$98,104	$17,849	$238,857

See accompanying notes to financial statements	(Continued)
15

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2017

(In thousands)

	AZL MVP Growth Index Strategy Fund	AZL MVP Moderate Index Strategy Fund	AZL MVP Pyramis Multi- Strategy Fund	AZL MVP T. Rowe Price Capital Appreciation Plus Fund	AZL Pyramis Multi- Strategy Fund	AZL Pyramis Total Bond Fund Class 1
Investment Income:
Dividends Reinvested in Fund Shares	$25,176	$7,884	$3,295	$11,147	$—	$544

Expenses:
Mortality and Expense Risk and Administrative Charges	37,063	6,877	3,597	13,248	6,083	318

Investment Income (Loss), Net	(11,887)	1,007	(302)	(2,101)	(6,083)	226

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	79,091	10,978	—	16,444	11,402	—
Realized Gains (Losses) on Sales of Investments, Net	22,740	4,873	(1,407)	7,524	3,537	(11)

Realized Gains (Losses) on Investments, Net	101,831	15,851	(1,407)	23,968	14,939	(11)

Net Change in Unrealized Appreciation (Depreciation) on Investments	195,240	35,032	23,942	83,026	21,506	463

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	297,071	50,883	22,535	106,994	36,445	452

Net Increase (Decrease) in Net Assets From Operations	$285,184	$51,890	$22,233	$104,893	$30,362	$678

	AZL Pyramis Total Bond Fund Class 2	AZL Russell 1000 Growth Index Fund Class 1	AZL Russell 1000 Growth Index Fund Class 2	AZL Russell 1000 Value Index Fund Class 1	AZL Russell 1000 Value Index Fund Class 2	AZL S&P 500 Index Fund
Investment Income:
Dividends Reinvested in Fund Shares	$4,736	$191	$1,684	$1,487	$3,539	$8,969

Expenses:
Mortality and Expense Risk and Administrative Charges	3,715	717	12,946	2,605	10,504	18,690

Investment Income (Loss), Net	1,021	(526)	(11,262)	(1,118)	(6,965)	(9,721)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	5,495	57,913	20,087	51,374	43,451
Realized Gains (Losses) on Sales of Investments, Net	(21)	881	15,727	1,872	8,624	39,611

Realized Gains (Losses) on Investments, Net	(21)	6,376	73,640	21,959	59,998	83,062

Net Change in Unrealized Appreciation (Depreciation) on Investments	3,983	5,986	90,162	(2,287)	1,731	95,739

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	3,962	12,362	163,802	19,672	61,729	178,801

Net Increase (Decrease) in Net Assets From Operations	$4,983	$11,836	$152,540	$18,554	$54,764	$169,080

See accompanying notes to financial statements	(Continued)
16

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2017

(In thousands)

	AZL Small Cap Stock Index Fund Class 1	AZL Small Cap Stock Index Fund Class 2	AZL T. Rowe Price Capital Appreciation Fund	BlackRock Equity Dividend V.I. Fund	BlackRock Global Allocation V.I. Fund	ClearBridge Variable Aggressive Growth Portfolio
Investment Income:
Dividends Reinvested in Fund Shares	$345	$2,715	$7,377	$17	$18,293	$3

Expenses:
Mortality and Expense Risk and Administrative Charges	980	11,596	11,348	3	26,520	4

Investment Income (Loss), Net	(635)	(8,881)	(3,971)	14	(8,227)	(1)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	4,340	37,694	20,070	54	16,656	83
Realized Gains (Losses) on Sales of Investments, Net	994	17,780	22,408	61	7,815	(12)

Realized Gains (Losses) on Investments, Net	5,334	55,474	42,478	115	24,471	71

Net Change in Unrealized Appreciation (Depreciation) on Investments	585	8,729	27,346	42	148,166	135

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	5,919	64,203	69,824	157	172,637	206

Net Increase (Decrease) in Net Assets From Operations	$5,284	$55,322	$65,853	$171	$164,410	$205

	Columbia Variable Portfolio – Seligman Global Technology Fund	Davis VA Financial Portfolio	Davis VA Real Estate Portfolio	Dreyfus VIF Appreciation Portfolio	Eaton Vance VT Floating- Rate Income Fund	Fidelity VIP Emerging Markets Portfolio
Investment Income:
Dividends Reinvested in Fund Shares	$—	$388	$4	$1	$180	$12

Expenses:
Mortality and Expense Risk and Administrative Charges	18	1,149	5	—	17	6

Investment Income (Loss), Net	(18)	(761)	(1)	1	163	6

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	270	4,788	11	14	—	3
Realized Gains (Losses) on Sales of Investments, Net	34	2,026	13	(2)	1	66

Realized Gains (Losses) on Investments, Net	304	6,814	24	12	1	69

Net Change in Unrealized Appreciation (Depreciation) on Investments	6	3,215	(1)	11	4	651

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	310	10,029	23	23	5	720

Net Increase (Decrease) in Net Assets From Operations	$292	$9,268	$22	$24	$168	$726

See accompanying notes to financial statements	(Continued)
17

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2017

(In thousands)

	Fidelity VIP FundsManager 50% Portfolio	Fidelity VIP FundsManager 60% Portfolio	Fidelity VIP Mid Cap Portfolio	Fidelity VIP Strategic Income Portfolio	Franklin Founding Funds Allocation VIP Fund	Franklin Income VIP Fund
Investment Income:
Dividends Reinvested in Fund Shares	$294	$1,023	$17	$52	$3,204	$55,007

Expenses:
Mortality and Expense Risk and Administrative Charges	520	1,969	10	5	2,700	22,215

Investment Income (Loss), Net	(226)	(946)	7	47	504	32,792

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	182	2,227	117	9	4,939	—
Realized Gains (Losses) on Sales of Investments, Net	779	1,847	6	4	724	10,283

Realized Gains (Losses) on Investments, Net	961	4,074	123	13	5,663	10,283

Net Change in Unrealized Appreciation (Depreciation) on Investments	2,655	11,313	500	58	4,582	55,940

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	3,616	15,387	623	71	10,245	66,223

Net Increase (Decrease) in Net Assets From Operations	$3,390	$14,441	$630	$118	$10,749	$99,015

	Franklin Mutual Shares VIP Fund	Franklin Rising Dividends VIP Fund	Franklin Strategic Income VIP Fund	Franklin U.S. Government Securities VIP Fund	Invesco V.I. American Value Fund	Invesco V.I. Balanced- Risk Allocation Fund
Investment Income:
Dividends Reinvested in Fund Shares	$10,776	$3,845	$28	$7,777	$4	$38

Expenses:
Mortality and Expense Risk and Administrative Charges	9,129	4,183	3	5,105	2	3

Investment Income (Loss), Net	1,647	(338)	25	2,672	2	35

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	19,222	8,626	—	—	7	54
Realized Gains (Losses) on Sales of Investments, Net	12,923	9,859	(10)	(3,297)	(4)	(11)

Realized Gains (Losses) on Investments, Net	32,145	18,485	(10)	(3,297)	3	43

Net Change in Unrealized Appreciation (Depreciation) on Investments	(4,376)	22,471	25	(367)	46	13

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	27,769	40,956	15	(3,664)	49	56

Net Increase (Decrease) in Net Assets From Operations	$29,416	$40,618	$40	$(992)	$51	$91

See accompanying notes to financial statements	(Continued)
18

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2017

(In thousands)

	Ivy VIP Asset Strategy Portfolio	Ivy VIP Energy Portfolio	Ivy VIP Growth Portfolio	Ivy VIP Mid Cap Growth Portfolio	Ivy VIP Natural Resources Portfolio	Ivy VIP Science and Technology Portfolio
Investment Income:
Dividends Reinvested in Fund Shares	$15	$4	$1	$—	$—	$—

Expenses:
Mortality and Expense Risk and Administrative Charges	3	1	1	1	—	4

Investment Income (Loss), Net	12	3	—	(1)	—	(4)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	—	24	13	—	121
Realized Gains (Losses) on Sales of Investments, Net	(236)	(6)	—	2	(6)	11

Realized Gains (Losses) on Investments, Net	(236)	(6)	24	15	(6)	132

Net Change in Unrealized Appreciation (Depreciation) on Investments	400	(47)	46	101	7	253

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	164	(53)	70	116	1	385

Net Increase (Decrease) in Net Assets From Operations	$176	$(50)	$70	$115	$1	$381

	JPMorgan Insurance Trust Core Bond Portfolio	Lazard Retirement International Equity Portfolio	Lazard Retirement U.S. Small-Mid Cap Equity Portfolio	MFS VIT II International Value Portfolio	MFS VIT Total Return Bond Portfolio	MFS VIT Utilities Portfolio
Investment Income:
Dividends Reinvested in Fund Shares	$380	$7	$15	$27	$733	$5

Expenses:
Mortality and Expense Risk and Administrative Charges	233	1	11	6	347	—

Investment Income (Loss), Net	147	6	4	21	386	5

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	57	403	2	—	—
Realized Gains (Losses) on Sales of Investments, Net	(58)	6	6	38	(83)	(6)

Realized Gains (Losses) on Investments, Net	(58)	63	409	40	(83)	(6)

Net Change in Unrealized Appreciation (Depreciation) on Investments	195	(11)	110	414	324	21

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	137	52	519	454	241	15

Net Increase (Decrease) in Net Assets From Operations	$284	$58	$523	$475	$627	$20

See accompanying notes to financial statements	(Continued)
19

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2017

(In thousands)

	Oppenheimer Global Multi- Alternatives Fund/VA	Oppenheimer Global Strategic Income Fund/ VA	Oppenheimer International Growth Fund/VA	PIMCO VIT All Asset Portfolio	PIMCO VIT Balanced Allocation Portfolio	PIMCO VIT Commodity RealReturn Strategy Portfolio
Investment Income:
Dividends Reinvested in Fund Shares	$—	$77	$16	$18,479	$620	$6,353

Expenses:
Mortality and Expense Risk and Administrative Charges	—	63	4	7,080	1,264	1,191

Investment Income (Loss), Net	—	14	12	11,399	(644)	5,162

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	—	—	—	—	—
Realized Gains (Losses) on Sales of Investments, Net	(1)	(31)	(4)	(594)	565	(8,845)

Realized Gains (Losses) on Investments, Net	(1)	(31)	(4)	(594)	565	(8,845)

Net Change in Unrealized Appreciation (Depreciation) on Investments	—	165	314	33,149	10,539	3,638

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	(1)	134	310	32,555	11,104	(5,207)

Net Increase (Decrease) in Net Assets From Operations	$(1)	$148	$322	$43,954	$10,460	$(45)

	PIMCO VIT Emerging Markets Bond Portfolio	PIMCO VIT Global Bond Portfolio	PIMCO VIT Global Core Bond(Hedged) Portfolio	PIMCO VIT Global Multi- Asset Managed Allocation Portfolio	PIMCO VIT High Yield Portfolio	PIMCO VIT Long-Term U.S. Government Portfolio (A)
Investment Income:
Dividends Reinvested in Fund Shares	$7,460	$1,458	$1,317	$3,855	$36,224	$6

Expenses:
Mortality and Expense Risk and Administrative Charges	2,609	1,423	1,428	2,922	11,974	5

Investment Income (Loss), Net	4,851	35	(111)	933	24,250	1

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	—	—	—	—	—
Realized Gains (Losses) on Sales of Investments, Net	(603)	(1,090)	(396)	195	1,944	19

Realized Gains (Losses) on Investments, Net	(603)	(1,090)	(396)	195	1,944	19

Net Change in Unrealized Appreciation (Depreciation) on Investments	7,185	5,894	2,920	18,956	9,506	3

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	6,582	4,804	2,524	19,151	11,450	22

Net Increase (Decrease) in Net Assets From Operations	$11,433	$4,839	$2,413	$20,084	$35,700	$23

See accompanying notes to financial statements	(Continued)
20

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2017

(In thousands)

	PIMCO VIT Low Duration Portfolio	PIMCO VIT Real Return Portfolio	PIMCO VIT StocksPLUS Global Portfolio	PIMCO VIT Total Return Portfolio	PIMCO VIT Unconstrained Bond Portfolio	QS Legg Mason Dynamic Multi- Strategy VIT Portfolio
Investment Income:
Dividends Reinvested in Fund Shares	$37	$9,449	$9,614	$21,182	$3,827	$1

Expenses:
Mortality and Expense Risk and Administrative Charges	8	6,835	5,764	18,174	3,399	—

Investment Income (Loss), Net	29	2,614	3,850	3,008	428	1

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	—	—	—	—	—
Realized Gains (Losses) on Sales of Investments, Net	(46)	(4,998)	(5,827)	(3,700)	547	—

Realized Gains (Losses) on Investments, Net	(46)	(4,998)	(5,827)	(3,700)	547	—

Net Change in Unrealized Appreciation (Depreciation) on Investments	44	9,848	55,831	33,139	6,586	14

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	(2)	4,850	50,004	29,439	7,133	14

Net Increase (Decrease) in Net Assets From Operations	$27	$7,464	$53,854	$32,447	$7,561	$15

	RCM Dynamic Multi- Asset Plus VIT Portfolio	T. Rowe Price Blue Chip Growth Portfolio	T. Rowe Price Equity Income Portfolio	T. Rowe Price Health Sciences Portfolio	Templeton Global Bond VIP Fund	Templeton Growth VIP Fund
Investment Income:
Dividends Reinvested in Fund Shares	$284	$—	$22	$—	$—	$5,463

Expenses:
Mortality and Expense Risk and Administrative Charges	216	8	4	4	12,182	6,021

Investment Income (Loss), Net	68	(8)	18	(4)	(12,182)	(558)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	1,357	32	155	51	2,451	—
Realized Gains (Losses) on Sales of Investments, Net	237	163	12	28	(9,377)	10,850

Realized Gains (Losses) on Investments, Net	1,594	195	167	79	(6,926)	10,850

Net Change in Unrealized Appreciation (Depreciation) on Investments	114	569	18	201	22,656	38,749

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	1,708	764	185	280	15,730	49,599

Net Increase (Decrease) in Net Assets From Operations	$1,776	$756	$203	$276	$3,548	$49,041

See accompanying notes to financial statements	(Continued)
21

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2017

(In thousands)

Total All Funds
Investment Income:
Dividends Reinvested in Fund Shares	$419,940

Expenses:
Mortality and Expense Risk and Administrative Charges	455,970

Investment Income (Loss), Net	(36,030)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	926,106
Realized Gains (Losses) on Sales of Investments, Net	270,642

Realized Gains (Losses) on Investments, Net	1,196,748

Net Change in Unrealized Appreciation (Depreciation) on Investments	1,482,086

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	2,678,834

Net Increase (Decrease) in Net Assets From Operations	$2,642,804

(A)	Fund commenced in 2017. See Footnote 1 for further details.

See accompanying notes to financial statements
22

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	Alger American Capital Appreciation Portfolio		Alger American LargeCap Growth Portfolio		Alger American MidCap Growth Portfolio
	2017	2016 (B)	2017	2016 (B)	2017	2016 (B)
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$—	$(22)	$—	$(29)	$—	$(28)
Realized Gains (Losses) on Investments, Net	—	278	—	(107)	—	149
Net Change in Unrealized Appreciation (Depreciation) on Investments	—	(268)	—	69	—	(192)

Net Increase (Decrease) in Net Assets From Operations	—	(12)	—	(67)	—	(71)

Contract Transactions-All Products
Purchase Payments	—	—	—	—	—	—
Transfers Between Funds or (to) from General Account	—	(1,816)	—	(2,488)	—	(2,066)
Surrenders and Terminations	—	(134)	—	(134)	—	(200)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	—	(1)	—	(1)	—	(1)
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	—	(1,951)	—	(2,623)	—	(2,267)

Increase (Decrease) in Net Assets	—	(1,963)	—	(2,690)	—	(2,338)
Net Assets at Beginning of Period	—	1,963	—	2,690	—	2,338

Net Assets at End of Period	$—	$—	$—	$—	$—	$—

	Alger American SmallCap Growth Portfolio		Allianz NFJ Dividend Value VIT Portfolio		AZL Balanced Index Strategy Fund
	2017	2016 (B)	2017	2016	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$—	$(4)	$1,457	$15	$1,251	$3,196
Realized Gains (Losses) on Investments, Net	—	(71)	(197)	8	27,973	16,129
Net Change in Unrealized Appreciation (Depreciation) on Investments	—	73	(540)	406	7,661	(601)

Net Increase (Decrease) in Net Assets From Operations	—	(2)	720	429	36,885	18,724

Contract Transactions-All Products
Purchase Payments	—	—	344	166	1,040	1,824
Transfers Between Funds or (to) from General Account	—	(312)	(391)	1,421	13,410	25,576
Surrenders and Terminations	—	(12)	(469)	(343)	(38,100)	(36,263)
Rescissions	—	—	—	—	(2)	(6)
Bonus (Recapture)	—	—	7	2	3	8
Contract Maintenance Charge	—	—	(1)	—	(76)	(82)
Rider charge	—	—	(34)	(29)	(2,984)	(3,084)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	—	(324)	(544)	1,217	(26,709)	(12,027)

Increase (Decrease) in Net Assets	—	(326)	176	1,646	10,176	6,697
Net Assets at Beginning of Period	—	326	4,285	2,639	408,248	401,551

Net Assets at End of Period	$—	$—	$4,461	$4,285	$418,424	$408,248

See accompanying notes to financial statements	(Continued)
23

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	AZL BlackRock Capital Appreciation Fund		AZL Boston Company Research Growth Fund		AZL DFA Five-Year Global Fixed Income Fund
	2017	2016 (B)	2017	2016 (B)	2017 (A)	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$—	$(5,679)	$—	$(1,891)	$(7)	$—
Realized Gains (Losses) on Investments, Net	—	34,276	—	33,609	—	—
Net Change in Unrealized Appreciation (Depreciation) on Investments	—	(29,486)	—	(33,366)	(8)	—

Net Increase (Decrease) in Net Assets From Operations	—	(889)	—	(1,648)	(15)	—

Contract Transactions-All Products
Purchase Payments	—	601	—	982	302	—
Transfers Between Funds or (to) from General Account	5	(370,665)	5	(186,341)	3,197	—
Surrenders and Terminations	(6)	(27,916)	(5)	(14,379)	(35)	—
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	8	—	8	—	—
Contract Maintenance Charge	—	(71)	—	(34)	—	—
Rider charge	1	(843)	—	(296)	(2)	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	—	(398,886)	—	(200,060)	3,462	—

Increase (Decrease) in Net Assets	—	(399,775)	—	(201,708)	3,447	—
Net Assets at Beginning of Period	—	399,775	—	201,708	—	—

Net Assets at End of Period	$—	$—	$—	$—	$3,447	$—

	AZL DFA Multi-Strategy Fund		AZL Enhanced Bond Index Fund		AZL Federated Clover Small Value Fund
	2017	2016	2017	2016	2017	2016 (B)
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(11,716)	$(19,899)	$(132)	$177	$—	$206
Realized Gains (Losses) on Investments, Net	(9,484)	399,675	(169)	278	—	(7,083)
Net Change in Unrealized Appreciation (Depreciation) on Investments	131,677	(304,621)	656	(612)	—	14,133

Net Increase (Decrease) in Net Assets From Operations	110,477	75,155	355	(157)	—	7,256

Contract Transactions-All Products
Purchase Payments	4,284	4,555	937	3,034	—	345
Transfers Between Funds or (to) from General Account	(42)	(50,877)	(944)	13,780	—	(211,664)
Surrenders and Terminations	(88,048)	(72,984)	(1,898)	(1,555)	—	(19,794)
Rescissions	(5)	(120)	(126)	(105)	—	(2)
Bonus (Recapture)	15	33	9	60	—	3
Contract Maintenance Charge	(179)	(199)	(4)	(3)	—	(40)
Rider charge	(13,234)	(13,490)	(291)	(306)	—	(153)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(97,209)	(133,082)	(2,317)	14,905	—	(231,305)

Increase (Decrease) in Net Assets	13,268	(57,927)	(1,962)	14,748	—	(224,049)
Net Assets at Beginning of Period	1,083,839	1,141,766	24,543	9,795	—	224,049

Net Assets at End of Period	$1,097,107	$1,083,839	$22,581	$24,543	$—	$—

See accompanying notes to financial statements	(Continued)
24

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	AZL Gateway Fund		AZL Government Money Market Fund		AZL International Index Fund Class 1
	2017	2016	2017	2016	2017	2016 (C)
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(707)	$97	$(8,539)	$(11,560)	$(415)	$(412)
Realized Gains (Losses) on Investments, Net	2,207	946	22	43	3,819	(20)
Net Change in Unrealized Appreciation (Depreciation) on Investments	4,494	1,017	9	—	22,173	817

Net Increase (Decrease) in Net Assets From Operations	5,994	2,060	(8,508)	(11,517)	25,577	385

Contract Transactions-All Products
Purchase Payments	254	289	510,950	1,179,116	—	1,001
Transfers Between Funds or (to) from General Account	(2,321)	8,230	(503,399)	(942,014)	(3,067)	119,069
Surrenders and Terminations	(6,462)	(5,405)	(144,924)	(259,282)	(14,033)	(3,415)
Rescissions	—	(1)	(5,173)	(6,030)	—	—
Bonus (Recapture)	1	2	244	507	—	—
Contract Maintenance Charge	(13)	(14)	(172)	(210)	(46)	(10)
Rider charge	(779)	(796)	(3,275)	(3,835)	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(9,320)	2,305	(145,749)	(31,748)	(17,146)	116,645

Increase (Decrease) in Net Assets	(3,326)	4,365	(154,257)	(43,265)	8,431	117,030
Net Assets at Beginning of Period	82,553	78,188	618,130	661,395	117,030	—

Net Assets at End of Period	$79,227	$82,553	$463,873	$618,130	$125,461	$117,030

	AZL International Index Fund Class 2		AZL Invesco Growth and Income Fund		AZL Invesco International Equity Fund
	2017	2016	2017	2016 (B)	2017	2016 (B)
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(6,386)	$(1,198)	$—	$5,622	$—	$4,166
Realized Gains (Losses) on Investments, Net	17,357	(1,245)	—	21,859	—	4,095
Net Change in Unrealized Appreciation (Depreciation) on Investments	102,639	(392)	—	(16,637)	—	(11,760)

Net Increase (Decrease) in Net Assets From Operations	113,610	(2,835)	—	10,844	—	(3,499)

Contract Transactions-All Products
Purchase Payments	1,960	4,281	—	945	—	827
Transfers Between Funds or (to) from General Account	(3,763)	465,589	—	(204,770)	3	(220,281)
Surrenders and Terminations	(64,550)	(11,740)	—	(19,902)	(3)	(19,052)
Rescissions	(39)	(136)	—	—	—	—
Bonus (Recapture)	9	3	—	7	—	6
Contract Maintenance Charge	(113)	(36)	—	(40)	—	(41)
Rider charge	(1,072)	(558)	—	(317)	—	(339)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(67,568)	457,403	—	(224,077)	—	(238,880)

Increase (Decrease) in Net Assets	46,042	454,568	—	(213,233)	—	(242,379)
Net Assets at Beginning of Period	535,611	81,043	—	213,233	—	242,379

Net Assets at End of Period	$581,653	$535,611	$—	$—	$—	$—

See accompanying notes to financial statements	(Continued)
25

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	AZL JPMorgan International Opportunities Fund		AZL JPMorgan U.S. Equity Fund		AZL MetWest Total Return Bond Fund
	2017	2016 (B)	2017	2016 (B)	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$—	$8,234	$—	$171	$23	$(42)
Realized Gains (Losses) on Investments, Net	—	(6,313)	—	69,003	50	248
Net Change in Unrealized Appreciation (Depreciation) on Investments	—	(10,339)	—	(63,641)	290	(248)

Net Increase (Decrease) in Net Assets From Operations	—	(8,418)	—	5,533	363	(42)

Contract Transactions-All Products
Purchase Payments	—	546	—	1,883	1,257	3,304
Transfers Between Funds or (to) from General Account	43	(217,976)	—	(199,782)	2,403	11,738
Surrenders and Terminations	(44)	(20,213)	—	(17,620)	(1,575)	(1,126)
Rescissions	—	—	—	—	(381)	(91)
Bonus (Recapture)	—	3	—	73	17	25
Contract Maintenance Charge	—	(45)	—	(37)	(3)	(2)
Rider charge	1	(259)	—	(306)	(299)	(234)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	—	(237,944)	—	(215,789)	1,419	13,614

Increase (Decrease) in Net Assets	—	(246,362)	—	(210,256)	1,782	13,572
Net Assets at Beginning of Period	—	246,362	—	210,256	23,040	9,468

Net Assets at End of Period	$—	$—	$—	$—	$24,822	$23,040

	AZL MFS Investors Trust Fund		AZL MFS Mid Cap Value Fund		AZL MFS Value Fund
	2017	2016 (B)	2017	2016 (B)	2017	2016 (B)
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$—	$(782)	$—	$848	$—	$5,783
Realized Gains (Losses) on Investments, Net	—	49,578	—	(3,575)	—	63,133
Net Change in Unrealized Appreciation (Depreciation) on Investments	—	(43,470)	—	9,378	—	(55,563)

Net Increase (Decrease) in Net Assets From Operations	—	5,326	—	6,651	—	13,353

Contract Transactions-All Products
Purchase Payments	—	385	—	1,406	—	1,399
Transfers Between Funds or (to) from General Account	—	(198,745)	9	(116,973)	—	(267,321)
Surrenders and Terminations	—	(18,513)	(9)	(7,661)	—	(23,831)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	5	—	11	—	5
Contract Maintenance Charge	—	(36)	—	(20)	—	(55)
Rider charge	—	(182)	—	(452)	—	(343)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	—	(217,086)	—	(123,689)	—	(290,146)

Increase (Decrease) in Net Assets	—	(211,760)	—	(117,038)	—	(276,793)
Net Assets at Beginning of Period	—	211,760	—	117,038	—	276,793

Net Assets at End of Period	$—	$—	$—	$—	$—	$—

See accompanying notes to financial statements	(Continued)
26

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	AZL Mid Cap Index Fund Class 1		AZL Mid Cap Index Fund Class 2		AZL Moderate Index Strategy Fund
	2017	2016 (C)	2017	2016	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(226)	$(150)	$(8,483)	$(2,612)	$1,026	$(472)
Realized Gains (Losses) on Investments, Net	5,694	47	43,885	23,936	165,511	36,013
Net Change in Unrealized Appreciation (Depreciation) on Investments	1,351	4,147	37,495	40,828	(94,001)	7,876

Net Increase (Decrease) in Net Assets From Operations	6,819	4,044	72,897	62,152	72,536	43,417

Contract Transactions-All Products
Purchase Payments	82	1,296	2,092	3,157	2,017	3,264
Transfers Between Funds or (to) from General Account	(1,088)	46,002	(19,175)	380,638	13,710	(46,790)
Surrenders and Terminations	(4,212)	(1,089)	(63,254)	(13,483)	(61,088)	(56,300)
Rescissions	—	—	(36)	(127)	(2)	(86)
Bonus (Recapture)	—	—	63	46	18	25
Contract Maintenance Charge	(19)	(4)	(111)	(45)	(126)	(142)
Rider charge	—	—	(1,735)	(984)	(6,402)	(6,571)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(5,237)	46,205	(82,156)	369,202	(51,873)	(106,600)

Increase (Decrease) in Net Assets	1,582	50,249	(9,259)	431,354	20,663	(63,183)
Net Assets at Beginning of Period	50,249	—	579,168	147,814	679,183	742,366

Net Assets at End of Period	$51,831	$50,249	$569,909	$579,168	$699,846	$679,183

	AZL Morgan Stanley Global Real Estate Fund Class 1		AZL Morgan Stanley Global Real Estate Fund Class 2		AZL MSCI Emerging Markets Equity Index Class 1
	2017	2016 (C)	2017	2016	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$599	$(75)	$1,742	$(624)	$(176)	$(100)
Realized Gains (Losses) on Investments, Net	1,929	(8)	9,472	2,110	1,608	847
Net Change in Unrealized Appreciation (Depreciation) on Investments	(594)	124	(3,442)	(789)	4,538	805

Net Increase (Decrease) in Net Assets From Operations	1,934	41	7,772	697	5,970	1,552

Contract Transactions-All Products
Purchase Payments	—	242	97	60	32	27
Transfers Between Funds or (to) from General Account	(1,017)	25,360	1,115	56,046	(274)	(699)
Surrenders and Terminations	(2,398)	(664)	(14,175)	(9,078)	(2,034)	(2,158)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	(9)	(2)	(26)	(17)	(9)	(10)
Rider charge	—	—	(38)	(46)	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(3,424)	24,936	(13,027)	46,965	(2,285)	(2,840)

Increase (Decrease) in Net Assets	(1,490)	24,977	(5,255)	47,662	3,685	(1,288)
Net Assets at Beginning of Period	24,977	—	111,750	64,088	17,737	19,025

Net Assets at End of Period	$23,487	$24,977	$106,495	$111,750	$21,422	$17,737

See accompanying notes to financial statements	(Continued)
27

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	AZL MSCI Emerging Markets Equity Index Class 2		AZL MSCI Global Equity Index Fund		AZL Multi- Manager Mid Cap Growth Fund
	2017	2016	2017	2016	2017	2016 (B)
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(2,209)	$(1,816)	$32	$33	$—	$(4,406)
Realized Gains (Losses) on Investments, Net	6,521	(3,593)	12	(216)	—	(34,092)
Net Change in Unrealized Appreciation (Depreciation) on Investments	33,436	14,483	604	160	—	19,489

Net Increase (Decrease) in Net Assets From Operations	37,748	9,074	648	(23)	—	(19,009)

Contract Transactions-All Products
Purchase Payments	29	95	154	121	(36)	248
Transfers Between Funds or (to) from General Account	1,516	(3,623)	3,950	183	7	(257,504)
Surrenders and Terminations	(13,928)	(11,772)	(150)	(196)	27	(22,156)
Rescissions	—	—	—	—	—	(13)
Bonus (Recapture)	—	—	—	1	—	7
Contract Maintenance Charge	(28)	(31)	—	—	—	(52)
Rider charge	(113)	(123)	(22)	(13)	2	(471)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(12,524)	(15,454)	3,932	96	—	(279,941)

Increase (Decrease) in Net Assets	25,224	(6,380)	4,580	73	—	(298,950)
Net Assets at Beginning of Period	116,793	123,173	2,190	2,117	—	298,950

Net Assets at End of Period	$142,017	$116,793	$6,770	$2,190	$—	$—

	AZL MVP Balanced Index Strategy Fund		AZL MVP BlackRock Global Strategy Plus Fund		AZL MVP DFA Multi-Strategy Fund
	2017	2016	2017	2016	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$1,072	$1,762	$(7,898)	$8,664	$(627)	$(524)
Realized Gains (Losses) on Investments, Net	15,167	3,746	6,228	29,098	1,108	59
Net Change in Unrealized Appreciation (Depreciation) on Investments	9,482	6,756	70,516	(23,678)	5,877	3,312

Net Increase (Decrease) in Net Assets From Operations	25,721	12,264	68,846	14,084	6,358	2,847

Contract Transactions-All Products
Purchase Payments	8,519	14,761	12,816	29,401	4,724	7,558
Transfers Between Funds or (to) from General Account	(3,537)	34,531	(22,123)	(23,640)	14,796	15,952
Surrenders and Terminations	(14,410)	(11,188)	(31,689)	(23,958)	(2,090)	(1,304)
Rescissions	(153)	(397)	(541)	(225)	(81)	(58)
Bonus (Recapture)	44	48	65	206	24	34
Contract Maintenance Charge	(55)	(53)	(145)	(164)	(9)	(6)
Rider charge	(3,735)	(3,299)	(11,140)	(10,834)	(919)	(508)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(13,327)	34,403	(52,757)	(29,214)	16,445	21,668

Increase (Decrease) in Net Assets	12,394	46,667	16,089	(15,130)	22,803	24,515
Net Assets at Beginning of Period	270,064	223,397	720,554	735,684	49,944	25,429

Net Assets at End of Period	$282,458	$270,064	$736,643	$720,554	$72,747	$49,944

See accompanying notes to financial statements	(Continued)
28

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	AZL MVP Fusion Dynamic Balanced Fund		AZL MVP Fusion Dynamic Conservative Fund		AZL MVP Fusion Dynamic Moderate Fund
	2017	2016	2017	2016	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(1,351)	$4,798	$123	$1,362	$(4,427)	$8,021
Realized Gains (Losses) on Investments, Net	102,844	64,287	11,557	8,246	196,414	157,712
Net Change in Unrealized Appreciation (Depreciation) on Investments	(3,389)	(29,017)	6,169	(1,038)	46,870	(107,174)

Net Increase (Decrease) in Net Assets From Operations	98,104	40,068	17,849	8,570	238,857	58,559

Contract Transactions-All Products
Purchase Payments	5,724	15,538	9,070	9,945	15,890	30,979
Transfers Between Funds or (to) from General Account	(4,901)	(12,682)	(8,256)	13,305	(44,982)	(54,564)
Surrenders and Terminations	(87,983)	(96,862)	(22,576)	(18,946)	(164,280)	(126,093)
Rescissions	(288)	(924)	(72)	(564)	(289)	(296)
Bonus (Recapture)	54	172	28	89	117	290
Contract Maintenance Charge	(222)	(248)	(49)	(52)	(466)	(516)
Rider charge	(9,649)	(9,695)	(2,920)	(2,915)	(25,156)	(25,132)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(97,265)	(104,701)	(24,775)	862	(219,166)	(175,332)

Increase (Decrease) in Net Assets	839	(64,633)	(6,926)	9,432	19,691	(116,773)
Net Assets at Beginning of Period	1,003,300	1,067,933	251,287	241,855	2,093,581	2,210,354

Net Assets at End of Period	$1,004,139	$1,003,300	$244,361	$251,287	$2,113,272	$2,093,581

	AZL MVP Fusion Growth Fund		AZL MVP Growth Index Strategy Fund		AZL MVP Moderate Index Strategy Fund
	2017	2016 (B)	2017	2016	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$—	$13,875	$(11,887)	$6,185	$1,007	$3,472
Realized Gains (Losses) on Investments, Net	—	77,577	101,831	15,958	15,851	16,859
Net Change in Unrealized Appreciation (Depreciation) on Investments	—	(98,226)	195,240	61,860	35,032	(2,074)

Net Increase (Decrease) in Net Assets From Operations	—	(6,774)	285,184	84,003	51,890	18,257

Contract Transactions-All Products
Purchase Payments	—	1,264	42,106	67,140	9,604	29,374
Transfers Between Funds or (to) from General Account	43	(632,183)	181,151	712,101	(4,406)	(26,750)
Surrenders and Terminations	(43)	(53,029)	(133,401)	(50,118)	(21,377)	(15,372)
Rescissions	—	—	(1,011)	(563)	(336)	(312)
Bonus (Recapture)	—	17	179	340	72	177
Contract Maintenance Charge	—	(133)	(393)	(280)	(84)	(94)
Rider charge	—	(260)	(21,628)	(17,686)	(6,732)	(6,442)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	—	(684,324)	67,003	710,934	(23,259)	(19,419)

Increase (Decrease) in Net Assets	—	(691,098)	352,187	794,937	28,631	(1,162)
Net Assets at Beginning of Period	—	691,098	2,013,691	1,218,754	460,143	461,305

Net Assets at End of Period	$—	$—	$2,365,878	$2,013,691	$488,774	$460,143

See accompanying notes to financial statements	(Continued)
29

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	AZL MVP Pyramis Multi-Strategy Fund		AZL MVP T. Rowe Price Capital Appreciation Plus Fund		AZL Oppenheimer Discovery Fund
	2017	2016	2017	2016	2017	2016 (B)
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(302)	$6,674	$(2,101)	$561	$—	$(2,169)
Realized Gains (Losses) on Investments, Net	(1,407)	1,837	23,968	5,953	—	2,277
Net Change in Unrealized Appreciation (Depreciation) on Investments	23,942	(10,301)	83,026	35,779	—	(2,990)

Net Increase (Decrease) in Net Assets From Operations	22,233	(1,790)	104,893	42,293	—	(2,882)

Contract Transactions-All Products
Purchase Payments	2,205	11,273	36,222	70,198	—	210
Transfers Between Funds or (to) from General Account	(21,969)	(14,566)	84,849	125,889	—	(121,742)
Surrenders and Terminations	(11,030)	(9,041)	(41,766)	(16,847)	—	(11,199)
Rescissions	(192)	(144)	(886)	(904)	—	(3)
Bonus (Recapture)	16	81	180	427	—	1
Contract Maintenance Charge	(53)	(62)	(134)	(117)	—	(25)
Rider charge	(3,560)	(3,656)	(14,150)	(10,965)	—	(85)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(34,583)	(16,115)	64,315	167,681	—	(132,843)

Increase (Decrease) in Net Assets	(12,350)	(17,905)	169,208	209,974	—	(135,725)
Net Assets at Beginning of Period	254,860	272,765	806,706	596,732	—	135,725

Net Assets at End of Period	$242,510	$254,860	$975,914	$806,706	$—	$—

	AZL Pyramis Multi- Strategy Fund		AZL Pyramis Total Bond Fund Class 1		AZL Pyramis Total Bond Fund Class 2
	2017	2016	2017	2016 (C)	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(6,083)	$(1,222)	$226	$(58)	$1,021	$368
Realized Gains (Losses) on Investments, Net	14,939	5,367	(11)	(18)	(21)	(126)
Net Change in Unrealized Appreciation (Depreciation) on Investments	21,506	11,661	463	(547)	3,983	(3,405)

Net Increase (Decrease) in Net Assets From Operations	30,362	15,806	678	(623)	4,983	(3,163)

Contract Transactions-All Products
Purchase Payments	1,169	2,108	39	446	384	1,061
Transfers Between Funds or (to) from General Account	(15,006)	(36,046)	197	23,930	5,999	178,475
Surrenders and Terminations	(28,854)	(22,947)	(2,689)	(486)	(28,167)	(6,143)
Rescissions	(12)	(65)	—	—	(2)	—
Bonus (Recapture)	7	10	—	—	3	15
Contract Maintenance Charge	(76)	(88)	(9)	(2)	(48)	(16)
Rider charge	(5,042)	(5,359)	—	—	(1,500)	(739)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(47,814)	(62,387)	(2,462)	23,888	(23,331)	172,653

Increase (Decrease) in Net Assets	(17,452)	(46,581)	(1,784)	23,265	(18,348)	169,490
Net Assets at Beginning of Period	354,464	401,045	23,265	—	212,292	42,802

Net Assets at End of Period	$337,012	$354,464	$21,481	$23,265	$193,944	$212,292

See accompanying notes to financial statements	(Continued)
30

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	AZL Russell 1000 Growth Index Fund Class 1		AZL Russell 1000 Growth Index Fund Class 2		AZL Russell 1000 Value Index Fund Class 1
	2017	2016 (C)	2017	2016	2017	2016 (C)
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(526)	$(140)	$(11,262)	$(2,356)	$(1,118)	$(548)
Realized Gains (Losses) on Investments, Net	6,376	14	73,640	2,983	21,959	237
Net Change in Unrealized Appreciation (Depreciation) on Investments	5,986	1,243	90,162	10,603	(2,287)	12,477

Net Increase (Decrease) in Net Assets From Operations	11,836	1,117	152,540	11,230	18,554	12,166

Contract Transactions-All Products
Purchase Payments	143	2,313	2,172	1,543	252	4,134
Transfers Between Funds or (to) from General Account	(1,125)	43,548	(20,448)	593,187	(3,096)	158,801
Surrenders and Terminations	(4,806)	(1,379)	(72,744)	(6,115)	(16,566)	(4,603)
Rescissions	—	—	(22)	—	—	—
Bonus (Recapture)	—	—	37	9	—	—
Contract Maintenance Charge	(20)	(4)	(134)	(29)	(58)	(13)
Rider charge	—	—	(1,441)	(376)	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(5,808)	44,478	(92,580)	588,219	(19,468)	158,319

Increase (Decrease) in Net Assets	6,028	45,595	59,960	599,449	(914)	170,485
Net Assets at Beginning of Period	45,595	—	614,437	14,988	170,485	—

Net Assets at End of Period	$51,623	$45,595	$674,397	$614,437	$169,571	$170,485

	AZL Russell 1000 Value Index Fund Class 2		AZL S&P 500 Index Fund		AZL Small Cap Stock Index Fund Class 1
	2017	2016	2017	2016	2017	2016 (C)
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(6,965)	$(1,772)	$(9,721)	$(2,144)	$(635)	$(206)
Realized Gains (Losses) on Investments, Net	59,998	1,886	83,062	78,086	5,334	116
Net Change in Unrealized Appreciation (Depreciation) on Investments	1,731	40,822	95,739	(12,236)	585	6,501

Net Increase (Decrease) in Net Assets From Operations	54,764	40,936	169,080	63,706	5,284	6,411

Contract Transactions-All Products
Purchase Payments	2,013	1,941	4,986	6,055	8	636
Transfers Between Funds or (to) from General Account	(8,310)	499,369	(29,299)	401,037	(1,207)	47,900
Surrenders and Terminations	(63,339)	(6,509)	(109,581)	(57,114)	(5,316)	(1,298)
Rescissions	(23)	—	(220)	(73)	—	—
Bonus (Recapture)	37	11	60	19	—	—
Contract Maintenance Charge	(114)	(22)	(191)	(130)	(14)	(3)
Rider charge	(805)	(214)	(2,036)	(1,628)	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(70,541)	494,576	(136,281)	348,166	(6,529)	47,235

Increase (Decrease) in Net Assets	(15,777)	535,512	32,799	411,872	(1,245)	53,646
Net Assets at Beginning of Period	546,355	10,843	952,218	540,346	53,646	—

Net Assets at End of Period	$530,578	$546,355	$985,017	$952,218	$52,401	$53,646

See accompanying notes to financial statements	(Continued)
31

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	AZL Small Cap Stock Index Fund Class 2		AZL T. Rowe Price Capital Appreciation Fund		BlackRock Equity Dividend V.I. Fund
	2017	2016	2017	2016	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(8,881)	$(2,973)	$(3,971)	$(6,536)	$14	$13
Realized Gains (Losses) on Investments, Net	55,474	31,525	42,478	41,732	115	29
Net Change in Unrealized Appreciation (Depreciation) on Investments	8,729	62,899	27,346	(8,012)	42	111

Net Increase (Decrease) in Net Assets From Operations	55,322	91,451	65,853	27,184	171	153

Contract Transactions-All Products
Purchase Payments	2,029	1,434	3,157	4,887	—	25
Transfers Between Funds or (to) from General Account	(11,325)	353,813	41,488	49,084	120	(38)
Surrenders and Terminations	(69,672)	(27,269)	(59,862)	(51,856)	(420)	40
Rescissions	(1)	—	(42)	(161)	—	—
Bonus (Recapture)	57	12	32	43	—	—
Contract Maintenance Charge	(107)	(49)	(109)	(116)	—	—
Rider charge	(403)	(212)	(712)	(741)	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(79,422)	327,729	(16,048)	1,140	(300)	27

Increase (Decrease) in Net Assets	(24,100)	419,180	49,805	28,324	(129)	180
Net Assets at Beginning of Period	586,193	167,013	524,502	496,178	1,173	993

Net Assets at End of Period	$562,093	$586,193	$574,307	$524,502	$1,044	$1,173

	BlackRock Global Allocation V.I. Fund		ClearBridge Variable Aggressive Growth Portfolio		Columbia Variable Portfolio – Select Smaller-Cap Value Fund
	2017	2016	2017	2016	2017	2016 (B)
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(8,227)	$(9,339)	$(1)	$1	$—	$(657)
Realized Gains (Losses) on Investments, Net	24,471	(17,864)	71	(20)	—	16,835
Net Change in Unrealized Appreciation (Depreciation) on Investments	148,166	54,735	135	9	—	(15,506)

Net Increase (Decrease) in Net Assets From Operations	164,410	27,532	205	(10)	—	672

Contract Transactions-All Products
Purchase Payments	2,976	6,267	—	36	—	2
Transfers Between Funds or (to) from General Account	(65,161)	(78,649)	(172)	(374)	—	(41,502)
Surrenders and Terminations	(115,637)	(99,018)	(196)	(127)	—	(4,356)
Rescissions	(15)	(147)	—	—	—	—
Bonus (Recapture)	23	43	—	—	—	—
Contract Maintenance Charge	(314)	(358)	—	—	—	(11)
Rider charge	(19,176)	(20,111)	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(197,304)	(191,973)	(368)	(465)	—	(45,867)

Increase (Decrease) in Net Assets	(32,894)	(164,441)	(163)	(475)	—	(45,195)
Net Assets at Beginning of Period	1,481,681	1,646,122	1,445	1,920	—	45,195

Net Assets at End of Period	$1,448,787	$1,481,681	$1,282	$1,445	$—	$—

See accompanying notes to financial statements	(Continued)
32

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	Columbia Variable Portfolio – Seligman Global Technology Fund		Davis VA Financial Portfolio		Davis VA Real Estate Portfolio
	2017	2016	2017	2016	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(18)	$(16)	$(761)	$(585)	$(1)	$—
Realized Gains (Losses) on Investments, Net	304	335	6,814	4,712	24	10
Net Change in Unrealized Appreciation (Depreciation) on Investments	6	(168)	3,215	1,224	(1)	20

Net Increase (Decrease) in Net Assets From Operations	292	151	9,268	5,351	22	30

Contract Transactions-All Products
Purchase Payments	—	—	2	4	—	—
Transfers Between Funds or (to) from General Account	(30)	—	2,383	(2,283)	—	(34)
Surrenders and Terminations	(132)	(129)	(5,919)	(5,125)	(73)	(37)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	—	—	(11)	(12)	—	—
Rider charge	—	—	(1)	(1)	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(162)	(129)	(3,546)	(7,417)	(73)	(71)

Increase (Decrease) in Net Assets	130	22	5,722	(2,066)	(51)	(41)
Net Assets at Beginning of Period	930	908	51,650	53,716	375	416

Net Assets at End of Period	$1,060	$930	$57,372	$51,650	$324	$375

	Davis VA Value Portfolio		Dreyfus VIF Appreciation Portfolio		Eaton Vance VT Floating-Rate Income Fund
	2017	2016 (B)	2017	2016	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$—	$(664)	$1	$2	$163	$165
Realized Gains (Losses) on Investments, Net	—	(2,964)	12	10	1	(26)
Net Change in Unrealized Appreciation (Depreciation) on Investments	—	4,620	11	(5)	4	291

Net Increase (Decrease) in Net Assets From Operations	—	992	24	7	168	430

Contract Transactions-All Products
Purchase Payments	—	22	—	—	4	6
Transfers Between Funds or (to) from General Account	—	(45,444)	(33)	(35)	391	22
Surrenders and Terminations	—	(3,293)	1	(47)	(91)	(487)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	—	(10)	—	—	—	—
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	—	(48,725)	(32)	(82)	304	(459)

Increase (Decrease) in Net Assets	—	(47,733)	(8)	(75)	472	(29)
Net Assets at Beginning of Period	—	47,733	99	174	5,276	5,305

Net Assets at End of Period	$—	$—	$91	$99	$5,748	$5,276

See accompanying notes to financial statements	(Continued)
33

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	Fidelity VIP Emerging Markets Portfolio		Fidelity VIP Funds Manager 50% Portfolio		Fidelity VIP Funds Manager 60% Portfolio
	2017	2016	2017	2016	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$6	$(3)	$(226)	$(178)	$(946)	$(668)
Realized Gains (Losses) on Investments, Net	69	(29)	961	612	4,074	2,664
Net Change in Unrealized Appreciation (Depreciation) on Investments	651	86	2,655	219	11,313	493

Net Increase (Decrease) in Net Assets From Operations	726	54	3,390	653	14,441	2,489

Contract Transactions-All Products
Purchase Payments	3	21	56	364	305	865
Transfers Between Funds or (to) from General Account	984	308	954	1,275	11,433	(1,494)
Surrenders and Terminations	(202)	(183)	(1,881)	(1,876)	(9,098)	(7,447)
Rescissions	—	—	—	—	—	(43)
Bonus (Recapture)	—	—	—	6	—	30
Contract Maintenance Charge	—	—	(6)	(6)	(18)	(19)
Rider charge	—	—	(349)	(340)	(1,172)	(1,130)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	785	146	(1,226)	(577)	1,450	(9,238)

Increase (Decrease) in Net Assets	1,511	200	2,164	76	15,891	(6,749)
Net Assets at Beginning of Period	1,244	1,044	27,736	27,660	95,645	102,394

Net Assets at End of Period	$2,755	$1,244	$29,900	$27,736	$111,536	$95,645

	Fidelity VIP Mid Cap Portfolio		Fidelity VIP Strategic Income Portfolio		Franklin Founding Funds Allocation VIP Fund
	2017	2016	2017	2016	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$7	$4	$47	$52	$504	$1,937
Realized Gains (Losses) on Investments, Net	123	(2)	13	(10)	5,663	1,978
Net Change in Unrealized Appreciation (Depreciation) on Investments	500	69	58	61	4,582	7,839

Net Increase (Decrease) in Net Assets From Operations	630	71	118	103	10,749	11,754

Contract Transactions-All Products
Purchase Payments	—	21	5	23	59	53
Transfers Between Funds or (to) from General Account	1,418	1,493	82	452	(3,773)	(6,467)
Surrenders and Terminations	(45)	(111)	(84)	(191)	(11,711)	(9,187)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	2	1
Contract Maintenance Charge	—	—	—	—	(26)	(30)
Rider charge	—	—	—	—	(37)	(42)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	1,373	1,403	3	284	(15,486)	(15,672)

Increase (Decrease) in Net Assets	2,003	1,474	121	387	(4,737)	(3,918)
Net Assets at Beginning of Period	2,151	677	1,651	1,264	120,137	124,055

Net Assets at End of Period	$4,154	$2,151	$1,772	$1,651	$115,400	$120,137

See accompanying notes to financial statements	(Continued)
34

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	Franklin Global Real Estate VIP Fund		Franklin Growth and Income VIP Fund		Franklin High Income VIP Fund
	2017	2016 (B)	2017	2016 (B)	2017	2016 (B)
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$—	$(196)	$—	$2,633	$—	$11,071
Realized Gains (Losses) on Investments, Net	—	(12,592)	—	23,567	—	(19,325)
Net Change in Unrealized Appreciation (Depreciation) on Investments	—	13,084	—	(18,352)	—	35,044

Net Increase (Decrease) in Net Assets From Operations	—	296	—	7,848	—	26,790

Contract Transactions-All Products
Purchase Payments	—	111	—	301	—	147
Transfers Between Funds or (to) from General Account	—	(84,395)	—	(174,468)	—	(208,283)
Surrenders and Terminations	—	(9,811)	—	(20,057)	—	(19,937)
Rescissions	—	—	—	(1)	—	(4)
Bonus (Recapture)	—	—	—	—	—	2
Contract Maintenance Charge	—	(25)	—	(57)	—	(48)
Rider charge	—	—	—	—	—	(896)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	—	(94,120)	—	(194,282)	—	(229,019)

Increase (Decrease) in Net Assets	—	(93,824)	—	(186,434)	—	(202,229)
Net Assets at Beginning of Period	—	93,824	—	186,434	—	202,229

Net Assets at End of Period	$—	$—	$—	$—	$—	$—

	Franklin Income VIP Fund		Franklin Large Cap Growth VIP Fund		Franklin Mutual Shares VIP Fund
	2017	2016	2017	2016 (B)	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$32,792	$40,062	$—	$(1,575)	$1,647	$427
Realized Gains (Losses) on Investments, Net	10,283	(11,384)	—	11,537	32,145	47,529
Net Change in Unrealized Appreciation (Depreciation) on Investments	55,940	111,404	—	(13,625)	(4,376)	12,503

Net Increase (Decrease) in Net Assets From Operations	99,015	140,082	—	(3,663)	29,416	60,459

Contract Transactions-All Products
Purchase Payments	20,831	36,081	—	107	2,328	2,008
Transfers Between Funds or (to) from General Account	6,486	2,660	—	(106,348)	(1,544)	(25,088)
Surrenders and Terminations	(118,686)	(105,194)	—	(11,592)	(59,874)	(50,105)
Rescissions	(891)	(509)	—	—	—	(21)
Bonus (Recapture)	52	243	—	—	47	19
Contract Maintenance Charge	(275)	(303)	—	(28)	(115)	(134)
Rider charge	(10,090)	(8,761)	—	—	(613)	(680)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(102,573)	(75,783)	—	(117,861)	(59,771)	(74,001)

Increase (Decrease) in Net Assets	(3,558)	64,299	—	(121,524)	(30,355)	(13,542)
Net Assets at Beginning of Period	1,292,378	1,228,079	—	121,524	487,498	501,040

Net Assets at End of Period	$1,288,820	$1,292,378	$—	$—	$457,143	$487,498

See accompanying notes to financial statements	(Continued)
35

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	Franklin Rising Dividends VIP Fund		Franklin Small Cap Value VIP Fund		Franklin Small-Mid Cap Growth VIP Fund
	2017	2016	2017	2016 (B)	2017	2016 (B)
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(338)	$(660)	$—	$(328)	$—	$(1,357)
Realized Gains (Losses) on Investments, Net	18,485	36,533	—	11,445	—	(5,758)
Net Change in Unrealized Appreciation (Depreciation) on Investments	22,471	(5,136)	—	(4,726)	—	8,715

Net Increase (Decrease) in Net Assets From Operations	40,618	30,737	—	6,391	—	1,600

Contract Transactions-All Products
Purchase Payments	167	189	—	26	—	60
Transfers Between Funds or (to) from General Account	(2,436)	(3,977)	—	(48,306)	—	(97,327)
Surrenders and Terminations	(28,374)	(26,859)	—	(4,766)	—	(8,937)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	(61)	(69)	—	(10)	—	(26)
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(30,704)	(30,716)	—	(53,056)	—	(106,230)

Increase (Decrease) in Net Assets	9,914	21	—	(46,665)	—	(104,630)
Net Assets at Beginning of Period	233,739	233,718	—	46,665	—	104,630

Net Assets at End of Period	$243,653	$233,739	$—	$—	$—	$—

	Franklin Strategic Income VIP Fund		Franklin U.S. Government Securities VIP Fund		Invesco V.I. American Franchise Fund
	2017	2016	2017	2016	2017	2016 (B)
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$25	$38	$2,672	$2,743	$—	$(52)
Realized Gains (Losses) on Investments, Net	(10)	(76)	(3,297)	(3,424)	—	1,780
Net Change in Unrealized Appreciation (Depreciation) on Investments	25	121	(367)	(2,718)	—	(1,686)

Net Increase (Decrease) in Net Assets From Operations	40	83	(992)	(3,399)	—	42

Contract Transactions-All Products
Purchase Payments	—	18	581	5,214	—	5
Transfers Between Funds or (to) from General Account	79	(201)	(13,128)	5,117	—	(4,135)
Surrenders and Terminations	(109)	(367)	(33,475)	(39,215)	—	(254)
Rescissions	—	—	(1)	(25)	—	—
Bonus (Recapture)	—	—	8	46	—	—
Contract Maintenance Charge	—	—	(92)	(107)	—	(3)
Rider charge	—	—	(1,626)	(1,971)	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(30)	(550)	(47,733)	(30,941)	—	(4,387)

Increase (Decrease) in Net Assets	10	(467)	(48,725)	(34,340)	—	(4,345)
Net Assets at Beginning of Period	958	1,425	311,288	345,628	—	4,345

Net Assets at End of Period	$968	$958	$262,563	$311,288	$—	$—

See accompanying notes to financial statements	(Continued)
36

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	Invesco V.I. American Value Fund		Invesco V.I. Balanced-Risk Allocation Fund		Invesco V.I. Core Equity Fund
	2017	2016	2017	2016	2017	2016 (B)
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$2	$(1)	$35	$(1)	$—	$(10)
Realized Gains (Losses) on Investments, Net	3	16	43	(56)	—	469
Net Change in Unrealized Appreciation (Depreciation) on Investments	46	77	13	158	—	(366)

Net Increase (Decrease) in Net Assets From Operations	51	92	91	101	—	93

Contract Transactions-All Products
Purchase Payments	9	11	—	—	—	—
Transfers Between Funds or (to) from General Account	(29)	77	44	(234)	—	(1,621)
Surrenders and Terminations	(161)	(12)	(137)	25	—	(129)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	—	—	—	—	—	(1)
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(181)	76	(93)	(209)	—	(1,751)

Increase (Decrease) in Net Assets	(130)	168	(2)	(108)	—	(1,658)
Net Assets at Beginning of Period	652	484	1,017	1,125	—	1,658

Net Assets at End of Period	$522	$652	$1,015	$1,017	$—	$—

	Invesco V.I. Growth and Income Fund		Invesco V.I. International Growth Fund		Ivy VIP Asset Strategy Portfolio
	2017	2016 (B)	2017	2016 (B)	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$—	$—	$—	$—	$12	$5
Realized Gains (Losses) on Investments, Net	—	32	—	169	(236)	(274)
Net Change in Unrealized Appreciation (Depreciation) on Investments	—	(17)	—	(173)	400	201

Net Increase (Decrease) in Net Assets From Operations	—	15	—	(4)	176	(68)

Contract Transactions-All Products
Purchase Payments	—	—	—	—	—	19
Transfers Between Funds or (to) from General Account	—	(244)	—	(463)	(620)	(363)
Surrenders and Terminations	—	(32)	—	(7)	(102)	(265)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	—	—	—	—	—	—
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	—	(276)	—	(470)	(722)	(609)

Increase (Decrease) in Net Assets	—	(261)	—	(474)	(546)	(677)
Net Assets at Beginning of Period	—	261	—	474	1,484	2,161

Net Assets at End of Period	$—	$—	$—	$—	$938	$1,484

See accompanying notes to financial statements	(Continued)
37

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	Ivy VIP Energy Portfolio		Ivy VIP Growth Portfolio		Ivy VIP Mid Cap Growth Portfolio
	2017	2016	2017	2016	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$3	$—	$—	$(1)	$(1)	$(1)
Realized Gains (Losses) on Investments, Net	(6)	(37)	24	14	15	11
Net Change in Unrealized Appreciation (Depreciation) on Investments	(47)	178	46	(21)	101	14

Net Increase (Decrease) in Net Assets From Operations	(50)	141	70	(8)	115	24

Contract Transactions-All Products
Purchase Payments	—	—	—	—	—	—
Transfers Between Funds or (to) from General Account	79	29	—	(81)	31	(103)
Surrenders and Terminations	(45)	(25)	(2)	(26)	(31)	(62)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	—	—	—	—	—	—
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	34	4	(2)	(107)	—	(165)

Increase (Decrease) in Net Assets	(16)	145	68	(115)	115	(141)
Net Assets at Beginning of Period	604	459	244	359	438	579

Net Assets at End of Period	$588	$604	$312	$244	$553	$438

	Ivy VIP Natural Resources Portfolio		Ivy VIP Science and Technology Portfolio		Jennison Portfolio
	2017	2016	2017	2016	2017	2016 (B)
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$—	$1	$(4)	$(4)	$—	$(156)
Realized Gains (Losses) on Investments, Net	(6)	(23)	132	(103)	—	4,935
Net Change in Unrealized Appreciation (Depreciation) on Investments	7	42	253	26	—	(5,142)

Net Increase (Decrease) in Net Assets From Operations	1	20	381	(81)	—	(363)

Contract Transactions-All Products
Purchase Payments	—	—	—	2	—	—
Transfers Between Funds or (to) from General Account	2	(40)	(120)	(572)	—	(9,926)
Surrenders and Terminations	(41)	(15)	(79)	(76)	—	(990)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	—	—	—	—	—	(2)
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(39)	(55)	(199)	(646)	—	(10,918)

Increase (Decrease) in Net Assets	(38)	(35)	182	(727)	—	(11,281)
Net Assets at Beginning of Period	112	147	1,252	1,979	—	11,281

Net Assets at End of Period	$74	$112	$1,434	$1,252	$—	$—

See accompanying notes to financial statements	(Continued)
38

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	JPMorgan Insurance Trust Core Bond Portfolio		JPMorgan Insurance Trust U.S. Equity Portfolio		Lazard Retirement International Equity Portfolio
	2017	2016	2017	2016 (B)	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$147	$193	$—	$—	$6	$2
Realized Gains (Losses) on Investments, Net	(58)	(25)	—	53	63	(19)
Net Change in Unrealized Appreciation (Depreciation) on Investments	195	(189)	—	(51)	(11)	(2)

Net Increase (Decrease) in Net Assets From Operations	284	(21)	—	2	58	(19)

Contract Transactions-All Products
Purchase Payments	322	1,115	—	—	—	—
Transfers Between Funds or (to) from General Account	2,444	4,134	—	(86)	48	(24)
Surrenders and Terminations	(1,268)	(1,255)	—	(12)	(81)	(191)
Rescissions	—	(62)	—	—	—	—
Bonus (Recapture)	1	15	—	—	—	—
Contract Maintenance Charge	(2)	(2)	—	—	—	—
Rider charge	(164)	(169)	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	1,333	3,776	—	(98)	(33)	(215)

Increase (Decrease) in Net Assets	1,617	3,755	—	(96)	25	(234)
Net Assets at Beginning of Period	15,949	12,194	—	96	246	480

Net Assets at End of Period	$17,566	$15,949	$—	$—	$271	$246

	Lazard Retirement U.S. Small- Mid Cap Equity Portfolio		MFS VIT II International Value Portfolio		MFS VIT Total Return Bond Portfolio
	2017	2016	2017	2016	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$4	$(3)	$21	$16	$386	$594
Realized Gains (Losses) on Investments, Net	409	15	40	61	(83)	(308)
Net Change in Unrealized Appreciation (Depreciation) on Investments	110	133	414	(16)	324	(24)

Net Increase (Decrease) in Net Assets From Operations	523	145	475	61	627	262

Contract Transactions-All Products
Purchase Payments	2	20	—	28	341	1,058
Transfers Between Funds or (to) from General Account	1,476	1,739	28	(52)	5,868	5,063
Surrenders and Terminations	(144)	(46)	(140)	(195)	(2,070)	(1,463)
Rescissions	—	—	—	—	(10)	—
Bonus (Recapture)	—	—	—	—	1	10
Contract Maintenance Charge	—	—	—	—	(3)	(3)
Rider charge	—	—	—	—	(253)	(217)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	1,334	1,713	(112)	(219)	3,874	4,448

Increase (Decrease) in Net Assets	1,857	1,858	363	(158)	4,501	4,710
Net Assets at Beginning of Period	2,545	687	1,857	2,015	22,887	18,177

Net Assets at End of Period	$4,402	$2,545	$2,220	$1,857	$27,388	$22,887

See accompanying notes to financial statements	(Continued)
39

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	MFS VIT Utilities Portfolio		Oppenheimer Global Fund/ VA		Oppenheimer Global Multi- Alternatives Fund/VA
	2017	2016	2017	2016 (B)	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$5	$13	$—	$(258)	$—	$—
Realized Gains (Losses) on Investments, Net	(6)	(62)	—	14,310	(1)	(1)
Net Change in Unrealized Appreciation (Depreciation) on Investments	21	67	—	(16,335)	—	3

Net Increase (Decrease) in Net Assets From Operations	20	18	—	(2,283)	(1)	2

Contract Transactions-All Products
Purchase Payments	—	7	—	10	—	—
Transfers Between Funds or (to) from General Account	(89)	54	—	(50,684)	(7)	(7)
Surrenders and Terminations	(1)	(226)	—	(4,792)	—	(17)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	—	—	—	(11)	—	—
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(90)	(165)	—	(55,477)	(7)	(24)

Increase (Decrease) in Net Assets	(70)	(147)	—	(57,760)	(8)	(22)
Net Assets at Beginning of Period	194	341	—	57,760	38	60

Net Assets at End of Period	$124	$194	$—	$—	$30	$38

	Oppenheimer Global Strategic Income Fund/VA		Oppenheimer International Growth Fund/VA		Oppenheimer Main Street Fund/ VA
	2017	2016	2017	2016	2017	2016 (B)
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$14	$119	$12	$8	$—	$(210)
Realized Gains (Losses) on Investments, Net	(31)	(86)	(4)	(44)	—	16,328
Net Change in Unrealized Appreciation (Depreciation) on Investments	165	138	314	(12)	—	(14,301)

Net Increase (Decrease) in Net Assets From Operations	148	171	322	(48)	—	1,817

Contract Transactions-All Products
Purchase Payments	—	13	3	4	—	2
Transfers Between Funds or (to) from General Account	(126)	256	143	(74)	—	(47,374)
Surrenders and Terminations	(816)	(449)	(139)	(384)	—	(4,993)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	(1)	(2)	—	—	—	(12)
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(943)	(182)	7	(454)	—	(52,377)

Increase (Decrease) in Net Assets	(795)	(11)	329	(502)	—	(50,560)
Net Assets at Beginning of Period	3,698	3,709	1,303	1,805	—	50,560

Net Assets at End of Period	$2,903	$3,698	$1,632	$1,303	$—	$—

See accompanying notes to financial statements	(Continued)
40

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	PIMCO VIT All Asset Portfolio		PIMCO VIT Balanced Allocation Portfolio		PIMCO VIT CommodityRealReturn Strategy Portfolio
	2017	2016	2017	2016	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$11,399	$3,345	$(644)	$(599)	$5,162	$(611)
Realized Gains (Losses) on Investments, Net	(594)	(10,758)	565	(865)	(8,845)	(14,996)
Net Change in Unrealized Appreciation (Depreciation) on Investments	33,149	47,387	10,539	2,747	3,638	23,009

Net Increase (Decrease) in Net Assets From Operations	43,954	39,974	10,460	1,283	(45)	7,402

Contract Transactions-All Products
Purchase Payments	2,611	4,544	1,133	4,122	59	44
Transfers Between Funds or (to) from General Account	(5,852)	(4,467)	(3,921)	(2,746)	2,736	(2,808)
Surrenders and Terminations	(33,504)	(29,490)	(3,393)	(3,307)	(6,663)	(5,704)
Rescissions	(157)	(25)	(10)	(60)	—	—
Bonus (Recapture)	32	39	8	32	—	1
Contract Maintenance Charge	(95)	(104)	(20)	(22)	(15)	(18)
Rider charge	(4,361)	(4,224)	(1,214)	(1,164)	(81)	(95)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(41,326)	(33,727)	(7,417)	(3,145)	(3,964)	(8,580)

Increase (Decrease) in Net Assets	2,628	6,247	3,043	(1,862)	(4,009)	(1,178)
Net Assets at Beginning of Period	392,444	386,197	84,834	86,696	59,609	60,787

Net Assets at End of Period	$395,072	$392,444	$87,877	$84,834	$55,600	$59,609

	PIMCO VIT Emerging Markets Bond Portfolio		PIMCO VIT Global Bond Portfolio		PIMCO VIT Global Core Bond(Hedged) Portfolio
	2017	2016	2017	2016	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$4,851	$5,397	$35	$(310)	$(111)	$109
Realized Gains (Losses) on Investments, Net	(603)	(2,418)	(1,090)	(2,275)	(396)	(1,114)
Net Change in Unrealized Appreciation (Depreciation) on Investments	7,185	13,816	5,894	4,611	2,920	5,379

Net Increase (Decrease) in Net Assets From Operations	11,433	16,795	4,839	2,026	2,413	4,374

Contract Transactions-All Products
Purchase Payments	138	154	57	61	691	1,181
Transfers Between Funds or (to) from General Account	82	(3,459)	2,500	786	10,667	6,733
Surrenders and Terminations	(20,808)	(13,861)	(10,195)	(8,129)	(6,647)	(4,854)
Rescissions	—	(12)	(5)	—	(40)	(7)
Bonus (Recapture)	1	2	1	1	6	20
Contract Maintenance Charge	(34)	(39)	(20)	(24)	(23)	(25)
Rider charge	(1,362)	(1,494)	(500)	(550)	(1,157)	(1,143)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(21,983)	(18,709)	(8,162)	(7,855)	3,497	1,905

Increase (Decrease) in Net Assets	(10,550)	(1,914)	(3,323)	(5,829)	5,910	6,279
Net Assets at Beginning of Period	149,604	151,518	75,178	81,007	91,724	85,445

Net Assets at End of Period	$139,054	$149,604	$71,855	$75,178	$97,634	$91,724

See accompanying notes to financial statements	(Continued)
41

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	PIMCO VIT Global Multi- Asset Managed Allocation Portfolio		PIMCO VIT High Yield Portfolio		PIMCO VIT Long- Term U.S. Government Portfolio
	2017	2016	2017	2016	2017 (A)	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$933	$1,310	$24,250	$25,336	$1	$—
Realized Gains (Losses) on Investments, Net	195	(3,890)	1,944	(6,155)	19	—
Net Change in Unrealized Appreciation (Depreciation) on Investments	18,956	5,957	9,506	51,263	3	—

Net Increase (Decrease) in Net Assets From Operations	20,084	3,377	35,700	70,444	23	—

Contract Transactions-All Products
Purchase Payments	587	579	2,917	8,564	(11)	—
Transfers Between Funds or (to) from General Account	(6,356)	(16,418)	12,620	56,864	340	—
Surrenders and Terminations	(12,671)	(10,811)	(73,015)	(51,389)	(27)	—
Rescissions	(2)	(17)	(167)	(371)	—	—
Bonus (Recapture)	6	8	(44)	60	—	—
Contract Maintenance Charge	(45)	(50)	(163)	(170)	—	—
Rider charge	(2,934)	(3,053)	(7,886)	(7,606)	(1)	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(21,415)	(29,762)	(65,738)	5,952	301	—

Increase (Decrease) in Net Assets	(1,331)	(26,385)	(30,038)	76,396	324	—
Net Assets at Beginning of Period	172,105	198,490	743,025	666,629	—	—

Net Assets at End of Period	$170,774	$172,105	$712,987	$743,025	$324	$—

	PIMCO VIT Low Duration Portfolio		PIMCO VIT Real Return Portfolio		PIMCO VIT StocksPLUS Global Portfolio
	2017	2016	2017	2016	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$29	$46	$2,614	$2,304	$3,850	$8,692
Realized Gains (Losses) on Investments, Net	(46)	(16)	(4,998)	(7,636)	(5,827)	40,802
Net Change in Unrealized Appreciation (Depreciation) on Investments	44	6	9,848	19,160	55,831	(34,788)

Net Increase (Decrease) in Net Assets From Operations	27	36	7,464	13,828	53,854	14,706

Contract Transactions-All Products
Purchase Payments	2	26	1,276	4,567	376	708
Transfers Between Funds or (to) from General Account	(2,613)	3,044	6,371	17,842	(6,852)	(10,590)
Surrenders and Terminations	(320)	(201)	(41,868)	(37,157)	(32,073)	(30,178)
Rescissions	—	—	(25)	(25)	(3)	—
Bonus (Recapture)	—	—	15	54	2	5
Contract Maintenance Charge	—	—	(104)	(118)	(70)	(80)
Rider charge	—	—	(3,780)	(3,950)	(183)	(206)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(2,931)	2,869	(38,115)	(18,787)	(38,803)	(40,341)

Increase (Decrease) in Net Assets	(2,904)	2,905	(30,651)	(4,959)	15,051	(25,635)
Net Assets at Beginning of Period	5,121	2,216	410,286	415,245	277,104	302,739

Net Assets at End of Period	$2,217	$5,121	$379,635	$410,286	$292,155	$277,104

See accompanying notes to financial statements	(Continued)
42

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	PIMCO VIT Total Return Portfolio		PIMCO VIT Unconstrained Bond Portfolio		QS Legg Mason Dynamic Multi- Strategy VIT Portfolio
	2017	2016	2017	2016	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$3,008	$3,660	$428	$476	$1	$1
Realized Gains (Losses) on Investments, Net	(3,700)	(7,398)	547	(1,380)	—	(2)
Net Change in Unrealized Appreciation (Depreciation) on Investments	33,139	13,944	6,586	7,623	14	(4)

Net Increase (Decrease) in Net Assets From Operations	32,447	10,206	7,561	6,719	15	(5)

Contract Transactions-All Products
Purchase Payments	5,801	12,853	728	2,188	—	1
Transfers Between Funds or (to) from General Account	34,705	47,601	7,993	11,281	(65)	(67)
Surrenders and Terminations	(112,216)	(106,028)	(16,411)	(14,251)	(87)	(4)
Rescissions	(98)	(208)	(6)	(11)	—	—
Bonus (Recapture)	128	226	3	8	—	—
Contract Maintenance Charge	(266)	(299)	(44)	(48)	—	—
Rider charge	(9,277)	(9,704)	(2,628)	(2,638)	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(81,223)	(55,559)	(10,365)	(3,471)	(152)	(70)

Increase (Decrease) in Net Assets	(48,776)	(45,353)	(2,804)	3,248	(137)	(75)
Net Assets at Beginning of Period	1,066,912	1,112,265	222,561	219,313	202	277

Net Assets at End of Period	$1,018,136	$1,066,912	$219,757	$222,561	$65	$202

	RCM Dynamic Multi- Asset Plus VIT Portfolio		SP International Growth Portfolio		T. Rowe Price Blue Chip Growth Portfolio
	2017	2016	2017	2016 (B)	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$68	$(55)	$—	$(80)	$(8)	$(7)
Realized Gains (Losses) on Investments, Net	1,594	1	—	(98)	195	114
Net Change in Unrealized Appreciation (Depreciation) on Investments	114	216	—	75	569	(128)

Net Increase (Decrease) in Net Assets From Operations	1,776	162	—	(103)	756	(21)

Contract Transactions-All Products
Purchase Payments	1,285	1,647	?	—	—	8
Transfers Between Funds or (to) from General Account	8,785	2,574	—	(5,066)	(118)	(79)
Surrenders and Terminations	(731)	(157)	—	(485)	(315)	(385)
Rescissions	(5)	(8)	—	—	—	—
Bonus (Recapture)	16	11	—	—	—	—
Contract Maintenance Charge	(3)	(1)	—	(1)	—	—
Rider charge	(236)	(110)	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	9,111	3,956	—	(5,552)	(433)	(456)

Increase (Decrease) in Net Assets	10,887	4,118	—	(5,655)	323	(477)
Net Assets at Beginning of Period	9,815	5,697	—	5,655	2,372	2,849

Net Assets at End of Period	$20,702	$9,815	$—	$—	$2,695	$2,372

See accompanying notes to financial statements	(Continued)
43

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	T. Rowe Price Equity Income Portfolio		T. Rowe Price Health Sciences Portfolio		Templeton Foreign VIP Fund
	2017	2016	2017	2016	2017	2016 (B)
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$18	$21	$(4)	$(4)	$—	$900
Realized Gains (Losses) on Investments, Net	167	139	79	(10)	—	(6,752)
Net Change in Unrealized Appreciation (Depreciation) on Investments	18	51	201	(210)	—	8,338

Net Increase (Decrease) in Net Assets From Operations	203	211	276	(224)	—	2,486

Contract Transactions-All Products
Purchase Payments	—	—	—	9	—	110
Transfers Between Funds or (to) from General Account	226	(200)	23	(717)	—	(114,442)
Surrenders and Terminations	(136)	(117)	(63)	(284)	—	(9,478)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	—	—	—	—	—	(38)
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	90	(317)	(40)	(992)	—	(123,848)

Increase (Decrease) in Net Assets	293	(106)	236	(1,216)	—	(121,362)
Net Assets at Beginning of Period	1,335	1,441	997	2,213	—	121,362

Net Assets at End of Period	$1,628	$1,335	$1,233	$997	$—	$—

See accompanying notes to financial statements	(Continued)
44

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2017 and 2016

(In thousands)

	Templeton Global Bond VIP Fund		Templeton Growth VIP Fund		Total All Funds
	2017	2016	2017	2016	2017	2016
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(12,182)	$(12,599)	$(558)	$801	$(36,030)	$93,150
Realized Gains (Losses) on Investments, Net	(6,926)	(19,764)	10,850	13,782	1,196,748	1,336,136
Net Change in Unrealized Appreciation (Depreciation) on Investments	22,656	41,837	38,749	6,922	1,482,086	(132,640)

Net Increase (Decrease) in Net Assets From Operations	3,548	9,474	49,041	21,505	2,642,804	1,296,646

Contract Transactions-All Products
Purchase Payments	2,407	6,464	910	1,060	737,988	1,632,753
Transfers Between Funds or (to) from General Account	6,671	21,213	(8,973)	(15,173)	(361,381)	(1,046,737)
Surrenders and Terminations	(69,641)	(52,907)	(38,337)	(33,693)	(2,383,998)	(2,175,221)
Rescissions	(137)	(65)	(32)	(33)	(11,539)	(13,060)
Bonus (Recapture)	21	58	3	7	1,730	3,796
Contract Maintenance Charge	(191)	(214)	(92)	(106)	(5,534)	(6,149)
Rider charge	(8,561)	(8,826)	(484)	(547)	(219,930)	(214,404)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(69,431)	(34,277)	(47,005)	(48,485)	(2,242,664)	(1,819,022)

Increase (Decrease) in Net Assets	(65,883)	(24,803)	2,036	(26,980)	400,140	(522,376)
Net Assets at Beginning of Period	784,007	808,810	318,160	345,140	25,525,877	26,048,253

Net Assets at End of Period	$718,124	$784,007	$320,196	$318,160	$25,926,017	$25,525,877

(A)	Fund commenced in 2017. See Footnote 1 for further details.
(B)	Fund terminated in 2016. See Footnote 1 for further details.
(C)	Fund commenced in 2016. See Footnote 1 for further details.

See accompanying notes to financial statements
45

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

1.	ORGANIZATION

Allianz Life Variable Account B (Variable Account) is a segregated investment account of Allianz Life Insurance Company of North America (Allianz Life) and is registered with the Securities and Exchange Commission as a unit investment trust pursuant to the provisions of the Investment Company Act of 1940 (as amended). Allianz Life applies the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) guidance of Topic 946, Financial Services – Investment Companies. The Variable Account was established on May 31, 1985, and commenced operations January 24, 1989. Accordingly, it is an accounting entity wherein all segregated account transactions are reflected.

The Variable Account’s assets are the property of Allianz Life and are held for the benefit of the owners and other persons entitled to payments under variable annuity contracts issued through the Variable Account and underwritten by Allianz Life. The assets of the Variable Account are equal to the reserves and other liabilities of the Variable Account. These assets are not chargeable with liabilities that arise from any other business Allianz Life may conduct. Allianz Life products offered under the Variable Account are listed below. The products denoted with an asterisk are actively being marketed.

•	Allianz Alterity
•	Allianz Charter
•	Allianz Connections*
•	Allianz Custom Income
•	Allianz Dimensions
•	Allianz Elite
•	Allianz High Five
•	Allianz Index Advantage*
•	Allianz Retirement Advantage
•	Allianz Retirement Pro
•	Allianz Rewards
•	Allianz Valuemark
•	Allianz Vision*

The Variable Account’s subaccounts are invested, at net asset values, in one or more of the funds listed below in accordance with the selection made by the contractholder. The contractholder may have the option to invest in the fixed account. The liabilities of the fixed account are included in the General Account, which is not registered as an investment company under the 1940 Act. Not all funds listed below are available as investment options for the products, which comprise the Variable Account as some funds have been closed to new money. Generally, each multiple-class fund is presented on an aggregate basis. When mergers occur, the fund will generally be presented separately by class, to disclose which class received additional money. The investment advisers and specialist managers for each fund are listed in the following table:

Fund	Investment Adviser	Specialist Manager/Adviser
Allianz NFJ Dividend Value VIT Portfolio *†	Allianz Global Investors Fund Management LLC	NFJ Investment Group LLC
AZL Balanced Index Strategy Fund †	Allianz Investment Management, LLC	N/A
AZL DFA Five-Year Global Fixed Income Fund *†	Allianz Investment Management, LLC	Dimensional Fund Advisors LP
AZL DFA Multi-Strategy Fund †	Allianz Investment Management, LLC	N/A
AZL Enhanced Bond Index Fund *†	Allianz Investment Management, LLC	BlackRock Financial Management, Inc.
AZL Gateway Fund *†	Allianz Investment Management, LLC	Gateway Investment Advisors, LLC
AZL Government Money Market Fund *†	Allianz Investment Management, LLC	BlackRock Advisors, LLC
AZL International Index Fund Class 1 †	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL International Index Fund Class 2 *†	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL MetWest Total Return Bond Fund *†	Allianz Investment Management, LLC	Metropolitan West Asset Management, LLC
AZL Mid Cap Index Fund Class 1 †	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL Mid Cap Index Fund Class 2 *†	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL Moderate Index Strategy Fund †	Allianz Investment Management, LLC	N/A
AZL Morgan Stanley Global Real Estate Fund Class 1 †	Allianz Investment Management, LLC	Morgan Stanley Investment Management Inc.
AZL Morgan Stanley Global Real Estate Fund Class 2 *†	Allianz Investment Management, LLC	Morgan Stanley Investment Management Inc.
AZL MSCI Emerging Markets Equity Index Class 1 †	Allianz Investment Management, LLC	BlackRock Investment Management LLC
AZL MSCI Emerging Markets Equity Index Class 2 *†	Allianz Investment Management, LLC	BlackRock Investment Management LLC
AZL MSCI Global Equity Index Fund *†	Allianz Investment Management, LLC	BlackRock Investment Management LLC
AZL MVP Balanced Index Strategy Fund †	Allianz Investment Management, LLC	N/A
AZL MVP BlackRock Global Strategy Plus Fund †	Allianz Investment Management, LLC	N/A
AZL MVP DFA Multi-Strategy Fund †	Allianz Investment Management, LLC	N/A
AZL MVP Fusion Dynamic Balanced Fund †	Allianz Investment Management, LLC	N/A
AZL MVP Fusion Dynamic Conservative Fund †	Allianz Investment Management, LLC	N/A
AZL MVP Fusion Dynamic Moderate Fund †	Allianz Investment Management, LLC	N/A
AZL MVP Growth Index Strategy Fund †	Allianz Investment Management, LLC	N/A

46

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

Fund	Investment Adviser	Specialist Manager/Adviser
AZL MVP Moderate Index Strategy Fund †	Allianz Investment Management, LLC	N/A
AZL MVP Pyramis Multi Strategy Fund †	Allianz Investment Management, LLC	N/A
AZL MVP T. Rowe Price Capital Appreciation Plus Fund †	Allianz Investment Management, LLC	N/A
AZL Pyramis Multi-Strategy Fund *†	Allianz Investment Management, LLC	FIAM LLC/Geode Capital Management, LLC
AZL Pyramis TotalBond Fund Class 1 †	Allianz Investment Management, LLC	FIAM LLC
AZL Pyramis Total Bond Fund Class 2 *†	Allianz Investment Management, LLC	FIAM LLC
AZL Russell 1000 Growth Index Fund Class 1 †	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL Russell 1000 Growth Index Fund Class 2 *†	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL Russell 1000 Value Index Fund Class 1 †	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL Russell 1000 Value Index Fund Class 2 *†	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL S&P 500 Index Fund *†	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL Small Cap Stock Index Fund Class 1 †	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL Small Cap Stock Index Fund Class 2 *†	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL T. Rowe Price Capital Appreciation Fund *†	Allianz Investment Management, LLC	T. Rowe Price Associates, Inc
BlackRock Equity Dividend V.I. Fund *	BlackRock Advisors LLC	BlackRock Investment Management LLC
BlackRock Global Allocation V.I. Fund *	BlackRock Advisors LLC	BlackRock Investment Management, LLC/BlackRock International Limited
ClearBridge Variable Aggressive Growth Portfolio	Legg Mason Partners Fund Advisor, LLC	N/A
Columbia Variable Portfolio – Seligman Global Technology Fund	Columbia Management Investment Advisors, LLC	N/A
Davis VA Financial Portfolio	Davis Selected Advisers, L.P.	N/A
Davis VA Real Estate Portfolio	Davis Selected Advisers, L.P.	N/A
Dreyfus VIF Appreciation Portfolio *	The Dreyfus Corporation	N/A
Eaton Vance VT Floating-Rate Income Fund *	Eaton Vance Management	N/A
Fidelity VIP Emerging Markets Portfolio	Fidelity Management & Research Company	N/A
Fidelity VIP FundsManager 50% Portfolio *	Strategic Advisers, Inc.	N/A
Fidelity VIP FundsManager 60% Portfolio *	Strategic Advisers, Inc.	N/A
Fidelity VIP Mid Cap Portfolio	Fidelity Management & Research Company	N/A
Fidelity VIP Strategic Income Portfolio	Fidelity Management & Research Company	N/A
Franklin Founding Funds Allocation VIP Fund *	Franklin Templeton Service LLC	N/A
Franklin Income VIP Fund *	Franklin Advisers, Inc.	N/A
Franklin Mutual Shares VIP Fund *	Franklin Mutual Advisers, LLC	N/A
Franklin Rising Dividends VIP Fund *	Franklin Advisory Services, LLC	N/A
Franklin Strategic Income VIP Fund *	Franklin Advisers, Inc.	N/A
Franklin U.S. Government Securities VIP Fund *	Franklin Advisers, Inc.	N/A
Invesco V.I. American Value Fund *	Invesco Advisors, Inc.	N/A
Invesco V.I. Balanced-Risk Allocation Fund *	Invesco Advisors, Inc.	N/A
Ivy VIP Asset Strategy Portfolio *	Waddell & Reed Investment Management Company	N/A
Ivy VIP Energy Portfolio *	Waddell & Reed Investment Management Company	N/A
Ivy VIP Growth Portfolio *	Waddell & Reed Investment Management Company	N/A
Ivy VIP Mid Cap Growth Portfolio *	Waddell & Reed Investment Management Company	N/A
Ivy VIP Natural Resources Portfolio *	Waddell & Reed Investment Management Company	N/A
Ivy VIP Science and Technology Portfolio *	Waddell & Reed Investment Management Company	N/A
JPMorgan Insurance Trust Core Bond Portfolio *	J.P. Morgan Investment Management Inc.	N/A
Lazard Retirement International Equity Portfolio *	Lazard Asset Management LLC	N/A
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio *	Lazard Asset Management LLC	N/A
MFS VIT II International Value Portfolio *	Massachusetts Financial Services Company	N/A
MFS VIT Total Return Bond Portfolio *	Massachusetts Financial Services Company	N/A
MFS VIT Utilities Portfolio *	Massachusetts Financial Services Company	N/A
Oppenheimer Global Multi-Alternatives Fund/VA *	OppenheimerFunds, Inc.	N/A
Oppenheimer Global Strategic Income Fund/VA	OppenheimerFunds, Inc.	N/A
Oppenheimer International Growth Fund/VA *	OppenheimerFunds, Inc.	N/A

47	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

Fund	Investment Adviser	Specialist Manager/Adviser
PIMCO VIT All Asset Portfolio *†	Pacific Investment Management Company LLC	N/A
PIMCO VIT Balanced Allocation Portfolio *†	Pacific Investment Management Company LLC	N/A
PIMCO VIT CommodityRealReturn Strategy Portfolio *†	Pacific Investment Management Company LLC	N/A
PIMCO VIT Emerging Markets Bond Portfolio *†	Pacific Investment Management Company LLC	N/A
PIMCO VIT Global Bond Portfolio *†	Pacific Investment Management Company LLC	N/A
PIMCO VIT Global Core Bond(Hedged) Portfolio *†	Pacific Investment Management Company LLC	N/A
PIMCO VIT Global Multi-Asset Managed Allocation Portfolio *†	Pacific Investment Management Company LLC	N/A
PIMCO VIT High Yield Portfolio *†	Pacific Investment Management Company LLC	N/A
PIMCO VIT Long-Term U.S. Government Portfolio *†	Pacific Investment Management Company LLC	N/A
PIMCO VIT Low Duration Portfolio *†	Pacific Investment Management Company LLC	N/A
PIMCO VIT Real Return Portfolio *†	Pacific Investment Management Company LLC	N/A
PIMCO VIT StocksPLUS Global Portfolio *†	Pacific Investment Management Company LLC	N/A
PIMCO VIT Total Return Portfolio *†	Pacific Investment Management Company LLC	N/A
PIMCO VIT Unconstrained Bond Portfolio *†	Pacific Investment Management Company LLC	N/A
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	Legg Mason Partners Fund Advisor, LLC	N/A
RCM Dynamic Multi-Asset Plus VIT Portfolio *†	Allianz Global Investors Fund Management LLC	Allianz Global Investors U.S. LLC
T. Rowe Price Blue Chip Growth Portfolio *	T. Rowe Price Associates, Inc.	N/A
T. Rowe Price Equity Income Portfolio *	T. Rowe Price Associates, Inc.	N/A
T. Rowe Price Health Sciences Portfolio *	T. Rowe Price Associates, Inc.	N/A
Templeton Global Bond VIP Fund *	Franklin Advisors, Inc.	N/A
Templeton Growth VIP Fund *	Templeton Global Advisors Limited	N/A

*	Fund contains share classes which assess 12b-1 fees.
†	The investment adviser of this fund is an affiliate of Allianz Life and is paid an investment management fee by the fund.

During the years ended December 31, 2017 and 2016, several funds changed their name as summarized with the effective date of the change in the following table:

Prior Fund Name	Current Fund Name	Effective Date
AZL Money Market Fund	AZL Government Money Market Fund	May 1, 2016
AZL Franklin Templeton Founding Strategy Plus Fund	AZL Pyramis Multi-Strategy Fund	October 14, 2016
AZL Invesco Equity and Income Fund	AZL Moderate IndexStrategy Fund	October 14, 2016
AZL MVP BlackRock Global Allocation Fund	AZL MVP BlackRock Global Strategy Plus Fund	October 14, 2016
AZL MVP Franklin Templeton Founding Strategy Plus Fund	AZL MVP Pyramis Multi-Strategy Fund	October 14, 2016
AZL MVP Fusion Balanced Fund	AZL MVP Fusion Dynamic Balanced Fund	October 14, 2016
AZL MVP Fusion Conservative Fund	AZL MVP Fusion Dynamic Conservative Fund	October 14, 2016
AZL MVP Fusion Moderate Fund	AZL MVP Fusion Dynamic Moderate Fund	October 14, 2016
AZL MVP Invesco Equity and Income Fund	AZL MVP Moderate Index Strategy Fund	October 14, 2016
AZL MVP T. Rowe Price Capital Appreciation Fund	AZL MVP T. Rowe Price Capital Appreciation Plus Fund	October 14, 2016
AZL NFJ International Value Fund	AZL Global Equity Index Fund	October 14, 2016
AZL Schroder Emerging Markets Equity Fund Class 1	AZL Emerging Markets Equity Index Fund Class 1	October 14, 2016
AZL Schroder Emerging Markets Equity Fund Class 2	AZL Emerging Markets Equity Index Fund Class 2	October 14, 2016
AZL Emerging Markets Equity Index Fund Class 1	AZL MSCI Emerging Markets Equity Index Class 1	May 1, 2017
AZL Emerging Markets Equity Index Fund Class 2	AZL MSCI Emerging Markets Equity Index Class 2	May 1, 2017
AZL Global Equity Index Fund	AZL MSCI Global Equity Index Fund	May 1, 2017
Ivy Funds VIP Asset Strategy Portfolio	Ivy VIP Asset Strategy Portfolio	May 1, 2017
Ivy Funds VIP Energy Portfolio	Ivy VIP Energy Portfolio	May 1, 2017
Ivy Funds VIP Growth Portfolio	Ivy VIP Growth Portfolio	May 1, 2017
Ivy Funds VIP Mid Cap Growth Portfolio	Ivy VIP Mid Cap Growth Portfolio	May 1, 2017
Ivy Funds VIP Science and Technology Portfolio	Ivy VIP Science and Technology Portfolio	May 1, 2017
PIMCO VIT Global Dividend Portfolio	PIMCO VIT StocksPLUS Global Portfolio	May 1, 2017
PIMCO VIT Global Multi-Asset Managed Volatility Portfolio	PIMCO VIT Balanced Allocation Portfolio	May 1, 2017
PIMCO VIT Global Advantage Strategy Bond Portfolio	PIMCO VIT Global Core Bond (Hedged) Portfolio	May 1, 2017
Ivy Funds VIP Global Natural Resources Portfolio	Ivy VIP Natural Resources Portfolio	October 16, 2017

48	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

During the year ended December 31, 2016, the following funds were closed to new money. There were no funds closed to new money during the year ended December 31, 2017.

Fund	Date Closed
Alger American Capital Appreciation Portfolio	October 14, 2016
Alger American LargeCap Growth Portfolio	October 14, 2016
Alger American MidCap Growth Portfolio	October 14, 2016
Alger American SmallCap Growth Portfolio	October 14, 2016
Columbia Variable Portfolio – Select Smaller-Cap Value Fund	October 14, 2016
Davis VA Value Portfolio	October 14, 2016
Franklin Global Real Estate VIP Fund	October 14, 2016
Franklin Growth and Income VIP Fund	October 14, 2016
Franklin Large Cap Growth VIP Fund	October 14, 2016
Franklin Small Cap Value VIP Fund	October 14, 2016
Franklin Small-Mid Cap Growth VIP Fund	October 14, 2016
Invesco V.I. American Franchise Fund	October 14, 2016
Invesco V.I. Core Equity Fund	October 14, 2016
Invesco V.I. Growth & Income Fund	October 14, 2016
Invesco V.I. International Growth Fund	October 14, 2016
Jennison Portfolio	October 14, 2016
JPMorgan Insurance Trust U.S. Equity Portfolio	October 14, 2016
Oppenheimer Global Fund/VA	October 14, 2016
Oppenheimer Main Street Fund/VA	October 14, 2016
SP International Growth Portfolio	October 14, 2016
Templeton Foreign VIP Fund	October 14, 2016
AZL BlackRock Capital Appreciation Fund	October 21, 2016
AZL Boston Company Research Growth Fund	October 21, 2016
AZL Invesco International Equity Fund	October 21, 2016
AZL JPMorgan International Opportunities Fund	October 21, 2016
AZL JPMorgan U.S. Equity Fund	October 21, 2016
AZL MFS Investors Trust Fund	October 21, 2016
AZL MVP Fusion Growth Fund	October 21, 2016
AZL Federated Clover Small Value Fund	October 28, 2016
AZL Invesco Growth and Income Fund	October 28, 2016
AZL MFS Mid Cap Value Fund	October 28, 2016
AZL MFS Value Fund	October 28, 2016
AZL Multi-Manager Mid Cap Growth Fund	October 28, 2016
AZL Oppenheimer Discovery Fund	October 28, 2016
Franklin High Income VIP Fund	October 28, 2016

49	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

During the years ended December 31, 2017 and 2016, the following funds were added as available options:

Fund	Date Opened
AZL International Index Fund Class 1	October 14, 2016
AZL Mid Cap Index Fund Class 1	October 14, 2016
AZL Morgan Stanley Global Real Estate Fund Class 1	October 14, 2016
AZL Pyramis Total Bond Fund Class 1	October 14, 2016
AZL Russell 1000 Growth Index Fund Class 1	October 14, 2016
AZL Russell 1000 Value Index Fund Class 1	October 14, 2016
AZL Small Cap Stock Index Fund Class 1	October 14, 2016
PIMCO VIT Long-Term U.S. Government Portfolio	May 1, 2017
AZL DFA Five-Year Global Fixed Income Fund	October 16, 2017

During the year ended December 31, 2016, the following funds were merged or replaced. No funds were merged or replaced during the year ended December 31, 2017.

Closed Fund	Receiving Fund	Date Merged
Alger American Capital Appreciation Portfolio	AZL Russell 1000 Growth Index Fund Class 1	October 14, 2016
Alger American LargeCap Growth Portfolio	AZL Russell 1000 Growth Index Fund Class 1	October 14, 2016
Alger American MidCap Growth Portfolio	AZL Mid Cap Index Fund Class 1	October 14, 2016
Alger American SmallCap Growth Portfolio	AZL Small Cap Stock Index Fund Class 1	October 14, 2016
Columbia Variable Portfolio – Select Smaller-Cap Value Fund	AZL Small Cap Stock Index Fund Class 1	October 14, 2016
Dav is VA Value Portfolio	AZL Russell 1000 Value Index Fund Class 1	October 14, 2016
Franklin Global Real Estate VIP Fund +	AZL Morgan Stanley Global Real Estate Fund Class 1	October 14, 2016
Franklin Global Real Estate VIP Fund +	AZL Morgan Stanley Global Real Estate Fund Class 2	October 14, 2016
Franklin Growth and Income VIP Fund +	AZL Russell 1000 Value Index Fund Class 1	October 14, 2016
Franklin Growth and Income VIP Fund +	AZL Russell 1000 Value Index Fund Class 2	October 14, 2016
Franklin Large Cap Growth VIP Fund +	AZL Russell 1000 Growth Index Fund Class 1	October 14, 2016
Franklin Large Cap Growth VIP Fund +	AZL Russell 1000 Growth Index Fund Class 2	October 14, 2016
Franklin Small Cap Value VIP Fund +	AZL Small Cap Stock Index Fund Class 1	October 14, 2016
Franklin Small Cap Value VIP Fund +	AZL Small Cap Stock Index Fund Class 2	October 14, 2016
Franklin Small-Mid Cap Growth VIP Fund +	AZL Mid Cap Index Fund Class 1	October 14, 2016
Franklin Small-Mid Cap Growth VIP Fund +	AZL Mid Cap Index Fund Class 2	October 14, 2016
Invesco V.I. American Franchise Fund +	AZL Russell 1000 Growth Index Fund Class 1	October 14, 2016
Invesco V.I. American Franchise Fund +	AZL Russell 1000 Growth Index Fund Class 2	October 14, 2016
Invesco V.I. Core Equity Fund	AZL S&P 500 Index Fund Class 1	October 14, 2016
Invesco V.I. Growth & Income Fund	AZL Russell 1000 Value Index Fund Class 1	October 14, 2016
Invesco V.I. International Growth Fund	AZL International Index Fund Class 1	October 14, 2016
Jennison Portfolio	AZL Russell 1000 Growth Index Fund Class 2	October 14, 2016
JPMorgan Insurance Trust U.S. Equity Portfolio	AZL S&P 500 Index Fund Class 1	October 14, 2016
Oppenheimer Global Fund/VA	AZL International Index Fund Class 1	October 14, 2016
Oppenheimer Main Street Fund/VA	AZL S&P 500 Index Fund Class 1	October 14, 2016
SP International Growth Portfolio	AZL International Index Fund Class 2	October 14, 2016
Templeton Foreign VIP Fund +	AZL International Index Fund Class 1	October 14, 2016
Templeton Foreign VIP Fund +	AZL International Index Fund Class 2	October 14, 2016

50	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

Closed Fund	Receiving Fund	Date Merged
AZL BlackRock Capital Appreciation Fund	AZL Russell 1000 Growth Index Fund Class 2	October 21, 2016
AZL Boston Company Research Growth Fund	AZL Russell 1000 Growth Index Fund Class 2	October 21, 2016
AZL Invesco International Equity Fund	AZL International Index Fund Class 2	October 21, 2016
AZL JPMorgan International Opportunities Fund	AZL International Index Fund Class 2	October 21, 2016
AZL JPMorgan U.S. Equity Fund	AZL S&P 500 Index Fund Class 2	October 21, 2016
AZL MFS Investors Trust Fund	AZL S&P 500 Index Fund Class 2	October 21, 2016
AZL MVP Fusion Growth Fund	AZL MVP Growth Index Strategy Fund	October 21, 2016
AZL Federated Clover Small Value Fund	AZL Small Cap Stock Index Fund Class 2	October 28, 2016
AZL Invesco Growth and Income Fund	AZL Russell 1000 Value Index Fund Class 2	October 28, 2016
AZL MFS Mid Cap Value Fund	AZL Mid Cap Index Fund Class 2	October 28, 2016
AZL MFS Value Fund	AZL Russell 1000 Value Index Fund Class 2	October 28, 2016
AZL Multi-Manager Mid Cap Growth Fund	AZL Mid Cap Index Fund Class 2	October 28, 2016
AZL Oppenheimer Discovery Fund	AZL Small Cap Stock Index Fund Class 2	October 28, 2016
Franklin High Income VIP Fund +	AZL Pyramis Total Bond Fund Class 1	October 28, 2016
Franklin High Income VIP Fund +	AZL Pyramis Total Bond Fund Class 2	October 28, 2016

+	Fund previously had one class but was merged or replaced with a new Fund and multiple classes.

2.	SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments

Investments of the Variable Account are valued each day the markets are open at fair value using net asset values provided by the investment advisers of the funds after the 4 PM Eastern Standard Time market close.

The Fair Value Measurements and Disclosures topic of the FASB ASC establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.

Level 1 –	Unadjusted quoted prices for identical assets or liabilities in active markets that the Variable Account has the ability to access at the measurement date.
Level 2 –	Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:

(a)	quoted prices for similar assets or liabilities in active markets.

(b)	quoted prices for identical or similar assets or liabilities in markets that are not active.

(c)	inputs other than quoted prices that are observable.

(d)	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 –	Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect the Variable Account’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities. As of December 31, 2017, all of the Variable Account’s investments are in funds for which quoted prices are available in an active market. Therefore, all investments have been categorized as Level 1. There were no transfers in and out of Level 1 and Level 2 fair value measurements. If any transfers were to occur, transfers into and/or out of Levels 1, 2 and 3 would be reported as of the end of the period. The characterization of the underlying securities held by the funds are accounted for on a trade-date basis and are in accordance with the Fair Value Measurements and Disclosures topic of the FASB ASC, which differs from the characterization of an investment in the fund.

Realized gains on investments include realized gain distributions received from the respective funds and gains on the sale of fund shares as determined by the average cost method. Realized gain distributions are reinvested in the respective funds. Dividend distributions received from the funds are reinvested in additional shares of the funds and are recorded as income to the Variable Account on the ex-dividend date.

Certain subaccounts invest in funds that invest in various forms of fixed income securities, including mortgage backed securities. These types of securities may present a variety of potential risks, including credit risk, extension and prepayment risk, and interest rate risk.

Recently Issued Accounting Pronouncements

Allianz Life evaluated all issued FASB accounting pronouncements and determined no pronouncements were applicable for current or future implementation within the Variable Account.

51	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

Contracts in Annuity Payment Period

Annuity reserves are computed for currently payable Contracts according to the 1983 and 2000 Individual Annuity Mortality Tables using an assumed investment return (AIR) equal to the AIR of the specific Contracts, either 3%, 5%, or 7%. Charges to annuity reserves for mortality and risk expense are reimbursed to Allianz Life if the reserves required are less than originally estimated. If additional reserves are required, Allianz Life reimburses the Variable Account.

3.	CHARGES, EXPENSES AND FEES

Under the terms of the Contracts, certain charges, expenses and fees are incurred by the Contracts to cover Allianz Life’s expenses in connection with the issuance and administration of the Contracts. Following is a summary of these charges, expenses and fees for the period ended December 31, 2017:

Mortality and Expense Risk Charges

Allianz Life assumes mortality and expense risks related to the operations of the Variable Account. These charges range from 0.30% to 3.40% annually during the accumulation phase, or from 1.00% to 2.20% annually during the annuity phase for variable annuity payments. These charges are deducted on a daily basis and assessed against the daily net asset value of each investment option. These charges are assessed either through a reduction in subaccount accumulation unit values during the accumulation phase, or a reduction in subaccount annuity unit values during the annuity phase for contracholders that selected variable annuity payments.

Administrative Charges

A charge to cover administrative expenses of the Variable Account may be deducted from the Variable Account, depending on the Contract. This annual charge of 0.15% is calculated and assessed daily as a percentage of each investment option’s net asset value. This charge is assessed through a reduction in subaccount accumulation unit values during the accumulation phase, or a reduction in subaccount annuity unit values during the annuity phase for contractholders that selected variable annuity payments.

Contract Maintenance Charges

For certain Contracts, an annual contract maintenance charge of $30 or $50 may be deducted to cover ongoing administrative expenses. These charges are assessed through the redemption of subaccount accumulation units during the accumulation phase, or a redemption in subaccount annuity units values during the annuity phase if variable annuity payments are selected or a reduction in fixed annuity payments.

Withdrawal Charges

For certain Contracts, a withdrawal charge (sometimes called a contingent deferred sales charge) is imposed as a percentage, with a range of 1.0% to 8.5%, of each purchase payment if the Contract is surrendered or a partial withdrawal is taken during the withdrawal charge period. For certain Contracts, a commutation fee or withdrawal charge may also apply during the annuity phase if there are liquidations of variable annuity payments under certain annuity options. These commutation and withdrawal charges are imposed as a percentage, with a range of 1.0% to 8.0%, of the amount liquidated. These charges are assessed through the redemption of subaccount accumulation units during the accumulation phase, or a redemption in subaccount annuity units during the annuity phase.

Rider Charges

For certain Contracts, optional benefit riders are available for an additional charge to the contract owners. The rider charges are imposed as a percentage, with the range shown below, by type of rider:

Investment Protector : 1.15% to 1.35%

Income Protector: 1.10% to 1.75%

Income Focus: 1.30%

The rider charges for these optional benefits vary based on a number of factors, such as the rider effective date. These charges are calculated as a percentage of the benefit’s guaranteed value and are assessed through the redemption of subaccount accumulation units.

Transfer Fee

A charge to cover transfers between available investment options may be imposed, at a rate of up to $25 per transfer. These charges are assessed through the redemption of subaccount units.

Other Contract Charges

For certain Contracts, there are additional fees, as described below.

•

Account Fee – Account fees vary by account and product and are imposed as a percentage of the account’s guaranteed value, which range from 0.80% to 1.15%, and are assessed through the redemption of subaccount accumulation units.

•

Product Fee – ranges from 0.25% to 1.25% annually and are accrued on a daily basis as a percentage of the Contract Value on the prior quarterly Contract Anniversary adjusted for subsequent purchase payments and withdrawals and deducted from the Contract Value during the accumulation phase.

•	Increased Annuity Payment Benefit charge – assessed during the annuity phase per $100 of the basic annuity payment, depending on the annuitant’s age and gender; the charge ranges from $0.95 to $9.97.
•	Guaranteed Value Protection Benefits (GVP) charge will not be more than 5% of the Contract Anniversary value assessed through the redemption of subaccount accumulation units.

Additional details on the charges that are specific to each contractholder can be found in the respective product prospectus.

4.	FEDERAL INCOME TAXES

Operations of the Variable Account form a part of Allianz Life, which is taxed as a life insurance company under the Internal Revenue Code (the Code). Under current law, no federal income taxes are payable with respect to the Variable Account. Under the principles set forth in Internal Revenue Service Ruling 81 -225 and Section 817(h) of the Code and regulations thereunder, Allianz Life understands that it will be treated as owner of the assets invested in the Variable Account for federal income tax purposes, with the result that earnings and gains, if any, derived from those assets will not be included in an annuitant’s gross income until amounts are received pursuant to an annuity.

52	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

5.	PURCHASES AND SALES OF INVESTMENTS (IN THOUSANDS)

The cost of purchases and proceeds from sales of investments for the year or periods ended December 31, 2017, are as follows:

	Cost of Purchases	Proceeds from Sales
Allianz NFJ Dividend Value VIT Portfolio	$4,572	$3,659
AZL Balanced Index Strategy Fund	66,849	73,009
AZL DFA Five-Year Global Fixed Income Fund	3,556	100
AZL DFA Multi-Strategy Fund	64,040	172,965
AZL Enhanced Bond Index Fund	6,453	8,902
AZL Gateway Fund	12,722	22,748
AZL Government Money Market Fund	482,439	636,696
AZL International Index Fund Class 1	3,598	19,807
AZL International Index Fund Class 2	47,930	117,437
AZL MetWest Total Return Bond Fund	10,263	8,755
AZL Mid Cap Index Fund Class 1	5,729	6,189
AZL Mid Cap Index Fund Class 2	60,646	122,572
AZL Moderate Index Strategy Fund	233,524	128,668
AZL Morgan Stanley Global Real Estate Fund Class 1	2,828	3,782
AZL Morgan Stanley Global Real Estate Fund Class 2	17,667	20,946
AZL MSCI Emerging Markets Equity Index Class 1	844	2,815
AZL MSCI Emerging Markets Equity Index Class 2	18,537	30,104
AZL MSCI Global Equity Index Fund	4,749	785
AZL MVP Balanced Index Strategy Fund	51,017	52,764
AZL MVP BlackRock Global Strategy Plus Fund	19,754	80,408
AZL MVP DFA Multi-Strategy Fund	28,055	12,172
AZL MVP Fusion Dynamic Balanced Fund	143,376	151,173
AZL MVP Fusion Dynamic Conservative Fund	39,587	54,062
AZL MVP Fusion Dynamic Moderate Fund	252,465	309,937
AZL MVP Growth Index Strategy Fund	341,458	207,251
AZL MVP Moderate Index Strategy Fund	40,056	51,330
AZL MVP Pyramis Multi-Strategy Fund	7,473	42,357
AZL MVP T. Rowe Price Capital Appreciation Plus Fund	147,895	69,238
AZL Pyramis Multi-Strategy Fund	21,802	64,297
AZL Pyramis Total Bond Fund Class 1	1,271	3,507
AZL Pyramis Total Bond Fund Class 2	26,482	48,791
AZL Russell 1000 Growth Index Fund Class 1	5,968	6,808
AZL Russell 1000 Growth Index Fund Class 2	90,784	136,713
AZL Russell 1000 Value Index Fund Class 1	21,998	22,497
AZL Russell 1000 Value Index Fund Class 2	75,008	101,140
AZL S&P 500 Index Fund	100,434	202,985
AZL Small Cap Stock Index Fund Class 1	5,130	7,953
AZL Small Cap Stock Index Fund Class 2	67,535	118,144
AZL T. Rowe Price Capital Appreciation Fund	102,350	102,299
BlackRock Equity Dividend V.I. Fund	228	460
BlackRock Global Allocation V.I. Fund	83,592	272,467
ClearBridge Variable Aggressive Growth Portfolio	151	437
Columbia Variable Portfolio – Seligman Global Technology Fund	270	181
Davis VA Financial Portfolio	10,457	9,976
Davis VA Real Estate Portfolio	15	78
Dreyfus VIF Appreciation Portfolio	15	33
Eaton Vance VT Floating-Rate Income Fund	675	208

53	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

	Cost of Purchases	Proceeds from Sales
Fidelity VIP Emerging Markets Portfolio	$1,167	$372
Fidelity VIP FundsManager 50% Portfolio	6,168	7,438
Fidelity VIP FundsManager 60% Portfolio	29,268	26,537
Fidelity VIP Mid Cap Portfolio	1,703	206
Fidelity VIP Strategic Income Portfolio	382	324
Franklin Founding Funds Allocation VIP Fund	13,997	24,039
Franklin Income VIP Fund	141,389	211,169
Franklin Mutual Shares VIP Fund	53,802	92,704
Franklin Rising Dividends VIP Fund	15,671	38,087
Franklin Strategic Income VIP Fund	155	161
Franklin U.S. Government Securities VIP Fund	25,697	70,758
Invesco V.I. American Value Fund	40	213
Invesco V.I. Balanced-Risk Allocation Fund	219	223
Ivy VIP Asset Strategy Portfolio	18	727
Ivy VIP Energy Portfolio	146	107
Ivy VIP Growth Portfolio	25	3
Ivy VIP Mid Cap Growth Portfolio	63	51
Ivy VIP Natural Resources Portfolio	5	44
Ivy VIP Science and Technology Portfolio	199	280
JPMorgan Insurance Trust Core Bond Portfolio	5,665	4,185
Lazard Retirement International Equity Portfolio	167	138
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio	1,958	217
MFS VIT II International Value Portfolio	162	252
MFS VIT Total Return Bond Portfolio	10,730	6,470
MFS VIT Utilities Portfolio	5	91
Oppenheimer Global Multi-Alternatives Fund/VA	1	9
Oppenheimer Global Strategic Income Fund/VA	334	1,264
Oppenheimer International Growth Fund/VA	231	212
PIMCO VIT All Asset Portfolio	52,026	81,953
PIMCO VIT Balanced Allocation Portfolio	4,176	12,236
PIMCO VIT CommodityRealReturn Strategy Portfolio	13,947	12,749
PIMCO VIT Emerging Markets Bond Portfolio	16,159	33,291
PIMCO VIT Global Bond Portfolio	9,826	17,952
PIMCO VIT Global Core Bond(Hedged) Portfolio	18,950	15,564
PIMCO VIT Global Multi-Asset Managed Allocation Portfolio	17,138	37,621
PIMCO VIT High Yield Portfolio	115,817	157,304
PIMCO VIT Long-Term U.S. Government Portfolio	1,959	1,656
PIMCO VIT Low Duration Portfolio	695	3,596
PIMCO VIT Real Return Portfolio	36,207	71,707
PIMCO VIT StocksPLUS Global Portfolio	20,248	55,201
PIMCO VIT Total Return Portfolio	92,704	170,918
PIMCO VIT Unconstrained Bond Portfolio	26,139	36,076
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	1	151
RCM Dynamic Multi-Asset Plus VIT Portfolio	14,732	4,196
T. Rowe Price Blue Chip Growth Portfolio	186	595
T. Rowe Price Equity Income Portfolio	454	191
T. Rowe Price Health Sciences Portfolio	198	191
Templeton Global Bond VIP Fund	45,378	124,539
Templeton Growth VIP Fund	19,036	66,600

54	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

6.	CHANGE IN UNITS OUTSTANDING (IN THOUSANDS)

The changes in units outstanding are as follows:

	Years or periods ended December 31
	2017			2016
	Units Issued	Unit Redeemed	Net Increase (Decrease)	Units Issued	Unit Redeemed	Net Increase (Decrease)
Alger American Capital Appreciation Portfolio (B)	—	—	—	—	(101)	(101)
Alger American LargeCap Growth Portfolio (B)	—	—	—	—	(204)	(204)
Alger American MidCap Growth Portfolio (B)	—	—	—	—	(138)	(138)
Alger American SmallCap Growth Portfolio (B)	—	—	—	—	(30)	(30)
Allianz NFJ Dividend Value VIT Portfolio	23	(50)	(27)	117	(28)	89
AZL Balanced Index Strategy Fund	969	(2,800)	(1,831)	2,075	(2,922)	(847)
AZL BlackRock Capital Appreciation Fund (B)	—	—	—	39	(22,223)	(22,184)
AZL Boston Company Research Growth Fund (B)	—	—	—	57	(12,503)	(12,446)
AZL DFA Five-Year Global Fixed Income Fund (A)	355	(4)	351	—	—	—
AZL DFA Multi-Strategy Fund	314	(6,066)	(5,752)	297	(9,179)	(8,882)
AZL Enhanced Bond Index Fund	85	(288)	(203)	1,483	(175)	1,308
AZL Federated Clover Small Value Fund (B)	—	—	—	18	(9,825)	(9,807)
AZL Gateway Fund	20	(812)	(792)	749	(555)	194
AZL Government Money Market Fund	40,908	(56,336)	(15,428)	93,889	(98,027)	(4,138)
AZL International Index Fund Class 1 (C)	—	(1,501)	(1,501)	12,695	(1,040)	11,655
AZL International Index Fund Class 2	548	(6,286)	(5,738)	46,966	(2,060)	44,906
AZL Invesco Growth and Income Fund (B)	—	—	—	202	(13,030)	(12,828)
AZL Invesco International Equity Fund (B)	—	—	—	126	(14,237)	(14,111)
AZL JPMorgan International Opportunities Fund (B)	—	—	—	34	(13,999)	(13,965)
AZL JPMorgan U.S. Equity Fund (B)	—	—	—	108	(11,930)	(11,822)
AZL MetWest Total Return Bond Fund	364	(225)	139	1,500	(145)	1,355
AZL MFS Investors Trust Fund (B)	—	—	—	21	(10,023)	(10,002)
AZL MFS Mid Cap Value Fund (B)	—	—	—	117	(10,586)	(10,469)
AZL MFS Value Fund (B)	—	—	—	115	(18,967)	(18,852)
AZL Mid Cap Index Fund Class 1 (C)	75	(585)	(510)	5,771	(232)	5,539
AZL Mid Cap Index Fund Class 2	124	(4,390)	(4,266)	23,342	(865)	22,477
AZL Moderate Index Strategy Fund	823	(3,695)	(2,872)	285	(6,848)	(6,563)
AZL Morgan Stanley Global Real Estate Fund Class 1 (C)	—	(330)	(330)	2,649	(170)	2,479
AZL Morgan Stanley Global Real Estate Fund Class 2	94	(1,203)	(1,109)	4,915	(787)	4,128
AZL MSCI Emerging Markets Equity Index Class 1	32	(256)	(224)	40	(430)	(390)
AZL MSCI Emerging Markets Equity Index Class 2	113	(1,305)	(1,192)	10	(1,735)	(1,725)
AZL MSCI Global Equity Index Fund	269	(12)	257	27	(17)	10
AZL Multi-Manager Mid Cap Growth Fund (B)	—	(3)	(3)	23	(16,041)	(16,018)
AZL MVP Balanced Index Strategy Fund	624	(1,657)	(1,033)	3,967	(1,159)	2,808
AZL MVP BlackRock Global Strategy Plus Fund	1,039	(5,287)	(4,248)	2,556	(5,067)	(2,511)
AZL MVP DFA Multi-Strategy Fund	1,837	(290)	1,547	2,418	(182)	2,236
AZL MVP Fusion Dynamic Balanced Fund	381	(7,013)	(6,632)	1,130	(8,917)	(7,787)

55	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

	Years or periods ended December 31
	2017			2016
	Units Issued	Unit Redeemed	Net Increase (Decrease)	Units Issued	Unit Redeemed	Net Increase (Decrease)
AZL MVP Fusion Dynamic Conservative Fund	646	(2,468)	(1,822)	1,815	(1,749)	66
AZL MVP Fusion Dynamic Moderate Fund	1,081	(16,167)	(15,086)	2,294	(15,554)	(13,260)
AZL MVP Fusion Growth Fund (B)	—	—	—	115	(55,000)	(54,885)
AZL MVP Growth Index Strategy Fund	15,000	(10,671)	4,329	59,129	(5,290)	53,839
AZL MVP Moderate Index Strategy Fund	657	(2,256)	(1,599)	2,265	(3,655)	(1,390)
AZL MVP Pyramis Multi-Strategy Fund	188	(3,091)	(2,903)	1,020	(2,440)	(1,420)
AZL MVP T. Rowe Price Capital Appreciation Plus Fund	9,515	(4,449)	5,066	17,386	(2,804)	14,582
AZL Oppenheimer Discovery Fund (B)	—	—	—	16	(8,464)	(8,448)
AZL Pyramis Multi-Strategy Fund	83	(3,466)	(3,383)	162	(5,007)	(4,845)
AZL Pyramis TotalBond Fund Class 1 (C)	59	(317)	(258)	2,732	(78)	2,654
AZL Pyramis Total Bond Fund Class 2	611	(2,912)	(2,301)	17,501	(686)	16,815
AZL Russell 1000 Growth Index Fund Class 1 (C)	128	(739)	(611)	6,492	(740)	5,752
AZL Russell 1000 Growth Index Fund Class 2	348	(4,647)	(4,299)	34,048	(490)	33,558
AZL Russell 1000 Value Index Fund Class 1 (C)	231	(2,534)	(2,303)	19,535	(1,079)	18,456
AZL Russell 1000 Value Index Fund Class 2	400	(4,356)	(3,956)	32,778	(521)	32,257
AZL S&P 500 Index Fund	331	(8,982)	(8,651)	30,098	(4,594)	25,504
AZL Small Cap Stock Index Fund Class 1 (C)	7	(584)	(577)	5,313	(367)	4,946
AZL Small Cap Stock Index Fund Class 2	132	(4,560)	(4,428)	23,707	(1,786)	21,921
AZL T. Rowe Price Capital Appreciation Fund	3,025	(3,559)	(534)	3,596	(3,315)	281
BlackRock Equity Dividend V.I. Fund	6	(21)	(15)	4	(3)	1
BlackRock Global Allocation V.I. Fund	243	(16,187)	(15,944)	553	(17,603)	(17,050)
ClearBridge Variable Aggressive Growth Portfolio	—	(16)	(16)	2	(26)	(24)
Columbia Variable Portfolio – Select Smaller-Cap Value Fund (B)	—	—	—	1	(2,778)	(2,777)
Columbia Variable Portfolio – Seligman Global Technology Fund	—	(9)	(9)	—	(9)	(9)
Davis VA Financial Portfolio	100	(281)	(181)	—	(427)	(427)
Davis VA Real Estate Portfolio	—	(2)	(2)	—	(2)	(2)
Davis VA Value Portfolio (B)	—	—	—	2	(2,978)	(2,976)
Dreyfus VIF Appreciation Portfolio	—	(1)	(1)	—	(5)	(5)
Eaton Vance VT Floating-Rate Income Fund	24	(5)	19	1	(31)	(30)
Fidelity VIP Emerging Markets Portfolio	91	(18)	73	41	(21)	20
Fidelity VIP FundsManager 50% Portfolio	85	(157)	(72)	130	(170)	(40)
Fidelity VIP FundsManager 60% Portfolio	936	(752)	184	71	(836)	(765)
Fidelity VIP Mid Cap Portfolio	26	(1)	25	28	(1)	27
Fidelity VIP Strategic Income Portfolio	4	(4)	—	25	(10)	15
Franklin Founding Funds Allocation VIP Fund	5	(1,384)	(1,379)	5	(1,595)	(1,590)
Franklin Global Real Estate VIP Fund (B)	—	—	—	17	(2,103)	(2,086)
Franklin Growth and Income VIP Fund (B)	—	—	—	209	(6,354)	(6,145)
Franklin High Income VIP Fund (B)	—	—	—	34	(7,330)	(7,296)
Franklin Income VIP Fund	585	(2,527)	(1,942)	1,109	(2,708)	(1,599)
Franklin Large Cap Growth VIP Fund (B)	—	—	—	108	(6,058)	(5,950)
Franklin Mutual Shares VIP Fund	431	(2,666)	(2,235)	437	(3,515)	(3,078)
Franklin Rising Dividends VIP Fund	63	(616)	(553)	102	(772)	(670)
Franklin Small Cap Value VIP Fund (B)	—	—	—	14	(2,231)	(2,217)
Franklin Small-Mid Cap Growth VIP Fund (B)	—	—	—	54	(3,925)	(3,871)
Franklin Strategic Income VIP Fund	3	(4)	(1)	1	(25)	(24)
Franklin U.S. Government Securities VIP Fund	28	(1,840)	(1,812)	403	(1,600)	(1,197)
Invesco V.I. American Franchise Fund (B)	—	—	—	—	(171)	(171)
Invesco V.I. American Value Fund	—	(5)	(5)	3	(1)	2
Invesco V.I. Balanced-Risk Allocation Fund	2	(7)	(5)	1	(13)	(12)
Invesco V.I. Core Equity Fund (B)	—	—	—	—	(112)	(112)
Invesco V.I. Growth and Income Fund (B)	—	—	—	—	(11)	(11)

56	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

	Years or periods ended December 31
	2017			2016
	Units Issued	Unit Redeemed	Net Increase (Decrease)	Units Issued	Unit Redeemed	Net Increase (Decrease)
Invesco V.I. International Growth Fund (B)	—	—	—	—	(39)	(39)
Ivy VIP Asset Strategy Portfolio	—	(13)	(13)	—	(11)	(11)
Ivy VIP Energy Portfolio	9	(4)	5	1	(2)	(1)
Ivy VIP Growth Portfolio	—	—	—	—	(1)	(1)
Ivy VIP Mid Cap Growth Portfolio	1	(1)	—	—	(6)	(6)
Ivy VIP Natural Resources Portfolio	—	(3)	(3)	—	(6)	(6)
Ivy VIP Science and Technology Portfolio	—	(2)	(2)	—	(6)	(6)
Jennison Portfolio (B)	—	—	—	—	(621)	(621)
JPMorgan Insurance Trust Core Bond Portfolio	217	(112)	105	398	(111)	287
JPMorgan Insurance Trust U.S. Equity Portfolio (B)	—	—	—	—	(4)	(4)
Lazard Retirement International Equity Portfolio	3	(4)	(1)	—	(12)	(12)
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio	35	(4)	31	43	(1)	42
MFS VIT II International Value Portfolio	2	(8)	(6)	2	(18)	(16)
MFS VIT Total Return Bond Portfolio	349	(129)	220	326	(96)	230
MFS VIT Utilities Portfolio	—	(3)	(3)	2	(9)	(7)
Oppenheimer Global Fund/VA (B)	—	—	—	1	(3,122)	(3,121)
Oppenheimer Global Multi-Alternatives Fund/VA	—	(1)	(1)	—	(2)	(2)
Oppenheimer Global Strategic Income Fund/VA	—	(35)	(35)	10	(19)	(9)
Oppenheimer International Growth Fund/VA	5	(6)	(1)	—	(20)	(20)
Oppenheimer Main Street Fund/VA (B)	—	—	—	1	(3,612)	(3,611)
PIMCO VIT All Asset Portfolio	164	(2,669)	(2,505)	273	(2,587)	(2,314)
PIMCO VIT Balanced Allocation Portfolio	112	(831)	(719)	447	(771)	(324)
PIMCO VIT CommodityRealReturn Strategy Portfolio	503	(1,165)	(662)	13	(1,521)	(1,508)
PIMCO VIT Emerging Markets Bond Portfolio	18	(1,233)	(1,215)	12	(1,129)	(1,117)
PIMCO VIT Global Bond Portfolio	204	(846)	(642)	81	(703)	(622)
PIMCO VIT Global Core Bond(Hedged) Portfolio	1,179	(833)	346	871	(664)	207
PIMCO VIT Global Multi-Asset Managed Allocation Portfolio	54	(1,913)	(1,859)	58	(3,003)	(2,945)
PIMCO VIT High Yield Portfolio	674	(3,760)	(3,086)	3,269	(3,094)	175
PIMCO VIT Long-Term U.S. Government Portfolio (A)	13	(1)	12	—	—	—
PIMCO VIT Low Duration Portfolio	—	(159)	(159)	167	(11)	156
PIMCO VIT Real Return Portfolio	546	(3,180)	(2,634)	1,499	(2,915)	(1,416)
PIMCO VIT StocksPLUS Global Portfolio	153	(3,304)	(3,151)	151	(4,237)	(4,086)
PIMCO VIT Total Return Portfolio	2,058	(6,286)	(4,228)	3,082	(6,156)	(3,074)
PIMCO VIT Unconstrained Bond Portfolio	829	(1,828)	(999)	1,349	(1,700)	(351)
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	—	(11)	(11)	—	(6)	(6)
RCM Dynamic Multi-Asset Plus VIT Portfolio	1,001	(97)	904	460	(30)	430
SP International Growth Portfolio (B)	—	—	—	—	(753)	(753)
T. Rowe Price Blue Chip Growth Portfolio	—	(13)	(13)	—	(17)	(17)
T. Rowe Price Equity Income Portfolio	8	(5)	3	—	(15)	(15)
T. Rowe Price Health Sciences Portfolio	1	(2)	(1)	—	(17)	(17)
Templeton Foreign VIP Fund (B)	—	—	—	89	(6,013)	(5,924)
Templeton Global Bond VIP Fund	182	(1,830)	(1,648)	722	(1,580)	(858)
Templeton Growth VIP Fund	350	(2,066)	(1,716)	366	(2,539)	(2,173)

Total	92,741	(235,012)	(142,271)	484,791	(518,599)	(33,808)

(A)	Fund commenced in 2017. See Footnote 1 for further details.
(B)	Fund terminated in 2016. See Footnote 1 for further details.
(C)	Fund commenced in 2016. See Footnote 1 for further details.

57	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

7.	FINANCIAL HIGHLIGHTS

A summary of units outstanding (in thousands), unit values, net assets (in thousands), ratios, and total returns for variable annuity contracts is as follows:

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
Allianz NFJ Dividend Value VIT Portfolio
2017	270	$16.12	to	$17.65	$4,461	31.56%	0.30%	to	2.05%	14.05%	to	16.00%
2016	297	$14.13	to	$15.21	$4,285	1.95%	0.30%	to	2.05%	12.93%	to	14.86%
2015	208	$12.51	to	$13.24	$2,639	1.77%	0.30%	to	2.05%	-10.66%	to	-9.13%
2014[2]	162	$14.02	to	$14.57	$2,288	0.21%	0.30%	to	2.05%	5.54%	to	6.72%
AZL Balanced Index Strategy Fund
2017	27,352	$13.67	to	$16.31	$418,424	2.22%	1.00%	to	3.40%	7.84%	to	10.24%
2016	29,183	$12.67	to	$14.79	$408,248	2.70%	1.00%	to	3.40%	3.24%	to	5.54%
2015	30,030	$12.38	to	$14.02	$401,551	1.04%	1.00%	to	3.40%	-3.29%	to	-1.13%
2014	29,729	$12.68	to	$14.32	$405,308	1.42%	1.00%	to	3.40%	2.67%	to	4.91%
2013	29,150	$12.43	to	$13.94	$381,862	1.71%	1.00%	to	3.40%	9.37%	to	11.81%
AZL DFA Five-Year Global Fixed Income Fund
2017[6]	351	$9.50	to	$9.93	$3,447	0.00%	0.00%	to	3.40%	-0.96%	to	-0.63%
AZL DFA Multi-Strategy Fund
2017	62,328	$15.63	to	$18.64	$1,097,107	0.76%	1.00%	to	3.40%	8.99%	to	11.41%
2016	68,080	$14.33	to	$16.78	$1,083,839	0.00%	1.00%	to	3.40%	5.72%	to	8.08%
2015	76,962	$13.55	to	$15.85	$1,141,766	1.19%	1.00%	to	3.40%	-3.94%	to	-1.80%
2014	85,046	$14.10	to	$16.48	$1,293,924	1.20%	1.00%	to	3.40%	3.02%	to	5.31%
2013	83,801	$13.77	to	$15.97	$1,219,558	1.22%	1.00%	to	3.40%	17.08%	to	19.69%
AZL Enhanced Bond Index Fund
2017	1,986	$10.86	to	$11.68	$22,581	0.87%	1.15%	to	2.05%	0.97%	to	1.84%
2016	2,189	$10.72	to	$11.47	$24,543	2.23%	1.15%	to	2.05%	0.21%	to	1.12%
2015	881	$10.70	to	$11.34	$9,795	2.56%	1.15%	to	2.05%	-1.80%	to	-0.90%
2014[2]	171	$10.95	to	$11.45	$1,923	1.44%	1.15%	to	2.05%	1.59%	to	2.15%
AZL Gateway Fund
2017	6,358	$11.20	to	$14.32	$79,227	0.99%	0.00%	to	3.40%	6.02%	to	9.46%
2016	7,150	$10.60	to	$13.08	$82,553	1.94%	0.00%	to	3.40%	1.59%	to	4.84%
2015	6,956	$10.31	to	$12.48	$78,188	1.12%	0.00%	to	3.40%	-1.38%	to	1.98%
2014	7,267	$10.53	to	$12.24	$81,620	1.15%	0.00%	to	3.40%	-0.16%	to	3.09%
2013	7,414	$10.57	to	$11.87	$82,334	0.91%	0.00%	to	3.40%	5.08%	to	8.44%
AZL Government Money Market Fund
2017	50,262	$6.91	to	$12.76	$463,873	0.04%	0.00%	to	3.40%	-3.19%	to	0.05%
2016	65,690	$7.42	to	$12.76	$618,130	0.00%	0.00%	to	3.40%	-3.14%	to	0.01%
2015	69,828	$7.66	to	$12.76	$661,395	0.00%	0.00%	to	3.40%	-3.14%	to	0.01%
2014	68,741	$7.63	to	$12.76	$658,723	0.00%	0.00%	to	3.40%	-3.24%	to	0.01%
2013	78,740	$8.23	to	$12.75	$762,103	0.00%	0.00%	to	3.40%	-3.10%	to	0.00%

58	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

	At December 31						For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
AZL International Index Fund Class 1
2017	10,154	$12.19	to	$12.43	$125,461	1.31%	1.15%	to	2.70%	21.80%	to	23.69%
2016[4]	11,655	$10.01	to	$10.04	$117,030	0.00%	1.15%	to	2.70%	0.12%	to	0.45%
AZL International Index Fund Class 2
2017	46,614	$11.58	to	$18.23	$581,653	0.90%	0.00%	to	3.40%	20.67%	to	24.77%
2016	52,352	$9.59	to	$14.78	$535,611	1.18%	0.00%	to	3.40%	-2.99%	to	0.54%
2015	7,446	$9.88	to	$13.30	$81,043	4.03%	0.00%	to	3.40%	-4.64%	to	-1.39%
2014	7,074	$10.35	to	$13.93	$79,458	1.79%	0.00%	to	3.40%	-9.27%	to	-6.18%
2013	6,963	$11.41	to	$15.22	$84,676	2.04%	0.00%	to	3.40%	17.36%	to	21.36%
AZL MetWest Total Return Bond Fund
2017	2,452	$9.96	to	$10.23	$24,822	1.58%	1.15%	to	2.05%	1.10%	to	1.97%
2016	2,313	$9.84	to	$10.03	$23,040	1.26%	1.15%	to	2.05%	0.23%	to	1.14%
2015[3]	958	$9.82	to	$9.92	$9,468	0.12%	1.15%	to	2.05%	-3.02%	to	-2.43%
AZL Mid Cap Index Fund Class 1
2017	5,029	$12.32	to	$12.48	$51,831	1.00%	1.15%	to	2.55%	13.56%	to	14.76%
2016[4]	5,539	$10.85	to	$10.87	$50,249	0.00%	1.15%	to	2.55%	8.49%	to	8.73%
AZL Mid Cap Index Fund Class 2
2017	27,603	$18.92	to	$32.02	$569,909	0.46%	0.00%	to	3.40%	12.05%	to	15.85%
2016	31,869	$16.85	to	$27.96	$579,168	0.66%	0.00%	to	3.40%	8.37%	to	19.52%
2015	9,392	$14.55	to	$21.26	$147,814	1.09%	0.00%	to	3.40%	-5.83%	to	-2.67%
2014	9,600	$15.43	to	$22.56	$158,052	0.67%	0.00%	to	3.40%	5.66%	to	9.21%
2013	9,970	$14.58	to	$16.37	$152,925	0.69%	0.00%	to	3.40%	28.60%	to	32.71%
AZL Moderate Index Strategy Fund
2017	36,691	$16.01	to	$24.13	$699,846	2.10%	0.30%	to	3.40%	9.58%	to	12.96%
2016	39,563	$14.61	to	$21.36	$679,183	1.89%	0.30%	to	3.40%	5.27%	to	8.58%
2015	46,126	$13.86	to	$19.67	$742,366	2.11%	0.30%	to	3.40%	-5.73%	to	-2.76%
2014	49,158	$14.69	to	$20.23	$828,241	0.77%	0.30%	to	3.40%	4.87%	to	8.17%
2013	47,397	$14.20	to	$18.70	$751,359	0.95%	0.30%	to	3.40%	20.74%	to	24.29%
AZL Morgan Stanley Global Real Estate Fund Class 1
2017	2,149	$10.76	to	$10.87	$23,487	3.91%	1.40%	to	2.20%	7.61%	to	8.47%
2016[4]	2,479	$10.00	to	$10.02	$24,977	0.00%	1.40%	to	2.20%	0.03%	to	0.20%
AZL Morgan Stanley Global Real Estate Fund Class 2
2017	8,698	$10.61	to	$15.60	$106,495	3.67%	0.00%	to	3.40%	6.17%	to	9.72%
2016	9,807	$10.00	to	$14.22	$111,750	1.21%	0.00%	to	3.40%	-0.48%	to	3.14%
2015	5,679	$10.02	to	$13.79	$64,088	3.68%	0.00%	to	3.40%	-4.59%	to	-1.34%
2014	6,778	$10.50	to	$13.98	$79,181	0.95%	0.00%	to	3.40%	10.08%	to	13.77%
2013	7,657	$9.64	to	$12.28	$80,311	4.02%	0.00%	to	3.40%	-0.17%	to	3.02%
AZL MSCI Emerging Markets Equity Index Class 1
2017	1,986	$12.62	to	$13.74	$21,422	0.55%	1.40%	to	2.20%	34.00%	to	35.07%
2016	2,210	$9.42	to	$10.17	$17,737	0.89%	1.40%	to	2.20%	7.81%	to	8.68%
2015	2,600	$8.73	to	$9.36	$19,025	1.30%	1.40%	to	2.20%	-14.59%	to	-13.91%
2014	2,931	$10.23	to	$10.87	$24,258	0.85%	1.40%	to	2.20%	-7.03%	to	-6.28%
2013	3,338	$11.00	to	$11.60	$29,590	1.00%	1.40%	to	2.20%	-4.09%	to	-3.32%
AZL MSCI Emerging Markets Equity Index Class 2
2017	11,659	$10.34	to	$15.55	$142,017	0.40%	0.00%	to	3.40%	32.14%	to	36.63%
2016	12,851	$7.78	to	$11.38	$116,793	0.59%	0.00%	to	3.40%	6.32%	to	9.89%
2015	14,576	$7.27	to	$10.36	$123,173	0.97%	0.00%	to	3.40%	-15.71%	to	-12.88%
2014	17,003	$8.57	to	$11.89	$168,550	0.58%	0.00%	to	3.40%	-8.29%	to	-5.22%
2013	19,410	$9.29	to	$12.55	$207,562	0.76%	0.00%	to	3.40%	-5.28%	to	-2.10%

59	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
AZL MSCI Global Equity Index Fund
2017	420	$15.20	to	$17.73	$6,770	2.14%	0.30%	to	2.05%	19.77%	to	21.81%
2016	163	$12.69	to	$14.56	$2,190	2.77%	0.30%	to	2.05%	-2.89%	to	-1.23%
2015	153	$13.07	to	$14.74	$2,117	3.25%	0.30%	to	2.05%	-14.30%	to	-12.83%
2014	74	$15.29	to	$16.90	$1,192	2.70%	0.30%	to	2.05%	-6.86%	to	-5.54%
2013	20	$17.90	to	$17.90	$353	3.16%	0.30%	to	0.30%	11.32%	to	11.32%
AZL MVP Balanced Index Strategy Fund
2017	20,095	$12.68	to	$15.35	$282,458	1.87%	0.00%	to	3.40%	5.35%	to	11.40%
2016	21,128	$11.67	to	$13.78	$270,064	2.20%	0.00%	to	3.40%	3.10%	to	6.61%
2015	18,320	$11.47	to	$12.93	$223,397	0.80%	0.00%	to	3.40%	-5.55%	to	2.13%
2014	14,863	$12.21	to	$12.96	$184,352	1.01%	0.00%	to	2.05%	3.99%	to	6.09%
2013	11,709	$11.74	to	$12.21	$138,775	0.00%	0.00%	to	2.05%	10.33%	to	12.56%
AZL MVP BlackRock Global Strategy Plus Fund
2017	56,999	$12.48	to	$13.17	$736,643	0.38%	1.15%	to	2.05%	9.19%	to	10.18%
2016	61,247	$11.43	to	$11.95	$720,554	2.65%	1.15%	to	2.05%	1.33%	to	2.26%
2015	63,758	$11.28	to	$11.69	$735,684	1.14%	1.15%	to	2.05%	-3.49%	to	-2.61%
2014	61,669	$11.68	to	$12.00	$732,907	0.05%	1.15%	to	2.05%	-0.06%	to	0.85%
2013	52,536	$11.69	to	$11.90	$621,042	0.00%	1.15%	to	2.05%	11.76%	to	12.77%
AZL MVP DFA Multi-Strategy Fund
2017	6,487	$11.04	to	$11.31	$72,747	0.42%	1.15%	to	2.05%	10.27%	to	11.27%
2016	4,940	$10.01	to	$10.16	$49,944	0.00%	1.15%	to	2.05%	6.84%	to	7.81%
2015[3]	2,704	$9.37	to	$9.43	$25,429	0.00%	1.15%	to	2.05%	-6.31%	to	-5.74%
AZL MVP Fusion Dynamic Balanced Fund
2017	65,536	$12.71	to	$18.59	$1,004,139	1.67%	0.30%	to	3.40%	8.54%	to	11.89%
2016	72,168	$11.70	to	$16.62	$1,003,300	2.28%	0.30%	to	3.40%	2.38%	to	5.61%
2015	79,955	$11.42	to	$15.73	$1,067,933	1.32%	0.30%	to	3.40%	-5.04%	to	-2.05%
2014	85,074	$12.01	to	$16.06	$1,177,036	1.36%	0.30%	to	3.40%	1.09%	to	4.27%
2013	88,297	$12.03	to	$15.40	$1,188,726	1.79%	0.30%	to	3.40%	7.94%	to	11.12%
AZL MVP Fusion Dynamic Conservative Fund
2017	17,254	$12.57	to	$15.96	$244,361	1.80%	0.30%	to	3.40%	5.87%	to	8.98%
2016	19,076	$11.88	to	$14.64	$251,287	2.31%	0.30%	to	3.40%	2.00%	to	5.00%
2015	19,010	$11.69	to	$13.94	$241,855	1.38%	0.30%	to	3.40%	-3.85%	to	-1.07%
2014	18,790	$12.15	to	$14.09	$245,047	1.49%	0.30%	to	3.40%	1.56%	to	4.49%
2013	19,269	$11.99	to	$13.49	$243,933	2.13%	0.30%	to	3.40%	4.67%	to	7.64%
AZL MVP Fusion Dynamic Moderate Fund
2017	138,054	$12.63	to	$18.48	$2,113,272	1.56%	0.30%	to	3.40%	10.24%	to	13.64%
2016	153,140	$11.45	to	$16.26	$2,093,581	2.15%	0.30%	to	3.40%	1.22%	to	4.41%
2015	166,400	$11.30	to	$15.57	$2,210,354	1.25%	0.30%	to	3.40%	-5.39%	to	-2.41%
2014	179,002	$11.94	to	$15.96	$2,470,502	1.27%	0.30%	to	3.40%	0.75%	to	3.93%
2013	187,341	$11.99	to	$15.35	$2,522,035	1.51%	0.30%	to	3.40%	11.60%	to	14.83%
AZL MVP Growth Index Strategy Fund
2017	149,425	$14.36	to	$17.54	$2,365,878	1.15%	0.00%	to	3.40%	7.96%	to	15.96%
2016	145,096	$12.81	to	$15.13	$2,013,691	1.98%	0.00%	to	3.40%	3.24%	to	6.80%
2015	91,257	$12.50	to	$14.17	$1,218,754	0.86%	0.00%	to	3.40%	-6.99%	to	3.44%
2014	71,733	$13.43	to	$14.28	$980,919	0.78%	0.00%	to	2.05%	4.31%	to	6.47%
2013	52,388	$12.88	to	$13.41	$682,445	0.00%	0.00%	to	2.05%	18.40%	to	20.85%
AZL MVP Moderate Index Strategy Fund
2017	31,560	$14.95	to	$15.78	$488,774	1.67%	1.15%	to	2.05%	10.92%	to	11.93%
2016	33,159	$13.48	to	$14.10	$460,143	2.21%	1.15%	to	2.05%	3.30%	to	4.24%
2015	34,549	$13.05	to	$13.52	$461,305	0.50%	1.15%	to	2.05%	-5.18%	to	-4.31%
2014	29,991	$13.76	to	$14.13	$419,756	0.38%	1.15%	to	2.05%	6.22%	to	7.19%
2013	21,022	$12.95	to	$13.19	$275,377	0.00%	1.15%	to	2.05%	21.37%	to	22.47%
AZL MVP Pyramis Multi-Strategy Fund
2017	19,489	$12.06	to	$12.66	$242,510	1.32%	1.15%	to	2.05%	8.74%	to	9.67%
2016	22,392	$11.09	to	$11.55	$254,860	3.98%	1.15%	to	2.05%	-1.18%	to	-0.33%
2015	23,812	$11.22	to	$11.58	$272,765	1.46%	1.15%	to	2.05%	-8.07%	to	-7.28%
2014	21,620	$12.21	to	$12.49	$267,848	0.95%	1.15%	to	2.05%	0.31%	to	1.17%
2013	15,561	$12.16	to	$12.35	$191,116	0.00%	1.15%	to	2.05%	15.40%	to	16.44%

60	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
AZL MVP T. Rowe Price Capital Appreciation Plus Fund
2017	72,712	$13.12	to	$13.60	$975,914	1.24%	1.15%	to	2.05%	11.90%	to	12.92%
2016	67,646	$11.73	to	$12.05	$806,706	1.56%	1.15%	to	2.05%	5.44%	to	6.40%
2015	53,064	$11.12	to	$11.32	$596,732	0.00%	1.15%	to	2.05%	2.04%	to	2.97%
2014[1]	23,881	$10.90	to	$11.00	$261,656	0.25%	1.15%	to	2.05%	10.76%	to	11.69%
AZL Pyramis Multi Strategy Fund
2017	22,719	$13.08	to	$20.54	$337,012	0.00%	0.30%	to	3.40%	7.52%	to	10.78%
2016	26,102	$12.17	to	$19.08	$354,464	1.44%	0.30%	to	3.40%	3.06%	to	6.20%
2015	30,947	$11.81	to	$18.50	$401,045	4.04%	0.30%	to	3.40%	-8.53%	to	-5.75%
2014	33,703	$12.91	to	$20.20	$470,908	1.54%	0.30%	to	3.40%	-1.18%	to	1.83%
2013	34,196	$13.15	to	$20.42	$476,676	1.71%	0.30%	to	3.40%	14.40%	to	17.77%
AZL Pyramis Total Bond Fund Class 1
2017	2,396	$9.95	to	$10.04	$21,481	2.45%	1.40%	to	2.20%	2.28%	to	3.10%
2016[4]	2,654	$9.72	to	$9.74	$23,265	0.00%	1.40%	to	2.20%	-2.76%	to	-2.59%
AZL Pyramis Total Bond Fund Class 2
2017	18,913	$9.49	to	$11.32	$193,944	2.32%	0.00%	to	3.40%	0.90%	to	4.27%
2016	21,214	$9.38	to	$10.85	$212,292	2.20%	0.00%	to	3.40%	-3.08%	to	5.19%
2015	4,399	$9.29	to	$10.18	$42,802	1.96%	0.30%	to	3.40%	-3.87%	to	-1.19%
2014	3,500	$9.66	to	$10.31	$34,914	1.69%	0.30%	to	3.40%	2.21%	to	5.06%
2013	1,196	$9.48	to	$9.81	$11,548	0.49%	0.30%	to	3.40%	-4.90%	to	-2.49%
AZL Russell 1000 Growth Index Fund Class 1
2017	5,141	$12.93	to	$13.10	$51,623	0.39%	1.15%	to	2.55%	26.39%	to	27.72%
2016[4]	5,752	$10.23	to	$10.25	$45,595	0.00%	1.15%	to	2.55%	2.32%	to	2.55%
AZL Russell 1000 Growth Index Fund Class 2
2017	30,052	$19.67	to	$28.41	$674,397	0.26%	0.00%	to	3.40%	24.65%	to	28.89%
2016	34,351	$15.78	to	$22.04	$614,437	0.12%	0.00%	to	3.40%	2.04%	to	6.43%
2015	793	$17.77	to	$20.71	$14,988	1.08%	0.00%	to	2.05%	2.78%	to	4.86%
2014	412	$17.28	to	$19.75	$7,763	1.08%	0.00%	to	2.05%	10.77%	to	12.21%
2013	202	$17.43	to	$17.60	$3,537	1.25%	0.00%	to	0.30%	32.08%	to	32.48%
AZL Russell 1000 Value Index Fund Class 1
2017	16,153	$11.84	to	$12.06	$169,571	0.88%	1.15%	to	2.70%	10.36%	to	12.08%
2016[4]	18,456	$10.73	to	$10.76	$170,485	0.00%	1.15%	to	2.70%	7.28%	to	7.64%
AZL Russell 1000 Value Index Fund Class 2
2017	28,948	$16.35	to	$24.07	$530,578	0.66%	0.00%	to	3.40%	9.30%	to	13.02%
2016	32,904	$14.89	to	$21.30	$546,355	0.19%	0.00%	to	3.40%	7.03%	to	16.15%
2015	647	$15.42	to	$18.34	$10,843	1.61%	0.00%	to	2.05%	-6.32%	to	-4.42%
2014	481	$16.46	to	$19.18	$8,628	1.69%	0.00%	to	2.05%	7.92%	to	12.59%
2013	178	$16.87	to	$17.04	$3,012	2.26%	0.00%	to	0.30%	31.13%	to	31.52%
AZL S&P 500 Index Fund
2017	57,352	$14.26	to	$22.09	$985,017	0.92%	0.30%	to	3.40%	17.37%	to	21.00%
2016	66,003	$11.98	to	$18.26	$952,218	1.53%	0.30%	to	3.40%	4.83%	to	11.12%
2015	40,499	$10.96	to	$16.43	$540,346	1.94%	0.30%	to	3.40%	-2.38%	to	0.65%
2014	44,792	$11.07	to	$16.33	$601,514	1.19%	0.30%	to	3.40%	9.39%	to	12.78%
2013	48,245	$9.98	to	$14.48	$582,190	1.23%	0.30%	to	3.40%	27.32%	to	31.26%
AZL Small Cap Stock Index Fund Class 1
2017	4,369	$12.45	to	$12.67	$52,401	0.67%	1.15%	to	2.70%	9.99%	to	11.65%
2016[4]	4,946	$11.31	to	$11.35	$53,646	0.00%	1.15%	to	2.70%	13.16%	to	13.52%
AZL Small Cap Stock Index Fund Class 2
2017	29,215	$17.02	to	$24.20	$562,093	0.48%	0.00%	to	3.40%	9.04%	to	12.74%
2016	33,643	$15.60	to	$21.46	$586,193	0.75%	0.00%	to	3.40%	13.03%	to	25.71%
2015	11,722	$12.82	to	$17.08	$167,013	0.99%	0.00%	to	3.40%	-5.66%	to	-2.49%
2014	13,621	$13.59	to	$17.51	$203,055	0.58%	0.00%	to	3.40%	1.82%	to	5.23%
2013	16,205	$13.35	to	$16.64	$234,313	0.97%	0.00%	to	3.40%	36.05%	to	40.62%

61	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
AZL T. Rowe Price Capital Appreciation Fund
2017	31,456	$15.52	to	$25.20	$574,307	1.33%	0.30%	to	3.40%	11.26%	to	14.70%
2016	31,990	$13.94	to	$21.97	$524,502	0.73%	0.30%	to	3.40%	4.29%	to	7.52%
2015	31,709	$13.36	to	$20.44	$496,178	0.55%	0.30%	to	3.40%	1.60%	to	4.75%
2014	32,165	$13.14	to	$19.51	$492,424	0.31%	0.30%	to	3.40%	8.14%	to	11.44%
2013	35,310	$12.15	to	$17.51	$497,502	0.83%	0.30%	to	3.40%	25.72%	to	29.55%
BlackRock Equity Dividend V.I. Fund
2017	49	$21.31	to	$21.31	$1,044	1.51%	0.30%	to	0.30%	16.14%	to	16.14%
2016	64	$18.35	to	$18.35	$1,173	1.62%	0.30%	to	0.30%	15.71%	to	15.71%
2015	63	$15.86	to	$15.86	$993	1.44%	0.30%	to	0.30%	-1.11%	to	-1.11%
2014	66	$16.04	to	$16.04	$1,065	1.58%	0.30%	to	0.30%	8.74%	to	8.74%
2013	56	$14.75	to	$14.75	$819	2.23%	0.30%	to	0.30%	23.75%	to	23.75%
BlackRock Global Allocation V.I. Fund
2017	112,552	$11.13	to	$27.08	$1,448,787	1.23%	0.00%	to	3.40%	9.97%	to	13.71%
2016	128,496	$10.12	to	$24.59	$1,481,681	1.18%	0.00%	to	3.40%	0.38%	to	3.80%
2015	145,546	$10.08	to	$24.45	$1,646,122	1.01%	0.00%	to	3.40%	-4.26%	to	-1.00%
2014	165,328	$10.52	to	$25.50	$1,922,760	2.15%	0.00%	to	3.40%	-1.43%	to	1.93%
2013	180,235	$10.76	to	$25.00	$2,092,902	1.05%	0.00%	to	3.40%	10.65%	to	14.42%
ClearBridge Variable Aggressive Growth Portfolio
2017	55	$23.48	to	$23.48	$1,282	0.24%	0.30%	to	0.30%	15.64%	to	15.64%
2016	71	$20.31	to	$20.31	$1,445	0.38%	0.30%	to	0.30%	0.63%	to	0.63%
2015	95	$20.18	to	$20.18	$1,920	0.08%	0.30%	to	0.30%	-2.23%	to	-2.23%
2014	74	$20.64	to	$20.64	$1,533	0.01%	0.30%	to	0.30%	19.72%	to	19.72%
2013	31	$17.24	to	$17.24	$529	0.09%	0.30%	to	0.30%	46.93%	to	46.93%
Columbia Variable Portfolio – Seligman Global Technology Fund
2017	52	$19.00	to	$21.35	$1,060	0.00%	1.15%	to	2.55%	32.48%	to	33.34%
2016	61	$14.35	to	$16.01	$930	0.00%	1.15%	to	2.55%	16.96%	to	17.73%
2015	70	$12.26	to	$13.60	$908	0.00%	1.15%	to	2.55%	7.84%	to	8.54%
2014	75	$11.37	to	$12.53	$906	0.00%	1.15%	to	2.55%	22.88%	to	23.68%
2013	90	$9.26	to	$10.20	$875	0.00%	1.15%	to	2.55%	23.28%	to	24.14%
Davis VA Financial Portfolio
2017	2,478	$15.11	to	$27.76	$57,372	0.73%	1.00%	to	3.40%	17.49%	to	20.03%
2016	2,659	$12.86	to	$23.13	$51,650	0.97%	1.00%	to	3.40%	10.54%	to	12.94%
2015	3,086	$11.64	to	$20.48	$53,716	0.81%	1.00%	to	3.40%	-1.31%	to	0.84%
2014	3,678	$14.20	to	$20.31	$64,243	1.16%	1.00%	to	3.40%	9.24%	to	11.56%
2013	4,309	$13.00	to	$18.20	$68,263	0.57%	1.00%	to	3.40%	27.06%	to	29.76%
Davis VA Real Estate Portfolio
2017	8	$38.36	to	$41.95	$324	1.19%	1.15%	to	2.55%	6.22%	to	6.75%
2016	10	$35.21	to	$39.30	$375	1.66%	1.15%	to	2.55%	7.47%	to	8.17%
2015	12	$32.76	to	$36.33	$416	1.59%	1.15%	to	2.55%	-0.41%	to	0.24%
2014	13	$31.46	to	$36.25	$455	1.19%	1.15%	to	2.55%	24.58%	to	25.77%
2013	15	$24.56	to	$28.82	$407	1.15%	1.15%	to	2.55%	-3.81%	to	-2.69%
Dreyfus VIF Appreciation Portfolio
2017	4	$24.60	to	$24.60	$91	1.09%	0.30%	to	0.30%	26.63%	to	26.63%
2016	5	$19.43	to	$19.43	$99	1.31%	0.30%	to	0.30%	7.31%	to	7.31%
2015	10	$18.11	to	$18.11	$174	1.39%	0.30%	to	0.30%	-3.01%	to	-3.01%
2014	18	$18.67	to	$18.67	$339	1.74%	0.30%	to	0.30%	7.50%	to	7.50%
2013	5	$17.36	to	$17.36	$90	1.72%	0.30%	to	0.30%	20.46%	to	20.46%
Eaton Vance VT Floating-Rate Income Fund
2017	346	$16.63	to	$16.63	$5,748	3.26%	0.30%	to	0.30%	3.12%	to	3.12%
2016	327	$16.13	to	$16.13	$5,276	3.49%	0.30%	to	0.30%	8.63%	to	8.63%
2015	357	$14.84	to	$14.84	$5,305	3.36%	0.30%	to	0.30%	-1.29%	to	-1.29%
2014	482	$15.04	to	$15.04	$7,243	3.16%	0.30%	to	0.30%	0.27%	to	0.27%
2013	321	$15.00	to	$15.00	$4,812	3.42%	0.30%	to	0.30%	3.54%	to	3.54%
Fidelity VIP Emerging Markets Portfolio
2017	217	$12.68	to	$12.68	$2,755	0.57%	0.30%	to	0.30%	46.61%	to	46.61%
2016	144	$8.65	to	$8.65	$1,244	0.12%	0.30%	to	0.30%	2.64%	to	2.64%
2015	124	$8.43	to	$8.43	$1,044	0.33%	0.30%	to	0.30%	-10.57%	to	-10.57%
2014	100	$9.42	to	$9.42	$941	0.19%	0.30%	to	0.30%	0.83%	to	0.83%
2013	41	$9.34	to	$9.34	$387	1.01%	0.30%	to	0.30%	3.39%	to	3.39%

62	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
Fidelity VIP FundsManager 50% Portfolio
2017	2,008	$12.79	to	$16.08	$29,900	1.00%	1.15%	to	3.40%	10.77%	to	12.95%
2016	2,080	$11.49	to	$14.24	$27,736	1.11%	1.15%	to	3.40%	0.85%	to	2.89%
2015	2,120	$11.45	to	$13.84	$27,660	0.91%	1.15%	to	3.40%	-3.07%	to	-1.16%
2014	2,222	$11.81	to	$14.00	$29,622	0.99%	1.15%	to	3.40%	1.75%	to	3.76%
2013	2,219	$11.61	to	$13.49	$28,631	0.92%	1.15%	to	3.40%	11.16%	to	13.35%
Fidelity VIP FundsManager 60% Portfolio
2017	7,723	$12.45	to	$15.57	$111,536	0.95%	1.15%	to	3.40%	12.98%	to	15.44%
2016	7,539	$11.02	to	$13.48	$95,645	1.10%	1.15%	to	3.40%	1.25%	to	3.46%
2015	8,304	$11.02	to	$13.03	$102,394	0.97%	1.15%	to	3.40%	-2.84%	to	-0.87%
2014	7,656	$11.22	to	$13.15	$96,215	1.09%	1.15%	to	3.40%	1.84%	to	4.06%
2013	7,761	$11.16	to	$12.63	$94,432	1.24%	1.15%	to	3.40%	14.78%	to	17.04%
Fidelity VIP Mid Cap Portfolio
2017	66	$63.40	to	$63.40	$4,154	0.49%	0.30%	to	0.30%	20.18%	to	20.18%
2016	41	$52.75	to	$52.75	$2,151	0.84%	0.30%	to	0.30%	11.59%	to	11.59%
2015	14	$47.28	to	$47.28	$677	0.23%	0.30%	to	0.30%	-1.92%	to	-1.92%
2014	11	$48.20	to	$48.20	$530	0.02%	0.30%	to	0.30%	5.71%	to	5.71%
2013	8	$45.60	to	$45.60	$358	0.76%	0.30%	to	0.30%	35.46%	to	35.46%
Fidelity VIP Strategic Income Portfolio
2017	85	$20.83	to	$20.83	$1,772	3.03%	0.30%	to	0.30%	7.22%	to	7.22%
2016	85	$19.43	to	$19.43	$1,651	4.04%	0.30%	to	0.30%	7.69%	to	7.69%
2015	70	$18.04	to	$18.04	$1,264	2.42%	0.30%	to	0.30%	-2.23%	to	-2.23%
2014	51	$18.45	to	$18.45	$946	3.58%	0.30%	to	0.30%	3.06%	to	3.06%
2013	25	$17.91	to	$17.91	$441	3.80%	0.30%	to	0.30%	-0.27%	to	-0.27%
Franklin Founding Funds Allocation VIP Fund
2017	9,965	$10.42	to	$15.12	$115,400	2.70%	0.30%	to	3.40%	8.30%	to	11.64%
2016	11,344	$9.61	to	$13.54	$120,137	3.92%	0.30%	to	3.40%	9.40%	to	12.84%
2015	12,934	$8.78	to	$12.00	$124,055	2.93%	0.30%	to	3.40%	-9.35%	to	-6.49%
2014	14,937	$9.68	to	$12.83	$156,501	2.78%	0.30%	to	3.40%	-0.59%	to	2.54%
2013	16,605	$9.72	to	$12.51	$173,221	11.83%	0.30%	to	3.40%	19.69%	to	23.40%
Franklin Income VIP Fund
2017	20,956	$40.62	to	$96.96	$1,288,820	4.19%	0.30%	to	3.40%	6.07%	to	9.34%
2016	22,898	$38.30	to	$88.68	$1,292,378	4.98%	0.30%	to	3.40%	10.27%	to	13.68%
2015	24,497	$34.73	to	$78.00	$1,228,079	4.71%	0.30%	to	3.40%	-10.12%	to	-7.33%
2014	26,701	$38.64	to	$84.18	$1,459,501	4.98%	0.30%	to	3.40%	1.17%	to	4.30%
2013	25,905	$39.16	to	$80.70	$1,355,220	6.38%	0.30%	to	3.40%	10.30%	to	13.60%
Franklin Mutual Shares VIP Fund
2017	16,656	$22.98	to	$43.20	$457,143	2.26%	0.30%	to	3.40%	4.79%	to	8.02%
2016	18,891	$21.92	to	$39.99	$487,498	2.01%	0.30%	to	3.40%	12.23%	to	15.71%
2015	21,969	$19.52	to	$34.56	$501,040	3.00%	0.30%	to	3.40%	-8.07%	to	-5.22%
2014	25,862	$21.23	to	$36.46	$641,380	2.01%	0.30%	to	3.40%	3.59%	to	6.80%
2013	29,953	$21.00	to	$34.14	$706,233	2.12%	0.30%	to	3.40%	24.03%	to	27.88%
Franklin Rising Dividends VIP Fund
2017	4,755	$53.59	to	$105.89	$243,653	1.61%	0.30%	to	2.70%	17.35%	to	20.20%
2016	5,308	$45.66	to	$88.10	$233,739	1.49%	0.30%	to	2.70%	12.95%	to	15.69%
2015	5,978	$40.43	to	$76.15	$233,718	1.54%	0.30%	to	2.70%	-6.21%	to	-3.94%
2014	6,869	$43.11	to	$79.27	$290,768	1.41%	0.30%	to	2.70%	5.83%	to	8.40%
2013	7,873	$40.73	to	$73.13	$317,905	1.65%	0.30%	to	2.70%	26.23%	to	29.30%
Franklin Strategic Income VIP Fund
2017	38	$25.35	to	$25.35	$968	2.87%	0.30%	to	0.30%	4.25%	to	4.25%
2016	39	$24.32	to	$24.32	$958	3.61%	0.30%	to	0.30%	7.62%	to	7.62%
2015	63	$22.60	to	$22.60	$1,425	6.22%	0.30%	to	0.30%	-4.16%	to	-4.16%
2014	57	$23.58	to	$23.58	$1,342	5.54%	0.30%	to	0.30%	1.56%	to	1.56%
2013	21	$23.21	to	$23.21	$478	6.47%	0.30%	to	0.30%	3.01%	to	3.01%
Franklin U.S. Government Securities VIP Fund
2017	9,942	$16.47	to	$43.23	$262,563	2.68%	0.00%	to	3.40%	-1.99%	to	1.34%
2016	11,754	$17.50	to	$42.66	$311,288	2.56%	0.00%	to	3.40%	-2.60%	to	0.66%
2015	12,951	$17.97	to	$42.38	$345,628	2.51%	0.00%	to	3.40%	-2.79%	to	0.47%
2014	13,834	$18.48	to	$42.18	$373,386	2.67%	0.00%	to	3.40%	0.03%	to	3.38%
2013	14,559	$19.42	to	$40.80	$386,979	2.90%	0.00%	to	3.40%	-5.22%	to	-2.24%

63	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest ***
Invesco V.I. American Value Fund
2017	13	$38.92	to	$38.92	$522	0.60%	0.30%	to	0.30%	9.35%	to	9.35%
2016	18	$35.60	to	$35.60	$652	0.12%	0.30%	to	0.30%	14.87%	to	14.87%
2015	16	$30.99	to	$30.99	$484	0.01%	0.30%	to	0.30%	-9.63%	to	-9.63%
2014	9	$34.29	to	$34.29	$310	0.22%	0.30%	to	0.30%	9.15%	to	9.15%
2013	6	$31.41	to	$31.41	$180	0.69%	0.30%	to	0.30%	33.53%	to	33.53%
Invesco V.I. Balanced-Risk Allocation Fund
2017	48	$20.94	to	$20.94	$1,015	3.75%	0.30%	to	0.30%	9.50%	to	9.50%
2016	53	$19.12	to	$19.12	$1,017	0.20%	0.30%	to	0.30%	11.18%	to	11.18%
2015	65	$17.20	to	$17.20	$1,125	3.94%	0.30%	to	0.30%	-4.69%	to	-4.69%
2014	73	$18.04	to	$18.04	$1,310	0.00%	0.30%	to	0.30%	5.39%	to	5.39%
2013	63	$17.12	to	$17.12	$1,083	2.10%	0.30%	to	0.30%	1.11%	to	1.11%
Ivy VIP Asset Strategy Portfolio
2017	14	$65.54	to	$65.54	$938	1.43%	0.30%	to	0.30%	17.92%	to	17.92%
2016	27	$55.58	to	$55.58	$1,484	0.58%	0.30%	to	0.30%	-2.86%	to	-2.86%
2015	38	$57.22	to	$57.22	$2,161	0.40%	0.30%	to	0.30%	-8.62%	to	-8.62%
2014	53	$62.62	to	$62.62	$3,307	0.50%	0.30%	to	0.30%	-5.55%	to	-5.55%
2013	32	$66.30	to	$66.30	$2,122	1.51%	0.30%	to	0.30%	24.76%	to	24.76%
Ivy VIP Energy Portfolio
2017	48	$12.20	to	$12.20	$588	0.94%	0.30%	to	0.30%	-12.90%	to	-12.90%
2016	43	$14.01	to	$14.01	$604	0.12%	0.30%	to	0.30%	34.15%	to	34.15%
2015	44	$10.44	to	$10.44	$459	0.05%	0.30%	to	0.30%	-22.38%	to	-22.38%
2014	66	$13.45	to	$13.45	$887	0.00%	0.30%	to	0.30%	-10.83%	to	-10.83%
2013	22	$15.09	to	$15.09	$335	0.00%	0.30%	to	0.30%	27.37%	to	27.37%
Ivy VIP Growth Portfolio
2017	1	$212.86	to	$212.86	$312	0.24%	0.30%	to	0.30%	28.95%	to	28.95%
2016	1	$165.07	to	$165.07	$244	0.02%	0.30%	to	0.30%	0.92%	to	0.92%
2015	2	$163.56	to	$163.56	$359	0.10%	0.30%	to	0.30%	6.85%	to	6.85%
2014	1	$153.08	to	$153.08	$227	0.37%	0.30%	to	0.30%	11.48%	to	11.48%
2013	1	$137.32	to	$137.32	$123	0.44%	0.30%	to	0.30%	36.05%	to	36.05%
Ivy VIP Mid Cap Growth Portfolio
2017	16	$35.54	to	$35.54	$553	0.00%	0.30%	to	0.30%	26.52%	to	26.52%
2016	16	$28.09	to	$28.09	$438	0.00%	0.30%	to	0.30%	5.80%	to	5.80%
2015	22	$26.55	to	$26.55	$579	0.00%	0.30%	to	0.30%	-6.06%	to	-6.06%
2014	22	$28.27	to	$28.27	$635	0.00%	0.30%	to	0.30%	7.55%	to	7.55%
2013	18	$26.28	to	$26.28	$478	0.00%	0.30%	to	0.30%	29.55%	to	29.55%
Ivy VIP Natural Resources Portfolio
2017	6	$12.81	to	$12.81	$74	0.12%	0.30%	to	0.30%	2.66%	to	2.66%
2016	9	$12.48	to	$12.48	$112	0.69%	0.30%	to	0.30%	23.44%	to	23.44%
2015	15	$10.11	to	$10.11	$147	0.14%	0.30%	to	0.30%	-22.63%	to	-22.63%
2014	29	$13.06	to	$13.06	$376	0.00%	0.30%	to	0.30%	-13.30%	to	-13.30%
2013	8	$15.07	to	$15.07	$124	0.00%	0.30%	to	0.30%	7.48%	to	7.48%
Ivy VIP Science and Technology Portfolio
2017	9	$151.07	to	$151.07	$1,434	0.00%	0.30%	to	0.30%	31.72%	to	31.72%
2016	11	$114.69	to	$114.69	$1,252	0.00%	0.30%	to	0.30%	1.24%	to	1.24%
2015	17	$113.28	to	$113.28	$1,979	0.00%	0.30%	to	0.30%	-3.17%	to	-3.17%
2014	12	$116.99	to	$116.99	$1,437	0.00%	0.30%	to	0.30%	2.60%	to	2.60%
2013	8	$114.03	to	$114.03	$913	0.00%	0.30%	to	0.30%	55.92%	to	55.92%
JPMorgan Insurance Trust Core Bond Portfolio
2017	1,336	$7.96	to	$14.14	$17,566	2.34%	0.30%	to	2.05%	1.26%	to	2.99%
2016	1,231	$7.73	to	$13.84	$15,949	2.59%	0.30%	to	2.05%	-0.18%	to	1.53%
2015	944	$7.61	to	$13.75	$12,194	2.73%	0.30%	to	2.05%	-1.13%	to	0.56%
2014	276	$7.57	to	$13.79	$3,380	0.92%	0.30%	to	2.05%	1.40%	to	4.40%
2013	28	$7.25	to	$7.25	$205	1.92%	0.30%	to	0.30%	-2.03%	to	-2.03%
Lazard Retirement International Equity Portfolio
2017	13	$21.62	to	$21.62	$271	2.33%	0.30%	to	0.30%	21.97%	to	21.97%
2016	14	$17.73	to	$17.73	$246	0.99%	0.30%	to	0.30%	-4.57%	to	-4.57%
2015	26	$18.58	to	$18.58	$480	1.59%	0.30%	to	0.30%	1.44%	to	1.44%
2014	17	$18.31	to	$18.31	$306	1.89%	0.30%	to	0.30%	-4.49%	to	-4.49%
2013	10	$19.17	to	$19.17	$187	2.91%	0.30%	to	0.30%	20.40%	to	20.40%

64	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio
2017	92	$47.79	to	$47.79	$4,402	0.40%	0.30%	to	0.30%	13.60%	to	13.60%
2016	61	$42.07	to	$42.07	$2,545	0.00%	0.30%	to	0.30%	15.44%	to	15.44%
2015	19	$36.44	to	$36.44	$687	0.00%	0.30%	to	0.30%	-2.68%	to	-2.68%
2014	18	$37.44	to	$37.44	$691	0.00%	0.30%	to	0.30%	10.70%	to	10.70%
2013	7	$33.83	to	$33.83	$241	0.00%	0.30%	to	0.30%	34.86%	to	34.86%
MFS VIT II International Value Portfolio
2017	119	$18.72	to	$18.72	$2,220	1.31%	0.30%	to	0.30%	26.44%	to	26.44%
2016	125	$14.81	to	$14.81	$1,857	1.14%	0.30%	to	0.30%	3.53%	to	3.53%
2015	141	$14.30	to	$14.30	$2,015	1.77%	0.30%	to	0.30%	6.00%	to	6.00%
2014	113	$13.49	to	$13.49	$1,523	1.85%	0.30%	to	0.30%	0.83%	to	0.83%
2013	69	$13.38	to	$13.38	$929	1.74%	0.30%	to	0.30%	27.25%	to	27.25%
MFS VIT Total Return Bond Portfolio
2017	1,510	$16.49	to	$22.29	$27,388	3.03%	0.30%	to	2.05%	2.13%	to	3.87%
2016	1,290	$16.15	to	$21.46	$22,887	3.93%	0.30%	to	2.05%	1.95%	to	3.70%
2015	1,060	$15.84	to	$20.70	$18,177	3.36%	0.30%	to	2.05%	-2.55%	to	-0.88%
2014	717	$16.25	to	$20.88	$12,363	2.73%	0.30%	to	2.05%	1.30%	to	5.30%
2013	9	$19.83	to	$19.83	$171	1.03%	0.30%	to	0.30%	-1.58%	to	-1.58%
MFS VIT Utilities Portfolio
2017	4	$30.11	to	$30.11	$124	3.61%	0.30%	to	0.30%	14.15%	to	14.15%
2016	7	$26.38	to	$26.38	$194	4.84%	0.30%	to	0.30%	10.90%	to	10.90%
2015	14	$23.79	to	$23.79	$341	4.97%	0.30%	to	0.30%	-15.01%	to	-15.01%
2014	30	$27.99	to	$27.99	$846	2.40%	0.30%	to	0.30%	12.13%	to	12.13%
2013	14	$24.96	to	$24.96	$362	2.41%	0.30%	to	0.30%	19.85%	to	19.85%
Oppenheimer Global Multi-Alternatives Fund/VA
2017	3	$10.36	to	$10.36	$30	0.77%	0.30%	to	0.30%	-0.11%	to	-0.11%
2016	4	$10.37	to	$10.37	$38	0.82%	0.30%	to	0.30%	3.18%	to	3.18%
2015	6	$10.05	to	$10.05	$60	0.11%	0.30%	to	0.30%	-3.97%	to	-3.97%
2014²	6	$10.47	to	$10.47	$60	6.08%	0.30%	to	0.30%	-0.16%	to	-0.16%
Oppenheimer Global Strategic Income Fund/VA
2017	114	$20.97	to	$30.75	$2,903	2.27%	1.15%	to	2.70%	3.45%	to	5.06%
2016	149	$20.27	to	$29.27	$3,698	5.00%	1.15%	to	2.70%	3.69%	to	5.31%
2015	158	$19.55	to	$27.79	$3,709	5.89%	1.15%	to	2.70%	-4.86%	to	-3.38%
2014	197	$20.55	to	$28.76	$4,801	4.36%	1.15%	to	2.70%	0.10%	to	1.66%
2013	245	$20.53	to	$28.29	$5,952	4.77%	1.15%	to	2.70%	-2.79%	to	-1.27%
Oppenheimer International Growth Fund/VA
2017	59	$27.51	to	$27.51	$1,632	1.12%	0.30%	to	0.30%	26.07%	to	26.07%
2016	60	$21.82	to	$21.82	$1,303	0.82%	0.30%	to	0.30%	-3.01%	to	-3.01%
2015	80	$22.50	to	$22.50	$1,805	0.84%	0.30%	to	0.30%	2.80%	to	2.80%
2014	52	$21.89	to	$21.89	$1,131	1.01%	0.30%	to	0.30%	-7.43%	to	-7.43%
2013	43	$23.64	to	$23.64	$1,012	0.43%	0.30%	to	0.30%	25.34%	to	25.34%
PIMCO VIT All Asset Portfolio
2017	22,983	$13.84	to	$20.87	$395,072	4.59%	0.30%	to	3.40%	9.81%	to	13.20%
2016	25,488	$12.60	to	$18.43	$392,444	2.62%	0.30%	to	3.40%	9.21%	to	12.59%
2015	27,802	$11.53	to	$16.37	$386,197	3.19%	0.30%	to	3.40%	-11.99%	to	-9.26%
2014	33,504	$13.10	to	$18.04	$521,382	5.10%	0.30%	to	3.40%	-2.84%	to	0.17%
2013	37,842	$13.67	to	$18.01	$596,231	4.62%	0.30%	to	3.40%	-2.89%	to	-0.03%
PIMCO VIT Balanced Allocation Portfolio
2017	8,045	$10.56	to	$11.12	$87,877	0.71%	1.15%	to	2.05%	12.16%	to	13.18%
2016	8,764	$9.42	to	$9.82	$84,834	0.76%	1.15%	to	2.05%	0.85%	to	1.77%
2015	9,088	$9.34	to	$9.65	$86,696	1.41%	1.15%	to	2.05%	-3.07%	to	-2.18%
2014	8,141	$9.63	to	$9.87	$79,643	3.42%	1.15%	to	2.05%	2.75%	to	3.69%
2013	7,399	$9.37	to	$9.52	$70,046	1.94%	1.15%	to	2.05%	-8.02%	to	-7.19%
PIMCO VIT CommodityRealReturn Strategy Portfolio
2017	9,380	$5.14	to	$7.81	$55,600	11.25%	0.00%	to	3.40%	-1.20%	to	2.15%
2016	10,042	$5.20	to	$7.64	$59,609	1.10%	0.00%	to	3.40%	11.36%	to	15.16%
2015	11,550	$4.67	to	$6.64	$60,787	4.61%	0.00%	to	3.40%	-28.15%	to	-25.70%
2014	11,758	$6.49	to	$8.93	$85,039	0.35%	0.00%	to	3.40%	-21.11%	to	-18.42%
2013	13,272	$8.33	to	$10.95	$119,719	1.77%	0.00%	to	3.40%	-17.51%	to	-14.70%

65	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
PIMCO VIT Emerging Markets Bond Portfolio
2017	7,595	$15.14	to	$31.43	$139,054	5.09%	0.00%	to	3.40%	6.28%	to	9.89%
2016	8,810	$14.24	to	$29.04	$149,604	5.27%	0.00%	to	3.40%	9.61%	to	13.34%
2015	9,927	$12.98	to	$26.03	$151,518	5.30%	0.00%	to	3.40%	-5.47%	to	-2.25%
2014	10,363	$13.73	to	$27.04	$164,263	5.25%	0.00%	to	3.40%	-1.82%	to	1.52%
2013	11,605	$14.16	to	$27.05	$184,380	5.00%	0.00%	to	3.40%	-9.90%	to	-6.97%
PIMCO VIT Global Bond Portfolio
2017	5,589	$10.78	to	$16.38	$71,855	1.94%	0.00%	to	3.40%	5.11%	to	8.63%
2016	6,231	$10.25	to	$18.02	$75,178	1.51%	0.00%	to	3.40%	0.67%	to	4.04%
2015	6,853	$10.19	to	$17.59	$81,007	1.84%	0.00%	to	3.40%	-7.15%	to	-4.03%
2014	7,942	$11.13	to	$18.61	$99,662	2.46%	0.00%	to	3.40%	-0.91%	to	2.26%
2013	8,864	$11.23	to	$18.49	$110,809	1.07%	0.00%	to	3.40%	-11.32%	to	-8.48%
PIMCO VIT Global Core Bond(Hedged) Portfolio
2017	10,197	$8.75	to	$9.83	$97,634	1.43%	1.15%	to	3.40%	1.32%	to	3.10%
2016	9,851	$8.58	to	$9.54	$91,724	1.69%	1.15%	to	3.40%	3.63%	to	5.57%
2015	9,644	$8.20	to	$9.03	$85,445	1.99%	1.15%	to	3.40%	-8.02%	to	-6.11%
2014	8,913	$9.01	to	$9.62	$84,398	1.94%	1.15%	to	3.40%	-4.36%	to	-2.61%
2013	7,790	$9.42	to	$9.88	$76,097	1.53%	1.15%	to	3.40%	-5.96%	to	-4.25%
PIMCO VIT Global Multi-Asset Managed Allocation Portfolio
2017	14,339	$10.56	to	$13.67	$170,774	2.20%	0.00%	to	3.40%	10.50%	to	14.08%
2016	16,198	$9.55	to	$11.98	$172,105	2.40%	0.00%	to	3.40%	0.76%	to	4.04%
2015	19,143	$9.39	to	$11.52	$198,490	1.66%	0.00%	to	3.40%	-3.38%	to	-0.14%
2014	21,156	$9.79	to	$11.53	$223,644	2.48%	0.00%	to	3.40%	1.45%	to	4.70%
2013	26,261	$9.67	to	$11.02	$269,541	3.22%	0.00%	to	3.40%	-10.68%	to	-7.87%
PIMCO VIT High Yield Portfolio
2017	32,146	$16.12	to	$29.92	$712,987	4.88%	0.00%	to	3.40%	3.12%	to	6.63%
2016	35,232	$15.63	to	$28.06	$743,025	5.22%	0.00%	to	3.40%	8.78%	to	12.48%
2015	35,057	$14.37	to	$24.94	$666,629	5.27%	0.00%	to	3.40%	-4.89%	to	-1.64%
2014	36,343	$15.11	to	$25.36	$710,595	5.30%	0.00%	to	3.40%	-0.05%	to	3.35%
2013	37,328	$15.12	to	$24.54	$713,827	5.45%	0.00%	to	3.40%	2.26%	to	5.74%
PIMCO VIT Long-Term U.S. Government Portfolio
2017[5]	12	$26.25	to	$29.64	$324	1.46%	0.00%	to	2.60%	4.79%	to	5.25%
PIMCO VIT Low Duration Portfolio
2017	119	$18.63	to	$18.63	$2,217	1.38%	0.30%	to	0.30%	1.05%	to	1.05%
2016	278	$18.43	to	$18.43	$5,121	1.50%	0.30%	to	0.30%	1.10%	to	1.10%
2015	122	$18.23	to	$18.23	$2,216	3.39%	0.30%	to	0.30%	0.01%	to	0.01%
2014	111	$18.23	to	$18.23	$2,031	1.15%	0.30%	to	0.30%	0.55%	to	0.55%
2013	72	$18.13	to	$18.13	$1,301	1.35%	0.30%	to	0.30%	-0.43%	to	-0.43%
PIMCO VIT Real Return Portfolio
2017	26,057	$11.63	to	$21.50	$379,635	2.37%	0.00%	to	3.40%	0.30%	to	3.66%
2016	28,691	$11.60	to	$21.07	$410,286	2.28%	0.00%	to	3.40%	1.68%	to	5.20%
2015	30,107	$11.61	to	$20.34	$415,245	3.96%	0.00%	to	3.40%	-5.96%	to	-2.71%
2014	32,945	$12.32	to	$21.23	$474,287	1.42%	0.00%	to	3.40%	-0.35%	to	3.10%
2013	35,539	$12.33	to	$20.92	$503,864	1.60%	0.00%	to	3.40%	-12.08%	to	-9.22%
PIMCO VIT StocksPLUS Global Portfolio
2017	22,407	$6.06	to	$15.47	$292,155	3.33%	0.30%	to	3.40%	19.01%	to	22.62%
2016	25,558	$5.04	to	$12.61	$277,104	5.08%	0.30%	to	3.40%	4.25%	to	7.43%
2015	29,644	$4.78	to	$11.74	$302,739	4.98%	0.30%	to	3.40%	-11.97%	to	-9.29%
2014	35,139	$5.37	to	$12.94	$405,078	0.00%	0.30%	to	3.40%	-2.37%	to	0.60%
2013	40,736	$5.44	to	$12.87	$476,338	2.14%	0.30%	to	3.40%	15.44%	to	18.84%
PIMCO VIT Total Return Portfolio
2017	51,931	$13.97	to	$27.19	$1,018,136	2.02%	0.00%	to	3.40%	1.47%	to	4.92%
2016	56,159	$13.77	to	$25.91	$1,066,912	2.08%	0.00%	to	3.40%	-0.70%	to	2.68%
2015	59,233	$13.86	to	$25.24	$1,112,265	4.91%	0.00%	to	3.40%	-2.86%	to	0.45%
2014	63,374	$14.26	to	$25.12	$1,202,265	2.18%	0.00%	to	3.40%	0.90%	to	4.28%
2013	69,691	$14.13	to	$24.09	$1,286,559	2.20%	0.00%	to	3.40%	-5.14%	to	-1.96%

66	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
PIMCO VIT Unconstrained Bond Portfolio
2017	20,705	$9.42	to	$11.75	$219,757	1.71%	0.00%	to	3.40%	1.61%	to	5.01%
2016	21,704	$9.27	to	$11.19	$222,561	1.74%	0.00%	to	3.40%	1.34%	to	4.74%
2015	22,055	$9.15	to	$10.68	$219,313	3.38%	0.00%	to	3.40%	-4.88%	to	-1.69%
2014	22,998	$9.68	to	$10.86	$235,849	1.08%	0.00%	to	3.40%	-0.15%	to	3.05%
2013	20,873	$9.69	to	$10.54	$210,810	0.56%	0.00%	to	3.40%	-4.18%	to	-1.12%
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio
2017	5	$14.45	to	$14.45	$65	0.76%	0.30%	to	0.30%	13.48%	to	13.48%
2016	16	$12.73	to	$12.73	$202	0.91%	0.30%	to	0.30%	-0.77%	to	-0.77%
2015	22	$12.83	to	$12.83	$277	0.66%	0.30%	to	0.30%	-5.72%	to	-5.72%
2014	32	$13.61	to	$13.61	$431	1.71%	0.30%	to	0.30%	6.05%	to	6.05%
2013	15	$12.84	to	$12.84	$197	1.43%	0.30%	to	0.30%	17.77%	to	17.77%
RCM Dynamic Multi-Asset Plus VIT Portfolio
2017	1,953	$10.45	to	$10.69	$20,702	1.90%	1.15%	to	2.05%	12.63%	to	13.60%
2016	1,049	$9.27	to	$9.41	$9,815	0.72%	1.15%	to	2.05%	1.22%	to	2.09%
2015[3]	619	$9.16	to	$9.22	$5,697	0.00%	1.15%	to	2.05%	-8.35%	to	-7.82%
T. Rowe Price Blue Chip Growth Portfolio
2017	71	$38.22	to	$38.22	$2,695	0.00%	0.30%	to	0.30%	35.42%	to	35.42%
2016	84	$28.22	to	$28.22	$2,372	0.00%	0.30%	to	0.30%	0.24%	to	0.24%
2015	101	$28.16	to	$28.16	$2,849	0.00%	0.30%	to	0.30%	10.47%	to	10.47%
2014	85	$25.49	to	$25.49	$2,175	0.00%	0.30%	to	0.30%	8.51%	to	8.51%
2013	76	$23.49	to	$23.49	$1,782	0.00%	0.30%	to	0.30%	40.43%	to	40.43%
T. Rowe Price Equity Income Portfolio
2017	57	$28.45	to	$28.45	$1,628	1.58%	0.30%	to	0.30%	15.38%	to	15.38%
2016	54	$24.65	to	$24.65	$1,335	2.04%	0.30%	to	0.30%	18.50%	to	18.50%
2015	69	$20.81	to	$20.81	$1,441	1.54%	0.30%	to	0.30%	-7.38%	to	-7.38%
2014	77	$22.46	to	$22.46	$1,731	1.51%	0.30%	to	0.30%	6.78%	to	6.78%
2013	71	$21.04	to	$21.04	$1,498	1.47%	0.30%	to	0.30%	29.02%	to	29.02%
T. Rowe Price Health Sciences Portfolio
2017	17	$70.98	to	$70.98	$1,233	0.00%	0.30%	to	0.30%	26.93%	to	26.93%
2016	18	$55.92	to	$55.92	$997	0.00%	0.30%	to	0.30%	-10.98%	to	-10.98%
2015	35	$62.82	to	$62.82	$2,213	0.00%	0.30%	to	0.30%	12.13%	to	12.13%
2014	35	$56.02	to	$56.02	$1,942	0.00%	0.30%	to	0.30%	30.83%	to	30.83%
2013	13	$42.82	to	$42.82	$565	0.00%	0.30%	to	0.30%	50.06%	to	50.06%
Templeton Global Bond VIP Fund
2017	16,014	$27.76	to	$70.80	$718,124	0.00%	0.00%	to	3.40%	-1.37%	to	1.93%
2016	17,662	$28.15	to	$69.46	$784,007	0.00%	0.00%	to	3.40%	-0.40%	to	2.94%
2015	18,520	$28.26	to	$67.48	$808,810	7.89%	0.00%	to	3.40%	-7.41%	to	-4.30%
2014	19,274	$30.53	to	$70.51	$886,197	5.06%	0.00%	to	3.40%	-1.47%	to	1.83%
2013	18,996	$30.98	to	$69.25	$865,674	4.78%	0.00%	to	3.40%	-1.67%	to	1.63%
Templeton Growth VIP Fund
2017	11,514	$23.07	to	$46.51	$320,196	1.69%	0.30%	to	3.40%	14.61%	to	18.15%
2016	13,230	$20.12	to	$39.37	$318,160	2.11%	0.30%	to	3.40%	6.01%	to	9.29%
2015	15,403	$18.97	to	$36.02	$345,140	2.65%	0.30%	to	3.40%	-9.57%	to	-6.77%
2014	17,957	$20.97	to	$38.64	$446,037	1.40%	0.30%	to	3.40%	-6.02%	to	-3.11%
2013	19,932	$22.97	to	$39.88	$522,336	2.75%	0.30%	to	3.40%	26.51%	to	30.43%

67	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2017

*	These amounts represent the dividends, excluding distributions of capital gains, received by the subaccount from the underlying fund, net of management fees assessed by the fund manager, divided by the average daily net assets. These ratios exclude those expenses, such as M&E and administrative charges that result in direct reductions in the unit values. The recognition of investment income by the subaccount is affected by the timing of the declaration of dividends by the underlying fund in which the subaccounts invest. Net investment income ratios may be calculated by applying applicable expense ratios.

**	These ratios represent the annualized contract expenses of the Variable Account, consisting primarily of mortality and expense risk and administrative charges, for each period indicated, based on the products available to the contractholders. The ratios include only those expenses that result in a direct reduction to unit values. Charges made directly to contractholder accounts through the redemption of units such as the contract maintenance charges and rider charges for the optional benefits Investment Protector and Income Protector, the account fee for the Income Advantage Account, and expenses of the underlying funds are excluded. Mortality and expense risk and administrative charges for all funds in annuitized contracts are excluded from the expense ratio.

***	These amounts represent the total return for the periods indicated, including changes in the value of the underlying fund, and reflect contract expenses of the Variable Account for products held at the time by contractholders. The total return does not include any expenses assessed through the redemption of units. Inclusion of these expenses in the calculation would result in a reduction in the total return presented. Funds with a date notation, as shown below, indicate the effective date of that fund in the Variable Account. The total return is calculated for the period indicated or from the effective date through the end of the reporting period. The total return is presented as a range of minimum to maximum values. Based on the product grouping representing the minimum and maximum expense ratio amounts, some individual contract returns are not within the ranges presented and are not annualized.

****	Units Outstanding excludes units for annuitized contracts and Seed Shares. Total Net Assets includes the net assets of the annuitized contracts and Seed Shares. Total net assets of annuitized contracts at December 31, 2017, 2016, 2015, 2014 and 2013, are $9,476, $9,453, $10,379, $10,039 and $10,180, respectively.

1.	Period from January 27, 2014 (fund commencement) to December 31, 2014
2.	Period from April 28, 2014 (fund commencement) to December 31, 2014
3.	Period from April 27, 2015 (fund commencement) to December 31, 2015
4.	Period from October 14, 2016 (fund commencement) to December 31, 2016
5.	Period from May 1, 2017 (fund commencement) to December 31, 2017
6.	Period from October 16, 2017 (fund commencement) to December 31, 2017

8.	SUBSEQUENT EVENTS

Allianz Life has evaluated subsequent events through March 26, 2018, which is the date the financial statements were issued. No material subsequent events have occurred since December 31, 2017, that require adjustment to the financial statements.

68